                                                                     Exhibit 4.1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                    Depositor

                            HOME LOAN SERVICES, INC.,
                                    Servicer

                                       and

                       LASALLE BANK NATIONAL ASSOCIATION,
                                     Trustee

                                   ----------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of September 1, 2007

                                   ----------

                MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST,
             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-5

                                TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE I    DEFINITIONS..............................................................     13
ARTICLE II   CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES.............     66
   SECTION 2.01.  Conveyance of Mortgage Loans........................................     66
   SECTION 2.02.  Acceptance by the Trustee of the Mortgage Loans.....................     68
   SECTION 2.03.  Representations, Warranties and Covenants of the Depositor..........     70
   SECTION 2.04.  Representations and Warranties of the Servicer......................     73
   SECTION 2.05.  Substitutions and Repurchases of Mortgage Loans that are not
                  "Qualified Mortgages"...............................................     74
   SECTION 2.06.  Authentication and Delivery of Certificates.........................     75
   SECTION 2.07.  REMIC Elections.....................................................     75
   SECTION 2.08.  [RESERVED]..........................................................     80
   SECTION 2.09.  Covenants of the Servicer...........................................     80
   SECTION 2.10.  [RESERVED]..........................................................     80
   SECTION 2.11.  Permitted Activities of the Issuing Entity..........................     81
   SECTION 2.12.  Qualifying Special Purpose Entity...................................     81
   SECTION 2.13.  Depositor Notification of NIM Notes.................................     81
ARTICLE III  ADMINISTRATION AND SERVICING OF MORTGAGE LOANS...........................     81
   SECTION 3.01.  Servicer to Service Mortgage Loans..................................     81
   SECTION 3.02.  Servicing and Subservicing; Enforcement of the Obligations of
                  Servicer............................................................     83
   SECTION 3.03.  Rights of the Depositor and the Trustee in Respect of the Servicer..     84
   SECTION 3.04.  Trustee to Act as Servicer..........................................     84
   SECTION 3.05.  Collection of Mortgage Loan Payments; Collection Account;
                  Certificate Account.................................................     85
   SECTION 3.06.  Collection of Taxes, Assessments and Similar Items; Escrow
                  Accounts............................................................     88
   SECTION 3.07.  Access to Certain Documentation and Information Regarding the
                  Mortgage Loans......................................................     89
   SECTION 3.08.  Permitted Withdrawals from the Collection Account and Certificate
                  Account.............................................................     89
   SECTION 3.09.  [RESERVED]..........................................................     91
   SECTION 3.10.  Maintenance of Hazard Insurance.....................................     91
   SECTION 3.11.  Enforcement of Due-On-Sale Clauses; Assumption Agreements...........     92

                                TABLE OF CONTENTS
                                   (continued)

                                                                                         PAGE
                                                                                         ----
   SECTION 3.12.  Realization Upon Defaulted Mortgage Loans; Determination of Excess
                  Proceeds; Special Loss Mitigation...................................     93
   SECTION 3.13.  Trustee to Cooperate; Release of Mortgage Files.....................     97
   SECTION 3.14.  Documents, Records and Funds in Possession of Servicer to be Held
                  for the Trustee.....................................................     98
   SECTION 3.15.  Servicing Compensation..............................................     99
   SECTION 3.16.  Access to Certain Documentation.....................................     99
   SECTION 3.17.  Annual Statement as to Compliance...................................     99
   SECTION 3.18.  Annual Independent Public Accountants' Servicing Statement;
                  Financial Statements.................................................   100
   SECTION 3.19.  Subordination of Liens..............................................    102
   SECTION 3.20.  Periodic Filings....................................................    103
   SECTION 3.21.  Indemnification by Trustee..........................................    106
   SECTION 3.22.  Indemnification by Servicer.........................................    107
   SECTION 3.23.  Prepayment Charge Reporting Requirements............................    107
   SECTION 3.24.  Information to the Trustee..........................................    108
   SECTION 3.25.  Indemnification.....................................................    108
   SECTION 3.26.  Solicitation........................................................    108
   SECTION 3.27.  High Cost Mortgage Loans............................................    109
   SECTION 3.28.  Rights of the NIMs Insurer..........................................    109
ARTICLE IV   DISTRIBUTIONS............................................................    109
   SECTION 4.01.  Advances............................................................    109
   SECTION 4.02.  Reduction of Servicing Compensation in Connection with Prepayment
                  Interest Shortfalls.................................................    110
   SECTION 4.03.  Distributions on the REMIC Interests................................    110
   SECTION 4.04.  Distributions.......................................................    111
   SECTION 4.05.  Monthly Statements to Certificateholders............................    121
ARTICLE V    THE CERTIFICATES.........................................................    125
   SECTION 5.01.  The Certificates....................................................    125
   SECTION 5.02.  Certificate Register; Registration of Transfer and Exchange of
                  Certificates........................................................    127
   SECTION 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates...................    131
   SECTION 5.04.  Persons Deemed Owners...............................................    131
   SECTION 5.05.  Access to List of Certificateholders' Names and Addresses...........    131

                                TABLE OF CONTENTS
                                   (continued)

                                                                                         PAGE
                                                                                         ----
   SECTION 5.06.  Book-Entry Certificates.............................................    132
   SECTION 5.07.  Notices to Depository...............................................    133
   SECTION 5.08.  Definitive Certificates.............................................    133
   SECTION 5.09.  Maintenance of Office or Agency.....................................    133
   SECTION 5.10.  Authenticating Agents...............................................    133
ARTICLE VI   THE DEPOSITOR AND THE SERVICER...........................................    134
   SECTION 6.01.  Respective Liabilities of the Depositor and the Servicer............    134
   SECTION 6.02.  Merger or Consolidation of the Depositor or the Servicer............    134
   SECTION 6.03.  Limitation on Liability of the Depositor, the Servicer and Others...    135
   SECTION 6.04.  Limitation on Resignation of Servicer...............................    136
   SECTION 6.05.  Errors and Omissions Insurance; Fidelity Bonds......................    136
ARTICLE VII  DEFAULT; TERMINATION OF SERVICER.........................................    137
   SECTION 7.01.  Events of Default...................................................    137
   SECTION 7.02.  Trustee to Act; Appointment of Successor............................    138
   SECTION 7.03.  Notification to Certificateholders..................................    139
ARTICLE VIII CONCERNING THE TRUSTEE...................................................    140
   SECTION 8.01.  Duties of the Trustee...............................................    140
   SECTION 8.02.  Certain Matters Affecting the Trustee...............................    141
   SECTION 8.03.  Trustee Not Liable for Certificates or Mortgage Loans...............    142
   SECTION 8.04.  Trustee May Own Certificates........................................    143
   SECTION 8.05.  Trustee's Fees and Expenses.........................................    143
   SECTION 8.06.  Indemnification and Expenses of Trustee.............................    143
   SECTION 8.07.  Eligibility Requirements for Trustee................................    144
   SECTION 8.08.  Resignation and Removal of Trustee..................................    145
   SECTION 8.09.  Successor Trustee...................................................    145
   SECTION 8.10.  Merger or Consolidation of Trustee..................................    146
   SECTION 8.11.  Appointment of Co-Trustee or Separate Trustee.......................    146
   SECTION 8.12.  Tax Matters.........................................................    147
ARTICLE IX   TERMINATION..............................................................    149
   SECTION 9.01.  Termination upon Liquidation or Repurchase of all Mortgage Loans....    149
   SECTION 9.02.  Final Distribution on the Certificates..............................    151
   SECTION 9.03.  Additional Termination Requirements.................................    152

                                TABLE OF CONTENTS
                                   (continued)

                                                                                         PAGE
                                                                                         ----
ARTICLE X    MISCELLANEOUS PROVISIONS.................................................    153
   SECTION 10.01. Amendment...........................................................    153
   SECTION 10.02. Counterparts........................................................    155
   SECTION 10.03. Governing Law.......................................................    155
   SECTION 10.04. Intention of Parties................................................    155
   SECTION 10.05. Notices.............................................................    156
   SECTION 10.06. Severability of Provisions..........................................    156
   SECTION 10.07. Assignment; Sales; Advance Facilities...............................    157
   SECTION 10.08. Limitation on Rights of Certificateholders..........................    158
   SECTION 10.09. Inspection and Audit Rights.........................................    159
   SECTION 10.10. Certificates Nonassessable and Fully Paid...........................    159
   SECTION 10.11. Compliance with Regulation AB.......................................    159
   SECTION 10.12. Third Party Rights..................................................    159
   SECTION 10.13. Additional Rights of the NIMs Insurer...............................    159

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
EXHIBIT A     FORMS OF CERTIFICATES
EXHIBIT B     MORTGAGE LOAN SCHEDULE
EXHIBIT C     [RESERVED]
EXHIBIT D     FORM OF TRUSTEE CERTIFICATION
EXHIBIT E-1   FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2   FORM OF TRANSFEROR'S AFFIDAVIT
EXHIBIT F     FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G     FORM OF INVESTMENT LETTER (ACCREDITED INVESTOR)
EXHIBIT H     FORM OF RULE 144A INVESTMENT LETTER (QUALIFIED INSTITUTIONAL BUYER)
EXHIBIT I     FORM OF REQUEST FOR RELEASE
EXHIBIT J     [RESERVED]
EXHIBIT K     FORM OF BACK-UP CERTIFICATION OF TRUSTEE
EXHIBIT L     FORM OF OFFICER'S CERTIFICATE OF SERVICER
EXHIBIT M-1   FORM OF CLASS 1-A CAP CORRIDOR CONTRACT
EXHIBIT M-2   FORM OF CLASS 2-A CAP CORRIDOR CONTRACT
EXHIBIT M-3   FORM OF SUBORDINATE CERTIFICATE CAP CORRIDOR CONTRACT
EXHIBIT M-4   FORM OF CREDIT SUPPORT ANNEX RELATED TO THE CAP CORRIDOR CONTRACTS
EXHIBIT N     [RESERVED]
EXHIBIT O     FORM OF TRANSFEROR REPRESENTATION LETTER FOR TRANSFER TO REGULATION S
              BOOK-ENTRY CERTIFICATE FROM A HOLDER OF A RULE 144A BOOK-ENTRY CERTIFICATE
              OR DEFINITIVE CERTIFICATE
EXHIBIT P     FORM OF TRANSFEROR REPRESENTATION LETTER FOR TRANSFER PURSUANT TO RULE
              144A FROM A HOLDER OF A REGULATION S BOOK-ENTRY CERTIFICATE OR DEFINITIVE
              CERTIFICATE
EXHIBIT Q-1   FORM OF SWAP AGREEMENT
EXHIBIT Q-2   FORM OF CREDIT SUPPORT ANNEX RELATED TO THE SWAP AGREEMENT
EXHIBIT R     FORM OF ASSESSMENT OF COMPLIANCE
EXHIBIT S     SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
EXHIBIT T     FORM OF SARBANES-OXLEY CERTIFICATIONS
EXHIBIT U     FORM OF ITEM 1123 CERTIFICATION OF SERVICER
EXHIBIT V     FORM OF DELINQUENCY REPORT
EXHIBIT W     MOODY'S MORTGAGE LOAN DATA FILE

SCHEDULE X
SCHEDULE Y
SCHEDULE Z

     POOLING AND SERVICING AGREEMENT, dated as of September 1, 2007 (the "Agreement"), among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), HOME LOAN SERVICES, INC., a Nevada corporation, as servicer (the "Servicer"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

     The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) three real estate mortgage investment conduits,
(ii) the right to receive payments distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (iii) each Corridor Contract and the Corridor Contract Account, (iv) the grantor trusts described in Section 2.07 hereof and (v) the Supplemental Interest Trust, which in turn will hold the Swap Agreement. The SWAP REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii), (iv) and (v) above, other than the SWAP REMIC Regular Interests and other than the Lower Tier REMIC Regular Interests) and will be evidenced by the SWAP REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the SWAP REMIC) and the Class SWR Interest as the single "residual interest" in the SWAP REMIC. The Lower Tier REMIC will consist of SWAP REMIC Regular Interests and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

     All covenants and agreements made by the Sponsor in the FFFC Purchase Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, the NIMs Insurer.

THE SWAP REMIC

     The following table sets forth the designations, initial principal balances and interest rates for each interest in the SWAP REMIC:

Class     Initial Principal Balance   Interest Rate
-------   -------------------------   -------------
1-SW1         $106,205,972.015             (1)
1-SW1A        $  4,210,001.623             (2)
1-SW1B        $  4,210,001.623             (3)
1-SW2A        $  4,069,505.083             (2)
1-SW2B        $  4,069,505.083             (3)
1-SW3A        $  3,901,547.422             (2)
1-SW3B        $  3,901,547.422             (3)
1-SW4A        $  3,694,921.159             (2)
1-SW4B        $  3,694,921.159             (3)

1-SW5A        $  3,564,796.099             (2)
1-SW5B        $  3,564,796.099             (3)
1-SW6A        $  3,450,650.159             (2)
1-SW6B        $  3,450,650.159             (3)
1-SW7A        $  3,344,064.287             (2)
1-SW7B        $  3,344,064.287             (3)
1-SW8A        $  3,251,715.110             (2)
1-SW8B        $  3,251,715.110             (3)
1-SW9A        $  3,344,186.156             (2)
1-SW9B        $  3,344,186.156             (3)
1-SW10A       $  3,475,348.153             (2)
1-SW10B       $  3,475,348.153             (3)
1-SW11A       $  3,321,472.637             (2)
1-SW11B       $  3,321,472.637             (3)
1-SW12A       $  2,915,903.946             (2)
1-SW12B       $  2,915,903.946             (3)
1-SW13A       $  2,678,617.406             (2)
1-SW13B       $  2,678,617.406             (3)
1-SW14A       $  2,460,235.675             (2)
1-SW14B       $  2,460,235.675             (3)
1-SW15A       $  2,249,554.647             (2)
1-SW15B       $  2,249,554.647             (3)
1-SW16A       $  2,068,391.324             (2)
1-SW16B       $  2,068,391.324             (3)
1-SW17A       $  1,923,900.110             (2)
1-SW17B       $  1,923,900.110             (3)
1-SW18A       $  1,814,406.471             (2)
1-SW18B       $  1,814,406.471             (3)
1-SW19A       $  1,693,025.375             (2)
1-SW19B       $  1,693,025.375             (3)
1-SW20A       $  1,609,402.452             (2)
1-SW20B       $  1,609,402.452             (3)
1-SW21A       $  3,415,576.469             (2)
1-SW21B       $  3,415,576.469             (3)
1-SW22A       $  7,622,210.260             (2)
1-SW22B       $  7,622,210.260             (3)
1-SW23A       $  7,516,627.379             (2)
1-SW23B       $  7,516,627.379             (3)
1-SW24A       $  5,205,314.886             (2)
1-SW24B       $  5,205,314.886             (3)
1-SW25A       $  3,676,850.032             (2)
1-SW25B       $  3,676,850.032             (3)
1-SW26A       $  2,779,570.335             (2)
1-SW26B       $  2,779,570.335             (3)
1-SW27A       $  2,384,222.579             (2)
1-SW27B       $  2,384,222.579             (3)

1-SW28A       $  2,122,161.298             (2)
1-SW28B       $  2,122,161.298             (3)
1-SW29A       $  1,903,063.115             (2)
1-SW29B       $  1,903,063.115             (3)
1-SW30A       $  1,689,536.518             (2)
1-SW30B       $  1,689,536.518             (3)
1-SW31A       $  1,483,592.762             (2)
1-SW31B       $  1,483,592.762             (3)
1-SW32A       $  1,323,389.779             (2)
1-SW32B       $  1,323,389.779             (3)
1-SW33A       $  1,298,394.915             (2)
1-SW33B       $  1,298,394.915             (3)
1-SW34A       $  1,288,244.191             (2)
1-SW34B       $  1,288,244.191             (3)
1-SW35A       $  1,171,442.022             (2)
1-SW35B       $  1,171,442.022             (3)
1-SW36A       $  1,110,239.331             (2)
1-SW36B       $  1,110,239.331             (3)
1-SW37A       $    945,151.696             (2)
1-SW37B       $    945,151.696             (3)
1-SW38A       $    883,581.923             (2)
1-SW38B       $    883,581.923             (3)
1-SW39A       $    813,174.360             (2)
1-SW39B       $    813,174.360             (3)
1-SW40A       $    772,550.589             (2)
1-SW40B       $    772,550.589             (3)
1-SW41A       $    686,186.255             (2)
1-SW41B       $    686,186.255             (3)
1-SW42A       $    654,844.105             (2)
1-SW42B       $    654,844.105             (3)
1-SW43A       $    604,057.803             (2)
1-SW43B       $    604,057.803             (3)
1-SW44A       $    558,128.322             (2)
1-SW44B       $    558,128.322             (3)
1-SW45A       $    516,978.282             (2)
1-SW45B       $    516,978.282             (3)
1-SW46A       $    508,226.305             (2)
1-SW46B       $    508,226.305             (3)
1-SW47A       $    525,595.107             (2)
1-SW47B       $    525,595.107             (3)
1-SW48A       $  2,112,299.642             (2)
1-SW48B       $  2,112,299.642             (3)
2-SW2         $145,651,630.655             (4)
2-SW1A        $  5,773,626.377             (5)
2-SW1B        $  5,773,626.377             (6)
2-SW2A        $  5,580,948.417             (5)

2-SW2B        $  5,580,948.417             (6)
2-SW3A        $  5,350,610.078             (5)
2-SW3B        $  5,350,610.078             (6)
2-SW4A        $  5,067,241.341             (5)
2-SW4B        $  5,067,241.341             (6)
2-SW5A        $  4,888,786.901             (5)
2-SW5B        $  4,888,786.901             (6)
2-SW6A        $  4,732,246.341             (5)
2-SW6B        $  4,732,246.341             (6)
2-SW7A        $  4,586,073.713             (5)
2-SW7B        $  4,586,073.713             (6)
2-SW8A        $  4,459,425.390             (5)
2-SW8B        $  4,459,425.390             (6)
2-SW9A        $  4,586,240.844             (5)
2-SW9B        $  4,586,240.844             (6)
2-SW10A       $  4,766,117.347             (5)
2-SW10B       $  4,766,117.347             (6)
2-SW11A       $  4,555,091.363             (5)
2-SW11B       $  4,555,091.363             (6)
2-SW12A       $  3,998,891.554             (5)
2-SW12B       $  3,998,891.554             (6)
2-SW13A       $  3,673,475.094             (5)
2-SW13B       $  3,673,475.094             (6)
2-SW14A       $  3,373,984.825             (5)
2-SW14B       $  3,373,984.825             (6)
2-SW15A       $  3,085,055.353             (5)
2-SW15B       $  3,085,055.353             (6)
2-SW16A       $  2,836,606.676             (5)
2-SW16B       $  2,836,606.676             (6)
2-SW17A       $  2,638,450.390             (5)
2-SW17B       $  2,638,450.390             (6)
2-SW18A       $  2,488,290.029             (5)
2-SW18B       $  2,488,290.029             (6)
2-SW19A       $  2,321,827.125             (5)
2-SW19B       $  2,321,827.125             (6)
2-SW20A       $  2,207,146.048             (5)
2-SW20B       $  2,207,146.048             (6)
2-SW21A       $  4,684,146.031             (5)
2-SW21B       $  4,684,146.031             (6)
2-SW22A       $ 10,453,153.740             (5)
2-SW22B       $ 10,453,153.740             (6)
2-SW23A       $ 10,308,356.621             (5)
2-SW23B       $ 10,308,356.621             (6)
2-SW24A       $  7,138,606.114             (5)
2-SW24B       $  7,138,606.114             (6)
2-SW25A       $  5,042,458.468             (5)

2-SW25B       $  5,042,458.468             (6)
2-SW26A       $  3,811,922.665             (5)
2-SW26B       $  3,811,922.665             (6)
2-SW27A       $  3,269,739.921             (5)
2-SW27B       $  3,269,739.921             (6)
2-SW28A       $  2,910,347.202             (5)
2-SW28B       $  2,910,347.202             (6)
2-SW29A       $  2,609,874.385             (5)
2-SW29B       $  2,609,874.385             (6)
2-SW30A       $  2,317,042.482             (5)
2-SW30B       $  2,317,042.482             (6)
2-SW31A       $  2,034,609.738             (5)
2-SW31B       $  2,034,609.738             (6)
2-SW32A       $  1,814,906.221             (5)
2-SW32B       $  1,814,906.221             (6)
2-SW33A       $  1,780,628.085             (5)
2-SW33B       $  1,780,628.085             (6)
2-SW34A       $  1,766,707.309             (5)
2-SW34B       $  1,766,707.309             (6)
2-SW35A       $  1,606,523.978             (5)
2-SW35B       $  1,606,523.978             (6)
2-SW36A       $  1,522,590.169             (5)
2-SW36B       $  1,522,590.169             (6)
2-SW37A       $  1,296,187.804             (5)
2-SW37B       $  1,296,187.804             (6)
2-SW38A       $  1,211,750.577             (5)
2-SW38B       $  1,211,750.577             (6)
2-SW39A       $  1,115,193.140             (5)
2-SW39B       $  1,115,193.140             (6)
2-SW40A       $  1,059,481.411             (5)
2-SW40B       $  1,059,481.411             (6)
2-SW41A       $    941,040.745             (5)
2-SW41B       $    941,040.745             (6)
2-SW42A       $    898,057.895             (5)
2-SW42B       $    898,057.895             (6)
2-SW43A       $    828,409.197             (5)
2-SW43B       $    828,409.197             (6)
2-SW44A       $    765,421.178             (5)
2-SW44B       $    765,421.178             (6)
2-SW45A       $    708,987.718             (5)
2-SW45B       $    708,987.718             (6)
2-SW46A       $    696,985.195             (5)
2-SW46B       $    696,985.195             (6)
2-SW47A       $    720,804.893             (5)
2-SW47B       $    720,804.893             (6)
2-SW48A       $  2,896,822.858             (5)

2-SW48B       $  2,896,822.858             (6)
SWR                         (7)            (7)

(1) The interest rate on the Class 1-SW1 Interest shall be a per annum rate equal to the Group One Net WAC.

(2) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group One Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(3) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "1" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group One Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(4) The interest rate on the Class 2-SW2 Interest shall be a per annum rate equal to the Group Two Net WAC.

(5) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "A" shall be a per annum rate equal to 2 times the Group Two Net WAC, subject to a maximum rate of 2 times the REMIC Swap Rate for such Distribution Date.

(6) For any Distribution Date, the interest rate on each SWAP REMIC Regular Interest beginning with the designation "2" and ending with the designation "B" shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Group Two Net WAC over (ii) 2 times the REMIC Swap Rate for such Distribution Date and (y) 0.00%.

(7) The Class SWR Interest shall have no principal amount and shall bear no interest.

THE LOWER TIER REMIC

The following table sets forth the designations, initial principal balances, interest rates, Corresponding Classes of Certificates and related Mortgage Group for each interest in the Lower Tier REMIC:

                                                         Class(es) of Corresponding
                                                      Certificates or Related Mortgage
Class     Initial Principal Balance   Interest Rate                 Group
-------   -------------------------   -------------   --------------------------------
LT1-A                (1)                   (8)                     1-A, R
LT2-A1               (1)                   (8)                      2-A1
LT2-A2               (1)                   (8)                      2-A2
LT2-A3               (1)                   (8)                      2-A3
LTM-1                (1)                   (8)                       M-1
LTM-2                (1)                   (8)                       M-2
LTM-3                (1)                   (8)                       M-3
LTM-4                (1)                   (8)                       M-4
LTM-5                (1)                   (8)                       M-5
LTM-6                (1)                   (8)                       M-6
LTB-1                (1)                   (8)                       B-1

LTB-2                (1)                   (8)                       B-2
LTB-3                (1)                   (8)                       B-3
LTIX                 (2)                   (8)                       N/A
LTII1A               (3)                   (8)                    Group One
LTII1B               (4)                   (9)                    Group One
LTII2A               (5)                   (8)                    Group Two
LTII2B               (6)                   (10)                   Group Two
LTIIX                (7)                   (8)                       N/A
LT-IO                (11)                  (11)                      N/A
LTR                  (12)                  (12)                      N/A

(1) The initial principal balance of each of these Lower Tier REMIC Regular Interests shall equal 1/4 of the initial Certificate Principal Balance of its Corresponding Certificates.

(2) The initial principal balance of the Class LTIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests.

(3) The initial principal balance of the Class LTII1A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One.

(4) The initial principal balance of the Class LTII1B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans.

(5) The initial principal balance of the Class LTII2A Interest shall equal 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over (ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two.

(6) The initial principal balance of the Class LTII2B Interest shall equal 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans.

(7) The initial principal balance of the Class LTIIX Interest shall equal the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests.

(8) For each Distribution Date, the interest rate for each of the Lower Tier REMIC Regular Interests (other than the Class LTII1B, the Class LTII2B and the Class LT-IO Interests) shall be a per annum rate (but not less than zero) equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests for such Distribution Date and
     (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(9) For each Distribution Date, the interest rate for the Class LTII1B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "1" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP

     REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(10) For each Distribution Date, the interest rate for the Class LTII2B Interest shall be a per annum rate equal to the product of (i) the weighted average of the interest rates on the SWAP REMIC Regular Interests beginning with the designation "2" for such Distribution Date and (ii) a fraction the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period for the LIBOR Certificates, provided, however, that for any Distribution Date on which the Class LT-IO Interest is entitled to a portion of interest accruals on a SWAP REMIC Regular Interest ending with a designation "A" as described in footnote 11 below, such weighted average shall be computed by first subjecting the rate on such SWAP REMIC Regular Interest to a cap equal to Swap LIBOR for such Distribution Date.

(11) The Class LT-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LT-IO Interest shall be entitled to interest accrued on the SWAP REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP REMIC Regular Interest for such Distribution Date over (ii) Swap LIBOR for such Distribution Date.

                       SWAP REMIC
Distribution Date   Regular Interest
-----------------   ----------------
13                  Class 1-SW1A
                    Class 2-SW1A
13-14               Class 1-SW2A
                    Class 2-SW2A
13-15               Class 1-SW3A
                    Class 2-SW3A
13-16               Class 1-SW4A
                    Class 2-SW4A
13-17               Class 1-SW5A
                    Class 2-SW5A
13-18               Class 1-SW6A
                    Class 2-SW6A
13-19               Class 1-SW7A
                    Class 2-SW7A
13-20               Class 1-SW8A
                    Class 2-SW8A
13-21               Class 1-SW9A
                    Class 2-SW9A
13-22               Class 1-SW10A
                    Class 2-SW10A
13-23               Class 1-SW11A
                    Class 2-SW11A
13-24               Class 1-SW12A
                    Class 2-SW12A
13-25               Class 1-SW13A
                    Class 2-SW13A
13-26               Class 1-SW14A
                    Class 2-SW14A
13-27               Class 1-SW15A
                    Class 2-SW15A
13-28               Class 1-SW16A

                    Class 2-SW16A
13-29               Class 1-SW17A
                    Class 2-SW17A
13-30               Class 1-SW18A
                    Class 2-SW18A
13-31               Class 1-SW19A
                    Class 2-SW19A
13-32               Class 1-SW20A
                    Class 2-SW20A
13-33               Class 1-SW21A
                    Class 2-SW21A
13-34               Class 1-SW22A
                    Class 2-SW22A
13-35               Class 1-SW23A
                    Class 2-SW23A
13-36               Class 1-SW24A
                    Class 2-SW24A
13-37               Class 1-SW25A
                    Class 2-SW25A
13-38               Class 1-SW26A
                    Class 2-SW26A
13-39               Class 1-SW27A
                    Class 2-SW27A
13-40               Class 1-SW28A
                    Class 2-SW28A
13-41               Class 1-SW29A
                    Class 2-SW29A
13-42               Class 1-SW30A
                    Class 2-SW30A
13-43               Class 1-SW31A
                    Class 2-SW31A
13-44               Class 1-SW32A
                    Class 2-SW32A
13-45               Class 1-SW33A
                    Class 2-SW33A
13-46               Class 1-SW34A
                    Class 2-SW34A
13-47               Class 1-SW35A
                    Class 2-SW35A
13-48               Class 1-SW36A
                    Class 2-SW36A
13-49               Class 1-SW37A
                    Class 2-SW37A
13-50               Class 1-SW38A
                    Class 2-SW38A
13-51               Class 1-SW39A
                    Class 2-SW39A
13-52               Class 1-SW40A
                    Class 2-SW40A
13-53               Class 1-SW41A
                    Class 2-SW41A
13-54               Class 1-SW42A
                    Class 2-SW42A

13-55               Class 1-SW43A
                    Class 2-SW43A
13-56               Class 1-SW44A
                    Class 2-SW44A
13-57               Class 1-SW45A
                    Class 2-SW45A
13-58               Class 1-SW46A
                    Class 2-SW46A
13-59               Class 1-SW47A
                    Class 2-SW47A
13-60               Class 1-SW48A
                    Class 2-SW48A

(12) The Class LTR Interest shall have no principal amount and shall bear no interest.

UPPER TIER REMIC

The following table sets forth the designation, the initial principal balances, the interest rates and Classes of Related Certificates for each of the interests in the Upper Tier REMIC.

                                  Initial Principal          Class of Related
Class                                   Balance       Rate     Certificates
-----                             -----------------   ----   ----------------
UT1-A                                    (1)           (2)         1-A
UT2-A1                                   (1)           (2)         2-A1
UT2-A2                                   (1)           (2)         2-A2
UT2-A3                                   (1)           (2)         2-A3
UTM-1                                    (1)           (2)         M-1
UTM-2                                    (1)           (2)         M-2
UTM-3                                    (1)           (2)         M-3
UTM-4                                    (1)           (2)         M-4
UTM-5                                    (1)           (2)         M-5
UTM-6                                    (1)           (2)         M-6
UTB-1                                    (1)           (2)         B-1
UTB-2                                    (1)           (2)         B-2
UTB-3                                    (1)           (2)         B-3
Uncertificated Class C Interest          (3)           (3)         N/A
UT-IO                                    (4)           (4)         N/A
Residual Interest                        (1)           (2)         R

(1) The initial principal balance of each of these REMIC Regular Interests and the Residual Interest shall equal the initial principal balance of its Class of Related Certificates.

(2) The interest rates on each of these REMIC Regular Interests and the Residual Interest shall be an annual rate equal to the Pass-Through Rate for the Class of Related Certificates, provided that in lieu of the applicable Available Funds Cap set forth in the definition of an applicable Pass-Through Rate, the applicable Upper Tier REMIC Net WAC Cap shall be used.

(3) The Uncertificated Class C Interest shall have an initial principal balance equal to the initial Overcollateralization Amount. The Uncertificated Class C Interest shall accrue interest on a notional balance set forth in the definition of Class C Current Interest at a rate equal to the Class C Distributable Interest Rate. The Uncertificated Class C Interest shall be represented by the Class C Certificates.

(4) The Class UT-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LT-IO Interest. The Class UT-IO Interest shall be represented by the Class C Certificates.

THE CERTIFICATES

     The following table sets forth the Class designation, interest rate and initial Class principal amount for each Class of Certificates comprising interests in the Trust Fund.

Class   Initial Class Principal Amount   Interest Rate
-----   ------------------------------   -------------
1-A     (1)                              (2)
2-A1    (1)                              (2)
2-A2    (1)                              (2)
2-A3    (1)                              (2)
M-1     (1)                              (2)
M-2     (1)                              (2)
M-3     (1)                              (2)
M-4     (1)                              (2)
M-5     (1)                              (2)
M-6     (1)                              (2)
B-1     (1)                              (2)
B-2     (1)                              (2)
B-3     (1)                              (2)
C       (3)                              (3)
P       (4)                              (4)
R       (1)                              (2)(5)

(1) Each of these Classes of Certificates shall have initial principal balances as set forth in Section 5.01 hereof.

(2) Each of these Classes of Certificates shall bear interest at a per annum rate equal to the Pass-Through Rate for such Certificates set forth in the definitions herein.

(3)  For federal income tax purposes, the Class C Certificate shall represent
     (i) the right to receive all distributions with respect to the REMIC Regular Interests represented by the Uncertificated Class C Interest and the Class UT-IO Interest and (ii) certain rights and obligations with respect to notional principal contracts as described in Section 2.07.

(4) The Class P Certificates shall be entitled to the amounts distributable pursuant to Section 4.04(b) hereof and shall not represent a REMIC regular interest.

(5) The Class R Interest represents ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest.

          In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions that service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

     Accommodated Mortgage Loan: Any Mortgage Loan listed as an "accommodated" Mortgage Loan on the Mortgage Loan Schedule.

     Accountant's Attestation: As defined in Section 3.18(b) hereof.

     Accrual Period: With respect to each Class of LIBOR Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) and ending on the day immediately preceding such Distribution Date and with respect to the SWAP REMIC Regular Interests and any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. All calculations of interest on each Class of LIBOR Certificates, their Corresponding REMIC Regular Interests and the Lower Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year and all calculations of interest on the SWAP REMIC Regular Interests will be made on the basis of a 360-day year consisting of twelve 30-day months.

     Additional Form 10-D Disclosure: As defined in Section 3.20 hereof.

     Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is adjustable.

     Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

     Adjustment Date Waiver: With respect to each Accommodated Mortgage Loan, the modification effected pursuant to a letter from the Servicer to the Mortgagor of the related Mortgage Note that caused the initial Adjustment Date and mortgage margin value with respect to such Accommodated Mortgage Loan to be amended such that each will occur and become effective, respectively, in connection with the sixty-first Monthly Payment due thereunder.

     Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate amount of all payments of principal and interest (or, with respect to the interest-only Mortgage Loans, payments of scheduled interest) (net of the Servicing Fee) on the related Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date, except as provided in Section 4.01 hereof, less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto; provided, however, that with respect to (i) any Mortgage Loan that is 150 days delinquent or more, (ii) shortfalls in principal and interest due to bankruptcy proceedings, the application of the Relief Act or similar laws or certain permitted modifications of the Mortgage Loans and (iii) the principal portion of any amount paid on a Balloon Loan, there will be no obligation to make advances and, provided further, however, that with respect to any Mortgage Loan that has been converted to an REO Property which is less than 150 days delinquent, the obligation to make Advances shall only be to payments of interest (subject to the exceptions described above and net of the related Servicing Fees), to be calculated after taking into account rental income.

     Advance Facility: A financing or other facility as described in Section 10.07.

     Advancing Person: A Person to whom the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances have been assigned pursuant to Section 10.07.

     Affected Mortgage Loans: Mortgage Loans that are sixty (60) or more days Delinquent, including for this purpose (x) (i) any such Mortgage Loans that were repurchased from the Issuing Entity, (ii) Mortgage Loans that were substituted by the Sponsor and (iii) Mortgage Loans that have been subject to a Servicing Modification, in each case during the period which includes the previous twelve
(12) Distribution Dates, (y) Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Issuing Entity, and (z) Mortgage Loans in bankruptcy and foreclosure.

     Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class 1-A Certificate Principal Balance, the Class 2-A1 Certificate Principal Balance, the Class 2-A2 Certificate Principal Balance, the Class 2-A3 Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class M-4 Certificate Principal Balance, the Class M-5 Certificate Principal Balance, the Class M-6 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance, in each case as of such date of determination.

     Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

     Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

     Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property, the "Appraised Value" of a Mortgaged Property is the lesser of (1) the appraised value based on an appraisal made for the Sponsor by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged Property based upon the appraisal obtained at the time of refinancing.

     Assessment of Compliance: As defined in Section 3.18(a) hereof.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

     Authenticating Agent: As defined in Section 5.10.

     Available Funds Cap: Any of the Class 1-A Available Funds Cap, the Class 2-A Available Funds Cap or the Weighted Average Available Funds Cap.

     Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 or 30 years which provides for level monthly payments of principal and interest based on a 30-, 40- or 50-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

     Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A (other than the Class R Certificate), Class M and Class B Certificates constitutes a Class of Book-Entry Certificates.

     Business Day: Any day other than (1) a Saturday or a Sunday, (2) a day on which banking institutions in the State of Illinois, State of Pennsylvania or in the City of New York, New York are authorized or obligated by law or executive order to be closed, or (3) with respect to Home Loan Services, Inc. only, a day on which the New York Stock Exchange is closed.

     Cap Contract Counterparty: The Bank of New York, and any successor thereto.

     Certificate: Any one of the certificates of any Class executed by the Trustee and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibit A.

     Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(e) in the name of the Trustee for the benefit of the Certificateholders and designated "LaSalle Bank National Association, as trustee, in trust for registered holders of Merrill Lynch First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-5." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Certificate Group: Either of Certificate Group One or Certificate Group
Two.

     Certificate Group One: The Class 1-A and Class R Certificates. For purposes of Section 2.07 hereof, Certificate Group One shall be related to Group One.

     Certificate Group Two: The Class 2-A Certificates. For purposes of Section
2.07 hereof, Certificate Group Two shall be related to Group Two.

     Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

     Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date)) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis). Notwithstanding the immediately preceding sentence, however, to the extent any excess referred to in the immediately preceding sentence is attributable to distributions of proceeds of the Swap Agreement, such sentence shall be applied by substituting "Class C Unpaid Realized Loss Amount" for "Class C Interest Carry Forward Amount". Notwithstanding the foregoing on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Balance of any Class of Certificates then outstanding for which any Applied Realized Loss Amount has been allocated will be increased, in order of seniority, by an amount equal to the lesser of (i) the Unpaid Realized Loss Amount for such Class of Certificates and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced by the amount of the increase in the Certificate Principal Balance of any more senior Class of Certificates pursuant to this sentence on such Distribution Date).

     Certificate Register: The register maintained pursuant to Section 5.02(a) hereof.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

     Class: All Certificates bearing the same Class designation as set forth in
Section 5.01 hereof.

     Class 1-A Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans in Group One based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group One Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date and (y) the aggregate Stated Principal Balance of the Mortgage Loans in Group One as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related Accrual Period. The Class 1-A Available Funds Cap shall relate to the Class 1-A and Class R Certificates.

     Class 1-A Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class 1-A Certificates.

     Class 1-A Certificates: Any Certificate designated as a "Class 1-A Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class 1-A Corridor Contract: The confirmation and agreement, including the schedule thereto and the related credit support annex (attached as Exhibit M-4 hereto), between the Trustee on behalf of the Issuing Entity and the Cap Contract Counterparty (attached as Exhibit M-1 hereto), with respect to the Class 1-A and Class R Certificates.

     Class 1-A Corridor Contract Notional Balance: With respect to any Distribution Date, the Class 1-A Corridor Contract Notional Balance set forth for such Distribution Date in the Class 1-A LIBOR Table (attached as Schedule I to Exhibit M-1 hereto).

     Class 1-A Corridor Contract Termination Date: The Distribution Date in June 2014.

     Class 1-A Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class 1-A Pass-Through Rate on the Class 1-A Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class 1-A Current Interest or a Class 1-A Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class 1-A Certificates.

     Class 1-A Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class 1-A Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class 1-A Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class 1-A Pass-Through Rate for the related Accrual Period.

     Class 1-A Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.8500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.7000% per annum.

     Class 1-A Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group One Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group One Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group One Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group One Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class 1-A Maximum Rate Cap shall relate to Class 1-A and Class R Certificates.

     Class 1-A Pass-Through Rate: For the first Distribution Date, 5.97188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class 1-A Margin, (2) the Class 1-A Available Funds Cap for such Distribution Date and (3) the Class 1-A Maximum Rate Cap for such Distribution Date.

     Class 1-A Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class 1-A and Class R Certificates and (ii) the product of (x) the Group One Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class 1-A and Class R Certificates are outstanding and the Certificate Principal Balances of the Class 2-A Certificates is reduced to zero, the Class 2-A Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 2-A Certificates to zero will be applied to increase the Class 1-A Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Class 1-A Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Class 1-A Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Group One Corridor Contract, a rate equal to the lesser of One-Month LIBOR and (x) 10.150% per annum for the Distribution Dates from October 2007 through September 2008 and (y) 12.000% per annum for the Distribution Dates from August 2011 through June 2014.

     Class 2-A Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Group Two Mortgage Loans based on the Net Mortgage Rates in effect on the related Due Date, less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group Two Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) owed to the Swap Counterparty for such Distribution Date, and (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class 2-A Available Funds Cap shall relate to the Class 2-A Certificates.

     Class 2-A Certificates: Any of the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates.

     Class 2-A Corridor Contract: The confirmation and agreement, including the schedule thereto and the related credit support annex (attached as Exhibit M-4 hereto), between the Trustee on behalf of the Issuing Entity and the Cap Contract Counterparty (attached as Exhibit M-2 hereto), with respect to the Class 2-A Certificates.

     Class 2-A Corridor Contract Notional Balance: With respect to any Distribution Date, the Class 2-A Corridor Contract Notional Balance set forth for such Distribution Date in the Class 2-A LIBOR Cap Table (attached as
Schedule I to Exhibit M-2 hereto).

     Class 2-A Corridor Contract Termination Date: The Distribution Date in February 2014.

     Class 2-A Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest that would have been due on the Group Two Mortgage Loans had the Adjustable Rate Mortgage Loans provided for interest at their maximum lifetime Net Mortgage Rates and the Fixed Rate Mortgage Loans provided for interest at their Net Mortgage Rates less the pro rata portion (calculated based on the ratio of the Stated Principal Balance of the Group Two Mortgage Loans to the Stated Principal Balance of the total pool of Mortgage Loans) allocable to the Group Two Mortgage Loans of any Net Swap Payments or Swap Termination Payments owed to the Swap Counterparty for such Distribution Date (other than Defaulted Swap Termination Payments), and (y) the aggregate Stated Principal Balance of the Group Two Mortgage Loans as of the first day of the related Accrual Period (or, in the case of the first Distribution Date, as of the Cut-off Date) and (iii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period. The Class 2-A Maximum Rate Cap shall relate to the Class 2-A Certificates.

     Class 2-A Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (i) the aggregate Certificate Principal Balance of the Class 2-A Certificates and (ii) the product of (x) the Group Two Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to any Distribution Date on which the Class 2-A Certificates are outstanding and the Certificate Principal Balances of the Class 1-A and Class R Certificates is reduced to zero, the Group One Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class 1-A Certificates and Class R Certificates to zero will be applied to increase the Class 2-A Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Class 2-A Principal Distribution Amount will equal the Class A Principal Distribution Amount.

     Class 2-A Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Class 2-A Corridor Contract, a rate equal to the lesser of One-Month LIBOR and (x) 9.490% per annum for the Distribution Dates from October 2007 through September 2008 and (y) 12.000% per annum for the Distribution Dates from August 2011 through February 2014.

     Class 2-A1 Certificate: Any Certificate designated as a "Class 2-A1 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class 2-A1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class 2-A1 Certificates.

     Class 2-A1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class 2-A1 Pass-Through Rate on the Class 2-A1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class 2-A1 Current Interest or a Class 2-A1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class 2-A1 Certificates.

     Class 2-A1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class 2-A1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class 2-A1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class 2-A1 Pass-Through Rate for the related Accrual Period.

     Class 2-A1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.7000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.4000% per annum.

     Class 2-A1 Pass-Through Rate: For the first Distribution Date, 5.82188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class 2-A1 Margin, (2) the Class 2-A Available Funds Cap for such Distribution Date and (3) the Class 2-A Maximum Rate Cap for such Distribution Date.

     Class 2-A2 Certificate: Any Certificate designated as a "Class 2-A2 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class 2-A2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class 2-A2 Certificates.

     Class 2-A2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class 2-A2 Pass-Through Rate on the Class 2-A2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class 2-A2 Current Interest or a Class 2-A2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class 2-A2 Certificates.

     Class 2-A2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class 2-A2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class 2-A2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class 2-A2 Pass-Through Rate for the related Accrual Period.

     Class 2-A2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.0000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.0000% per annum.

     Class 2-A2 Pass-Through Rate: For the first Distribution Date, 6.12188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class 2-A2 Margin, (2) the Class 2-A Available Funds Cap for such Distribution Date and (3) the Class 2-A Maximum Rate Cap for such Distribution Date.

     Class 2-A3 Certificate: Any Certificate designated as a "Class 2-A3 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class 2-A3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class 2-A3 Certificates.

     Class 2-A3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class 2-A3 Pass-Through Rate on the Class 2-A3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class 2-A3 Current Interest or a Class 2-A3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class 2-A3 Certificates.

     Class 2-A3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class 2-A3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class 2-A3 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class 2-A3 Pass-Through Rate for the related Accrual Period.

     Class 2-A3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 1.2500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 2.5000% per annum.

     Class 2-A3 Pass-Through Rate: For the first Distribution Date, 6.37188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class 2-A3 Margin, (2) the Class 2-A Available Funds Cap for such Distribution Date and (3) the Class 2-A Maximum Rate Cap for such Distribution Date.

     Class A Certificate Principal Balance: As of any date of determination, the sum of the Class 1-A Certificate Principal Balance, the Class 2-A1 Certificate Principal Balance, the Class 2-A2 Certificate Principal Balance, the Class 2-A3 Certificate Principal Balance and the Class R Certificate Principal Balance.

     Class A Certificates: Any of the Class 1-A Certificates, the Class 2-A Certificates and the Class R Certificates.

     Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the related Stepdown Date or any Distribution Date on which a Stepdown Trigger Event exists, 100% of the

Principal Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Stepdown Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over (B) the lesser of (i) 43.80% of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) the excess of the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A Certificates.

     Class B Certificates: Any of the Class B-1, Class B-2 and Class B-3 Certificates.

     Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Certificate: Any Certificate designated as a "Class B-1 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

     Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-1 Current Interest or a Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates.

     Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

     Class B-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.5000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.7500% per annum.

     Class B-1 Pass-Through Rate: For the first Distribution Date, 7.62188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M Certificate Principal Balance, have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of

(1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date) and
(H) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 80.20% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

     Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

     Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-2 Current Interest or a Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates.

     Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

     Class B-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.5000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.7500% per annum.

     Class B-2 Pass-Through Rate: For the first Distribution Date, 7.62188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and
(I) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 83.60% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M and Class B-1 Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

     Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the

Certificate Principal Balance of the Class B-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

     Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class B-3 Current Interest or a Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates.

     Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

     Class B-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.5000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.7500% per annum.

     Class B-3 Pass-Through Rate: For the first Distribution Date, 7.62188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-3 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class M-6 Certificate Principal Balance (after taking into account distributions of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (I) the Class B-2 Certificate Principal Balance (after taking into account distributions of the Class B-2 Principal Distribution Amount on such Distribution Date) and (J) the Class B-3 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 85.90% of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A, Class M, Class B-1 and Class B-2 Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

     Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class B-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of the Class B-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance".

     Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

     Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A hereto, representing the right to distributions as set forth herein.

     Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

     Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date, plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

     Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (other than the Class LT-IO Interest) over (b) two times the weighted average of the interest rates on the Lower Tier REMIC I Marker Interests and the Class LTIX Interest (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC I Marker Interests as being subject to a cap and a floor equal to the interest rate of the Corresponding

REMIC Regular Interest of the Corresponding Certificates (as adjusted, if necessary, to reflect the length of the Accrual Period for the LIBOR Certificates) and treating the Class LTIX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

     Class C Interest Carry Forward Amount: As of any Distribution Date, the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates (other than amounts so added attributable to Subsequent Recoveries or proceeds of the Swap Agreement).

     Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class C Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class C Certificates (A) pursuant to the last sentence of the definition of "Certificate Principal Balance" or (B) attributable to distributions of proceeds of the Swap Agreement.

     Class LT1-A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificates and an interest rate equal to the Net Rate.

     Class LT2-A1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LT2-A2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LT2-A3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LT-IO Interest: An uncertificated regular interest in the Lower Tier REMIC with the characteristics set forth in the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC I Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTIIX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) 50% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the initial principal balance of the Lower Tier REMIC II Marker Interests, and with an interest rate equal to the Net Rate.

     Class LTII1A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group One, and with an interest rate equal to the Net Rate.

     Class LTII1B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group One Mortgage Loans, and with an interest rate equal to the rate set forth in footnote 9 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTII2A Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the excess of (i) the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans over
(ii) the aggregate of the initial Certificate Principal Balances of Certificate Group Two, and with an interest rate equal to the Net Rate.

     Class LTII2B Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 0.05% of the aggregate Cut-off Date Principal Balance of the Group Two Mortgage Loans and with an interest rate equal to the rate set forth in footnote 10 to the description of the Lower Tier REMIC in the Preliminary Statement.

     Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-5 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTM-6 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/4 of the initial principal balance of its Corresponding Certificate and an interest rate equal to the Net Rate.

     Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

     Class M Certificates: Any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates.

     Class M Certificate Principal Balance: For any date of determination, the sum of the Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance, Class M-5 Certificate Principal Balance and Class M-6 Certificate Principal Balance.

     Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

     Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class 1-M1 Certificates.

     Class M-1 Certificates: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-1 Current Interest or a Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates.

     Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

     Class M-1 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.0000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.0000% per annum.

     Class M-1 Pass-Through Rate: For the first Distribution Date, 7.12188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the

Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 52.30% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and
(y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

     Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-1 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-1 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

     Class M-2 Certificates: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-2 Current Interest or a Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates.

     Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

     Class M-2 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.5000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.7500% per annum.

     Class M-2 Pass-Through Rate: For the first Distribution Date, 7.62188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and Class M-1 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 59.80% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and (II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

     Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-2 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-2 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

     Class M-3 Certificates: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-3

Current Interest or a Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates.

     Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

     Class M-3 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 3.0000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 4.5000% per annum.

     Class M-3 Pass-Through Rate: For the first Distribution Date, 8.12188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date) and (C) the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 64.30% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1 and Class M-2 Certificates and (II) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate Principal Balance.

     Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-3 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-3 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-4 Certificates.

     Class M-4 Certificates: Any Certificate designated as a "Class M-4 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-4 Pass-Through Rate on the Class M-4 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-4 Current Interest or a Class M-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-4 Certificates.

     Class M-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-4 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-4 Pass-Through Rate for the related Accrual Period.

     Class M-4 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.5000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.7500% per annum.

     Class M-4 Pass-Through Rate: For the first Distribution Date, 7.62188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-4 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance and Class M-3 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date) and (E) the Class M-4 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 68.50% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount.

Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero, the Class M-4 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-4 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2 and Class M-3 Certificates and (II) in no event will the Class M-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-4 Certificate Principal Balance.

     Class M-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-4 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-4 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-4 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-5 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Certificate: Any Certificate designated as a "Class M-5 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-5 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-5 Certificates.

     Class M-5 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-5 Pass-Through Rate on the Class M-5 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-5 Current Interest or a Class M-5 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-5 Certificates.

     Class M-5 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-5 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-5 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-5 Pass-Through Rate for the related Accrual Period.

     Class M-5 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.5000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.7500% per annum.

     Class M-5 Pass-Through Rate: For the first Distribution Date, 7.62188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-5 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-5 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance and Class M-4 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of
(A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (D) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date) and (E) the Class M-5 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 72.50% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero, the Class M-5 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-5 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates and (II) in no event will the Class M-5 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-5 Certificate Principal Balance.

     Class M-5 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-5 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the Class M-5 Unpaid Realized Loss Amounts on all previous Distribution Dates and (y) all increases in the Certificate Principal Balance of such Class M-5 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class M-6 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Certificate: Any Certificate designated as a "Class M-6 Certificate" on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth as Exhibit A hereto, representing the right to distributions as set forth herein.

     Class M-6 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-6 Certificates.

     Class M-6 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-6 Pass-Through Rate on the Class M-6 Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class M-6 Current Interest or a Class M-6 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-6 Certificates.

     Class M-6 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-6 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-6 Certificates with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class M-6 Pass-Through Rate for the related Accrual Period.

     Class M-6 Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 2.5000% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 3.7500% per annum.

     Class M-6 Pass-Through Rate: For the first Distribution Date, 7.62188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-6 Margin, (2) the Weighted Average Available Funds Cap for such Distribution Date and (3) the Weighted Average Maximum Rate Cap for such Distribution Date.

     Class M-6 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance, Class M-2 Certificate Principal Balance, Class M-3 Certificate Principal Balance, Class M-4 Certificate Principal Balance and Class M-5 Certificate Principal Balance have been reduced to zero and a Stepdown Trigger Event exists, or as long as a Stepdown Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class M-4 Certificate Principal Balance (after taking into account distributions of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class M-5 Certificate Principal Balance (after taking into account distributions of the Class M-5 Principal Distribution Amount on such Distribution Date), and (G) the Class M-6 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 76.40% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of such Distribution Date over the Minimum Required Overcollateralization Amount. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero, the Class M-6 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-6 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates and (II) in no event will the Class M-6 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-6 Certificate Principal Balance.

     Class M-6 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-6 Applied Realized Loss Amount over (2) the sum of (x) all distributions in reduction of the

Class M-6 Unpaid Realized Loss Amounts on all previous Distribution Dates and
(y) all increases in the Certificate Principal Balance of such Class M-6 Certificates pursuant to the last sentence of the definition of "Certificate Principal Balance."

     Class P Certificate: Any Certificate designated as a Class P Certificate on the face thereof, executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

     Class Payment Shortfall: As defined in Section 2.07(d)(ii) herein.

     Class R Certificate: The Class R Certificate executed by the Trustee and authenticated by the Authenticating Agent in substantially the form set forth in Exhibit A.

     Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

     Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of such Distribution Date plus the portion of any previous distributions on such Class in respect of Class R Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate.

     Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to Current Interest or Interest Carry Forward Amounts on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

     Class R Margin: As of any Distribution Date up to and including the Initial Optional Termination Date, 0.8500% per annum and, as of any Distribution Date after the Initial Optional Termination Date, 1.7000% per annum.

     Class R Pass-Through Rate: For the first Distribution Date, 5.97188% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Class 1-A Available Funds Cap for such Distribution Date and (3) the Class 1-A Maximum Rate Cap for such Distribution Date.

     Class SWR Interest: The sole class of "residual interest" in the SWAP
REMIC.

     Closing Date: October 10, 2007.

     Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

     Collection Account: The separate Eligible Accounts created and initially maintained by the Servicer pursuant to Section 3.05(d) in the name of the Trustee for the benefit of the Certificateholders and designated, "Home Loan Services, Inc., as servicer for LaSalle Bank National Association, as trustee, in trust for registered holders of Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5,

Mortgage Loan Asset-Backed Certificates". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

     Commission: The Securities and Exchange Commission.

     Compensating Interest: For any Distribution Date and all Principal Prepayments in full in respect of a Mortgage Loan that are received during the period from the first day of the related Prepayment Period through the last day of the calendar month preceding such Distribution Date, a payment made by the Servicer in an amount not to exceed the product of (a) one-twelfth of 0.25% and
(b) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, equal to the amount of interest at the Net Mortgage Rate for that Mortgage Loan from the date of prepayment through the 30th day of such preceding calendar month; provided that any month consisting of less than 30 days shall be deemed to consist of 30 days.

     Corresponding Certificates: With respect to the Class LT1-A Interest, the Class 1-A and Class R Certificates. With respect to the Class LT2-A1 Interest, the Class 2-A1 Certificates. With respect to the Class LT2-A2 Interest, the Class 2-A2 Certificates. With respect to the Class LT2-A3 Interest, the Class 2-A3 Certificates. With respect to the Class LTM-1 Interest, the Class M-1 Certificates. With respect to the Class LTM-2 Interest, the Class M-2 Certificates. With respect to the Class LTM-3 Interest, the Class M-3 Certificates. With respect to the Class LTM-4 Interest, the Class M-4 Certificates. With respect to the Class LTM-5 Interest, the Class M-5 Certificates. With respect to the Class LTM-6 Interest, the Class M-6 Certificates. With respect to the Class LTB-1 Interest, the Class B-1 Certificates. With respect to the Class LTB-2 Interest, the Class B-2 Certificates. With respect to the Class LTB-3 Interest, the Class B-3 Certificates.

     Corresponding REMIC Regular Interest: For each Class of Certificates, the interest in the Upper Tier REMIC listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Corridor Contract: Any of the Class 1-A Corridor Contract, the Class 2-A Corridor Contract or the Subordinate Certificate Corridor Contract.

     Corridor Contract Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04(k)(i) in the name of the Trustee for the benefit of the Issuing Entity and designated "LaSalle Bank National Association, as trustee, in trust for registered holders of Merrill Lynch First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-5." Funds in the Corridor Contract Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in this Agreement.

     Corridor Contract Notional Balance: Any of the Class 1-A Corridor Contract Notional Balance, the Class 2-A Corridor Contract Notional Balance or the Subordinate Certificate Corridor Contract Notional Balance.

     Corridor Contract Termination Date: Any of the Class 1-A Corridor Contract Termination Date, the Class 2-A Corridor Contract Termination Date or the Subordinate Certificate Corridor Contract Termination Date.

     Corridor Posted Collateral Account: The segregated Eligible Account created and maintained by the Trustee pursuant to Section 4.04(k)(iv) in the name of the Trustee for the benefit of the Issuing Entity and designated "LaSalle Bank National Association, as trustee, in trust for registered holders of Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage Loan Asset-Backed Certificates." Funds in the Corridor Posted Collateral Account shall be held in trust for the Issuing Entity for the uses and purposes set forth in the Corridor Contracts.

     Current Interest: Any of the Class 1-A Current Interest, the Class 2-A1 Current Interest, the Class 2-A2 Current Interest, the Class 2-A3 Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current Interest, the Class M-4 Current Interest, the Class M-5 Current Interest, the Class M-6 Current Interest, the Class B-1 Current Interest, the Class B-2 Current Interest, the Class B-3 Current Interest, the Class R Current Interest and the Class C Current Interest.

     Cut-off Date: September 1, 2007.

     Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates after the Cut-off Date.

     Defaulted Swap Termination Payment: Any payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement).

     Definitive Certificates: As defined in Section 5.06.

     Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

     Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. With respect to any Mortgage Loan due on any day other than the first day of the month, such Mortgage Loan shall be deemed to be due on the first day of the immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

     Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

     Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or any successor in interest.

     Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

     Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

     Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

     Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

     Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in October 2007.

     Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

     Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

     Eligible Account: An account that is (i) a segregated account maintained with a federal or state chartered depository institution (A) the short-term obligations of which are rated A-1 or better by S&P and P-1 by Moody's at the time of any deposit therein or (B) the long term unsecured debt obligations of which are rated at least "AA-" by S&P and "A+" by Fitch if the deposits are to be held in the account more than 30 days; following a downgrade, withdrawal, or suspension of such institution's rating, each account should promptly (and in any case within not more than 30 calendar days) be moved to a qualifying institution or to one or more segregated trust accounts in the trust department of such institution, if permitted, (ii) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) any other segregated account or accounts of a depository institution acceptable to the NIMs Insurer and the Rating Agencies (as evidenced by a letter from each Rating Agency that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Servicer.

     ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

     ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended, granted by the United States Department of Labor (or any other applicable underwriter's exemption granted to the Underwriter by the United States Department of Labor), except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of S&P, Moody's or Fitch.

     ERISA Restricted Certificates: The Class C Certificates and Class P Certificates and any other Certificate, as long as the acquisition and holding of such other Certificate is not covered by and exempt under any underwriter's exemption granted by the United States Department of Labor.

     Escrow Account: As defined in Section 3.06 hereof.

     Event of Default: As defined in Section 7.01 hereof.

     Exception Report: As defined in Section 2.02 hereof.

     Excess Interest: On any Distribution Date, for each Class of the Class A, Class M and Class B Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the REMIC Pass-Through Rate.

     Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

     Exchange Act: The Securities Exchange Act of 1934, as amended.

     Extra Principal Distribution Amount: With respect to any Distribution Date,
(1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and (ii) $56,078,879 over (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of
(x) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (y) the greater of (a) 14.10% of the Pool Stated Principal Balance of the Mortgage Loans and (b) the Minimum Required Overcollateralization Amount less (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Stepdown Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current aggregate Stated Principal Balance of the Mortgage Loans (and will remain fixed at the applicable percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Stepdown Trigger Event) until the next Distribution Date on which the Stepdown Trigger Event is not in effect.

     Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FFFC: First Franklin Financial Corporation, or any successor thereto.

     FFFC Purchase Agreement: The Mortgage Loan Purchase Agreement, dated as of September 1, 2007, between the Depositor, as purchaser, and the Sponsor, as seller.

     Fitch: Fitch, Inc., or any successor in interest.

     Fixed Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate that is fixed.

     Floating Rate Certificate Carryover: With respect to a Distribution Date, in the event that the Pass-Through Rate for a class of Class A, Class M or Class B Certificates is based upon the related Available Funds Cap or the related Maximum Rate Cap, the sum of (A) the excess of (1) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the related Available Funds Cap or the related Maximum Rate Cap, up to but not exceeding the greater of (a) the related Maximum Rate Cap or (b) the sum of (i) the related Available Funds Cap and (ii) the product of (AA) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period and (BB) the sum of (x) the quotient obtained by dividing
(I) an amount equal to the proceeds, if any, payable under the related Corridor Contract with respect to such Distribution Date by (II) the aggregate Certificate Principal Balance of each of the Classes of Certificates to which such Corridor Contract relates for such Distribution Date and (y) the quotient obtained by dividing (I) an amount of any Net Swap Payments owed by the Swap Counterparty for such Distribution Date by (II) the aggregate Stated Principal Balance of the Mortgage Loans as of the immediately preceding Distribution Date over (2) the amount of interest such Class was entitled to receive on such Distribution Date based on the related Available Funds Cap; together with (B) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the related Available Funds Cap or the related Maximum Rate
Cap) and (C) any amount previously distributed with respect to Floating Rate Certificate Carryover for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

     Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     Grantor Trusts: The grantor trusts described in Section 2.07 hereof.

     Gross Margin: The percentage set forth in the related Mortgage Note for each of the Adjustable Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each Adjustable Rate Mortgage Loan.

     Group One: The portion of the Mortgage Pool identified as "Group One" in the Prospectus Supplement.

     Group One Mortgage Loan: Any Mortgage Loan at any time identified in the Mortgage Loan Schedule attached hereto as Exhibit B as a Group One Mortgage Loan.

     Group One Net WAC: The Net WAC of Group One.

     Group One Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group One and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Group Two: The portion of the Mortgage Pool identified as "Group Two" in the Prospectus Supplement.

     Group Two Mortgage Loan: Any Mortgage Loan at any time identified in the Mortgage Loan Schedule attached hereto as Exhibit B as a Group Two Mortgage Loan.

     Group Two Net WAC: The Net WAC of Group Two.

     Group Two Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds received with respect to Mortgage Loans in Group Two and the denominator of which is the amount of Principal Funds received from all of the Mortgage Loans in the mortgage pool.

     Guarantee: The guarantee by Merrill Lynch Bank & Trust Co., FSB in favor of the Depositor, dated as of September 1, 2007, in connection with certain obligations of FFFC pursuant to the FFFC Purchase Agreement.

     Indenture: An indenture relating to the issuance of the NIM Notes, which may (but need not) be guaranteed by a NIMs Insurer.

     Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

     Initial Certificate Principal Balance: With respect to any Certificate (other than the Class P Certificates), the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in
Section 5.01 hereof.

     Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

     Initial Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property) is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Insurance Policy: With respect to any Mortgage Loan or the related Mortgaged Property included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan or Mortgaged Property, including any replacement policy or policies for any insurance policies.

     Insurance Proceeds: Proceeds paid in respect of a Mortgage Loan or the related Mortgaged Property pursuant to any Insurance Policy or any other insurance policy covering such Mortgage Loan or Mortgaged Property, to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the Trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property or released either to the Mortgagor or to the holder of a senior lien on the related Mortgaged Property in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to a Mortgage Loan or the related Mortgaged Property.

     Interest Carry Forward Amount: Any of the Class 1-A Interest Carry Forward Amount, the Class 2-A1 Interest Carry Forward Amount, the Class 2-A2 Interest Carry Forward Amount, the Class 2-A3 Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class M-4 Interest Carry Forward Amount, the Class M-5 Interest Carry Forward Amount, the Class M-6 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

     Interest Determination Date: With respect to the LIBOR Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, October 5, 2007.

     Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date less the Servicing Fee, (2) all Advances relating to interest with respect to the Mortgage Loans, (3) all Compensating Interest with respect to the Mortgage Loans, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent such Liquidation Proceeds relate to interest) collected during the related Prepayment Period relating to Principal Prepayments in full and during the preceding calendar month relating to Principal Prepayments in part, (5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee and (6) all Prepayment Charges received with respect to the Mortgage Loans during the related Prepayment Period relating to Principal Prepayments in full and during the preceding calendar month relating to Principal Prepayments in part, less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable (including without limitation indemnity payments) to the Servicer and the Trustee pursuant to this Agreement allocable to interest.

     Issuing Entity: Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5.

     Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one month.

     LIBOR Business Day: Any day on which banks in the City of London, England, Chicago, Illinois and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

     LIBOR Certificates: The Class A, Class M and Class B Certificates.

     Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that either (a) pursuant to Section 3.12 has been realized upon or liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) as to which is not a first lien Mortgage Loan and is delinquent 180 days or longer, the Servicer has certified in a certificate of an officer of the Servicer delivered to the Depositor and the Trustee that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

     Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of Mortgage Loans, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property and (Y) the sales price of the related Mortgaged Property at the time of origination.

     Losses: Any losses, claims, damages, liabilities or expenses collectively.

     Lower Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Lower Tier REMIC Interests: Each of the Class LT1-A Interest, the Class LT2-A1 Interest, the Class LT2-A2 Interest, the Class LT2-A3 Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTM-4 Interest, the Class LTM-5 Interest, the Class LTM-6 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest, the Class LT-IO Interest and the Class LTR Interest.

     Lower Tier REMIC I Marker Interests: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTIX Interest, the Class LTIIX Interest, the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest, the Class LTII2B Interest and the Class LT-IO Interest.

     Lower Tier REMIC II Marker Interests: Each of the Class LTII1A Interest, the Class LTII1B Interest, the Class LTII2A Interest and the Class LTII2B Interest.

     Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

     Lower Tier REMIC Subordinated Balance Ratio: The ratio of (i) the principal balance of the Class LTII1A Interest to (ii) the principal balance of the Class LTII2A Interest that is equal to the ratio of (i) the excess of (A) the aggregate Stated Principal Balance of Group One over (B) the current Certificate Principal Balance of Certificate Group One to (ii) the excess of (A) the aggregate Stated Principal Balance of Group Two over (B) the current Certificate Principal Balance of Certificate Group Two.

     Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage Loan, the rate of interest set forth in the related Mortgage Note.

     Maximum Rate Cap: Any of the Class 1-A Maximum Rate Cap, the Class 2-A Maximum Rate Cap or the Weighted Average Maximum Rate Cap.

     MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

     MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

     MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

     MIN: The loan number for any MERS Loan.

     Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

     Minimum Required Overcollateralization Amount: An amount equal to the product of (x) 0.50% and (y) the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

     MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

     Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

     Moody's: Moody's Investors Service, Inc. or any successor in interest.

     Mortgage: With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument with all riders thereto creating a first lien or a first priority ownership interest in an estate in fee simple in real property securing a Mortgage Note.

     Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Group: Either of Group One or Group Two.

     Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibit B, setting forth the following information with respect to each Mortgage Loan:

          (i)  the loan number;

          (ii) the borrower's name and address;

          (iii) the unpaid principal balance of the Mortgage Loans;

          (iv) the Initial Mortgage Rate;

          (v) the original maturity date and the months remaining before maturity date;

          (vi) the original principal balance;

          (vii) the Cut-off Date Principal Balance;

          (viii) the first payment due date of the Mortgage Loan;

          (ix) the Loan-to-Value Ratio at origination with respect to a Mortgage Loan;

          (x) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

          (xi) a code indicating the property type;

          (xii) with respect to each Adjustable Rate Mortgage Loan;

               (A)  the frequency of each Adjustment Date;

               (B)  the next Adjustment Date;

               (C)  the Maximum Mortgage Rate;

               (D)  the Minimum Mortgage Rate;

               (E)  the Mortgage Rate as of the Cut-off Date;

               (F)  the related Periodic Rate Cap;

               (G)  the Gross Margin; and

               (H)  the lifetime rate cap;

          (xiii) the location of the related Mortgaged Property;

          (xiv) a code indicating whether a Prepayment Charge is applicable;

               (A)  the period during which such Prepayment Charge is in effect;

               (B)  the amount of such Prepayment Charge;

               (C) any limitations or other conditions on the enforceability of such Prepayment Charge; and

               (D) any other information pertaining to the Prepayment Charge specified in the related Mortgage Note;

          (xv) the Credit Score and date obtained;

          (xvi) the MIN; and

          (xvii) a code indicating whether a Mortgage Loan is an Accommodated Mortgage Loan.

     Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

     Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto with all riders attached thereto, including, with respect to each Accommodated Mortgage Loan, the letter from the Servicer to the Mortgagor reflecting the Adjustment Date Waiver.

     Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule.

     Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

     Mortgaged Property: The underlying property securing a Mortgage Loan.

     Mortgagor: The obligor on a Mortgage Note.

     Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the Servicing Fee Rate.

     Net Rate: The per annum rate set forth in footnote 8 to the description of the Lower Tier REMIC in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP REMIC Regular Interests as adjusted and as set forth in such footnote).

     Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment or Defaulted Swap Termination Payment) made by the Supplemental Interest Trust to the Swap Counterparty on the related Fixed Rate Payer Payment Date (as defined in the Swap Agreement) or made by the Swap Counterparty to the Supplemental Interest Trust on the related Floating Rate Payer Payment Date (as defined in the Swap Agreement). In each case, the Net Swap Payment shall not be less than zero.

     Net WAC: With respect to any Distribution Date and for any Mortgage Group, the weighted average Net Mortgage Rate for the Mortgage Loans in such Mortgage Group calculated based on the respective Net Mortgage Rates and the Stated Principal Balances of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date).

     NIMs Insurer: Any of the one or more insurers, if any, that may be guaranteeing certain payments under any NIM Notes; provided, that upon the payment in full of the NIM Notes, all rights of the NIMs Insurer hereunder shall terminate.

     NIM Notes: The net interest margin or excess cashflow securities to be issued pursuant to any Indenture.

     NIMs Insurer Default: As defined in Section 10.13.

     Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise related to the Mortgage Loans.

     Non-Supported Interest Shortfall: As defined in Section 4.02.

     Offered Certificates: The Class A, Class M, and Class B Certificates.

     Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, or Trustee, the Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicer or the Trustee, as the case may be, as required by this Agreement.

     One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits from Reuters, as of 11:00 a.m. (London time) on such Interest Determination Date (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee) or (b) if such rate does not appear on Reuters as of 11:00 a.m. (London time), the Trustee will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

          (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and
               (ii) the Reserve Interest Rate.

     Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor and the Servicer, (2) not have any direct financial interest in the Depositor or the Servicer or in any Affiliate of either such party, and (3) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Optional Termination: The termination of the Trust Fund hereunder pursuant to clause (a) of Section 9.01 hereof.

     Optional Termination Amount: The repurchase price received by the Trustee in connection with any repurchase of all of the Mortgage Loans pursuant to
Section 9.01.

     Optional Termination Price: On any date after the Initial Optional Termination Date an amount equal to the sum of (i) the then aggregate outstanding Stated Principal Balance of the Mortgage Loans (or, if such Mortgage Loan is an REO Property, the fair market value of such REO Property) plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the amount paid by or on behalf of the Servicer or the NIMs Insurer in connection with the exercise of an Optional Termination pursuant to
Section 9.01(a)(1) will be distributed on the Certificates; (ii) any unreimbursed indemnity amounts, fees or out-of-pocket costs and expenses owed to the Trustee or the Servicer and all unreimbursed Advances and Servicing Advances, in each case incurred by such party in the performance of its obligations; (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law; and (iv) any unpaid Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty; such Swap Termination Payment shall include any payment to the Swap Counterparty resulting from the optional termination of the Swap Agreement after the Optional Termination Date but prior to the final distribution to the Certificates.

     OTS: The Office of Thrift Supervision.

     Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

     Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

     Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

     Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

     Pass-Through Rate: With respect to any Class of Certificates, the corresponding Pass-Through Rate for such Class of Certificates.

     Percentage Interest: With respect to:

          (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Certificate Principal Balance of such Class divided by the aggregate Certificate Principal Balance of all Classes; and

          (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

     Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

     Permitted Activities: The primary activities of the Issuing Entity created pursuant to this Agreement which shall be:

          (i) holding Mortgage Loans transferred from the Depositor and other assets of the Issuing Entity, including the Corridor Contracts, Corridor Contract Account and the Supplemental Interest Trust subtrust, which in turn holds the Swap Agreement, and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

          (ii) issuing Certificates and other interests in the assets of the Issuing Entity;

          (iii) through the appropriate subtrust, as applicable, receiving collections on the Mortgage Loans, the Swap Agreement and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

          (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Issuing Entity as a qualified special purpose entity under existing accounting literature.

     Permitted Investments: At any time, any one or more of the following obligations and securities:

          (i) obligations of the United States or any agency thereof, provided the timely payment of such obligations is backed by the full faith and credit of the United States;

          (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

          (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of their Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

          (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

          (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

          (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

          (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

          (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

          (ix) interests in any money market fund (including those managed or advised by the Trustee or its Affiliates), which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

          (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Issuing Entity or any REMIC provided for herein and (II) each such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

     Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in
Section 860E(c)(1) of the Code) with respect to the Class R Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

     Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

     Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

     Posted Collateral: As defined in the Swap Agreement or the Corridor Contracts, as applicable.

     Preliminary Statement: The paragraphs in the preamble to this Agreement that precede Article I.

     Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Offered Certificates.

     Prepayment Charges: Any prepayment premium or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note or Mortgage, as applicable.

     Prepayment Interest Excess: With respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

     Prepayment Interest Shortfall: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full (other than a Principal Prepayment in full resulting from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 9.01 hereof and other than a Principal Prepayment in full on a Mortgage Loan received during the period from and including the first day to and including the 14th day of the month of such Distribution Date), the amount, if any, by which (i) one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date exceeds (ii) the amount of interest paid or collected in connection with such Principal Prepayment.

     Prepayment Period: With respect to any Distribution Date (i) with respect to prepayments in full or any other amounts received in connection with a Principal Prepayment in full, the period beginning with the opening of business on the 15th day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, beginning with the opening of business on the Cut-off Date) and ending on the close of business on the 14th day of the month in which such Distribution Date occurs and (ii) with respect to partial prepayments and any other amounts received in connection with a payment in part, the calendar month preceding the month of such Distribution Date.

     Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

     Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) the scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date, (2) Principal Prepayments in full collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased by the Depositor or the Servicer during the related Prepayment Period or, in the case of a purchase pursuant to Section 9.01, on the Business Day prior to such Distribution Date,
(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Sponsor in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c), (5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent such Liquidation Proceeds relate to principal and represent payment in full), (6) all Subsequent Recoveries received with regard to the applicable Prepayment Period and (7) all other collections and recoveries in respect of principal, including any partial prepayments of principal, with regard to the applicable Prepayment Period, less (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) other amounts reimbursable (including without limitation indemnity payments) to the Servicer and the Trustee pursuant to this Agreement allocable to principal.

     Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03 and 9.01 hereof) that is received or recovered in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

     Prospectus Supplement: The Prospectus Supplement dated October 9, 2007, relating to the public offering of the Offered Certificates.

     PUD: A Planned Unit Development.

     Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Sponsor pursuant to Section 2.02 or 2.03 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any unreimbursed Servicing Advances, (ii) accrued interest thereon at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

     QIB: A "qualified institutional buyer" within the meaning of Rule 144A.

     Rating Agency: Either of S&P or Moody's. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     Rating Agency Condition: As defined in the Swap Agreement.

     Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) with respect to a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

     Record Date: With respect to the first Distribution Date, the Closing Date. With respect to any other Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

     Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, N.A., Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee, which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date and (iii) which have been designated as such by the Servicer.

     Regular Certificate: Any one of the Class A, Class M and Class B Certificates.

     Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1.531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

     Regulation S: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

     Regulation S Book-Entry Certificates: Certificates sold in offshore transactions in reliance on Regulation S in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons, which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC.

     Related Certificates: For each interest in the Upper Tier REMIC, the Class of Certificates listed on the same row in the table entitled "Upper Tier REMIC" in the Preliminary Statement.

     Relief Act: The Servicemembers Civil Relief Act or any similar state or local law.

     Relief Act Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of (or, as the context requires, all of) the SWAP REMIC, the Lower Tier REMIC and the Upper Tier REMIC.

     REMIC Pass-Through Rate: In the case of a Class of the Class A, Class M and Class B Certificates, the Upper Tier REMIC Net WAC Cap for the Corresponding REMIC Regular Interest.

     REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

     REMIC Regular Interests: Each of the interests in the Upper Tier REMIC as set forth in the Preliminary Statement other than the Residual Interest.

     REMIC SWAP Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the Fixed Rate under the Swap Agreement for such Distribution Date, as set forth in the Prospectus Supplement.

     Remittance Report: As defined in Section 4.04(j) hereof.

     REO Property: A Mortgaged Property acquired by the Servicer, on behalf of the Trustee for the benefit of the Certificateholders, through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Replacement Mortgage Loan: One or more Mortgage Loans substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release substantially in the form of
Exhibit I, (1) have a Stated Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Stated Principal Balance), after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a Prepayment Charge on terms substantially similar to those of the Prepayment Charge, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in
Section 2.03 hereof.

     Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee, substantially in the form of Exhibit I hereto.

     Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

     Required Percentage: For any Distribution Date until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the prior Distribution Date less the outstanding Certificate Principal Balance of the Class A Certificates prior to any distributions on such Distribution Date divided by (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the prior Distribution Date. For any Distribution Date on or after the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero, (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the prior Distribution Date less the outstanding Certificate Principal Balance of the Class M-1 Certificates prior to any distributions on such Distribution Date divided by (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the prior Distribution Date.

     Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

     Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than distributions in respect of the Class SWR Interest and Class LTR Interest and distributions on the Class R Certificate in respect of Excess Interest.

     Responsible Officer: When used with respect to the Trustee or the Servicer, any officer of the Trustee or the Servicer with direct responsibility for the administration of this Agreement and any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

     S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Sarbanes-Oxley Certification: Has the meaning set forth in Section 3.20.

     Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

     Securities Act: The Securities Act of 1933, as amended.

     Servicer: Home Loan Services, Inc., or its successor in interest.

     Servicer Remittance Date: With respect to any Distribution Date, the later of (x) the date that is two (2) Business Days after the 15th day of the month in which such Distribution Date occurs and (y) the 18th day (or if such day is not a Business Day, the immediately succeeding Business Day) of the month in which such Distribution Date occurs.

     Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property, including without limitation advances in respect of prior liens, real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property, (4) executing and recording instruments of satisfaction, deeds of reconveyance, substitutions of trustees on deeds of trust or Assignments of Mortgage to the extent not otherwise recovered from the related Mortgagors or payable under this Agreement, (5) correcting errors of prior servicers; costs and expenses charged to the Servicer by the Trustee; tax tracking; title research; flood certifications; and lender paid mortgage insurance, (6) obtaining or correcting any legal documentation required to be included in the Mortgage Files and reasonably necessary for the Servicer to perform its obligations under this Agreement and (7) compliance with the obligations under Sections 3.01 and 3.10.

     Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

     Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to the product of (x) the Servicing Fee Rate and (y) the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal

Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

     Servicing Fee Rate: 0.50% per annum for each Mortgage Loan.

     Servicing Modification: In connection with the determination of whether a Stepdown Trigger Event has occurred, with respect to any Mortgage Loan that is in default or with respect to which default is, in the judgment of the Servicer, reasonably foreseeable, any modification that is effected by the Servicer that results in any change to the payment terms of such Mortgage Loan.

     Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

     Servicing Rights Pledgee: One or more lenders, selected by the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement.

     Servicing Transfer Costs: In the event that the Servicer does not reimburse the Trustee under this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively.

     SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

     Significance Estimate: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be an amount determined based on the reasonable good-faith estimate by the Depositor or its Affiliate (and reported to the Trustee) of the aggregate maximum probable exposure of the outstanding Certificates to the Swap Agreement and the Corridor Contracts, as applicable.

     Significance Percentage: With respect to any Distribution Date, and in accordance with Item 1115 of Regulation AB, shall be a percentage equal to the Significance Estimate divided by the aggregate outstanding Stated Principal Balance of the Mortgage Loans, prior to the distribution of the Principal Distribution Amount on such Distribution Date.

     Sponsor: First Franklin Financial Corporation, a Delaware corporation, or its successor in interest.

     Startup Day: As defined in Section 2.07 hereof.

     Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Remittance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to (x) the last day of the related Prepayment Period for Principal Prepayments in full and (y) the last day of the preceding calendar month for Principal Prepayments in part, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section 3.12 with respect to such Mortgage Loan, that were received by the Servicer on or before the last day of the related Prepayment Period for Liquidation Proceeds in full and the last day of the preceding calendar month for Liquidation Proceeds in part. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

     Stepdown Date: The earlier to occur of: (A) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class 1-A Certificates and Class 2-A Certificates has been reduced to zero; or (B) the later to occur of (1) the Distribution Date in October 2010 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (after giving effect to distributions of the Principal Funds amount for such Distribution Date) is less than or equal to (B) 43.80% of the aggregate Stated Principal Balance of the Mortgage Loans.

     Stepdown Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN   STEPDOWN REQUIRED LOSS PERCENTAGE
------------------------------   ---------------------------------------
October 2009 - September 2010    0.95% with respect to October 2009, plus an
                                 additional 1/12th 1.20% for each month
                                 thereafter

October 2010 - September 2011    2.15% with respect to October 2010, plus an
                                 additional 1/12th of 1.25% for each month
                                 thereafter

October 2011 - September 2012    3.40% with respect to October 2011, plus an
                                 additional 1/12th of 1.20% for each month
                                 thereafter

October 2012 - September 2013    4.60% with respect to October 2012, plus an
                                 additional 1/12th of 1.15% for each month
                                 thereafter

October 2013 - September 2014    5.75% with respect to October 2013, plus an
                                 additional 1/12th of 0.30% for each month
                                 thereafter

October 2014 and thereafter      6.05%

     Stepdown Trigger Event: The situation that exists (I) with respect to any Distribution Date on or after the Stepdown Date until the Certificate Principal Balance of the Class A Certificates has been reduced to zero, if (a) the quotient, measured on a rolling three-month basis, of (1) the aggregate Stated Principal Balance of the Affected Mortgage Loans and (2) the sum of (A) the Stated Principal Balance of all the Mortgage Loans as of the preceding Servicer Remittance Date and (B) the Stated Principal Balance of the Mortgage Loans that were repurchased from the Issuing Entity during the period that includes the previous twelve (12) Distribution Dates, equals or exceeds the product of (i) 28.00% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and
(2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage; and (II) with respect to any Distribution Date on or after the Stepdown Date and the Certificate Principal Balance of the Class A Certificates has been reduced to zero, if (a) the quotient of (1) the aggregate Stated Principal Balance of the Affected Mortgage Loans and (2) the sum of (A) the Stated Principal Balance of all the Mortgage Loans as of the preceding Servicer Remittance Date and (B) the Stated Principal Balance of the Mortgage Loans that were repurchased from the Issuing Entity during the period that includes the previous twelve (12) Distribution Dates, equals or exceeds the product of (i) 33.00% and (ii) the Required Percentage or (b) the quotient (expressed as a percentage) of (1) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the Stepdown Required Loss Percentage shown above. For purposes hereof, for any Distribution Date, the calculation of "rolling three-month basis" above requires first, the calculation of the quotient described in (a) of this definition for each of the three (3) Due Periods immediately prior to such Distribution Date, second, the addition of such 3 quotients and third, dividing the sum of such 3 quotients by 3.

     Subcontractor: Any outsourcer that performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to 5% or more of the Mortgage Loans under the direction or authority of a Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subcontractor performs such discrete functions and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year).

     Subordinate Certificate Corridor Contract: The confirmation and agreement, including the schedule thereto and the related credit support annex (attached as Exhibit M-4 hereto), between the Trustee on behalf of the Issuing Entity and the Cap Contract Counterparty (attached as Exhibit M-3 hereto), with respect to the Class M and Class B Certificates.

     Subordinate Certificate Corridor Contract Notional Balance: With respect to any Distribution Date, the Subordinate Certificate Corridor Contract Notional Balance set forth for such Distribution Date in the Subordinate Certificate LIBOR Cap Table (attached as Schedule I to Exhibit M-3 hereto).

     Subordinate Certificate Corridor Contract Termination Date: The Distribution Date in June 2013.

     Subordinate Certificate Upper Collar: With respect to each Distribution Date with respect to which payments are received on the Subordinate Certificate Corridor Contract, a rate equal to the lesser of One-Month LIBOR and (x) 7.110% per annum for the Distribution Dates from October 2007 through September 2008 and (y) 12.000% per annum for the Distribution Dates from January 2012 through June 2013.

     Subordinate Certificates: The Class M and Class B Certificates.

     Subsequent Recovery: Any amount received on a Mortgage Loan (net of amounts reimbursed to the Servicer related to Liquidated Mortgage Loans) subsequent to such Mortgage Loan being determined to be a Liquidated Mortgage Loan.

     Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer pursuant to a Subservicing Agreement and is responsible for the performance of the material servicing functions required to be performed by the Servicer under this Agreement that are identified in Item 1122(d) of Regulation AB with respect to 10% or more of the Mortgage Loans under the direction or authority of the Servicer (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months during which such Subservicer services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed in such calendar year). Any subservicer shall meet the qualifications set forth in Section 3.02.

     Subservicing Agreement: As defined in Section 3.02(a).

     Substitution Adjustment Amount: As defined in Section 2.03(c).

     Supplemental Interest Trust: The separate trust, established pursuant to
Section 4.04(l) of this Agreement and held by the Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund, (i) in which the Swap Agreement will be held, certain distributions to Certificateholders will be made and any Swap Termination Payments or Net Swap Payments received from the Swap Counterparty will be deposited as set forth in
Section 4.04 hereof and (ii) out of which any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid.

     Supplemental Interest Trust Trustee: LaSalle Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee of the Supplemental Interest Trust for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

     Swap Account: The separate Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.04(l) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "LaSalle Bank National Association, as trustee, in trust for registered holders of Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage Loan Asset-Backed Certificates." Funds in the Swap Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

     Swap Agreement: The confirmation and agreement, including the schedule thereto and the related credit support annex (attached as Exhibit Q-2 hereto), between the Swap Counterparty and the trustee of the Supplemental Interest Trust for the benefit of the Certificateholders (attached as Exhibit Q-1 hereto) or any other swap agreement (including any related schedules) held by the Supplemental Interest Trust pursuant to Section 4.04(l) hereof.

     Swap Counterparty: The Bank of New York, or any successor counterparty who meets the requirements set forth in the Swap Agreement.

     Swap LIBOR: With respect to any Distribution Date (and the related Accrual Period) the product of (i) the Floating Rate Option (as defined in the Swap Agreement for the related Swap Payment Date), (ii) two and (iii) the quotient of
(a) the actual number of days in the Accrual Period for the Lower Tier REMIC Interests divided by (b) 30.

     Swap Payment Date: For so long as the Swap Agreement is in effect or amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

     Swap Posted Collateral Account: The segregated Eligible Account created and maintained by the Supplemental Interest Trust Trustee pursuant to Section 4.04(l) in the name of the Supplemental Interest Trust Trustee for the benefit of the Supplemental Interest Trust and designated "LaSalle Bank National Association, as trustee, in trust for registered holders of Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage Loan Asset-Backed Certificates." Funds in the Swap Posted Collateral Account shall be held in trust for the Supplemental Interest Trust for the uses and purposes set forth in the Swap Agreement

     SWAP REMIC: As described in the Preliminary Statement and Section 2.07.

     SWAP REMIC Interests: Each of the interests in the SWAP REMIC as set forth in the Preliminary Statement.

     SWAP REMIC Regular Interests: Each of the SWAP REMIC Interests other than the Class SWR Interest.

     Swap Termination Payment: Any payment payable by the Supplemental Interest Trust or the Swap Counterparty upon termination of the Swap Agreement pursuant to the Swap Agreement.

     Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

     Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

     Trust Fund: The corpus of the Issuing Entity created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans and/or the related Mortgaged Properties; (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property; (vi) the Corridor Contracts and the Corridor Contract Account; and (vii) the Supplemental Interest Trust, which in turn holds the Swap Agreement.

     Trustee: LaSalle Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder; it being understood that certain duties of the Trustee under Sections 2.01, 2.02 and 3.13 with respect to the possession and administration of the Mortgage Files generally may be carried out by a custodian engaged by the Trustee.

     Uncertificated Class C Interest: An uncertificated REMIC Regular Interest having the characteristics described in the Preliminary Statement.

     Unpaid Realized Loss Amount: The Class M-1 Unpaid Realized Loss Amount, Class M-2 Unpaid Realized Loss Amount, Class M-3 Unpaid Realized Loss Amount, Class M-4 Unpaid Realized Loss Amount, Class M-5 Unpaid Realized Loss Amount, Class M-6 Unpaid Realized Loss Amount, Class B-1 Unpaid Realized Loss Amount, Class B-2 Unpaid Realized Loss Amount, Class B-3 Unpaid Realized Loss Amount and Class C Unpaid Realized Loss Amount, collectively.

     Upper Tier REMIC: As described in the Preliminary Statement and Section
2.07.

     Upper Tier REMIC Net WAC Cap: In the case of the Class UT1-A Interest and the Residual Interest, a per annum rate equal to the weighted average of the interest rate of the Class LTII1B Interest for such Distribution Date. In the case of the Class UT2-A1, Class UT2-A2 and Class UT2-A3 Interests, a per annum rate equal to the weighted average of the interest rate for the Class LTII2B for such Distribution Date. In the case of the Class UTM-1, Class UTM-2, Class UTM-3, Class UTM-4, Class UTM-5, Class UTM-6, Class UTB-1, Class UTB-2 and Class UTB-3 Interests, a per annum rate equal to the weighted average of the interest rates of Class LTII1B and Class LTII2B Interests for such Distribution Date weighted, respectively, on the basis of the uncertificated principal balances of the Class LTII1A and the Class LTII2A Interests.

     Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated as follows: (1) 98% to the Class A, Class M and Class B Certificates, with the allocation among such Certificates to be in proportion to the Certificate Principal Balance of each Class relative to the Certificate Principal Balance of all other Classes and (2) each Class of the Class C and Class P will be allocated 1% of the Voting Rights. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

     Weighted Average Available Funds Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate Stated Principal Balance of each Mortgage Group, the current aggregate Certificate Principal Balance of the Class 1-A and Class R Certificates, in the case of Group One, or the Class 2-A Certificates, in the case of Group Two) of the Class 1-A Available Funds Cap and the Class 2-A Available Funds Cap.

     Weighted Average Maximum Rate Cap: With respect to a Distribution Date, the per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate

Stated Principal Balance of each Mortgage Group, the current aggregate Certificate Principal Balance of the Class 1-A and Class R Certificates, in the case of Group One, or the Class 2-A Certificates, in the case of Group Two) of the Class 1-A Maximum Rate Cap and the Class 2-A Maximum Rate Cap.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. Conveyance of Mortgage Loans

     The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

     It is agreed and understood by the Depositor, the Servicer and the Trustee that it is not intended that any Mortgage Loan be included in the Trust that is, without limitation, either (i) a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003; (ii) a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004; (iii) a "High-Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004; (iv) a "High-Cost Home Loan" as defined by the Indiana High Cost Home Loan Law effective January 1, 2005 or (v) a "High-Cost Home Loan" as defined by the Illinois High Risk Home Loan Act effective January 1, 2004.

     In connection with such assignment, the Depositor does hereby deliver to, and deposit with the Trustee the following documents or instruments with respect to each Mortgage Loan:

          (A) The original Mortgage Note endorsed in blank or, "Pay to the order of LaSalle Bank National Association, as trustee for the Merrill Lynch First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-5, without recourse" together with all riders thereto. The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator of the Mortgage Loan to [____________________].

          (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage together with all riders thereto, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with all riders thereto certified to be a true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage together with all riders thereto, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded.

          (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage in blank or, to "LaSalle Bank National Association, as trustee for the Merrill Lynch First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-5."

          (D) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company).

          (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located.

          (F) Originals of all assumption and modification agreements, if any, and, for each Accommodated Mortgage Loan, documents evidencing the Adjustment Date Waiver.

          (G) If in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause to be made such endorsement.

          (H) With respect to any Mortgage Loan, none of the Depositor, the Servicer or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. In the event an Assignment of Mortgage is not recorded, the Servicer shall have no liability for its failure to receive and act on notices related to such Assignment of Mortgage.

          (I) With respect to the Adjustment Date Waivers, the Depositor and the Servicer shall cause delivery of such documents to the Trustee by no later than 45 days following the Closing Date. For avoidance of doubt, the Depositor, the Servicer and the Trustee acknowledge and agree that no Adjustment Date Waivers have been delivered to or received by the Trustee on or prior to the Closing Date and, therefore, any initial certification provided by the Trustee on or prior to the Closing Date shall not include any certification or reference to the Adjustment Date Waivers.

     The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee on behalf of the Certificateholders. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer, is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

     It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If the conveyance of Mortgage Loans from the Sponsor to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Sponsor deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Sponsor to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

     In addition to the conveyance made in the first paragraph of this Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under (x) the FFFC Purchase Agreement, including the Depositor's right, title and interest in the representations and warranties contained in the FFFC Purchase Agreement and the benefit of the repurchase obligations and the obligation of the Sponsor contained in the FFFC Purchase Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan and (y) the Guarantee. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Guarantee and the FFFC Purchase Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Sponsor, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto.

     SECTION 2.02. Acceptance by the Trustee of the Mortgage Loans

     Except as set forth in the exception report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Sponsor to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Depositor and the Trustee within forty-five (45) Business Days of the Closing Date.

     The Trustee acknowledges receipt of the three Corridor Contracts (forms of which are attached hereto as Exhibits M-1, M-2 and M-3) and the FFFC Purchase Agreement.

     The Trustee acknowledges receipt of the Swap Agreement that will be held in the Supplemental Interest Trust and is hereby instructed to enter into the Swap Agreement, not in its individual capacity, but solely as Supplemental Interest Trust Trustee.

     The Trustee agrees, for the benefit of Certificateholders and the NIMs Insurer to review each Mortgage File delivered to it within sixty (60) days after the Closing Date. The Trustee will ascertain and to certify, within seventy (70) days of the Closing Date, to the NIMs Insurers, the Depositor and the Servicer that all documents required by Section 2.01 (A)-(B), (C) (if applicable), and (D)-(E), and the documents if actually received by it, under
Section 2.01(F), have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B that have been conveyed to it. It is herein acknowledged that, in conducting such review, the Trustee shall not be under any duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate for the represented purpose, that they have actually been recorded or that they are other than what they purport to be on their face. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five (5) Business Days) after such finding so notify the NIMs Insurer, the Servicer, the Sponsor and the Depositor. In addition, the Trustee shall also notify the NIMs Insurer, the Servicer, the Sponsor and the Depositor if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within seventy (70) days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording office for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Sponsor correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of Section 2.03(c), within ninety (90) days from the date the Sponsor was notified of such omission or defect and, if the Sponsor does not correct or cure such omission or defect within such period, that the Sponsor purchase such Mortgage Loan from the Issuing Entity within ninety (90) days from the date the Trustee notified the Sponsor of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan.

     The Purchase Price for any Mortgage Loan purchased pursuant to this Section
2.02 shall be paid to the Servicer and deposited by the Servicer in the Certificate Account or Collection Account, as appropriate, promptly upon receipt, and upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer or receipt of such deposit by the Trustee, the Trustee, upon receipt of a Request for Release and certification of the Servicer of such required deposit, shall promptly release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be requested by the Sponsor and necessary to vest in the Sponsor or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Sponsor to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders and the NIMs Insurer. The preceding sentence shall not, however, limit any remedies available to Certificateholders, the NIMs Insurer, the Depositor or the Trustee pursuant to the FFFC Purchase Agreement.

     The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, recordable, duly authorized, sufficient, legal, valid or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor except as required for the performance of this Agreement and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan; notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable law, rule or regulation,
(B) to any government agency or regulatory body having or claiming authority to regulate or oversee any aspects of the business of the Trustee or that of any Affiliate, (C) pursuant to any subpoena, civil investigation demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the Trustee or any Affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor.

     Within seventy (70) days of the Closing Date, the Trustee shall deliver to the NIMs Insurer, the Depositor and the Servicer the Trustee's Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

     SECTION 2.03. Representations, Warranties and Covenants of the Depositor

          (a) The Depositor hereby represents and warrants to the NIMs Insurer, the Servicer and the Trustee as follows, as of the date hereof:

          (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the FFFC Purchase Agreement.

          (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the FFFC Purchase Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and the FFFC Purchase Agreement; and this Agreement and the FFFC Purchase Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

          (iii) The execution and delivery of this Agreement and the FFFC Purchase Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement and the FFFC Purchase Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

          (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and the FFFC Purchase Agreement or the ability of the Depositor to perform its obligations under this Agreement and the FFFC Purchase Agreement in accordance with the terms hereof.

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and the FFFC Purchase Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Sponsor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

          (b) The representations and warranties of the Sponsor with respect to the Mortgage Loans in the FFFC Purchase Agreement, which have been assigned to the Trustee hereunder, were made as of the Closing Date as specified in the FFFC Purchase Agreement. The Trustee acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

          (c) Upon discovery by any of the NIMs Insurer, the Depositor, the Servicer, the Sponsor or the Trustee (or its custodian) of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Charges or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within ninety (90) days of the discovery of such breach of any representation or warranty, the Depositor shall cause the Sponsor to either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or (c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. If a breach of the representations and warranties set forth in the FFFC Purchase Agreement exists solely due to the unenforceability of a Prepayment Charge, the Trustee or the other party having notice thereof shall notify the Servicer thereof and not seek to enforce the repurchase remedy provided for herein unless such Mortgage Loan is not current. In the event that such breach relates solely to the unenforceability of a Prepayment Charge, amounts received in respect of such indemnity up to the amount of such Prepayment Charge shall be distributed pursuant to Section 4.04(b)(i). As provided in the FFFC Purchase Agreement, if the Sponsor substitutes for a Mortgage Loan for which there is a breach of any representation or warranty in the FFFC Purchase Agreement, which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of the FFFC Purchase Agreement, the Sponsor will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of
Exhibit I and shall not be effected unless it is within two years of the Startup Day. The Sponsor indemnifies and holds the Issuing Entity, the Trustee, the Depositor, the Servicer, the NIMs Insurer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Issuing Entity, the Trustee, the Depositor, the Servicer, the NIMs Insurer and any Certificateholder may sustain in connection with any actions of the Sponsor relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03 and the FFFC Purchase Agreement to the extent that any such action causes (i) any federal or state tax to be imposed on the Issuing Entity or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860F(a)(1) of the Code or on "contributions after the startup day" under
Section 860G(d)(1) of the Code, or (ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     With respect to any Mortgage Loan repurchased by the Sponsor pursuant to the FFFC Purchase Agreement, the principal portion of the funds received by the Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Certificate Account pursuant to Section 3.05. Upon receipt by the Trustee of notice from the Servicer of receipt by the Servicer of the full amount of the Purchase Price for a Deleted Mortgage Loan, and upon receipt by the Trustee of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan and a Request for Release, the Trustee shall release and reassign to the Sponsor the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Depositor or the Sponsor, and the Trustee (and its custodian) shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     With respect to each Replacement Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Sponsor must deliver to the Trustee the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in

Section 2.01 along with a written certification certifying as to the Mortgage Loan satisfying all requirements under the definition of Replacement Mortgage Loan and the delivery of such Mortgage File and containing the granting language set forth in Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the Depositor that all documents required by Section 2.01(A)-(B), (C) (if applicable), and (D)-(E) have been executed and received.

     For any month in which the Sponsor substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Sponsor will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Charges with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate Prepayment Charges of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be remitted by the Sponsor to the Trustee for deposit into the Certificate Account by the Sponsor on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

     Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

     The Depositor shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans. Upon such substitution by the Sponsor, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the FFFC Purchase Agreement, including all applicable representations and warranties thereof included in the FFFC Purchase Agreement, as of the date of substitution.

          (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03 and (ii) of the Sponsor set forth in the FFFC Purchase Agreement, and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

          (e) The Depositor shall deliver a copy of the Mortgage Loan Schedule to the Servicer on the Closing Date.

          (f) The Depositor shall notify the Servicer and the Trustee when any NIM Notes are issued with the contact information of the issuer thereof and when such NIM Notes are no longer outstanding and if such NIM Notes are insured by a NIMs Insurer, the contact information with respect to such NIMs Insurer.

     SECTION 2.04. Representations and Warranties of the Servicer

          (a) The Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof:

          (i) The Servicer is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (ii) The Servicer has the corporate power and authority and to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

          (iv) The Servicer is an approved servicer of mortgage loans for Fannie Mae.

          (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

          (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

     SECTION 2.05. Substitutions and Repurchases of Mortgage Loans that are not "Qualified Mortgages"

     Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall cause the Sponsor, at the Sponsor's option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within ninety (90) days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee, upon the written direction of the Sponsor, shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

     SECTION 2.06. Authentication and Delivery of Certificates

     The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trustee has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Authenticating Agent in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform its duties set forth in this Agreement in accordance with the provisions hereof.

     SECTION 2.07. REMIC Elections

          (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns that are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC, the Lower Tier REMIC and the SWAP REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

          (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

     The SWAP REMIC shall consist of all of the assets of the Trust Fund, other than (i) amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof, (ii) the interests issued by the SWAP REMIC and the interests issued by the Lower Tier REMIC, (iii) the grantor trusts described in Section
2.07 hereof, (iv) each Corridor Contract and the Corridor Contract Account, (v) the Swap Agreement and the Supplemental Interest Trust. The SWAP REMIC shall issue the SWAP REMIC Regular Interests, which shall be designated as regular interests of such REMIC, and shall issue the Class SWR Interest, which shall be designated as the sole class of residual interest in the SWAP REMIC. Each of the SWAP REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement and this Section 2.07.

     The Lower Tier REMIC shall consist of the SWAP REMIC Regular Interests. The Lower Tier REMIC shall issue the Lower Tier REMIC Regular Interests, which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest, which shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition and the Preliminary Statement.

     The assets of the Upper Tier REMIC shall be the Lower Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the pass-through rate on each REMIC Regular Interest (other than the Uncertificated Class C Interest and the Class UT-IO Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Upper Tier REMIC Net WAC Cap.

     The beneficial ownership of the Class SWR Interest, the Class LTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class SWR Interest and the Class LTR Interest shall not have a principal balance or bear interest.

          (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of the Class R Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as "tax matters person" with respect to each such REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

          (d) (i) It is intended that the rights of each Class of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of each Class of the Class A, Class M and Class B Certificates and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A Certificates (other than the Class R Certificate), Class M Certificates, Class B Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. For information reporting requirements, the rights of the Class A, Class M and Class B Certificates to receive payments in respect of Excess Interest shall be assumed to have zero or a de minimis value. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A, Class M and Class B Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on the Corridor Contracts or the Swap Agreement, will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the relevant Class of Certificates pursuant to the related interest rate cap agreement.

          (ii) It is intended that the beneficial owners of the Certificates (other than the Class P and Class C Certificates) shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class C Certificates. Pursuant to each such notional principal contract, all beneficial owners of each Class of Certificates (other than the Class P and Class C Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Corresponding REMIC Regular Interest of such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a "Class Payment Shortfall"). A Class Payment Shortfall shall be allocated to each Class of Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Pass-Through Rate for a Class, computed by substituting "Upper Tier REMIC Net WAC Cap" for the Available Funds Cap set forth in the definition thereof, exceeds the amount of interest accrued on such Certificate at the Pass-Through Rate (without such substitution) for the related Accrual Period, and a Class Payment Shortfall payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance.

          (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the uncertificated Class UT-IO Interest, the rights to receive payments deemed made by the Class A, Class M and Class B Certificates in respect of notional principal contracts described in Section 2.07(d)(ii), the Corridor Contract Account, the Corridor Contracts, the Supplemental Interest Trust which holds the Swap Agreement, and the obligation of the holders of the Class C Certificates to pay amounts in respect of Excess Interest to the holders of the Class A, Class M and Class B Certificates shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class C Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable, (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A, Class M, Class B and Class C Certificates as may be applicable under the Code and (iv) provide, upon applying for and receiving the tax identification number for the grantor trust from the IRS, a properly completed Form W-9 on behalf of such grantor trust to the Swap Counterparty and Cap Contract Counterparty.

          (f) The parties intend that the portion of the Trust Fund consisting of the right to receive amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof shall be treated as a "grantor trust" under the Code, for the benefit of the holders of the Class P Certificates, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

          (g) The parties intend that amounts paid to the Swap Counterparty under the Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class C Certificates first, out of funds deemed received in respect of the Class UT-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class C Interest and third, out of funds deemed received in respect of notional principal contracts described in Section 2.07(d)(ii), and the provisions hereof shall be interpreted consistently with this intention. On each Distribution Date, to the extent that amounts paid to the Swap Counterparty are deemed paid out of funds received in respect of the Uncertificated Class C Interest, such amounts will be treated as distributed by the Upper Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the Swap Counterparty pursuant to the Swap Agreement.

     The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class C Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

          (h) All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than amounts distributable to the Class P Certificates pursuant to Section 4.04(b)(i) hereof) received by the SWAP REMIC with respect to the Mortgage Loans shall be paid to the SWAP REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any available funds remaining in the SWAP REMIC on a Distribution Date after distributions to the SWAP REMIC Regular Interests shall be distributed to the Class R Certificates on account of the Class SWR Interest. On each Distribution Date, the Trustee shall distribute the aggregate Interest Funds (net of expenses (other than any Net Swap Payment or Swap Termination Payment made to the Swap Counterparty) and payments to the Class P Certificates) with respect to each of the SWAP REMIC Regular Interests based on the interest rates for each such SWAP REMIC Regular Interest. On each Distribution Date, the Trustee shall distribute the aggregate Principal Funds with respect to the Group One Mortgage Loans first to the Class 1-SW1 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with the designation "1" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group One Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "1" in the same manner that principal distributions are allocated. On each Distribution Date, the Trustee shall distribute the aggregate Principal Funds with respect to the Group Two Mortgage Loans first to the Class 2-SW2 Interest until its principal balance is reduced to zero and then sequentially to each of the other SWAP REMIC Regular Interests beginning with the designation "2" in ascending order of their numerical class designation, in equal amounts to each such class in such numerical designation, until the principal balance of each such class is reduced to zero. All losses with respect to the Group Two Mortgage Loans shall be allocated among the SWAP REMIC Regular Interests beginning with the designation "2" in the same manner that principal distributions are allocated. Subsequent Recoveries with respect to the Group One and Group Two Mortgage Loans shall be allocated in the reverse fashion from the manner in which losses are allocated.

     All payments received by the Lower Tier REMIC with respect to the SWAP REMIC Regular Interests shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, payments and losses shall be allocated among the Lower Tier REMIC Regular Interests so that (i) each of the Lower Tier REMIC I Marker Interests shall have a principal balance equal to 25% of the principal balance of the Corresponding Certificates, (ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over
(y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests (if necessary to reflect an increase in overcollateralization, accrued and unpaid interest on the Class LTIX interest may be added to its principal amount to achieve this result) and (iii) the aggregate principal amount of the Class LTII1A Interest, Class LTII1B Interest, Class LTII2A Interest, Class LTII2B Interest and Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Distributions and losses allocated to the Lower Tier REMIC Regular Interests described in clause (iii) of the preceding sentence will be allocated among such Lower Tier REMIC Regular Interests in the following manner: (x) such distributions shall be deemed made to such Lower Tier REMIC Regular Interests first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group and second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of principal shall be distributed to each Lower Tier REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining distributions of principal to the Class LTIIX Interest and (y) such losses shall be allocated among the Lower Tier REMIC Regular Interests described in clause
(iii) of the preceding sentence first, so as to keep the principal balance of the each such Lower Tier REMIC Regular Interest with "B" at the end of its designation equal to 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group; second, to such Lower Tier REMIC Regular Interests with "A" at the end of its designation so that the uncertificated principal balance of each such Lower Tier REMIC Regular Interest is equal to 0.05% of the excess of (I) the aggregate scheduled principal balance of the Mortgage Loans in the related Mortgage Group over (II) the aggregate principal balance of Certificate Group One, in the case of the Class LTII1A Interest, or Certificate Group Two, in the case of the Class LTII2A Interest (except that if 0.05% of any such excess is greater than the principal amount of the related Lower Tier REMIC II Marker Interest with "A" at the end of its designation, the least amount of losses shall be allocated to each Lower REMIC II Marker Interest with "A" at the end of its designation such that the Lower Tier REMIC Subordinated Balance Ratio is maintained) and finally, any remaining losses to the Class LTIIX Interest. Notwithstanding the preceding two sentences, however, losses not allocated to any Class of Certificates will not be allocated to any Lower Tier REMIC Regular Interests. All computations with respect to the Lower Tier REMIC Regular Interests shall be taken out to ten decimal places.

     Any available funds remaining in the Lower Tier REMIC on a Distribution Date after distributions to the Lower Tier REMIC Regular Interests shall be distributed to the Class R Certificates in respect of the Class LTR Interest.

     If on any Distribution Date the Certificate Principal Balance of any Class of Certificates is increased pursuant to the last sentence of the definition of "Certificate Principal Balance", then there shall be an equivalent increase in the principal amounts of the Lower Tier REMIC Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the Lower Tier REMIC Regular Interests on such Distribution Date) among the Lower Tier REMIC Regular Interests so that, to the greatest extent possible, (i) each of the Lower Tier REMIC I Marker Interests has a principal balance equal to 25% of the principal balance of the Corresponding Certificates,
(ii) the Class LTIX Interest has a principal balance equal to the excess of (x) 50% of the remaining principal balance of the Mortgage Loans over (y) the aggregate principal balance of the Lower Tier REMIC I Marker Interests and (iii) the aggregate principal amount of the Lower Tier REMIC II Marker Interests and the Class LTIIX Interest shall equal 50% of the remaining principal balance of the Mortgage Loans. Allocations in connection with clause (iii) shall be made so that, to the greatest extent possible, (a) the principal balance of each Lower Tier REMIC II Marker Interest with "B" at the end of its designation equals 0.05% of the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group, (b) the principal balance of each Lower Tier REMIC II Marker Interest with "A" at the end of its designation equals 0.05% of the excess of (x) the aggregate scheduled principal balance of the Mortgage Loans in related Mortgage Group over (y) the aggregate principal balance of Certificate Group One in the case of the Class LTII1A Interest, or Certificate Group Two in the case of the Class LTII2A Interest and (c) any remaining allocations are made to the Class LTIIX Interest.

          (i) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the NIMs Insurer, the Trustee and the Issuing Entity against any and all Losses resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          (j) In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the NIMs Insurer and the Issuing Entity against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of the residual interest in such REMIC, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of the residual interest in such REMIC on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of the residual interest in such REMIC now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

     SECTION 2.08. [RESERVED]

     SECTION 2.09. Covenants of the Servicer

     The Servicer hereby covenants to each of the other parties to this Agreement that the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy.

     SECTION 2.10. [RESERVED]

     SECTION 2.11. Permitted Activities of the Issuing Entity

     The Issuing Entity is created for the object and purpose of engaging in the Permitted Activities. In furtherance of the foregoing, the Trustee is hereby authorized and directed to execute and deliver, on behalf of the Issuing Entity, the Corridor Contracts, and to execute and deliver on behalf of the Issuing Entity, and to perform the duties and obligations of the Issuing Entity under the Corridor Contracts, an insurance and indemnity agreement with a NIMs Insurer and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve in writing, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof. In addition, the Supplemental Interest Trust Trustee is hereby authorized and directed to execute and deliver, on behalf of the Supplemental Interest Trust and the Swap Agreement, and to execute and deliver on behalf of the Issuing Entity, and to perform the duties and obligations of the Supplemental Interest Trust under any agreement or instrument related to the Swap Agreement, in each case in such form as the Depositor shall direct or shall approve in writing, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

     SECTION 2.12. Qualifying Special Purpose Entity

     For purposes of SFAS 140, the parties hereto intend that the Issuing Entity shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 or SFAS 140.

     SECTION 2.13. Depositor Notification of NIM Notes

     The Depositor shall notify the Servicer and the Trustee in writing when NIM Notes are issued and of the identity and contact information of the NIMs Insurer, if applicable, and when all previously issued NIM Notes are no longer outstanding.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

     SECTION 3.01. Servicer to Service Mortgage Loans

     For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that, subject to Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Issuing Entity or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. Notwithstanding anything in this Agreement to the contrary, including
Section 3.05, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code. The Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, subordinations and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans, to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer. For purposes of this Section 3.01, the Trustee hereby grants to the Servicer a limited power of attorney in such form as shall be prepared by the Servicer and agreed to by the Trustee and the Servicer to execute and file any and all documents necessary to fulfill the obligations of the Servicer under this Section 3.01.

     Upon request of the Servicer, the Trustee shall furnish the Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans. The Trustee shall not be responsible for and the Servicer shall indemnify the Trustee for any action taken by the Servicer pursuant to the application of any power of attorney to the extent indemnification by the Servicer is required by Section
3.25 and provided that the Servicer shall have no obligation to indemnify the Trustee for such action to the extent such action was taken pursuant to and in accordance with specific written instructions from the Trustee, which instructions are not based on Servicer's recommendations or proposals. Notwithstanding anything contained herein to the contrary, the Servicer shall not without the Trustee's written consent, hire or procure counsel to represent the Trustee without indicating its representative capacity.

     The Servicer shall not be required to make any Advance or Servicing Advance with respect to a Mortgage Loan that is 150 days or more delinquent.

     The Servicer and the Trustee shall have at least 10 days' notice of the issuance of any NIM Notes.

     The Servicer shall deliver a list of Servicing Officers and specimen signatures to the Trustee by the Closing Date.

     In accordance with Accepted Servicing Practices the Servicer will fully furnish (for the period it services the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis except as the Servicer deems prudent for prevention or resolution of disputes with Mortgagors.

     The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS System, shall be subject to withdrawal by the Servicer from the Collection Account (provided that such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

     The Servicer (and any successor thereto hereunder) hereby acknowledges that with respect to each Accommodated Mortgage Loan, (i) the first Adjustment Date and (ii) a reduction in the mortgage margin will occur on, and become effective as of, respectively, the sixty-first Monthly Payment due thereunder. The Servicer's data with respect to the servicing of the Accommodated Mortgage Loans shall at all times reflect that the first Adjustment Date and mortgage margin reduction with respect to each Accommodated Mortgage Loan shall occur on, and become effective as of, respectively, each such Accommodated Mortgage Loan's sixty-first Mortgage Payment. The Servicer shall maintain such data such that any successor to the Servicer will give effect to the Adjustment Date Waiver with respect to each Accommodated Mortgage Loan.

     SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer

          (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a Subservicer, which may be an affiliate, pursuant to a subservicing agreement (each, a "Subservicing

Agreement"); provided, however, that (i) such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder, (ii) that such Subservicing Agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates or any of the NIM Notes evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIMs Insurer and (iii) the NIMs Insurer shall have consented to such Subservicing Agreement, which consent shall not be unreasonably withheld. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Subservicing Agreement entered into by the Servicer shall contain a provision giving any successor servicer the option to terminate such agreement, with the consent of the NIMs Insurer (which consent shall not be unreasonably withheld), in the event a successor servicer is appointed. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The Servicer shall deliver to the Trustee and the NIMs Insurer copies of all Subservicing Agreements. The Trustee shall have no obligations, duties or liabilities with respect to a Subservicer, including, without limitation, any obligation, duty or liability to monitor such Subservicer or to pay a Subservicer's fees and expenses. If the Servicer is terminated, these Subservicing Agreements will automatically terminate in accordance with the terms therein unless the successor servicer elects otherwise.

          (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

          (c) The Servicer shall not permit a Subservicer to perform any servicing responsibilities hereunder with respect to the Mortgage Loans unless that Subservicer first agrees in writing with the Servicer to deliver an Assessment of Compliance and an Accountant's Attestation in such manner and at such times that permits that Servicer to comply with Section 3.17 of this Agreement.

          (d) The Servicer may enter into a special servicing advisory agreement with a holder of the Class R Certificate and/or one or more other classes of Subordinate Certificates issued by the Issuing Entity or of a net interest margin trust holding certificates issued by the Issuing Entity and/or an advisor designated by the holder of the Class R Certificate. Pursuant to such agreement, the Servicer may provide such holder or advisor, in its capacity as special servicing advisor, with loan-level information with respect to the Mortgage Loans, and the holder of the Class R Certificate or the special servicing advisor designated by the holder of the Class R Certificate may advise the Servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate such Mortgage Loans and/or any other efforts to maximize recoveries with respect to such Mortgage Loans.

     SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the Servicer

     Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and neither of them is obligated to supervise the performance of the Servicer hereunder or otherwise.

     SECTION 3.04. Trustee to Act as Servicer

     Subject to Sections 3.29, 6.04 and 7.02, in the event that the Servicer shall for any reason no longer be the servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses arising out of any acts or omissions of the predecessor servicer hereunder, (ii) obligated to make Advances or Servicing Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to
Section 2.02, 2.03 or 2.05 hereof, (iv) responsible for any expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Trustee (subject to clause (ii) above) or its designee, in its capacity as the successor servicer, shall immediately assume the terminated or resigning Servicer's obligation to make Advances and Servicing Advances). No such termination or resignation shall affect any obligation of the Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If the Servicer shall for any reason no longer be a servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession. To the extent any costs or expenses, including without limitation, Servicing Transfer Costs incurred by the Trustee in connection with this Section 3.04 or Section 7.02, are not paid by the Servicer pursuant to this Agreement within thirty (30) days of the date of the Trustee's invoice thereof, such amounts shall be payable out of the Certificate Account; provided that if the Servicer has been terminated by reason of an Event of Default, the terminated servicer shall reimburse the Issuing Entity for any such expense incurred by the Issuing Entity upon receipt of a reasonably detailed invoice evidencing such expenses. If the Trustee is unwilling or unable to act as servicer, the Trustee shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified in this Agreement and reasonably acceptable to the NIMs Insurer.

     The Servicer shall, upon request of the Trustee, but at the expense of the Servicer if the Servicer has been terminated by reason of an Event of Default, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

     SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account

          (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage

Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any default interest charge, or (ii) subject to Section 3.01 and applicable REMIC requirements, extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided, further, that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment after the Cut-off Date if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-Off Date. In the event of any such arrangement pursuant to clause (ii) above, subject to Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding clause (ii) above and its related provisos, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01 and not subject to the requirement to make Advances pursuant to Section 4.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in determining which course of action permitted by this sentence it shall pursue, the Servicer shall adhere to the standards of Section 3.01. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

     [The Servicer will be entitled to receive a fee from amounts on deposit in the Collection Account for the costs associated with such forbearances pursuant to this Section 3.05(a) in amounts as follows: (i) for each modification of the terms of a Mortgage Loan, $500; (ii) for each presale resulting in satisfaction of a Mortgage Loan, $900; and (iii) for each completed repayment plan of a Mortgage Loan, $250, such amount to be withdrawn by the Servicer from the Collection Account pursuant to Section 3.08(a)(xiii) on or prior to the Servicer Remittance Date immediately following the completion of such forbearance activity.]

     With respect to the Mortgage Loans affected by a hurricane or other natural disaster, if the Mortgaged Property is located in public and individual assistance counties, as designated by Federal Emergency Management Agency (as set forth on its website www.fema.gov), the Servicer (or the Subservicer, if such Servicer is no longer servicing Mortgage Loans), may, at its sole option, cease collection activities, charging late fees and credit reporting activity for all Mortgagors in such counties for a period of time and, if reasonably prudent, may extend such period as long as it deems necessary. In addition, the Servicer (or the Subservicer, if applicable) may suspend all foreclosure and bankruptcy activity relating to such Mortgage Loans for a period of time and, if reasonably prudent, may extend such period as long as it deems necessary.

          (b) The Servicer will not waive any Prepayment Charge or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) in the Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Charge and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), or (iv) the collection of the Prepayment Charge or of a similar type of prepayment premium would be considered "predatory" or "illegal" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters or has been challenged by any such authority, or (v) unless the Depositor has notified the Servicer that there are NIM Notes outstanding, there is a certified class action in which a similar type of prepayment premium is being challenged. Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Charge in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a Prepayment Charge relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Charge (or such portion thereof as had been waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement.

          (c) The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

          (d) The Servicer shall establish and initially maintain, on behalf of Trustee for the benefit of the Certificateholders, a Collection Account. The Servicer shall deposit into such Collection Account daily, within two (2) Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-off Date with respect to the Mortgage Loans:

          (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

          (ii) all payments on account of interest on the Mortgage Loans net of the Servicing Fee permitted under Section 3.15, other than (x) interest due on the Mortgage Loans on or prior to the Cut-off Date and (y) Prepayment Interest Excess;

          (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to either the Mortgagor or the holder of a senior lien on the Mortgaged Property in accordance with the Servicer's normal servicing procedures;

          (iv) all Subsequent Recoveries;

          (v) all Compensating Interest;

          (vi) any amount required to be deposited by the Servicer pursuant to
     Section 3.05(f) in connection with any losses on Permitted Investments;

          (vii) any amounts required to be deposited by the Servicer pursuant to
     Section 3.10 hereof;

          (viii) all Advances made by the Servicer pursuant to Section 4.01;

          (ix) all Prepayment Charges; and

          (x) any other amounts required to be deposited hereunder.

     The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, all servicing related fees, including late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property, modification fees, extension fees and other similar ancillary fees and charges (other than Prepayment Charges)) if collected, and any Prepayment Interest Excess need not be remitted by the Servicer. Rather, such fees and charges may be retained by the Servicer as additional servicing compensation. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.

     The Servicer shall give notice to the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty (20) days after each Distribution Date, the Servicer shall make available to the Trustee the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

          (e) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:

          (i) the aggregate amount withdrawn by the Servicer from the Collection Account for deposit in the Certificate Account;

          (ii) the Purchase Price and any Substitution Adjustment Amount;

          (iii) any amount required to be deposited by the Trustee pursuant to
     Section 3.05(f) in connection with any losses on Permitted Investments; and

          (iv) the Optional Termination Amount paid by the Servicer or one of its affiliates, or the NIMs Insurer, if any, pursuant to Section 9.01.

     Any amounts received by the Trustee which are required to be deposited in the Certificate Account by the Servicer may be invested in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by the Servicer and deposit by the Servicer into the Certificate Account shall be exclusive. If the Servicer fails to remit any funds due by the time designated herein, the Servicer shall pay to the Trustee, for its own account, interest accrued on such funds at the prime rate as set forth in The Wall Street Journal from and including the applicable due date, to but excluding the day such funds are paid to the Trustee. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer. The Trustee shall give notice to the Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.

          (f) Each institution that maintains the Collection Account shall, and each institution that maintains the Certificate Account may but shall not be required to, invest the funds in each such account, as directed by the Servicer or the Trustee, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account, the Business Day preceding the Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance Date) and (ii) in the case of the Certificate Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of the Trustee and shall be remitted to or withdrawn by it monthly as provided herein. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Trustee in the Certificate Account out of the Trustee's own funds immediately as realized.

     SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts

     To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

     Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments, dues or comparable items and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to a "non-sufficient funds" or other denial by the related Mortgagor's banking institution or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

     SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans

     Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

     The Servicer may from time to time provide the Depositor, and any Person designated by the Depositor, with reports and information regarding the Mortgage Loans, including without limitation, information requested by the Depositor or the Originator of the Mortgage Loans for required institutional risk control. In addition, subject to limitations of applicable privacy laws, the Servicer may make public information regarding performance of the Mortgage Loans.

     SECTION 3.08. Permitted Withdrawals from the Collection Account and Certificate Account

          (a) The Servicer may from time to time, make withdrawals from the Collection Account for the following purposes:

          (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment of interest that equals the Servicing Fee for the period with respect to which such interest payment was made, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

          (ii) to reimburse the Servicer (or the Trustee as successor servicer) for Advances made by it (or to reimburse the Advancing Person for Advances made by it) with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds (which include Condemnation Proceeds and Insurance Proceeds)) that represent late recoveries of payments of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

          (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and any Non-Recoverable Servicing Advances previously made to the extent that, in the case of Non-Recoverable Servicing Advances, reimbursement therefor constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

          (iv) to pay to the Servicer earnings on or investment income with respect to funds in or credited to the Collection Account;

          (v) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

          (vi) [Reserved];

          (vii) to pay the Servicer (or the Trustee as successor servicer) any unpaid Servicing Fees and to reimburse it for any unreimbursed Servicing Advances (to the extent that reimbursement for Servicing Advances would constitute an "unanticipated expense" within the meaning of Treasury Regulation
Section 1.860G-1(b)(3)(ii)), the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vii) with respect to any Mortgage Loan being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds and including any Subsequent Recoveries related to any Liquidated Loan) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

          (viii) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Sections 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

          (ix) to reimburse the Servicer, the Trustee or the Depositor for expenses incurred by any of them in connection with the Mortgage Loans or the Certificates and reimbursable pursuant to Sections 3.04, 3.25 or 6.03 hereof provided that reimbursement therefor would constitute "unanticipated" expenses within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

          (x) to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach or defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (x) only to the extent that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

          (xi) to pay the Servicer any unpaid Servicing Fees for any Mortgage Loan upon such Mortgage Loan being charged off and upon termination of the obligations of the Servicer;

          (xii) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be or incorrectly deposited therein or amounts previously deposited but returned as unpaid due to insufficient funds or other denial by the related Mortgagor's banking institution;

          (xiii) to pay the Servicer any fees for the costs associated with forbearances pursuant to Section 3.05(a); and

          (xiv) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

     In addition, the Servicer will use commercially reasonable efforts to cause to be withdrawn from the Collection Account no later than 2:30 p.m. Eastern Time, but in any case no later than 4:00 p.m. Eastern Time on the Servicer Remittance Date, the Interest Funds and the Principal Funds (for this purpose only, neither Interest Funds nor Principal Funds shall include a deduction for any amount reimbursable to the Trustee unless such amounts have actually been reimbursed from such funds at the discretion of the Servicer), to the extent on deposit, and such amount shall be deposited in the Certificate Account; provided, however, if the Trustee does not receive such Interest Funds and Principal Funds on the Servicer Remittance Date, the Servicer shall pay, out of its own funds, interest on such amount at a rate equal to the "prime rate" as published by The Wall Street Journal at such time for each date or part thereof.

     The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

     The Servicer shall provide written notification to the Trustee on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (vii) above.

     Unless otherwise specified, any amounts reimbursable to the Servicer or the Trustee from amounts on deposit in the Collection Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

          (b) The Trustee shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement (and shall withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, prior to making such distributions to the Certificateholders, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

          (i) to withdraw pursuant to Section 3.05 any amount deposited in the Certificate Account and not required to be deposited therein;

          (ii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof (after paying all amounts necessary to the Trustee or the Servicer in connection with any such termination);

          (iii) to pay to the Trustee for any fees, expenses and indemnification reimbursable pursuant to this Agreement, including without limitation Sections 3.04, 6.03, 8.05 and 8.06 hereof; and

          (iv) to pay to the Trustee earnings on or investment income with respect to funds in or credited to the Certificate Account.

     SECTION 3.09. [RESERVED]

     SECTION 3.10. Maintenance of Hazard Insurance

     The Servicer shall cause to be maintained, for each first lien Mortgage Loan, hazard insurance with extended coverage in an amount, to the extent permitted by applicable law, that is at least equal to the lesser of (i) the estimated replacement value of the improvements that are part of such Mortgaged

Property which may be the last known coverage, or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer or (iii) the amount required under applicable HUD/FHA regulations. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent required under the standards described below. Pursuant to Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent and as otherwise permitted by Section
3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If a first lien Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan,
(ii) the estimated replacement value of the improvements that are part of such Mortgaged Property which may be the last known coverage, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

     In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

     SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption Agreements

     When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, except as set forth below, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law; provided, further, that the Servicer shall not take any action in relation to the enforcement of any "due-on-sale" clause that would adversely affect or jeopardize coverage under any Required Insurance Policy. In such event, the Servicer shall make reasonable efforts to enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the Mortgage, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note. In addition to the foregoing, the Servicer shall not be required to enforce any "due-on-sale" clause in accordance with Accepted Servicing Practices, if in the reasonable judgment of the Servicer not entering into an assumption and modification agreement with a Person to whom such property shall be conveyed and releasing the original Mortgagor from liability would be in the best interests of the Certificateholders. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates), which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any transfer or assumption which the Servicer reasonably believes, in accordance with Accepted Servicing Practices, it is restricted by law from preventing, for any reason whatsoever.

     SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds; Special Loss Mitigation

          (a) The Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to
Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property and, if applicable, as a Non-Recoverable Servicing Advance, as contemplated in Section 3.08 hereof.

     With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee, on behalf of the Certificateholders, or its nominee (which nominee shall not be the Servicer). Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer or an Affiliate thereof may receive usual and customary real estate referral fees for real estate brokers in connection with the listing and disposition of REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

     In the event that the Issuing Entity acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or reasonably foreseeable default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the expiration of three years from the end of the year of its acquisition by the Issuing Entity or, at the expense of the Issuing Entity, obtain, in accordance with applicable procedures for obtaining an automatic extension of the grace period, more than sixty (60) days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period, in which case such property must be disposed of prior to the end of such extension, unless the Trustee and the NIMs Insurer shall have been supplied with an Opinion of Counsel addressed to the Trustee (such Opinion of Counsel not to be an expense of the Trustee or the NIMs Insurer), to the effect that the holding by the Issuing Entity of such Mortgaged Property subsequent to such three-year period or extension will not result in the imposition of taxes on "prohibited transactions" of the Issuing Entity or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Issuing Entity may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Issuing Entity shall be held, rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Issuing Entity in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Issuing Entity or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Trustee and the Issuing Entity with respect to the imposition of any such taxes. The Servicer shall have no liability for any losses resulting from a foreclosure on a second lien Mortgage Loan in connection with the foreclosure of the related first lien mortgage loan that is not a Mortgage Loan if the Servicer does not receive notice of such foreclosure action.

     The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property, shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent the income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

     Notwithstanding the foregoing provisions of this Section 3.12 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the assistant vice president for foreclosures or the vice president of default management of the Servicer has actual knowledge (which shall not be presumed due to any documents received by the Servicer) of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Issuing Entity or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer believes, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

     (1) such Mortgaged Property is in material compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Issuing Entity to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

     (2) it is probable that there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which additional investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Issuing Entity to take such actions with respect to the affected Mortgaged Property.

     The Servicer shall forward a copy of the environmental audit report to the Depositor and the Trustee. The cost of the environmental audit report contemplated by this Section 3.12 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     If the Servicer determines, as described above, that it is in the best economic interest of the Issuing Entity to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer may take such action as it deems to be in the best economic interest of the Issuing Entity; provided that any amounts disbursed by the Servicer pursuant to this Section 3.12 shall constitute Advances. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Collection Account, such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans. If the Servicer decides not to take such action, it may not obtain title to such Mortgaged Property.

     The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

     The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds, will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vii) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; fourth, as a recovery of principal of the Mortgage Loan; and fifth, to any prepayment charges.

     The net proceeds from an REO Property will be applied as between the parties in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vii) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to Section 3.08(a)(ii) or this Section 3.12; third, as a recovery of principal; and fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the related REO Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed.

          (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

          (c) [Reserved].

          (d) With respect to such of the Mortgage Loans as come into and continue in default, the Servicer will decide, in its reasonable business judgment, whether to (i) foreclose upon the Mortgaged Properties securing those Mortgage Loans pursuant to Section 3.12(a), (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt (provided that the Servicer has determined that no net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property), (iii) take a deed in lieu of foreclosure, (iv) accept a short sale or short refinance; (v) arrange for a repayment plan or refinancing, or (vi) agree to a modification of such Mortgage Loan. As to any Mortgage Loan that becomes 120 days delinquent, the Servicer may obtain a broker's price opinion, the cost of which will be reimbursable as a Servicing Advance. After obtaining the broker's price opinion, the Servicer will determine, in its reasonable business judgment, whether a net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgage Property. If the Servicer determines that no such recovery is possible, it must charge off the related Mortgage Loan at the time it becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the Servicer will discontinue making Advances, the Servicer will not be entitled to future Servicing Fees (except as provided below) with respect to such Mortgage Loan, and the Mortgage Loan will be treated as a Liquidated Mortgage Loan. If the Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property on a Mortgage Loan that becomes 180 days delinquent, the Servicer will continue to be entitled to Servicing Fees, the Servicer need not charge off such Mortgage Loan and may continue making Advances, and the Servicer will continue to report the Mortgage Loan to the Trustee as being serviced by the Servicer.

          (e) Any Mortgage Loan that is charged off, pursuant to (d) above, may continue to be serviced by the Servicer for the Certificateholders using specialized collection procedures (including foreclosure, if appropriate). The Servicer will not be entitled to Servicing Fees and reimbursement of expenses in connection with such Mortgage Loans after the date of charge off, except to the extent of funds available from any recoveries on any such Mortgage Loans. Any such Mortgage Loans serviced in accordance with the specialized collection procedures shall be serviced for approximately six months. Any net recoveries received on such Mortgage Loans during such six month period will be treated as Subsequent Recoveries. On the date that is six months after the date on which the Servicer begins servicing such Mortgage Loans using the specialized collection procedures, unless specific net recoveries are anticipated by the Servicer on a particular Mortgage Loan, such charged off loan will be released to the majority holder of the Class C Certificates and thereafter, (i) the majority holder of the Class C Certificates (as identified with contact information in writing to the Servicer by the Depositor) will be entitled to any amounts subsequently received in respect of any such released loans, subject to a servicing fee, (ii) the servicing thereof and the servicing fee shall be pursuant to a servicing agreement between the Depositor and the Servicer if the Servicer continues to service such loan, (iii) the majority holder of the Class C Certificates may designate any servicer to service any such released loan and
(iv) the majority holder of the Class C Certificates may sell any such released loan to a third party.

     SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files

     Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its custodian by delivering a Request for Release substantially in the form of
Exhibit I. Upon receipt of a copy of such request, the Trustee or its custodian shall promptly release the related Mortgage File to the Servicer, the cost of which may be charged to the Servicer by the Trustee, and the Servicer is authorized to cause the removal from the registration on the MERS System of any such Mortgage if applicable, and the Servicer, on behalf of the Trustee shall execute and deliver the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Mortgagor to the extent permitted by law, and otherwise to the Trust Fund to the extent such expenses constitute "unanticipated expenses" within the meaning of Treasury Regulations
Section 1.860G-(1)(b)(3)(ii). From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its custodian shall, upon delivery to the Trustee or its custodian of a Request for Release in the form of Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer, and the cost of delivery of the Mortgage File may be charged to the Servicer by the Trustee. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account.

     Each Request for Release may be delivered to the Trustee or its custodian
(i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its custodian shall mutually agree. The Trustee or its custodian shall release the related Mortgage File(s) within four (4) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its custodian to release such Mortgage Files, provided the Trustee or its custodian has determined that such Request for Release has been executed, with respect to clauses (i) or (ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its custodian complies with its duties and obligations under this Agreement. If the Trustee or its custodian is unable to release the Mortgage Files within the period previously specified, the Trustee or its custodian shall immediately notify the Servicer indicating the reason for such delay. The Servicer shall not pay penalties or damages due to the Trustee's or its designee's negligent failure to release the related Mortgage File or the Trustee's or its designee's negligent failure to execute and release documents in a timely manner, and such amounts shall be Servicer Advances.

     On each day that the Servicer remits to the Trustee or its custodian Requests for Releases pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee or its custodian a summary of the total number of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii) above.

     If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer may deliver or cause to be delivered to the Trustee for signature, or on behalf of the Trustee execute, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee to be returned to the Trustee promptly after possession thereof shall have been released by the Trustee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property and the Servicer shall have delivered to the Trustee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

     The Servicer shall not have any liability for and shall be excused from the performance of the Agreement to the extent the Servicer is unable to perform due to the Trustee's or the custodian's failure to release the related Mortgage File or the Trustee's or the custodian's failure to execute and release documents in a timely manner.

     SECTION 3.14. Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

     All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust Fund, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Certificate Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

     SECTION 3.15. Servicing Compensation

     As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment or recovery of interest on a Mortgage Loan included in the Trust Fund an amount equal to interest at the applicable Servicing Fee Rate on the Stated Principal Balance of the related Mortgage Loan as of the immediately preceding Distribution Date.

     Additional servicing compensation in the form of any Excess Proceeds, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property), bad check charges, modification fees and similar fees and charges payable by the Mortgagor, Prepayment Interest Excess, all income and gain net of any losses realized from Permitted Investments in the Collection Account, and any other benefits arising from the Collection Account and the Escrow Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account and the Escrow Account pursuant to Sections 3.05, 3.06 or 3.12(a) hereof. Additionally, the Servicer will be entitled to receive a fee from amounts on deposit in the Collection Account for the costs associated with certain forbearances with respect to Mortgage Loans in amounts as specified in Section 3.05(a) herein. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement. In no event shall the Trustee be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

     SECTION 3.16. Access to Certain Documentation

     The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, as applicable, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. The Servicer shall provide to the Trustee access to its records regarding the Mortgage Loans upon reasonable prior notice and during regular business hours.

     SECTION 3.17. Annual Statement as to Compliance

     Not later than (a) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer shall deliver to the Trustee and the Depositor, an Officer's Certificate in the form attached hereto as Exhibit U stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year or a portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. With respect to any Subservicer that meets the criteria of Item 1108(a)(2)(i) through (iii) of Regulation AB, the Servicer shall deliver, on behalf of that Subservicer, the Officer's Certificate set forth in this Section 3.17 as and when required with respect to such Subservicer.

     SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements

          (a) Not later than (i) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, by April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer, at its own expense, shall deliver to the Trustee and the Depositor an officer's assessment of its compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB (the "Assessment of Compliance"), which assessment shall be substantially in the form of Exhibit R hereto.

          (b) Not later than (i) March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) or (ii) with respect to any calendar year during which an annual report on Form 10-K is not required to be filed pursuant to Section 3.20 on behalf of the Issuing Entity, April 15 of each calendar year (or if such day is not a Business Day, the immediately succeeding Business Day), the Servicer, at its own expense, shall cause a nationally or regionally recognized firm of independent registered public accountants (who may also render other services to any Servicer, the Sponsor or any Affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to be provided to the Trustee and the Depositor that attests to and reports on the Assessment of Compliance provided by such Servicer pursuant to Section 3.18(a) (the

"Accountant's Attestation"). Such Accountant's Attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

          (c) The Servicer shall deliver on behalf of any Subservicer and each Subcontractor (unless, in the case of any Subcontractor, the Depositor has notified the Servicer and the Trustee in writing that such compliance statement is not required by Regulation AB) not later than March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, to the Trustee and the Depositor an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit R hereto. The Servicer shall deliver on behalf of any Subservicer (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, by April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business
Day) to the Trustee and the Depositor an Assessment of Compliance, which assessment shall be substantially in the form of Exhibit R hereto.

          (d) Not later than March 12 of each calendar year (other than the calendar year during which the Closing Date occurs) with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Servicer shall cause each Subservicer and each Subcontractor (unless, in the case of any Subcontractor, the Depositor has notified the Trustee and Servicer in writing that such compliance statement is not required by Regulation AB) to provide for delivery to the Trustee and the Depositor an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(c) above. Other than the calendar year during which the Closing Date occurs, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is not required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, not later than April 15 of each calendar year (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), the Servicer shall cause each Subservicer to provide for delivery to the Trustee and the Depositor an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(c) above.

          (e) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, fifteen
(15) calendar days before the date on which the Issuing Entity's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor and the Servicer an Assessment of Compliance with regard to the Servicing Criteria applicable to the Trustee during the preceding calendar year.

          (f) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, fifteen
(15) calendar days before the date on which the Issuing Entity's annual report on Form 10-K with respect to the transactions contemplated by this Agreement is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall deliver to the Depositor and the Servicer an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(e) above.

          (g) Not later than, with respect to any calendar year during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, fifteen (15) calendar days before the date on which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business
Day), the Depositor shall cause each custodian, if any, to deliver to the Depositor, the Servicer and the Trustee an Assessment of Compliance with regard to the Servicing Criteria applicable to such custodian during the preceding calendar year.

          (h) Not later than March 12, (or, in each case, if such day is not a Business Day, the immediately succeeding Business Day), of any calendar year (other than the calendar year during which the Closing Date occurs) during which the Issuing Entity's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Depositor shall cause each custodian, if any, to deliver to the Depositor, the Servicer and the Trustee an Accountant's Attestation by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance pursuant to Section 3.18(g) above.

          (i) [Reserved].

          (j) [Reserved].

          (k) The Trustee agrees to require any custodian appointed by it to indemnify and hold harmless the Trustee, the Depositor and the Servicer and each Person, if any, who "controls" the Trustee, the Depositor or the Servicer within the meaning of the Securities Act and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on
(i) the failure of the custodian, if any, to deliver when required any information required of it pursuant to Sections 3.18 or 3.20 or (ii) any material misstatement or omission contained in any information provided on its behalf pursuant to Sections 3.18 or 3.20.

          (l) Any statement, report and information, including the Assessments of Compliance and Accountant's Attestations, delivered to the Trustee pursuant to Sections 3.17 and 3.18 shall be delivered in a Microsoft Word format (or other word processing format that is acceptable to the Trustee) or in such other form as agreed upon by the Trustee and the party delivering such statement, report or other information. Copies of such Assessments of Compliance and Accountant's Attestations shall be available on the Trustee's website www.etrustee.net to any Certificateholder, provided such statement is delivered to the Trustee. The initial Assessments of Compliance and Accountant's Attestations required pursuant to this Section 3.18 shall be delivered to the Trustee, and the Depositor, as applicable, by each party no later than March 12, 2008.

          (m) Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.18 is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available to such party without unreasonable effort or expense and within such timeframe as may be reasonably requested. Any such supplementation or modification shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act.

     SECTION 3.19. Subordination of Liens

     In connection with any governmental program under which a Mortgagor may obtain a benefit in the event the related Mortgaged Property is subject to a disaster provided that the Mortgagor files a covenant or other lien against the Mortgaged Property and is required to obtain the subordination thereto of the Mortgage, the Servicer may cause such subordination to be executed and filed provided that either (i) the related Mortgage Loan is in default or, in the Servicer's best judgment, default with respect to such Mortgage Loan is reasonably foreseeable or (ii) such subordination and participation in such governmental program will not result in a change in payment expectations with respect to such Mortgage Loan. For purposes of the preceding sentence, a change in payment expectations occurs if, as a result of such subordination and participation in such governmental program, (1) there is a substantial enhancement of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was primarily speculative prior to such subordination and participation in such governmental program and is adequate after such subordination and participation in such governmental program or (2) there is a substantial impairment of the Mortgagor's capacity to meet the payment obligations under the Mortgage Loan and that capacity was adequate prior to such subordination and participation in such governmental program and is primarily speculative after such subordination and participation in such governmental program. The preceding sentence and clause (ii) of the second preceding sentence are intended to comply with Treasury Regulations Section 1.1001-3(e)(4) and shall be interpreted in accordance therewith.

     SECTION 3.20. Periodic Filings

     As set forth on Schedule X hereto, for so long as the Issuing Entity is subject to the Exchange Act reporting requirements, no later than the end of business on the 2nd Business Day after the occurrence of an event requiring disclosure on Form 8-K (a "reportable event"), the Depositor, the Sponsor or the Servicer (i) shall have timely notified the Trustee of an item reportable on a Form 8-K (unless such item is specific to the Trustee, in which case the Trustee will be deemed to have notice) and (ii) shall have delivered to the Trustee, all information, data, and exhibits required to be provided or filed with such Form 8-K in a word format (or other word processing format that is acceptable to the Trustee) agreed upon by the Trustee and Depositor, Sponsor or Servicer. The Depositor or the Trustee, to the extent the reportable item pertains to such party, shall notify the Servicer thereof by telephone. The Trustee shall not be responsible for determining what information is required to be filed on a Form 8-K in connection with the transactions contemplated by this Agreement (unless such information is specific to the Trustee, in which case the Trustee will be responsible for consulting with the Depositor or Servicer in making such a determination) or what events shall cause a Form 8-K to be required to be filed (unless such event is specific to the Trustee, in which case the Trustee will be responsible for consulting with the Depositor or Servicer before causing such Form 8-K to be filed) and shall not be liable for any late filing of a Form 8-K in the event that it does not receive all information, data and exhibits required to be provided or filed on or prior to the second Business Day prior to the applicable filing deadline and with respect to signatures, by noon, New York City time, on the fourth Business Day after the reportable event. After preparing the Form 8-K on behalf of the Depositor, the Trustee shall, if required, forward electronically a draft copy of the Form 8-K to the Depositor and the Servicer for review. No later than one and one-half Business Days after receiving a final copy of the Form 8-K from the Trustee, unless the Servicer has received from the Depositor a notice to the contrary, a duly authorized representative of the Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 8-K; provided that the Depositor has notified the Trustee that it approves of the form and substance of such Form 8-K. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in this Agreement. After filing with the Commission, the Trustee will, pursuant to this Agreement, make available on its internet website a final executed copy of each Form 8-K. The Trustee will have no obligation to prepare, execute or file such Form 8-K or any liability with respect to any failure to properly prepare, execute or file such Form 8-K resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 8-K within the time frames required by this paragraph, not resulting from its own negligence, bad faith or willful misconduct.

     Within fifteen (15) days after each Distribution Date, the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 10-D with a copy of the report to the Certificateholders for such Distribution Date as an exhibit thereto. Any other information provided to the Trustee by the Servicer or Depositor to be included in Form 10-D shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any additional information on Form 10-D ("Additional Form 10-D Disclosure") as set forth in the next paragraph.

     As set forth in Schedule Y hereto, within five (5) calendar days after the related Distribution Date (i) the parties hereto, as applicable, will be required to provide to the Depositor and the Servicer, to the extent known to such party, any Additional Form 10-D Disclosure (including any breaches of pool asset representations and warranties or transaction covenants of which the party has written notice and which has not been included on the monthly distribution report for the period), if applicable, and (ii) the Depositor, to the extent it deems necessary, forward to the Trustee in a Microsoft Word format (or other word processing format that is acceptable to the Trustee) (with a copy to the Servicer), or in such other form as otherwise agreed upon by the Trustee and the Depositor, the form and substance of the Additional Form 10-D Disclosure by the eighth (8th) calendar day after the related Distribution Date. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

     After preparing the Form 10-D at the direction of the Depositor, the Trustee will forward electronically a draft copy of the Form 10-D to the Depositor and the Servicer for review by the 9th calendar day after the Distribution Date. No later than two (2) Business Days after receipt of a final copy after the related Distribution Date, unless the Servicer receives a notice from the Trustee as described below or a notice from the Depositor that it has discovered a material deficiency or irregularity with respect to such Form 10-D, a duly authorized representative of the Servicer shall sign the Form 10-D and return an electronic or fax copy of such Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 10-D within two (2) Business Days.

Unless the Servicer shall have received notice from the Trustee to the contrary, the Trustee will be deemed to have represented to the Servicer that the monthly statement has been properly prepared by the Trustee and the Servicer may rely upon the accuracy thereof in it execution of the Form 10-D. If a Form 10-D cannot be filed on time (because of notice from the Trustee per the previous sentence or otherwise) or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in this Agreement. After filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. The Trustee will have no liability with respect to any failure to properly prepare, execute or file such Form 10-D resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-D on a timely basis.

     Prior to March 30, 2008 (and, if applicable, prior to the ninetieth (90th) calendar day after the end of the fiscal year for the Issuing Entity), the Trustee shall, on behalf of the Issuing Entity and in accordance with industry standards, prepare and file with the Commission via EDGAR a Form 10 -K with respect to the Issuing Entity. Such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer and each Subservicer, as described in Section 3.17 of the Agreement, (ii)(A) the annual reports on Assessment of Compliance with Servicing Criteria for each Servicer, Subservicer and Subcontractor (unless the Depositor has determined that such compliance statement is not required by Regulation AB), as described in Section 3.18 of the Agreement, and (B) if any Reporting Servicer's report on Assessment of Compliance with Servicing Criteria described in Section 3.18 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any report on assessment of compliance with servicing criteria described in Section 3.18 of the Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included,
(iii)(A) the registered public accounting firm attestation report for the Servicer and each Subservicer, as described in Section 3.18 of the Agreement, and (B) if any registered public accounting firm attestation report described in the Section 3.18 of the Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification in the form attached hereto as Exhibit T, executed by the senior officer in charge of securitizations of the Servicer. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

     As set forth in Schedule Z hereto, no later than March 12 of each year that the Issuing Entity is subject to the Exchange Act reporting requirements, commencing in 2008, (i) certain parties to the transaction shall be required to provide to the Depositor and the Servicer, to the extent known, any Additional Form 10-K Disclosure, if applicable, and (ii) the Depositor shall, to the extent it deems necessary, forward to the Trustee in a Microsoft Word format (or other word processing format that is acceptable to the Trustee), or in such other form as otherwise agreed upon by the Trustee and the Depositor, the form and substance of the Additional Form 10-K Disclosure by March 15. The Depositor will be responsible for any reasonable fees and expenses incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

     After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Depositor and the Servicer for review. Upon the request of the Servicer, the Depositor shall confirm that it has reviewed the Form 10-K, that it has been properly prepared and that the Servicer may rely on the accuracy thereof (other than with respect to any portion of the Form 10-K or any exhibit thereto provided by the Servicer (other than any portion thereof with respect to which the Servicer has relied on the Trustee)). No later than 5:00 p.m. EST on the 3rd Business Day following receipt of a final copy of the Form 10-K and if requested, the above-described confirmation from the Depositor, a senior officer of the Servicer shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee and the Trustee shall file such Form 10-K by March 30th. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in the Agreement. After filing with the Commission, the Trustee will, pursuant to the Agreement, make available on its internet website a final executed copy of each Form 10-K. The Trustee shall have no liability with respect to any failure to properly prepare, execute or file such Form 10-K resulting from the Trustee's inability or failure to obtain or receive any information needed to prepare, arrange for execution or file such Form 10-K on a timely basis.

     Each Form 10-K shall include a certification (the "Sarbanes-Oxley Certification") which shall be in the form attached hereto as Exhibit T. The Servicer will cause its senior officer in charge of securitization to execute the Sarbanes-Oxley Certification required pursuant to Rule 13a -14 under the Securities Exchange Act of 1934, as amended, and to deliver the original executed Sarbanes-Oxley Certification to the Trustee by March 12 of each year in which the Issuing Entity is subject to the reporting requirements of the Exchange Act. In connection therewith, each of the Trustee and the Servicer shall sign a certification (in the form attached hereto as Exhibit K and Exhibit L, respectively) for the benefit of the Servicer and its officers, directors and Affiliates regarding certain aspects of the Sarbanes-Oxley Certification. To the extent any information or exhibits required to be included in the Form 10 -K are not timely received by the Trustee prior to March 30, the Trustee shall, on behalf of the Trust, file a Form 12B25 and one or more amended Form 10-Ks, to the extent such amendments are accepted pursuant to the Exchange Act, to include such missing information or exhibits promptly after receipt thereof by the Trustee.

     On or before January 30, 2008, the Trustee shall, if legally permissible under applicable regulations and interpretations of the Commission, on behalf of the Issuing Entity and in accordance with industry standards, file with the Commission via EDGAR a Form 15 Suspension Notification with respect to the Issuing Entity, if applicable.

     The Servicer agrees to furnish to the Trustee promptly, from time to time upon request, such further information, reports, and financial statements in a Microsoft Word format (or other word processing format that is acceptable to the Trustee) within its control related to this Agreement and the Mortgage Loans as is reasonably necessary to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items with the Commission other than those specified in this section and the Servicer shall execute any and all Form 8-Ks, Form 10-Ds and Form 10-Ks required hereunder.

     The Trustee shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable (or readily convertible into a format suitable) for electronic filing via the EDGAR system and shall not have any responsibility to convert any such items to such format (other than those items generated by it or that are readily convertible to such format).

     If the Commission issues additional interpretative guidance or promulgates additional rules or regulations with respect to Regulation AB or otherwise, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 3.20, to be conducted differently than as described, the Depositor, the Servicer, and the Trustee will reasonably cooperate to amend the provisions of this Section 3.20 in order to comply with such amended reporting requirements and such amendment of this Section 3.20. Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Issuing Entity under the Exchange Act. Notwithstanding the foregoing, the Depositor, the Servicer, and the Trustee shall not be obligated to enter into any amendment pursuant to this Section 3.20 that adversely affects its obligations and immunities under this Agreement.

     The Depositor, the Servicer and the Trustee agree to use their good faith efforts to cooperate in complying with the requirements of this Section 3.20.

     SECTION 3.21. Indemnification by Trustee

     The Trustee shall indemnify and hold harmless the Depositor, the Servicer and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent the Trustee is responsible for providing information or calculating amounts included in such information), the failure of the Trustee to deliver when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to
Section 3.18, or any material misstatement or omission contained in any Assessment of Compliance or Accountant's Attestation provided on its behalf pursuant to Section 3.18, or the negligence, bad faith or willful misconduct of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Trustee agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Trustee on the one hand and of the indemnified parties on the other.

     SECTION 3.22. Indemnification by Servicer

     The Servicer shall indemnify and hold harmless the Trustee and the Depositor and their respective officers, directors, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or Affiliates of its obligations under Sections 3.17, 3.18 and 3.20, any material misstatement or omission in any documents prepared thereunder (to the extent the Servicer is responsible for providing information or calculating amounts included in such information), the failure of such Servicer or any related Subservicer or Subcontractor to deliver or cause to be delivered when required any Assessment of Compliance or Accountant's Attestation required of it pursuant to Section 3.18 or Annual Statement of Compliance required pursuant to Section 3.17, as applicable, or any material misstatement or omission contained in any Assessment of Compliance, Accountant's Attestation or Annual Statement as to Compliance provided on its behalf pursuant to Section 3.18 or 3.17, as applicable, or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified parties, then the Servicer agrees that it shall contribute to the amount paid or payable by the indemnified parties as a result of the losses, claims, damages or liabilities of the indemnified parties in such proportion as is appropriate to reflect the relative fault of the Servicer on the one hand and the indemnified parties on the other.

     Notwithstanding the foregoing, the Servicer shall be entitled to rely conclusively on the accuracy of the information or data provided to the Servicer in the respective Assessment of Compliance regarding the Servicing Criteria applicable to the Trustee under Sections 3.18(e) and 3.18(f) or the Depositor under Sections 3.18(g) and 3.18(h) in connection with the Servicer's document preparation under Sections 3.17, 3.18 and 3.20, and the Servicer shall be entitled to rely conclusively upon and shall have no liability for any errors in such information.

     SECTION 3.23. Prepayment Charge Reporting Requirements

     Promptly before or after each Distribution Date, the Servicer shall provide to the Trustee the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

          (i)  loan number;

          (ii) current Mortgage Rate;

          (iii) current principal balance;

          (iv) original principal balance;

          (v)  Prepayment Charge amount due; and

          (vi) Prepayment Charge amount collected.

     SECTION 3.24. Information to the Trustee and Rating Agencies

     (a) Two (2) Business Days after the 15th day of each month, but not later than the 18th day of each month, the Servicer shall furnish to the Trustee in electronic format (1) the Remittance Report pursuant to Section 4.04(j) and (ii) a delinquency report in the form attached hereto as Exhibit V for the period ending on the last Business Day of the preceding month (and with respect to prepayments in full, for the period ending on the 14th day of the month in which such report is to be furnished); provided, however, that in the event the 18th day is not a Business Day, the aforementioned reports shall be furnished by the Servicer to the Trustee on the next Business Day; and provided, further, that in the event there are three (3) non-Business Days preceding the 18th day, the Servicer will (a) furnish to the Trustee, on or before the 18th day of the month, the aforementioned reports, which will not include information arising from the related Prepayment Period, and (b) furnish to the Trustee, by 3:00 P.M., EST on the next succeeding Business Day after the 18th day, a cumulative version of the aforementioned reports which includes such information arising from the related Prepayment Period.

     (b) Within three (3) Business Days after the Servicer Remittance Date, the Servicer shall provide a monthly loan level data file to Moody's containing the information for each Mortgage Loan as listed in

Exhibit W, as well as such additional mortgage loan data elements that Moody's may reasonably request. The data shall be provided in a format as may be reasonably requested by Moody's.

     SECTION 3.25. Indemnification

     The Servicer shall indemnify the Sponsor, the Issuing Entity, the Trustee (in its individual capacity and in its capacity as trustee), the Depositor and their officers, directors, employees and agents and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement by reason of negligence, willful misfeasance or bad faith in the performance of its duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer immediately shall notify the Sponsor, the Trustee and the Depositor or any other relevant party if a claim is made by a third party with respect to such party and this Agreement or the Mortgage Loans and, if subject to this indemnification obligation, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any reasonable written instructions received from the Trustee in connection with such claim, it being understood that the Trustee shall have no duty to monitor or give instructions with respect to such claims, and the Servicer will not have any liability for following such instructions. The Servicer shall provide the Depositor and the Trustee with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 3.25(a), and the Servicer shall promptly reimburse itself from the assets of the Trust Fund in the Collection Account for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the gross negligence, bad faith or willful misconduct of the Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     SECTION 3.26. Solicitation

     The Servicer may solicit or refer to a mortgage originator, who may or may not be an affiliate of the Depositor or the Servicer, any Mortgagor for refinancing or otherwise take action to encourage refinancing.

     SECTION 3.27. High Cost Mortgage Loans

     In the event that the Servicer reasonably determines that a Mortgage Loan may be a "high cost mortgage loan", "high cost home", "covered", "high cost", "high risk home", "predatory" or similarly classified loan under any applicable state, federal or local law, the Servicer may notify the Depositor, the Sponsor and the Trustee thereof; the Servicer may terminate its servicing thereof; and such determination shall be deemed to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan and the Sponsor will repurchase the Mortgage Loan within a 30 day period from the date of the notice in the manner described in Section 2.05.

     SECTION 3.28. Rights of the NIMs Insurer

     Each of the rights of the NIMs Insurer set forth in this agreement shall exist so long as NIM Notes have been issued pursuant to the Indenture remain outstanding that are insured by a NIMs Insurer or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such NIM notes.

     SECTION 3.29. Additional Rights of the Class C Certificateholder

     The Class C Certificateholder (or, if applicable, the Holders of a majority of aggregate principal balance of the NIM Notes) will have the right (but not the obligation) to terminate the Servicer and transfer servicing to any entity that meets the servicer eligibility criteria specified in Section 7.02 upon the occurrence of (x) a change in ownership and control of the Servicer as provided in Section 6.02 or (y) a two-rating downgrade of the primary servicer (subprime) rating of the Servicer by either of the Rating Agencies that is not cured within sixty (60) days. No such termination shall be effective until the Class C Certificateholder designates a successor servicer and such successor servicer has executed and delivered to the Depositor and the Trustee an agreement accepting such delegation and assignment that contains an acknowledgment by such person that it is assuming the rights, powers, duties, responsibilities, obligations and liabilities of a servicer hereunder with like effect as if originally named a party to this Agreement. For avoidance of doubt, any removal and replacement of the Servicer hereunder shall not be an event of default. The Trustee shall have no obligation to monitor the changes to the Servicer's eligibility criteria described herein or to enforce the rights of the Class C Certificateholder herein.

                                   ARTICLE IV

                                  DISTRIBUTIONS

     SECTION 4.01. Advances

          (a) Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. The Servicer shall use commercially reasonable efforts to remit each such Advance no later than 2:30 p.m. Eastern time, but in any case no later than 4:00 p.m. Eastern time, on the Servicer Remittance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders, funds constituting the remaining portion of such Advance, if applicable, and (ii) to the NIMs Insurer and the Trustee an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this Section 4.01 to Advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

     In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any amount held for future distribution has been used by the Servicer in discharge of its obligation to make any such Advance and
(ii) transfer such funds from the Collection Account to the Certificate Account. In addition, the Servicer shall have the right to reimburse itself for any such Advance from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed. Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Remittance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until the earlier of
(i) such Mortgage Loan is paid in full, (ii) the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Issuing Entity pursuant to any applicable provision of this Agreement, except as otherwise provided in this
Section 4.01, (iii) the Servicer determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance as provided in the preceding paragraph or (iv) the date on which such Mortgage Loan becomes 150 days delinquent as set forth below.

          (b) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Sections 3.01 and 4.01(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by the Servicer (including for the avoidance of doubt, the Trustee as successor servicer) if such Advance or Servicing Advance would, if made, constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance. The determination by the Servicer that it has made a Non-Recoverable Advance or a Non-Recoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Non-Recoverable Advance or a Non-Recoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Trustee. In addition, the Servicer shall not be required to advance any Relief Act Shortfalls, shortfalls due to bankruptcy proceedings and shortfalls due to modifications as provided in Section 3.05.

          (c) Notwithstanding the foregoing, the Servicer shall not be required to make any Advances for any Mortgage Loan after such Mortgage Loan becomes 150 days delinquent. The Servicer shall identify such delinquent Mortgage Loans in the Servicer Statement referenced in Section 3.24. In addition, the Servicer shall provide the Trustee with an Officer's Certificate listing such delinquent Mortgage Loans and certifying that such loans are 150 days or more delinquent.

     SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls

     In the event that any Mortgage Loan is the subject of a Prepayment Interest Shortfall, the Servicer shall, from amounts in respect of the Servicing Fee for such Distribution Date, deposit into the Collection Account, as a reduction of the Servicing Fee for such Distribution Date, no later than the Servicer Remittance Date immediately preceding such Distribution Date, an amount up to the Prepayment Interest Shortfall; provided that the amount so deposited shall not exceed the Compensating Interest for such Distribution Date. In case of such deposit, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Issuing Entity or the Certificateholders. With respect to any Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date. Notwithstanding the foregoing, there shall be no reduction of the Servicing Fee in connection with Prepayment Interest Shortfalls related to the Relief Act or bankruptcy proceedings and the Servicer shall not be obligated to pay Compensating Interest with respect to Prepayment Interest Shortfalls related to the Relief Act or bankruptcy proceedings.

     SECTION 4.03. Distributions on the REMIC Interests

     On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in each of the SWAP REMIC and the Lower Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of Section 4.04.

     SECTION 4.04. Distributions

          (a) [Reserved].

          (b) On each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Trustee shall, to the extent of funds then available, make the following distributions from funds then available in the Certificate Account, of an amount equal to the Interest Funds, in the following order of priority:

          (i) to the Class P Certificates, an amount equal to any Prepayment Charges received with respect to the Mortgage Loans and all amounts paid by the Servicer or the Sponsor in respect of Prepayment Charges pursuant to this Agreement, and all amounts received in respect of any indemnification paid as a result of a Prepayment Charge being unenforceable in breach of the representations and warranties set forth in the FFFC Purchase Agreement for the related Prepayment Period;

          (ii) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty;

          (iii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty (other than any Defaulted Swap Termination Payment);

          (iv) concurrently, to each class of the Class A Certificates, the Current Interest and any Interest Carry Forward Amount with respect to each such class; provided, however, that if Interest Funds are insufficient to make a full distribution of the aggregate Current Interest and the aggregate Interest Carry Forward Amount to the Class A Certificates, Interest Funds will be distributed pro rata among each class of the Class A Certificates based upon the ratio of
(x) the Current Interest and Interest Carry Forward Amount for each class of the Class A Certificates to (y) the total amount of Current Interest and any Interest Carry Forward Amount for the Class 1-A, Class 2-A and Class R Certificates in the aggregate;

          (v) to the Class M-1 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (vi) to the Class M-2 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (vii) to the Class M-3 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (viii) to the Class M-4 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (ix) to the Class M-5 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (x) to the Class M-6 Certificates, the Current Interest for such class and any Interest Carry Forward Amount with respect to such Class;

          (xi) to the Class B-1 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such Class;

          (xii) to the Class B-2 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such Class;

          (xiii) to the Class B-3 Certificates, the Current Interest for each such class and any Interest Carry Forward Amount with respect to each such Class;

          (xiv) any remainder pursuant to Section 4.04(f) hereof.

     On each Distribution Date, subject to the proviso in (iv) above, Interest Funds received on the Group One Mortgage Loans will be deemed to be distributed to the Class 1-A and Class R Certificates and Interest Funds received on the Group Two Mortgage Loans will be deemed to be distributed to the Class 2-A Certificates, in each case, until the related Current Interest and Interest Carry Forward Amount of each such Class of Certificates for such Distribution Date has been paid in full. Thereafter, Interest Funds not required for such distributions are available to be applied to if necessary, to the Class or Classes of Certificates that are not related to such group of Mortgage Loans.

          (c) [Reserved].

          (d) On each Distribution Date (or on the related Swap Payment Date, with respect to payments to the Supplemental Interest Trust), the Trustee shall, to the extent of funds then available, make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

          (i) to the Supplemental Interest Trust, any Net Swap Payments owed to the Swap Counterparty, to the extent not paid pursuant to Section 4.04(b)(ii);

          (ii) to the Supplemental Interest Trust, any Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty (other than any Defaulted Swap Termination Payment), to the extent not paid pursuant to Section 4.04(b)(iii);

          (iii) to the Class A Certificates, the Class A Principal Distribution Amount shall be distributed as follows:

               (A) the Class 1-A Principal Distribution Amount will be distributed sequentially to the Class R Certificates until the Certificate Principal Balance of such class has been reduced to zero and then to the Class 1-A Certificates until the Certificate Principal Balance of such class has been reduced to zero;

               (B) the Class 2-A Principal Distribution Amount will be distributed as follows: sequentially, to the Class 2-A1 Certificates until the Certificate Principal Balance of such class has been reduced to zero, then to the Class 2-A2 Certificates until the Certificate Principal Balance of such class has been reduced to zero, and then to the Class 2-A3 Certificates until the Certificate Principal Balance of such class has been reduced to zero; provided, however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of the Class M, Class B and Class C Certificates has been reduced to zero, any principal distributions allocated to the Class 2-A1, Class 2-A2 and Class 2-A3 Certificates are required to be allocated pro rata, among such classes, based on their respective Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero;

          (iv) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

          (v) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

          (vi) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

          (vii) to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount;

          (viii) to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount;

          (ix) to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount;

          (x) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

          (xi) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

          (xii) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount; and

          (xiii) any remainder pursuant to Section 4.04(f) hereof.

          (e) [Reserved].

          (f) On each Distribution Date, the Trustee shall, to the extent of funds then available, make the following distributions up to the following amounts from the Certificate Account of the remainders pursuant to Section 4.04(b)(xiv) and (d)(xiii) hereof and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

          (i) to the Class A Certificates, any funds owed, in the same manner and in the same order of priority, as set forth in accordance with Section 4.04(b)(iv), to the extent not paid pursuant to Section 4.04(b)(iv);

          (ii) to the Class M-1 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(v), to the extent not paid pursuant to Section 4.04(b)(v);

          (iii) to the Class M-2 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(vi), to the extent not paid pursuant to Section 4.04(b)(vi);

          (iv) to the Class M-3 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(vii), to the extent not paid pursuant to Section 4.04(b)(vii);

          (v) to the Class M-4 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(viii), to the extent not paid pursuant to
Section 4.04(b)(viii);

          (vi) to the Class M-5 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(ix), to the extent not paid pursuant to Section 4.04(b)(ix);

          (vii) to the Class M-6 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(x), to the extent not paid pursuant to Section 4.04(b)(x);

          (viii) to the Class B-1 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(xi), to the extent not paid pursuant to Section 4.04(b)(xi);

          (ix) to the Class B-2 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(xii), to the extent not paid pursuant to Section 4.04(b)(xii);

          (x) to the Class B-3 Certificates, any funds owed as set forth in accordance with Section 4.04(b)(xiii), to the extent not paid pursuant to
Section 4.04(b)(xiii);

          (xi) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

          (xii) to the Class M-1 Certificates, any Unpaid Realized Loss Amount for such class;

          (xiii) to the Class M-2 Certificates, any Unpaid Realized Loss Amount for such class;

          (xiv) to the Class M-3 Certificates, any Unpaid Realized Loss Amount for such class;

          (xv) to the Class M-4 Certificates, any Unpaid Realized Loss Amount for such class;

          (xvi) to the Class M-5 Certificates, any Unpaid Realized Loss Amount for such class;

          (xvii) to the Class M-6 Certificates, any Unpaid Realized Loss Amount for such class;

          (xviii) to the Class B-1 Certificates, any Unpaid Realized Loss Amount for such class;

          (xix) to the Class B-2 Certificates, any Unpaid Realized Loss Amount for such class;

          (xx) to the Class B-3 Certificates, any Unpaid Realized Loss Amount for such class;

          (xxi) to the Class A, Class M and Class B Certificates, on a pro rata basis, based upon outstanding Floating Rate Certificate Carryover for each such Class, the Floating Rate Certificate Carryover for each such Class; and

          (xxii) the remainder pursuant to Section 4.04(g) hereof.

          (g) on each Distribution Date, the Trustee shall allocate the remainders pursuant to Section 4.04(f)(xxii) as follows:

          (i) to the Supplemental Interest Trust, any Defaulted Swap Termination Payment;

          (ii) to the Class C Certificates in the following order of priority,
(I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and (IV) the Class C Unpaid Realized Loss Amount; and

          (iii) the remainder pursuant to Section 4.04(h) hereof.

          (h) On each Distribution Date, the Trustee shall allocate the remainder pursuant to Section 4.04(g)(iii) hereof (i) to the Trustee to reimburse amounts or pay indemnification amounts owing to the Trustee from the Issuing Entity pursuant to Section 8.06 and (ii) to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

          (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C Certificates and the Subordinate Certificates in the following order of priority:

          (i) to the Class C Certificates, until the Class C Certificate Principal Balance is reduced to zero;

          (ii) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

          (iii) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero;

          (iv) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

          (v) to the Class M-6 Certificates until the Class M-6 Certificate Principal Balance is reduced to zero;

          (vi) to the Class M-5 Certificates until the Class M-5 Certificate Principal Balance is reduced to zero;

          (vii) to the Class M-4 Certificates until the Class M-4 Certificate Principal Balance is reduced to zero;

          (viii) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

          (ix) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

          (x) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

          (j) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

     In accordance with this Agreement, the Servicer shall prepare and deliver an electronic report (the "Remittance Report") to the Trustee (or by such other means as the Servicer and the Trustee may agree from time to time) containing such data and information as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date. The Trustee will prepare the Monthly Report based solely upon the information received from the Servicer.

          (k) The Trustee is hereby directed by the Depositor to execute the Corridor Contracts on behalf of the Issuing Entity in the form presented to it by the Depositor and shall have no responsibility for the contents of such Corridor Contracts, including, without limitation, the representations and warranties contained therein. Any funds payable by the Issuing Entity under the Corridor Contracts at closing shall be paid by the Depositor. Any payments received under the terms of the related Corridor Contract will be available to pay the holders of the related Class 1-A and Class R Certificates, Class 2-A Certificates, or the Subordinate Certificates up to the amount of any Floating Rate Certificate Carryovers remaining after all other distributions required under this Section 4.04 are made on such Distribution Date, other than Floating Rate Certificate Carryovers attributable to the fact that Applied Realized Loss Amounts are not allocated to the Class A Certificates. Any amounts received under the terms of any Corridor Contract on a Distribution Date that are not used to pay such Floating Rate Certificate Carryovers will be distributed to the holders of the Class C Certificates. Payments in respect of such Floating Rate Certificate Carryovers from proceeds of a Corridor Contract shall be paid to the related classes of Class 1-A and Class R Certificates, Class 2-A Certificates, and Subordinate Certificates, pro rata based upon such Floating Rate Certificate Carryovers for each such class of Class 1-A and Class R Certificates, Class 2-A Certificates, and Subordinate Certificates. Amounts received on the Class 1-A Corridor Contract will only be available to make payments on the Class 1-A and Class R Certificates, amounts received on the Class 2-A Corridor Contract will only be available to make payments on the Class 2-A Certificates, amounts received on the Subordinate Certificate Corridor Contract will only be available to make payments on the Subordinate Certificates.

          (i) The Trustee shall establish and maintain, for the benefit of the Issuing Entity and the Certificateholders, the Corridor Contract Account. On or prior to the related Corridor Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Issuing Entity in respect of the related Corridor Contract shall be deposited by the Trustee into the Corridor Contract Account and will be used to pay Floating Rate Certificate Carryovers on the related Class 1-A and Class R Certificates, Class 2-A Certificates, and Subordinate Certificates to the extent provided in the immediately preceding paragraph. With respect to any Distribution Date on or prior to the related Corridor Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the related Corridor Contract will equal the product of (i) the excess of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the schedule to the related Corridor Contract), over (y) the rate with respect to such Distribution Date as shown under the heading "1ML Strike Lower Collar" in the schedule to the related Corridor Contract, (ii) an amount equal to the lesser of
(x) the related Corridor Contract Notional Balance for such Distribution Date and (y) the outstanding Certificate Principal Balance of the related classes of Certificates and (iii) the number of days in such Accrual Period, divided by
360. If a payment is made to the Issuing Entity under a Corridor Contract and the Trustee is required to distribute excess amounts to the holders of the Class C Certificates as described above, information regarding such distribution will be included in the monthly statement made available on the Trustee's website pursuant to Section 4.05(b) hereof.

          (ii) Amounts on deposit in the Corridor Contract Account will remain uninvested pending distribution to Certificateholders.

          (iii) Each Corridor Contract is scheduled to remain in effect until the related Corridor Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty (after a grace period of three (3) Local Business Days, as defined in the related Corridor Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Corridor Contract, the failure by the Cap Contract Counterparty (after a cure period of twenty (20) days after notice of such failure is received) to perform any other agreement made by it under the related Corridor Contract, the termination of the Trust Fund and the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

          (iv) On the Closing Date, the Cap Contract Counterparty and the Trustee (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Corridor Contracts, which annex is intended to protect the Issuing Entity from certain ratings downgrades that might hinder the ability of the Cap Contract Counterparty to continue its obligations under the Corridor Contracts.

     Pursuant to and in accordance with the terms and provisions of the Corridor Contracts, the Cap Contract Counterparty may be required to post additional collateral in connection with its obligations under the Corridor Contracts. In connection with the foregoing, the Trustee shall establish a Corridor Posted Collateral Account on the Closing Date.

     To the extent that the Cap Contract Counterparty remits any Posted Collateral to the Trustee under the Corridor Contracts, the Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Corridor Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Corridor Contracts. Where a termination event occurs with respect to the Cap Contract Counterparty under the Corridor Contracts, or where the Cap Contract Counterparty fulfills certain obligations to the Issuing Entity such as finding a replacement cap contract counterparty or a guarantor that meets the criteria described in the Corridor Contracts, the Trustee shall make payments from the Corridor Posted Collateral Account in accordance with the provisions of the Corridor Contract. Amounts held in the Corridor Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Corridor Contract Account pursuant to the Corridor Contracts. Any funds held in the Corridor Posted Collateral Account shall be invested by the Trustee in Eligible Investments in accordance with the instructions of the Cap Contract Counterparty. Any earnings shall be remitted to the Cap Contract Counterparty in accordance with the Corridor Contracts. The Trustee shall not be responsible for any losses. Absent receipt by the Trustee of written instructions from the Cap Contract Counterparty, such funds shall remain uninvested.

          (l) On the Closing Date, the Supplemental Interest Trust shall be established and maintained pursuant to this Agreement, as a separate trust, the corpus of which shall be held by the Supplemental Interest Trust Trustee for the benefit of the holders of the Certificates as a segregated subtrust of the Trust Fund. The Supplemental Interest Trust shall be an Eligible Account, and funds deposited therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or the Supplemental Interest Trust Trustee held pursuant to this Agreement. In no event shall any funds deposited in the Supplemental Interest Trust be credited to or made available to any other account of the Trust Fund. The records of the Trustee shall at all times reflect that the Supplemental Interest Trust is a subtrust of the Trust Fund, the assets of which are segregated from other assets of the Trust Fund.

     The Supplemental Interest Trust Trustee is hereby directed by the Depositor to execute the Swap Agreement on behalf of the Supplemental Interest Trust in the forms presented to it by the Depositor and shall have no responsibility for the contents of such Swap Agreement, including, without limitation, the representations and warranties contained therein. The Supplemental Interest Trust Trustee shall have all of the rights and protections of the Trustee hereunder. The Depositor is hereby directed to make, or cause to be made, the "additional payment" (as described in the Swap Agreement) on behalf of the Supplemental Interest Trust.

     The Supplemental Interest Trust Trustee shall enforce all of the rights of the Supplemental Interest Trust and exercise any remedies under the Swap Agreement and, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined in the Swap Agreement), find a replacement counterparty to enter into a replacement swap agreement utilizing the amounts of the net Swap Termination Payments received.

     For each Distribution Date, through and including the Distribution Date in September 2012, the Supplemental Interest Trust Trustee shall, based on the Significance Estimate (which shall be provided to the Trustee by the Depositor within five (5) Business Days prior to the Distribution Date), calculate the Significance Percentage of each of the Swap Agreement. If on any such Distribution Date, the Significance Percentage is equal to or greater than 9%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor, on behalf of the Supplemental Interest Trust Trustee, shall obtain the financial information required to be delivered by the Swap Counterparty pursuant to the terms of the Swap Agreement. If, on any succeeding Distribution Date through and including the Distribution Date in September 2012, the Significance Percentage is equal to or greater than 10%, the Supplemental Interest Trust Trustee shall promptly notify the Depositor and the Depositor shall, within five (5) Business Days of such Distribution Date, deliver to the Supplemental Interest Trust Trustee the financial information provided to it by the Swap Counterparty in a Microsoft Word format (or other word processing format that is acceptable to the Supplemental Interest Trust Trustee) for inclusion in the Form 10-D relating to such Distribution Date.

     Any Swap Termination Payment received by the Supplemental Interest Trust Trustee shall be deposited in the Swap Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Counterparty.

     Notwithstanding anything contained herein, in the event that a replacement swap agreement cannot be obtained within thirty (30) days after receipt by the Supplemental Interest Trust Trustee of the Swap Termination Payment paid by the terminated Swap Counterparty, the Supplemental Interest Trust Trustee shall deposit such Swap Termination Payment into a separate, segregated non-interest bearing subtrust established by the Supplemental Interest Trust Trustee and the Supplemental Interest Trust Trustee shall, on each Distribution Date following receipt of such Swap Termination Payment, withdraw from such subtrust, an amount equal to the Net Swap Payment, if any, that would have been paid to the Supplemental Interest Trust by the original Swap Counterparty (computed in accordance with the original Swap Agreement) and distribute such amount in accordance with Section 4.04(l)(i)-(viii) of this Agreement. Any such subtrust shall not be an asset of any REMIC. Any amounts remaining in such subtrust shall be distributed to the holders of the Class C Certificates on the Distribution Date following the earlier of (i) the termination of the Trust Fund pursuant to
Section 9.01 and (ii) September 25, 2012.

     On any Distribution Date (or in the case of any Net Swap Payments, on the related Swap Payment Date), any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of and any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into the Swap Account (an account within the Supplemental Interest Trust). The Supplemental Interest Trust will not be an asset of any REMIC. Funds in the Swap Account within the Supplemental Interest Trust shall be distributed in the following order of priority by the Trustee:

          (i) to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for such Distribution Date;

          (ii) to the Swap Counterparty, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Counterparty;

          (iii) to each class of the Class A Certificates, on a pro rata basis, any Current Interest and any Interest Carry Forward Amount with respect to such class to the extent unpaid;

          (iv) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Current Interest for such class to the extent unpaid;

          (v) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the

Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Interest Carry Forward with respect to such class to the extent unpaid;

          (vi) to the Class A, Class R, Class M and Class B Certificates, to pay principal as described and in the same manner and order of priority as set forth in Sections 4.04(d)(iii) through 4.04(d)(xii) in order to restore levels of the Overcollateralization Amount, and after giving effect to distributions from Principal Distribution Amount for each such Class;

          (vii) sequentially, to the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates, in that order, any Unpaid Realized Loss Amount for such class to the extent unpaid;

          (viii) to the Class A, Class R, Class M and Class B Certificates, on a pro rata basis, any Floating Rate Certificate Carryover to the extent not paid based on the amount of such unpaid Floating Rate Certificate Carryover;

          (ix) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty to the extent not already paid; and

          (x) to the Class C Certificates any remaining amount.

     Notwithstanding the foregoing, however, after giving effect to proposed distributions on any Distribution Date, the sum of the cumulative amounts distributed pursuant to clause (vi) above and the cumulative amounts distributed pursuant to clause (vii) above shall be limited to the aggregate amount of cumulative Realized Losses incurred from the Cut-off Date through the last day of the related Prepayment Period.

     Upon termination of the Trust Fund, any amounts remaining in the Swap Account within the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.04(l).

     With respect to the failure of the Swap Counterparty to perform any of its obligations under the Swap Agreement, the breach by the Swap Counterparty of any of its representations and warranties made pursuant to the Swap Agreement, or the termination of the Swap Agreement, the Supplemental Interest Trust Trustee shall send any notices and make any demands required hereunder (to the extent that a Responsible Officer of the Trustee has actual knowledge or written notice of any such failure, breach or termination).

     On the Closing Date, the Swap Counterparty and the Supplemental Interest Trust Trustee (which is hereby authorized and directed to enter into such credit support annex) will enter into a credit support annex in relation to the Swap Agreement, which annex is intended to protect the Supplemental Interest Trust from certain ratings downgrades that might hinder the ability of the Swap Counterparty to continue its obligations under the Swap Agreement.

     Pursuant to and in accordance with the terms and provisions of the Swap Agreement, the Swap Counterparty may be required to post additional collateral in connection with its obligations under the Swap Agreement. In connection with the foregoing, on the Closing Date, the Supplemental Interest Trust Trustee shall establish and maintain a Swap Posted Collateral Account.

     To the extent that the Swap Counterparty remits any Posted Collateral to the Supplemental Interest Trust Trustee under the Swap Agreement, the Supplemental Interest Trust Trustee shall, upon receipt of the Posted Collateral, deposit the Posted Collateral into the Swap Posted Collateral Account and shall hold, release and disburse such collateral in accordance with the terms and provisions of the Swap Agreement. Where a termination event occurs with respect to the Swap Counterparty under the Swap Agreement, or where the Swap Counterparty fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap counterparty or a guarantor that meets established criteria of the Rating Agencies, the Supplemental Interest Trust Trustee shall make payments from the Swap Posted Collateral Account in accordance with the provisions of the Swap Agreement. Amounts held in the Swap Posted Collateral Account will not be part of the Trust Fund and will not be available for distribution to any Certificateholders, except to the extent distributed to the Swap Account pursuant to the Swap Agreement. Any funds held in the Swap Posted Collateral Account shall be invested by the Trustee in Eligible Investments in accordance with the instructions of the Swap Counterparty. Any earnings shall be remitted to the Swap Counterparty in accordance with the Swap Agreement. The Trustee shall not be responsible for any losses. Absent receipt by the Trustee of written instructions from the Swap Counterparty, such funds shall remain uninvested.

     SECTION 4.05. Monthly Statements to Certificateholders

          (a) Not later than each Distribution Date, the Trustee shall prepare and make available on its website located at www.etrustee.net to each Holder of a Class of Certificates of the Issuing Entity, the Servicer, the Trustee, the Rating Agencies, the Depositor, the Cap Contract Counterparty and the Swap Counterparty a statement setting forth for the Certificates the following information; provided, however, that with respect to any calendar year during which an annual report on Form 10-K is not required to be filed with the Commission on behalf of the Issuing Entity, the information set forth in Items
(xxiv) through (xxxii) below are not required to be included in such statement during any calendar year:

          (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of Prepayment Charges, if any;

          (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

          (iii) any Interest Carry Forward Amount for each Class of the Class A, Class M and Class B Certificates;

          (iv) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

          (v) the Pool Stated Principal Balance for such Distribution Date;

          (vi) the amount of the Servicing Fee paid to or retained by the Servicer and any amounts constituting reimbursement or indemnification of the Servicer or Trustee;

          (vii) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

          (viii) the amount of Advances included in the distribution on such Distribution Date or reimbursed during the period;

          (ix) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (x) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xi) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days, (3) 91 or 120 days, (4) 121 to 150 days, (5) 151 to 180 days and
(6) 181 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days,
(2) 61 to 90 days, (3) 91 or 120 days, (4) 121 to 150 days, (5) 151 to 180 days and (6) 181 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans in accordance with the OTS methodology for reporting delinquencies;

          (xii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xiii) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xiv) the aggregate Stated Principal Balance of all loans that became Liquidated Loans as of such Distribution Date calculated as of the preceding Distribution Date, in the aggregate and with respect to the Group One Mortgage Loans and Group Two Mortgage Loans;

          (xv) whether a Stepdown Trigger Event has occurred and is in effect;

          (xvi) with respect to each Class of Certificates, any Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

          (xvii) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Prepayment Period and since the Cut-off Date;

          (xviii) the number of Mortgage Loans prepaid in full for which Prepayment Charges were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of Prepayment Charges received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date, and for partial Principal Prepayments, the amount received during the preceding calendar month;

          (xix) the amount and purpose of any withdrawal from the Collection Account pursuant to Section 3.08(a)(viii);

          (xx) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest" and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC "regular interest" or REMIC "residual interest";

          (xxi) as of each Distribution Date, the amount, if any, to be deposited in the Issuing Entity pursuant to the related Corridor Contract as described in Section 4.04(k) and the amount thereof to be paid to the Class 1-A Certificates, the Class 2-A Certificates, the Subordinate Certificates and the Class C Certificates described in Section 4.04(k) hereof;

          (xxii) as of each Distribution Date, the amount, if any, to be deposited in the Supplemental Interest Trust pursuant to the Swap Agreement as described in Section 4.04(l) and the amount thereof to be paid to the Certificates;

          (xxiii) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the Class A, Class M and Class B Certificates on such Distribution Date;

          (xxiv) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Relief Act; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to the Group One Mortgage Loans and the Group Two Mortgage Loans;

          (xxv) with respect to each Class of Certificates, the amount of any Non-Supported Interest Shortfalls on such Distribution Date;

          (xxvi) the number and amount of pool assets at the beginning and ending of each period, and updated pool composition information;

          (xxvii) any material changes to methodology regarding calculations of delinquencies and charge-offs;

          (xxviii) information on the amount of Servicing Advances made or reimbursed during the period;

          (xxix) any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

          (xxx) material breaches of pool asset representations or warranties or transaction covenants;

          (xxxi) information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met; and

          (xxxii) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

          (b) The Trustee will make the Monthly Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, other parties to this Agreement and any other interested parties via the Trustee's Internet website. The Trustee's Internet website shall initially be located at "www.etrustee.net". Assistance in using the website can be obtained by calling the Trustee at (312) 904-0351. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the above-referenced telephone number and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

     The foregoing information and reports shall be prepared and determined by the Trustee based on Mortgage Loan data and other information provided to the Trustee by the Servicer, the Swap Counterparty, the Cap Contract Counterparty or any other third party required to deliver information hereunder. In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data provided to the Trustee by the Servicer, the Swap Counterparty, the Cap Contract Counterparty or any other third party required to deliver information and shall have no liability for any errors in any such information.

     As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

          (c) If so requested in writing within a reasonable period of time after the end of each calendar year, the Trustee shall make available on its website or cause to be furnished to each Person who at any time during the calendar year was a Certificateholder of record, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.05 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as are from time to time in effect.

          (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificate each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificate with respect to the following matters:

          (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

          (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

          (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

          (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

          (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

          (vi) The amount and timing of any non-interest expenses of the REMICs; and

          (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

     The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.12.

                                   ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01. The Certificates

     The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

           Minimum     Integral Multiples in   Original Certificate
Class   Denomination     Excess of Minimum       Principal Balance
-----   ------------   ---------------------   --------------------
1-A      $25,000.00            $1.00                $241,175,000
2-A1     $25,000.00            $1.00                $137,625,000
2-A2     $25,000.00            $1.00                $153,232,000
2-A3     $25,000.00            $1.00                $ 39,893,000
M-1      $25,000.00            $1.00                $ 33,806,000
M-2      $25,000.00            $1.00                $ 29,829,000
M-3      $25,000.00            $1.00                $ 17,898,000
M-4      $25,000.00            $1.00                $ 16,704,000

           Minimum     Integral Multiples in   Original Certificate
Class   Denomination     Excess of Minimum       Principal Balance
-----   ------------   ---------------------   --------------------

M-5      $25,000.00            $1.00                $ 15,909,000
M-6      $25,000.00            $1.00                $ 15,511,000
B-1      $25,000.00            $1.00                $ 15,114,000
B-2      $25,000.00            $1.00                $ 13,522,000
B-3      $25,000.00            $1.00                $  9,147,000
R        $   100.00              N/A                $     100.00
C                (1)              (1)                        100%
P                (2)              (2)                         (2)

----------
(1) The Class C Certificates shall not have minimum dollar denominations as the Certificate Principal Balance thereof shall vary over time as described herein and shall be issued in a minimum percentage interest of 25% and an aggregate percentage interest of 100%.

(2) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 100%.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Issuing Entity, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Authenticating Agent shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

     The Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Regulation S Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Regulation S Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

     The Certificates sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the form of each such Certificate (each, a "Rule 144A Book-Entry Certificate"), which shall be deposited on behalf of the Holders of such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee and the Authenticating Agent as hereinafter provided. The aggregate principal amounts of the Rule 144A Book-Entry Certificates may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

     SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates

          (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Issuing Entity in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

     No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Trustee in accordance with such Trustee's customary procedures.

     No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co. or, in connection with a transfer of a Class C or Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued whether or not such notes are guaranteed by the NIMs Insurer) each certify to the Trustee in writing the facts surrounding the Transfer in substantially the form set forth in Exhibit F (the "Transferor Certificate") and
(i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or (ii) there shall be delivered to the Trustee an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the

Depositor such information in the possession of the Trustee regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

     By acceptance of a Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will only transfer such a Certificate as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Depositor, the Trustee and any of their respective successors that: (i) such Person is not a "U.S. person" within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Securities Act and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S),
(y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

     No transfer of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate shall be registered unless the transferee provides the Trustee with a representation that either (i) such transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to
Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, the acquisition and holding of the Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

     No transfer of an ERISA Restricted Certificate or a Class R Certificate shall be registered unless the Trustee has received (A) a representation to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), and is not directly or indirectly acquiring the ERISA Restricted Certificate or the Class R Certificate by, on behalf of, or with any assets of any such plan (collectively, "Plan"), or (B) solely in the case of ERISA Restricted Certificates, (I) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation to the effect that such transferee is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (II) solely in the case of an ERISA Restricted Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee and the NIMs Insurer shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of

Similar Law, and will not subject the Trustee, the Servicer, the NIMs Insurer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer, the NIMs Insurer or the Depositor.

     Except in the case of a Definitive Certificate, the representations set forth in the two immediately preceding paragraphs of this Subsection 5.02(a), other than clause (B)(II) in the immediately preceding paragraph, shall be deemed to have been made to the Trustee by the transferee's acceptance of a Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of Certificate).

     Notwithstanding any other provision herein to the contrary, any purported transfer of a Certificate to or on behalf of a Plan without the delivery to the Trustee of a representation or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall not be under any liability to any Person for any registration or transfer of any Certificate that is in fact not permitted by this Section 5.02(a), nor shall the Trustee be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any Certificate that was in fact a Plan and that held such Certificate in violation of this Section 5.02(a) all payments made on such Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

          (b) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, except in accordance with the provisions hereof. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (a) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Trustee prior to the date of the proposed transfer that one of the two other forms of declaration (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(b)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

          (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a

Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Trustee consents to such transfer, sale or other disposition in writing.

          (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(b) shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(b), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(a) and this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

          (v) At the option of the Holder of the Class R Certificate, the Class SWR Interest, the Class LTR Interest and the residual interest in the Upper Tier REMIC may be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate); provided, however, that such separate certification may not occur until the Trustee receives an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Issuing Entity or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(a) and (b) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class SWR Interest, the Class LTR Interest and the residual interest in the Upper Tier REMIC shall be severed and represented by separate certificates (with the separate certificate that represents the Residual Interest also representing all rights of the Class R Certificate to distributions attributable to an interest rate on the Class R Certificate in excess of the REMIC Pass-Through Rate).

     The restrictions on Transfers of a Class R Certificate set forth in this
Section 5.02(b) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Issuing Entity, the Trustee or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Issuing Entity, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

          (c) The transferor of the Class R Certificate shall notify the Trustee in writing upon the transfer of the Class R Certificate.

          (d) [Reserved].

          (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Issuing Entity, the Depositor or the Trustee.

     SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates

     If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and its counsel) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

     SECTION 5.04. Persons Deemed Owners

     The NIMs Insurer, the Trustee and any agent of the NIMs Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the NIMs Insurer nor the Trustee, nor any agent of the NIMs Insurer or the Trustee, shall be affected by any notice to the contrary.

     SECTION 5.05. Access to List of Certificateholders' Names and Addresses

     If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the NIMs Insurer or the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten (10) Business Days after the receipt of such request, provide the NIMs Insurer or the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Issuing Entity held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06. Book-Entry Certificates

     The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Class C, Class P and Class R Certificates shall be definitive certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

          (a) the provisions of this Section shall be in full force and effect;

          (b) the Depositor, the NIMs Insurer and the Trustee may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

          (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

          (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

          (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

          (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

          (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

     In the event that Definitive Certificates are issued pursuant to Section 5.08, clauses (a) through (g) of this Section 5.06 shall continue to be applicable with respect to all remaining Book-Entry Certificates.

     SECTION 5.07. Notices to Depository

     Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the Depository.

     SECTION 5.08. Definitive Certificates

     If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor notifies the Trustee and the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Certificate Owners of the Book-Entry Certificates agree to initiate such termination or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Book-Entry Certificates and the NIMs Insurer of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Authenticating Agent shall authenticate and the Trustee shall deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

     SECTION 5.09. Maintenance of Office or Agency

     The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603,
Attention: FFMER 2007-5 as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

     SECTION 5.10. Authenticating Agents

          (a) One or more Authenticating Agents (each, an "Authenticating Agent") may be appointed hereunder each of which shall be authorized to act on behalf of the Trustee in authenticating the Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be an entity organized and doing business under the laws of the United States of America or any state thereof, having a combined capital and surplus of at least $15,000,000, authorized under such laws to operate a trust business and subject to supervision or examination by federal or state authorities. If the Authenticating Agent is a party other than the Trustee, the Trustee shall have no liability in connection with the performance or failure of performance of the Authenticating Agent. LaSalle Bank National Association is hereby appointed as the initial Authenticating Agent. The Trustee shall be the Authenticating Agent during any such time as no other Authenticating Agent has been appointed and has not resigned.

          (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. Except with respect to the initial Authenticating Agent, LaSalle Bank National Association, which shall be the Authenticating Agent for so long as it is the Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance within the provisions of this Section 5.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

     SECTION 6.01. Respective Liabilities of the Depositor and the Servicer

     The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

     SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer

     Except as provided in the next paragraph, the Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the

United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

     SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others

     None of the Depositor, the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Issuing Entity or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor or the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this Agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder or (ii) which does not constitute an "unanticipated expense" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that either of the Depositor or the Servicer in its discretion may undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Issuing Entity, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by
Section 3.08 hereof.

     Notwithstanding anything herein to the contrary, in preparing or furnishing any reports or certifications pursuant to this Agreement, the Servicer shall be entitled to rely conclusively on the accuracy of the information or data provided to it by any other party to the Agreement and shall have no liability for any errors therein.

     SECTION 6.04. Limitation on Resignation of Servicer

     Subject to the provisions of Section 7.01, the second paragraph of Section 7.02, the second paragraph of Section 6.02 and the following paragraph of this
Section 6.04, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMs Insurer. No such resignation shall become effective until the Trustee or a successor servicer reasonably acceptable to the Trustee and the NIMs Insurer is appointed and has assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the Servicer of any of the obligations specified in Section 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.

     Notwithstanding anything to the contrary in the previous paragraph of this
Section 6.04, the Trustee, the Depositor and the NIMs Insurer hereby specifically (i) consent to the pledge and assignment by the Servicer of all the Servicer's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, if any, for the benefit of certain lenders, and (ii) agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereby the Servicer shall resign as Servicer under this Agreement, notwithstanding anything to the contrary which may be set forth in Section 3.04 above, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor servicer, provided that the Servicer's resignation will not be effective unless, at the time of such appointment, the Servicing Rights Pledgee or its designee (i) meets the requirements of a successor servicer under Section 7.02 of this Agreement (including being acceptable to the Rating Agencies), provided, that the consent and approval of the Trustee and the Depositor shall be deemed to have been given to the Servicing Rights Pledgee or its designee, and the Servicing Rights Pledgee and its designee are hereby agreed to be acceptable to the Trustee and the Depositor and (ii) agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

     SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds

     The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee, upon request and reasonable notice, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. The Servicer may be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. Any such policy or fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee.

                                  ARTICLE VII

                        DEFAULT; TERMINATION OF SERVICER

     SECTION 7.01. Events of Default

     "Event of Default," wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to make any Advance, to deposit in the Collection Account or the Certificate Account or remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three (3) Business Days and, with respect to a payment required to be made under Section 4.01 hereof, for one (1) Business Day, after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee, the Depositor and the Servicer by the NIMs Insurer or the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates; or

          (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of sixty
(60) days after the date on which written notice of such failure shall have been given to the Servicer, the Trustee and the Depositor by the Trustee or the Depositor, or to the Servicer, the Trustee and the Depositor by the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) consecutive days; or

          (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

          (v) admission by the Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) any failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 and 3.20 of this Agreement, which failure continues unremedied for a period of ten (10) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or any other party to this Agreement.

     If an Event of Default, described in (i) - (v) above, shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Trustee may, or at the direction of the NIMs Insurer or the Holders of

Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates (with the written consent of the NIMs Insurer (such consent shall not be unreasonably withheld), except after a NIMs Insurer Default), shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default, described in
(vi) above, shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, the Trustee, at the direction of the Depositor or at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights evidenced by the Certificates, shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the related Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. To the extent the Event of Default resulted from the failure of the Servicer to make a required Advance, the Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Trustee shall promptly notify the Rating Agencies, the Cap Contract Counterparty and the Swap Counterparty of the occurrence of an Event of Default, such notice to be provided in any event within two (2) Business Days of such occurrence.

     Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Section 3.08(a), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

     SECTION 7.02. Trustee to Act; Appointment of Successor

     On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in
Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law including the obligation to make advances pursuant to Section 4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Trustee shall be entitled to all fees, compensation and reimbursement for costs and expenses that the Servicer would have been entitled to hereunder if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with
Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to
Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution and does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor Servicer shall be an institution that is acceptable to the NIMs Insurer and is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee shall have consented thereto, prior written consent of the NIMs Insurer is obtained (provided, that such prior written consent shall not be required in the event that the Servicing Rights Pledgee or its designee is so appointed as successor servicer) and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

     Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

     SECTION 7.03. Notification to Certificateholders

          (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the Depositor, to each Rating Agency, the Cap Counterparty and the Swap Counterparty.

          (b) Within sixty (60) days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the Rating Agencies notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01. Duties of the Trustee

     For purposes of this Article VIII, references to "Trustee" shall be deemed to include LaSalle Bank National Association, in its capacity as Supplemental Interest Trust Trustee under this Agreement and the Swap Agreement, and in respect thereof, the Supplemental Interest Trust Trustee shall have all of the rights, protections, immunities and benefits of the Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee shall, at the written direction of the majority of the Certificateholders or the NIMs Insurer, or may, proceed to protect and enforce its rights and the rights of the Certificateholders or the NIMs Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIMs Insurer and the Certificateholders.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall notify the person providing such Agreement of such non-conformance, and if the instrument is not corrected to the its satisfaction, the Trustee will provide notice thereof to the Certificateholders and the NIMs Insurer and take such further action as directed by the Certificateholders and the NIMs Insurer.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

          (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

          (ii) the Trustee shall not, individually or as Trustee, be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee unless the Trustee was negligent or acted in bad faith or with willful misfeasance;

          (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMs Insurer or the Holders in accordance with this Agreement relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iv) the Trustee shall not be responsible for the acts or omissions of any Servicer or any Subservicer, it being understood that this Agreement shall not be construed to render any of them agents of one another.

     SECTION 8.02. Certain Matters Affecting the Trustee

          (a) Except as otherwise provided in Section 8.01:

          (i) the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) the Trustee may consult with counsel of its choice and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIMs Insurer or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

          (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, accountants or attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any other agent, custodian, accountant, attorney or independent contractor appointed with due care by it hereunder;

          (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

          (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement or the Swap Agreement (other than as issuer of the investment security);

          (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

          (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMs Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMs Insurer or the Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

          (x) if requested by the Servicer, the Trustee shall appoint the Servicer as the Trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer. The Trustee shall have no liability for any action or inaction of the Servicer in connection with such power of attorney and the Trustee shall be indemnified by the Servicer for all liabilities, costs and expenses incurred by the Trustee in connection with the Servicer's use or misuse of such powers of attorney; and

          (xi) in order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties hereto, including but not limited to, such party's name, address and other identifying information.

          (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement. The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any rerecording, refiling or redepositing, as applicable, thereof, (B) to see to any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund.

     SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans

     The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of any Mortgage Loan, or any related document other than with respect to the execution and authentication of the Certificates, if it so executed or authorized the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Certificate Account by the Depositor or the Servicer.

     SECTION 8.04. Trustee May Own Certificates

     The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it was not the Trustee.

     SECTION 8.05. Trustee's Fees and Expenses

     The Trustee and any custodian shall be entitled to, such compensation as shall be agreed to in writing by the Trustee and the Depositor (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee.

     SECTION 8.06. Indemnification and Expenses of Trustee

          (a) LaSalle Bank National Association (as Trustee and in its individual corporate capacity) and its directors, officers, employees and agents shall be entitled to indemnification from the Issuing Entity for any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created hereunder and (ii) the performance of their duties hereunder, including any applicable fees and expenses payable hereunder, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

          (i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Issuing Entity of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Issuing Entity of the obligation to indemnify the Trustee under this Section 8.06;

          (ii) while maintaining control over its own defense, the Trustee shall reasonably cooperate and consult with the Depositor in preparing such defense;
(iii) notwithstanding anything to the contrary in this Section 8.06, the Issuing Entity shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld or delayed; and

          (iv) indemnification therefor would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii).

     Any indemnification payments to the Trustee (or a custodian) pursuant to this Section 8.06(a) shall be allocated first to principal and then, to the extent remaining, to interest.

     The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

          (b) The Trustee shall be entitled to reimbursement by the Trust Fund of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advances that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

          (c) The Trustee's right to indemnification and reimbursement shall be subject to a cap of $400,000 in the aggregate in any calendar year, excluding
(i) any Servicing Transfer Costs and (ii) any costs, damages or expenses incurred by the Trustee in connection with any "high cost" home loans or any predatory or abusive lending laws, which amounts shall in no case be subject to any such limitation; provided, however, that such cap shall apply only if NIM Notes have been issued and there is a NIMs Insurer and shall cease to apply after the date on which any NIM Notes are paid in full or if there is no NIMs Insurer; provided further, however, that amounts incurred by the Trustee in excess of such annual limit in any calendar year shall be payable to the Trustee in succeeding calendar years, subject to such annual limit for each applicable calendar year. Any amounts reimbursable hereunder not in excess of this cap may be withdrawn by the Trustee from the Certificate Account at any time.

          (d) Any custodian appointed by the Trustee as herein provided shall be entitled to indemnification and reimbursement of expenses to the same extent as the Trustee is entitled to such amounts pursuant to subsection (a) and (b) of this Section 8.06, without regard to subsection (c) of this Section 8.06.

     SECTION 8.07. Eligibility Requirements for Trustee

     The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a minimum credit rating of at least (i) a long-term deposit rating of at least "A2" by Moody's and "A" by S&P or (ii) a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor, the NIMs Insurer and their respective Affiliates; provided, however, that such corporation cannot be an Affiliate of the Servicer.

     SECTION 8.08. Resignation and Removal of Trustee

     The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than sixty (60) days before the date specified in such notice when, subject to Section 8.09, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee acceptable to the NIMs Insurer in accordance with Section 8.09 and meeting the qualifications set forth in Section 8.07. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor or the NIMs Insurer or (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee and one copy of which shall be delivered to the successor trustee.

     The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates, with the consent of the NIMs Insurer, may at any time remove the Trustee and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized (or by the NIMs Insurer), one complete set of which instruments shall be delivered by the successor trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to the NIMs Insurer and to each Rating Agency by the successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.09 hereof.

     SECTION 8.09. Successor Trustee

     Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the NIMs Insurer, the Servicer, the Cap Contract Counterparty and the Swap Counterparty an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

     No successor trustee shall accept appointment as provided in this Section
8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 8.10. Merger or Consolidation of Trustee

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

     SECTION 8.11. Appointment of Co-Trustee or Separate Trustee

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMs Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be compensated by the Trust Fund and subject to the written approval of the Servicer and the NIMs Insurer. The Trustee shall not be liable for the actions of any co-trustee appointed with due care; provided that the appointment of a co-trustee shall not relieve the Trustee of its obligations hereunder. If the Servicer and the NIMs Insurer shall not have joined in such appointment within fifteen (15) days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the

Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) The Trustee, with the consent of the NIMs Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the NIMs Insurer and the Depositor.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.12. Tax Matters

          (a) It is intended that each of the REMICs provided for herein shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. It is also intended that each of the grantor trusts provided for in Section 2.07 hereof shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such grantor trust to qualify as, a grantor trust under the provisions of Subpart E, Part I of Subchapter J of the Code. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs and grantor trusts provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty (30) days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions or other applicable law, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs and grantor trusts provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions and the status of each of the grantor trusts provided for herein as a grantor trust under Subpart E, Part I of Subchapter J of the Code; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the grantor trust status under Subpart E, Part I of Subchapter J of the Code of any of the grantor trusts provided for herein or result in the imposition of tax upon any such grantor trust; (i) pay, from the sources specified in the last paragraph of this Section 8.12(a), the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (j) sign or cause to be signed federal, state or local income tax or information returns; (k) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs and grantor trusts provided for herein; and (l) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

     In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten
(10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

     In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of any of such REMICs as defined in
Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by
(i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or as a result of the location of the Trustee, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses
(i) or (ii), any such tax will be paid first with amounts (other than amounts derived by the Issuing Entity from a payment on any Corridor Contract or amounts received by the Supplemental Interest Trust as payments on the Swap Agreement) otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts (other than amounts derived by the Issuing Entity from a payment on any Corridor Contract or amounts received by the Supplemental Interest Trust as payments on the Swap Agreement) otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second to the Class B-3 Certificates (pro rata), third to the Class B-2 Certificates (pro rata), fourth to the Class B-1 Certificates (pro rata), fifth to the Class M-6 Certificates (pro rata), sixth to the Class M-5 Certificates (pro rata), seventh to the Class M-4 Certificates (pro rata), eighth to the Class M-3 Certificates (pro rata), ninth to the Class M-2 Certificates (pro rata), tenth to the Class M-1 Certificates (pro rata) and eleventh to the Class A Certificates (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Trustee is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

          (b) Each of the Depositor, the Servicer and the Trustee agrees not to knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans

          (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (1) an Optional Termination and
(2) the later of (a) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (b) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (x) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (y) the Latest Possible Maturity Date.

          (b) On any Distribution Date following the Initial Optional Termination Date, the Servicer may, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. Upon the exercise of such option by the Servicer, the Trustee shall immediately notify the Swap Counterparty that an Optional Termination has occurred and that final distributions on the Certificates will be made on the immediately following Distribution Date. Upon such notice, the Swap Counterparty shall inform the Trustee of the final Swap Termination Payment amount owed to the Swap Counterparty. In connection with any such optional termination, the Optional Termination Price shall be delivered to the Trustee no later than two (2) Business Days immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Trustee by the Servicer (or an Affiliate of the Servicer) shall be deposited by the Trustee directly into the Certificate Account immediately upon receipt. Notwithstanding anything herein to the contrary, only an amount equal to the Optional Termination Price, reduced by the portion thereof consisting of the sum of (x) any Swap Termination Payment and (y) the amount of any unpaid Net Swap Payments that would not otherwise be funded by the Optional Termination Price but for clause (iv) of the definition of "Optional Termination Price" (such portion, the "Swap Optional Termination Payment"), shall be made available for distribution to the Certificates. The Swap Optional Termination Payment shall be withdrawn by the Trustee from the Certificate Account and remitted to the Supplemental Interest Trust for payment to the Swap Counterparty. The Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

     If the Servicer does not exercise its right under this Section 9.01(b) to purchase all of the Mortgage Loans, the NIMs Insurer may, at its option, terminate the Trust Fund on any Distribution Date by purchasing all of the Mortgage Loans and REO Properties at the price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Trustee no later than two (2) Business Days immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Trustee by the Servicer (or an Affiliate of the Servicer) shall be deposited by the Trustee directly into the Certificate Account immediately upon receipt.

          (c) [Reserved].

     SECTION 9.02. Final Distribution on the Certificates

     If on any Determination Date, (i) the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall send a final distribution notice promptly to each Certificateholder or (ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders as soon as practicable after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Trustee specified in such notice.

     Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed as soon as practicable after a determination is made pursuant to the preceding paragraph (or with respect to an Optional Termination, mailed no later than one Business Day following completion of such Optional Termination). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to the Swap Counterparty and to each Rating Agency at the time such notice is given to Certificateholders.

     In the event such notice is given, the Servicer shall remit all funds in the Collection Account to the Trustee for deposit in the Certificate Account on the Servicer Remittance Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Mortgage Files for the Mortgage Loans.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

     In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six (6) months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six (6) months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one (1) year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee shall not have any further duties or obligations with respect thereto.

     SECTION 9.03. Additional Termination Requirements

          (a) In the event the Trustee or the Servicer completes an Optional Termination as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Servicer, as applicable, to the effect that the failure of the Issuing Entity to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, and the Trustee shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under
Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Servicer;

          (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

          (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

          (c) The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation prepared and delivered to it by the Depositor upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

          (d) Notwithstanding any other terms of this Agreement, prior to any termination of the Trust Fund, the Servicer may prepare a reconciliation of all Advances and Servicing Advances made by it for which it has not been reimbursed and a reasonable estimate of all additional Servicing Advances and other costs for which it would be entitled to be reimbursed if the Trust Fund were not being terminated, including without limitation, any Servicing Advances and other costs arising under Section 6.03 (Limitation on Liability of the Depositor, the Servicer and Others), and the Servicer may recover these Advances, Servicing Advances and estimated Servicing Advances and other costs from the Collection Account (to the extent that such recovery of Servicing Advances, estimated Servicing Advances and other costs constitutes "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii)).

          (e) Notwithstanding any other terms of this Agreement, unless the Servicer previously has notified the Trustee that it has entered into a servicing agreement for the servicing after the termination date of the Trust Fund assets, at least twenty (20) days prior to any termination of the Trust Fund, the Trustee or the Depositor shall notify the Servicer in writing to transfer the assets of the Trust Fund as of the termination date to the person specified in the notice, or if such person is not then known, to continue servicing the assets until the date that is twenty (20) days after the termination date and on the termination date, the Trustee or the Depositor shall notify the Servicer of the person to whom the assets should be transferred on that date. In the latter event the Servicer shall be entitled to recover its servicing fee and any advances made for the interim servicing period from the collections on the assets which have been purchased from the Trust Fund and the new owner of the assets, and the agreements for the new owner to obtain ownership of the assets of the Trust Fund shall so provide.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01. Amendment

     This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer (such consent shall not be unreasonably withheld) and without the consent of any of the Certificateholders,

          (i) to cure any ambiguity or correct any mistake,

          (ii) to correct, modify or supplement any provision herein which may be inconsistent with the Prospectus Supplement or any other provision herein,

          (iii) to add any other provisions with respect to matters or questions arising under this Agreement, or

          (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an Opinion of Counsel to such effect, adversely affect in any material respect the interests of any Holder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Holder if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any Class of the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

     In addition, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders and without delivery of an Opinion of Counsel (referenced in (iv) above) to comply with the provisions of Regulation AB.

     Notwithstanding the foregoing, without the consent of the Certificateholders, the Depositor, the Servicer and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee and the NIMs Insurer shall have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee or the NIMs Insurer, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     This Agreement may also be amended from time to time by the Depositor, the Trustee, the Servicer, the Trustee and the Holders of the Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights, with the consent of the NIMs Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding. A copy of such Opinion of Counsel shall be provided to the NIMs Insurer.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     Nothing in this Agreement shall require the Trustee or the Servicer to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

     The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

     The Trustee shall not enter into any amendment to this Agreement that could have a materially adverse effect on the Cap Contract Counterparty or the Swap Counterparty without first obtaining the consent of the Cap Contract Counterparty or Swap Counterparty, respectively.

     Notwithstanding anything to the contrary in this Section 10.01, the Trustee and the Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to this Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Securities and Exchange Commission.

     SECTION 10.02. Counterparts

     This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.03. Governing Law

     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

     SECTION 10.04. Intention of Parties

     It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

     The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

     SECTION 10.05. Notices

          (a) The Trustee shall use its best efforts to promptly provide notice to the NIMs Insurer, the Rating Agency, the Cap Contract Counterparty and the Swap Counterparty with respect to each of the following of which it has actual knowledge:

          (i) Any material change or amendment to this Agreement;

          (ii) The occurrence of any Event of Default that has not been cured;

          (iii) The resignation or termination of the Trustee or the Servicer and the appointment of any successor;

          (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03;

          (v) The final payment to Certificateholders; and

          (vi) Any change in the location of the Certificate Account.

          (b) The Trustee shall promptly furnish or make available to each Rating Agency copies of the following:

          (i) Each report to Certificateholders described in Section 4.05;

          (ii) Each annual statement as to compliance described in Section 3.17; and

          (iii) Each annual independent public accountants' servicing report described in Section 3.18.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: Asset-Backed Finance; (b) in the case of the Rating Agencies, (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041and (ii) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; (c) in the case of the Servicer, Home Loan Services, Inc., 150 Allegheny Center Mall, Pittsburgh, Pennsylvania 15212,
Attention: VP Investor Reporting; (d) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 Attention: Global Securities and Trust Services--FFMER 2007-5; (e) in the case of the Cap Contract Counterparty or the Swap Counterparty as provided for in the Swap Agreement and the Corridor Contracts, and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

     SECTION 10.06. Severability of Provisions

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.07. Assignment; Sales; Advance Facilities

     Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor; provided, however, the Servicer is hereby authorized to enter into an Advance Facility under which (l) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

     Reimbursement amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s).

     The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan by loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

     An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

     The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first in, first out"
(FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan by loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

     Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee and the Servicer, without the consent of any Certificateholder notwithstanding anything to the contrary in this Agreement, upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or the Swap Counterparty or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the Certificates. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust Fund are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this

Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

     SECTION 10.08. Limitation on Rights of Certificateholders

     The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee (individually and as trustee) such indemnity satisfactory to it as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates and/or the NIMs Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder and/or the NIMs Insurer or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.09. Inspection and Audit Rights

     The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this

Section 10.09 shall be borne by the party requesting such inspection (except in the case of the Trustee in which case such expenses shall be borne by the requesting Certificateholder(s)); all other such expenses shall be borne by the Servicer.

     SECTION 10.10. Certificates Nonassessable and Fully Paid

     It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Issuing Entity, that the interests in the Issuing Entity represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Authenticating Agent pursuant to this Agreement, are and shall be deemed fully paid.

     SECTION 10.11. Compliance with Regulation AB

     Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.17, 3.18 and 3.20 of this Agreement is to facilitate compliance by the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties' obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, or convention or consensus among active participants in the asset-backed securities markets in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Depositor for delivery of that or different information as is necessary to comply with the provisions of Regulation AB.

     SECTION 10.12. Third Party Rights

     The Cap Contract Counterparty and the Swap Counterparty shall be deemed third party beneficiaries of this Agreement regarding provisions related to payments owed to the Cap Contract Counterparty or Swap Counterparty, respectively, so long as any of the Corridor Contracts or the Swap Agreement, as applicable, remains in effect.

     The NIMs Insurer, if any, shall also be deemed to be a third party beneficiary of this Agreement as long as NIM Notes are issued and outstanding.

     SECTION 10.13. Additional Rights of the NIMs Insurer

     Provided that a party to this Agreement has been provided with the contact information of the NIMs Insurer, such party, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report or filing required to be provided under this Agreement and provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. The Servicer shall cause the NIMs Insurer to be an addressee of any report furnished pursuant to this Agreement. With respect to the Trustee, such obligation shall be satisfied with the provision of access to the NIMs Insurer to the Trustee's website.

     Unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the NIM Notes (such event, a "NIMs Insurer Default"), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.

     IN WITNESS WHEREOF, the Depositor, the Trustee and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                        as Depositor


                                        By:
                                            ------------------------------------
                                        Name: Paul Park
                                        Title: Authorized Signatory


                                        LASALLE BANK NATIONAL ASSOCIATION
                                        as Trustee


                                        By::
                                            ------------------------------------
                                        Name:
                                        Title:


                                        HOME LOAN SERVICES, INC.,
                                        as Servicer


                                        By::
                                            ------------------------------------
                                        Name: Steven A. Baranet
                                        Title: Vice President

Acknowledged and agreed to as of the day and year first above written with respect to Sections 2.02, 2.03(b), 2.05 and 3.27 only.

FIRST FRANKLIN FINANCIAL CORPORATION,
as Sponsor


By:
    ---------------------------------
Name: Steve Mageras
Title: Director

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                           FORM OF CLASS A CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                           CLASS [_]-A[_] CERTIFICATE

Number: 07-5-[_]-A[_]-[_]                   Original Denomination:
                                            $[___________]

Cut-off Date: September 1, 2007             Last Scheduled
                                            Distribution Date: October 25, 2037

First Distribution Date:                    Aggregate Initial Certificate
October 25, 2007                            Balance of all Class [_]-A[_]
                                            Certificates: $[_________]

Pass-Through Rate: Variable(1)              CUSIP: [____________]

----------
(1)  Subject to a cap as described in the Agreement.

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class [_]-A[_] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class [_]-A[_] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by first-lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, Class [_]-A[_] (the "Class [_]-A[_] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the

Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [_____]                          LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                     Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
           Authorized Signatory

                             REVERSE OF CERTIFICATE

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

          For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

          The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
     (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of
     (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

_________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:                               NOTICE: The signature to this assignment
(Signature guaranty)                 must correspond with the name as it appears
                                     upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                      FORM OF CLASS M CERTIFICATE (PUBLIC)

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

                            CLASS M-[_] CERTIFICATE

Number: 07-5-M-[_]-[_]                      Original Denomination: $[________]

Cut-off Date: September 1, 2007             Last Scheduled Distribution Date:
                                            October 25, 2037

First Distribution Date: October 25, 2007   Aggregate Initial Certificate
                                            Balance of all Class M-[_____]
                                            Certificates: $[_________]

Pass-Through Rate: Variable(2)              CUSIP: [__________]

----------
(2)  Subject to a cap as described in the Agreement.

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class M-[_] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class M-[_] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by first lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, Class M-[_] (the "Class M-[_] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the

Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [________]                       LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                     Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
           Authorized Signatory

                             REVERSE OF CERTIFICATE

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:                               NOTICE: The signature to this assignment
(Signature guaranty)                 must correspond with the name as it appears
                                     upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                       FORM OF CLASS M (144A) CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE
(A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D, OR (D) OUTSIDE THE UNITED STATES TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED BY REGULATION S OF THE 1933 ACT ("REGULATION S")) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND

SUBJECT TO THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE AGREEMENT.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                            CLASS M-[_] CERTIFICATE
                                   (Rule 144A)

Number: 07-5-M-[_]-[_]                      Original Denomination: $[________]

Cut-off Date: September 1, 2007             Last Scheduled Distribution Date:
                                            October 25, 2037

First Distribution Date: October 25, 2007   Aggregate Initial Certificate
                                            Balance of all Class M-[_]
                                            Certificates: $[______]

Pass-Through Rate: Variable(3)              CUSIP: [_________]

----------
(3)  Subject to a cap as described in the Agreement.

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class M-[_] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class M-[_] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by first lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, Class M-[_] (the "Class M-[_] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [________]                       LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                     Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
          Authorized Signatory

                             REVERSE OF CERTIFICATE

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

_____________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:                               NOTICE: The signature to this assignment
(Signature guaranty)                 must correspond with the name as it appears
                                     upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                       FORM OF CLASS M (REG S) CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE
(A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES (A) THAT, UNTIL THE EXPIRATION OF THE APPLICABLE "DISTRIBUTION COMPLIANCE PERIOD" WITHIN THE MEANING OF REGULATION S, ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL NOT BE MADE IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (EACH AS DEFINED IN REGULATION S) AND (B) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS CERTIFICATE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (EACH AS DEFINED IN REGULATION S) ONLY (1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (2) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL

BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE AGREEMENT.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                             CLASS M-[_] CERTIFICATE
                                 (REGULATION S)

Number: 07-5-M-[_]-[_]                 Original Denomination: $[________]

Cut-off Date: September 1, 2007        Last Scheduled Distribution Date:
                                       October 25, 2037

First Distribution Date:               Aggregate Initial Certificate Balance of
October 25, 2007                       all Class M-[_]
                                       Certificates: $[________]

Pass-Through Rate: Variable(4)         CUSIP: [________]

----------
(4)  Subject to a cap as described in the Agreement.

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,

evidencing an ownership interest in distributions allocable to the Class M-[_] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class M-[_] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by first lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, Class M-[_] (the "Class M-[_] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [_________]                      LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            -----------------------------------
                                                     Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    --------------------------------
          Authorized Signatory

                             REVERSE OF CERTIFICATE

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

          The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                                               [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

_____________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:                             ___________________________________________
(Signature guaranty)                 NOTICE: The signature to this assignment
                                     must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                       FORM OF CLASS B (144A) CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE
(A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT, (B) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D, OR (D) OUTSIDE THE UNITED STATES TO A PERSON WHO IS NOT A

U.S. PERSON (AS DEFINED BY REGULATION S OF THE 1933 ACT ("REGULATION S")) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S, AND IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND SUBJECT TO THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE AGREEMENT.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                             CLASS B-[_] CERTIFICATE
                                   (Rule 144A)

Number:  07-5-B-[_]-[_]                Original Denomination:  $[________]

Cut-off Date: September 1, 2007        Last Scheduled Distribution Date:
                                       October 25, 2037

First Distribution Date:               Aggregate Initial Certificate Balance of
October 25, 2007                       all Class B-[_]
                                       Certificates: $[________]

Pass-Through Rate: Variable(5)         CUSIP: [________]

----------
(5)   Subject to a cap as described in the Agreement.

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class B-[_] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class B-[_] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by first lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, Class B-[_] (the "Class B-[_] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [________]                      LASALLE BANK NATIONAL ASSOCIATION,
                                       as Trustee


                                       By:
                                           -------------------------------------
                                                    Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    --------------------------------
          Authorized Signatory

                             REVERSE OF CERTIFICATE

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

_____________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:                               NOTICE: The signature to this assignment
(Signature guaranty)                 must correspond with the name as it appears
                                     upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                       FORM OF CLASS B (REG S) CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE
(A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES (A) THAT, UNTIL THE EXPIRATION OF THE APPLICABLE "DISTRIBUTION COMPLIANCE PERIOD" WITHIN THE MEANING OF REGULATION S, ANY OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE SHALL NOT BE MADE IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON (EACH AS DEFINED IN REGULATION S) AND (B) TO OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS CERTIFICATE WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON (EACH AS DEFINED IN REGULATION S) ONLY (1) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE 1933 ACT OR (2) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL

BUYER" AS DEFINED IN RULE 144A UNDER THE 1933 ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, SUBJECT TO THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING IN THE AGREEMENT.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                             CLASS B-[_] CERTIFICATE
                                 (REGULATION S)

Number: 07-5-B-[_]-[_]                 Original Denomination: $[________]

Cut-off Date: September 1, 2007        Last Scheduled Distribution Date:
                                       October 25, 2037

First Distribution Date:               Aggregate Initial Certificate Balance of
October 25, 2007                       all Class B-[_]
                                       Certificates: $[________]

Pass-Through Rate: Variable(6)         CUSIP: [________]

---------
(6)  Subject to a cap as described in the Agreement.

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,

evidencing an ownership interest in distributions allocable to the Class B-[_] Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Trustee for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

     This certifies that CEDE & CO. is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class B-[_] Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by first lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, Class B-[_] (the "Class B-[_] Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [________]                       LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

_____________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

                                     __________________________________________
Dated:                               NOTICE: The signature to this assignment
(Signature guaranty)                 must correspond with the name as it appears
                                     upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS C CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A GRANTOR TRUST THAT HOLDS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND IS TREATED AS HAVING ENTERED INTO CERTAIN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC REGULAR INTEREST REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS C CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE CERTIFICATES TRANSFER RESTRICTIONS IN THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.

FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE DIFFERENT FROM THE ORIGINAL DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL BALANCE BY INQUIRY OF THE TRUSTEE.

                               CLASS C CERTIFICATE

Number: 07-5-C-[_]                     Percentage Interest: 100%

Cut-off Date: September 1, 2007

First Distribution Date:
October 25, 2007

Pass-Through Rate: Variable            CUSIP: [________]

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class C Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as agent for Merrill Lynch International, is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class C Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by first-lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, Class C (the "Class C Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [________]                       LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

     Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

     The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

     The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

     The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

     For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

     The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

_____________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

                                     __________________________________________
Dated:                               NOTICE: The signature to this assignment
(Signature guaranty)                 must correspond with the name as it appears
                                     upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS P CERTIFICATE

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CLASS P CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT OR UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE CERTIFICATE TRANSFER RESTRICTIONS IN THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH (A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60 OR (C) SOLELY IN THE CASE OF A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE NIMS INSURER, THE TRUSTEE, THE SERVICER OR THE DEPOSITOR.

                               CLASS P CERTIFICATE

Number: 07-5-P-[_]                     Percentage Interest: 100%

Cut-off Date: September 1, 2007

First Distribution Date:               CUSIP: [________]
October 25, 2007

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class P Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as agent for Merrill Lynch International, is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class P Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by first-lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, Class P (the "Class P Certificates") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

          The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee, or, if an

     Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [________]                       LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
    Authorized Signatory

                             REVERSE OF CERTIFICATE

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

          This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

          The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

          The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

          The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

          The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

          For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

          The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
     (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of
     (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

____________________________________, Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:                               NOTICE: The signature to this assignment
(Signature guaranty)                 must correspond with the name as it appears
                                     upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS (I) A "RESIDUAL INTEREST" IN ONE OR MORE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS", AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND (II) AN INTEREST IN NOTIONAL PRINCIPAL CONTRACTS.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE TRUSTEE OR THE SERVICER REFERRED TO BELOW OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE, THE REMIC RESIDUAL INTERESTS REPRESENTED HEREBY NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED OR INSURED BY THE DEPOSITOR, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR AFFILIATES OR BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE AND THE DEPOSITOR WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE FOR, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

                               CLASS R CERTIFICATE

Number: 07-5-R-[_]                     Principal Balance: $[________]

Cut-off Date: September 1, 2007        Pass-Through Rate: Variable(7)

First Distribution Date:               CUSIP: [________]
October 25, 2007

----------
(7)  Subject to a cap as described in the Agreement.

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

evidencing an ownership interest in distributions allocable to the Class R Certificates with respect to a pool of conventional, sub-prime mortgage loans formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

     This certifies that MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as nominee for Merrill Lynch Funding Corporation, is the registered owner of the ownership interest (the "Ownership Interest") evidenced by this Certificate (obtained by dividing the Original Denomination of this Certificate by the aggregate Initial Certificate Balance of all Class R Certificates) in certain distributions with respect to a pool of conventional, sub-prime mortgage loans (the "Mortgage Loans") formed and sold by Merrill Lynch Mortgage Investors, Inc. (hereinafter called the "Depositor"), and certain other property held in trust for the benefit of Certificateholders (collectively, the "Trust Fund"). The Mortgage Loans are serviced by Home Loan Services, Inc. (the "Servicer") and are secured by first-lien mortgages on the Mortgaged Properties. The Trust Fund was created pursuant to a pooling and servicing agreement (the "Agreement"), dated as of September 1, 2007, among the Depositor, the Servicer and LaSalle Bank National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.

     This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, Class R (the "Class R Certificate") and is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which Agreement such Holder is bound.

     The Class A Certificates, the Class M Certificates, the Class B Certificates, the Class P Certificates and the Class C Certificates are collectively referred to herein as the "Certificates."

     Pursuant to the terms of the Agreement, the Trustee will distribute from funds in the Certificate Account the amounts described in the Agreement on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing in October 2007. Such distributions will be made to the Person in whose name this Certificate is registered on the Record Date.

     Distributions on this Certificate will be made either by wire transfer in immediately available funds to the account of such certificateholder at a bank or other depository institution having appropriate wire transfer facilities or, in the case of any certificateholder that has so notified the Trustee in writing in accordance with the Agreement, by check mailed to the address of the person entitled to distributions as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of this Certificate at the office of the Trustee or such other address designated in writing by the Trustee. On each Distribution Date, a holder of this Certificate will receive such holder's Percentage Interest of the amounts required to be distributed with respect to the applicable Class of Certificates.

     The Trustee will maintain or cause to be maintained a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee will provide for the registration of Certificates and of transfers and exchanges of Certificates. Upon surrender for registration of transfer of any

Certificate at any office or agency of the Trustee, or, if an Authenticating Agent has been appointed under the Agreement, the Authenticating Agent, maintained for such purpose, the Trustee will, subject to the limitations set forth in the Agreement, authenticate and deliver, in the name of the designated transferee or transferees, a Certificate of a like class and dated the date of authentication by the Authenticating Agent. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee, of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee, for that purpose and specified in such notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: [________]                       LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                     Authorized Officer


CERTIFICATE OF AUTHENTICATION

This is one of the Certificates
referred to in the within-mentioned
Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Authenticating Agent


By:
    ---------------------------------
          Authorized Signatory

                             REVERSE OF CERTIFICATE

         MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5
                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

          This Certificate is one of a duly authorized issue of Certificates, designated as Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 Mortgage Loan Asset-Backed Certificates, issued in one or more Classes of Class A Certificates, Class M Certificates, Class B Certificates, Class P Certificates and Class C Certificates, each evidencing an interest in certain distributions with respect to a pool of conventional, sub-prime Mortgage Loans formed and sold by the Depositor and certain other property conveyed by the Depositor to the Trustee.

          Following the initial issuance of the Certificates, the principal balance of this Certificate will be different from the Original Denomination shown above. Anyone acquiring this Certificate may ascertain its current principal balance by inquiry of the Trustee.

          The Holder, by its acceptance of this Certificate, agrees that it will look solely to the Trust Fund and certain amounts resulting from credit enhancements for payment hereunder and that the Trustee is not liable to the Holders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

          This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

          No service charge will be made to the Holder for any transfer or exchange of the Certificate, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate. Prior to due presentation of a Certificate for registration of transfer, the Depositor and the Trustee may treat the person in whose name any Certificate is registered as the owner of such Certificate and the Percentage Interest in the Trust Fund evidenced thereby for the purpose of receiving distributions pursuant to the Agreement and for all other purposes whatsoever, and neither the Depositor nor the Trustee will be affected by notice to the contrary.

          The Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with the other provisions therein, to ensure continuing treatment of each REMIC included in the Trust Fund as a REMIC, or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that such action does not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

          The Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer, if any, and with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that any such amendment will comply with the requirements set forth in the Agreement.

          The Class A (other than the Class R Certificates), Class M, and Class B Certificates are issuable only in registerable form, in minimum denominations of $25,000 in initial Certificate Principal Amount and in integral multiples of $1 in excess thereof, registered in the name of the nominee of the clearing agency, which shall maintain such Certificates through its book-entry facilities. The Class R Certificates are issuable in minimum denominations of $100 and shall be maintained in physical, fully registered form. The Class P Certificates are issuable in minimum denominations of 100% and shall be maintained in physical, fully registered form. The Class C Certificates are issuable in minimum denominations of 25% and shall be maintained in physical, fully registered form.

          For federal income tax purposes, the Trust Fund will include multiple "real estate mortgage investment conduits" (each, a "REMIC"). The REMIC Regular Interests will represent "regular interests" in one of the REMICs included in the Trust Fund. The Class R Certificate will represent the sole class of "residual interest" in each of the REMICs.

          The obligations and responsibilities of the Depositor, the Servicer and the Trustee under the Agreement shall terminate upon the earlier of (a) an Optional Termination; and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
     (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created under the Agreement continue beyond the earlier of
     (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

                              [FORM OF ASSIGNMENT]

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY* OR TAXPAYER IDENTIFICATION NUMBER OF ASSIGNEE)

________________________________________________________________________________

(Please Print or Type Name and Address of Assignee)

________________________________________________________________________________

the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

__________________________________________ Attorney to transfer the within
Certificate on the books kept for the registration thereof, with full power of substitution in the premises.


Dated:                               NOTICE: The signature to this assignment
(Signature guaranty)                 must correspond with the name as it appears
                                     upon the face of the within Certificate in every particular, without alteration or enlargement or any change whatever.

(*This information, which is voluntary, is being requested to ensure that the assignee will not be subject to backup withholding under Section 3406 of the Code.)

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE


[Intentionally Omitted]

                                    EXHIBIT C

                                   [RESERVED]

                                    EXHIBIT D

                          FORM OF TRUSTEE CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Home Loan Services, Inc.
150 Allegheny Center Mall
Pittsburgh, Pennsylvania 15212

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

[NIMS INSURER, IF ANY]

Re: Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage
    Loan Asset-Backed Certificates

Ladies and Gentlemen:

     In accordance with Section 2.02 of the Pooling and Servicing Agreement, dated as of September 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as trustee, Home Loan Services, Inc., as servicer (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

          (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 (A)-(B), (C) (if applicable), (D) and (E) and the documents if actually received by it under Section 2.01(F) of the Pooling and Servicing Agreement are in its possession;

          (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

          (iii) Such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number, the name of the Mortgagor, the street address (excluding zip code), the mortgage interest rate at origination, the gross margin (if applicable), the lifetime rate cap (if applicable), the periodic rate cap (if applicable), the original principal balance, the first payment due date and the original maturity date in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through (E), as applicable, inclusive, of Section 2.01 in the Agreement. The Trustee makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability, due authorization or genuineness of any of the documents contained in each Mortgage Loan or the collectability, insurability, effectiveness, priority, perfection or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-referenced Pooling and Servicing Agreement.

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee


By:
Name:
Title:

                                   EXHIBIT E-1

                    FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - Merrill Lynch First Franklin
           Mortgage Loan Trust, Series 2007-5

Ladies and Gentlemen:

     We propose to purchase Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage Loan Asset-Backed Certificates, Class R, described in the Prospectus Supplement, dated October 9, 2007, and the Prospectus, dated May 15, 2007.

     1. We certify that (a) we are not a disqualified organization and (b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

     2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.


                                     E-1-1

     3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(8)

     [ ]  The Class R Certificate will be registered in our name.

     [ ]  The Class R Certificate will be held in the name of our nominee,
          _________________, which is not a disqualified organization.

     4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code or a plan subject to federal, state, local, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), and are not directly or indirectly acquiring the Class R Certificate on behalf of or with any assets of a Plan.

     5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

     6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Trustee a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Trustee a written statement substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement.

     7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Pooling and Servicing Agreement.

----------
(8) Check appropriate box and if necessary fill in the name of the Transferee's nominee.


                                     E-1-2

Very truly yours,

[PURCHASER]


By:
Name:
Title:


Accepted as of __________ __, 200_

MERRILL LYNCH MORTGAGE INVESTORS, INC.


By:
Name:
Title:


                                     E-1-3

                                        APPENDIX A

                                        Affidavit pursuant to (i) Section
                                        860E(e)(4) of the Internal Revenue Code
                                        of 1986, as amended, and (ii) certain
                                        provisions of the Pooling and Servicing
                                        Agreement

Under penalties of perjury, the undersigned declares that the following is true:

     1. He or she is an officer of _________________________ (the "Transferee"),

     2. the Transferee's Employer Identification number is __________,

     3. the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Merrill Lynch First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-5, Class R Certificate on behalf of a disqualified organization or any other entity,

     4. unless Merrill Lynch Mortgage Investors, Inc.("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

     5. that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

     6. the Transferee has historically paid its debts as they became due,

     7. the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

     8. the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

     9. the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

     10. the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Merrill Lynch Mortgage Investors, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

     11. IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

     A. the present value of any consideration given to the Transferee to acquire such residual interest;


                                     E-1-4

     B. the present value of the expected future distributions on such residual interest; and

     C. the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[11. (A) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million; and

     (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii),
          1.860E-1(c)(4)(iii) and 1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

12. The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary


                                     E-1-5
supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


By:

Address of Investor for receipt of distribution:

Address of Investor for receipt of tax information:

(Corporate Seal)

Attest:

                                        , Secretary


                                     E-1-6

Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this __________ day of ___________, 200_.

Notary Public

County of

State of

My commission expires the __________ day of ______________


                                        By:
                                        Name:
                                        Title:

Dated: ___________


                                     E-1-7

                                   EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - Merrill Lynch First Franklin
           Mortgage Loan Trust, Series 2007-5

Re: Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage
    Loan Asset-Backed Certificates

     _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                        Very truly yours,

Name:
Title:


                                     E-2-1

                                    EXHIBIT F

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - Merrill Lynch First Franklin
           Mortgage Loan Trust, Series 2007-5

RE: Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage
    Loan Asset-Backed Certificates

Ladies and Gentlemen:

     In connection with our disposition of the Class [________] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement, dated as of September 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as trustee, and Home Loan Services, Inc., as servicer.

Very truly yours,

Name of Transferor


By:
Name:
Title:

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER
                              (ACCREDITED INVESTOR)

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - Merrill Lynch First Franklin
           Mortgage Loan Trust, Series 2007-5

     Re: Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5,
         Mortgage Loan Asset-Backed Certificates

Ladies and Gentlemen:

     ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-5, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), LaSalle Bank National Association, as trustee (the "Trustee"), Home Loan Services, Inc., as servicer (the "Servicer"). [The Purchaser intends to register the Transferred Certificate in the name of ____________________, as nominee for _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

     2. All Certificates other than ERISA Restricted Certificates and Class R Certificates will bear a legend to the following effect:

     UNTIL THE TERMINATION OF THE SWAP AGREEMENT, EACH TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO REPRESENT (OR IN THE CASE OF A DEFINITIVE CERTIFICATE, SHALL REPRESENT) TO THE TRUSTEE THAT (A) SUCH TRANSFEREE IS NOT, AND IS NOT ACTING FOR, ON BEHALF OF OR WITH ANY ASSETS OF, ANY EMPLOYEE

BENEFIT PLAN OR OTHER ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR ANY PLAN SUBJECT TO
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) THE TRANSFEREE'S ACQUISITION AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

     3. The Certificates (other than the Class R Certificate) will bear a legend to the following effect:

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. IF THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

     4. The ERISA Restricted Certificates will bear a legend to the following effect:

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE HAS RECEIVED
(A) A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR A PLAN SUBJECT ANY TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW") (COLLECTIVELY, A "PLAN"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN, (B) IF THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION THAT SUCH TRANSFEREE IS AN INSURANCE COMPANY THAT IS ACQUIRING THE CERTIFICATE WITH ASSETS OF AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 95-60 AND THE ACQUISITION AND HOLDING OF THE CERTIFICATE ARE COVERED AND EXEMPT UNDER SECTIONS I AND III OF PTCE 95-60, OR
(C) SOLELY IN THE EVENT THE CERTIFICATE IS A DEFINITIVE CERTIFICATE, AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, AND UPON WHICH THE TRUSTEE AND THE NIMS INSURER SHALL BE ENTITLED TO RELY, TO THE EFFECT THAT THE ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY THE PROSPECTIVE TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NONEXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN

ADDITION TO THOSE UNDERTAKEN BY SUCH ENTITIES IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE SERVICER, THE NIMS INSURER OR THE DEPOSITOR. IF THE CERTIFICATE IS NOT A DEFINITIVE CERTIFICATE, THE TRANSFEREE IS DEEMED TO HAVE MADE THE REPRESENTATION IN (A) OR (B) ABOVE.

     5. The Class R Certificate will bear a legend to the following effect:

     THIS CLASS R CERTIFICATE MAY NOT BE TRANSFERRED, EXCEPT IN ACCORDANCE WITH
     SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT AND THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE ONLY IN ACCORDANCE WITH SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE (A) A TRANSFER AFFIDAVIT FROM THE PROSPECTIVE INVESTOR; AND (B) AN AFFIDAVIT FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATE.

     NO TRANSFER OF THIS CERTIFICATE SHALL BE REGISTERED UNLESS THE PROSPECTIVE TRANSFEREE PROVIDES THE TRUSTEE WITH A REPRESENTATION THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO STATE, LOCAL, FEDERAL, NON-U.S. OR OTHER LAW SUBSTANTIVELY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE ("SIMILAR LAW"), AND IS NOT DIRECTLY OR INDIRECTLY ACQUIRING THIS CERTIFICATE BY, ON BEHALF OF, OR WITH ANY ASSETS OF ANY SUCH PLAN.

     6. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY] * and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

     7. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and
(c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

     8. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any

----------
*    Not required of a broker/dealer purchaser.

person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

     9. Either (i) the Purchaser of a Certificate that is neither an ERISA Restricted Certificate nor a Class R Certificate is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, such Purchaser's acquisition and holding of such Certificates will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

     10. The Purchaser of an ERISA Restricted Certificate (A) is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") and is not directly or indirectly acquiring such Certificates by, on behalf of, or with any assets of any such plan, or (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, herewith delivers an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee and the NIMs Insurer shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer, the NIMs Insurer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor.

     11. The Purchaser of a Class R Certificate is not an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or a Person directly or indirectly acquiring such Certificate by, on behalf of, or with any assets of any such plan.

     12. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit H to the Pooling and Servicing Agreement.

     13. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                        Very truly yours,

                                        [PURCHASER]


                                        By:
                                        Name:
                                        Title:

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (QUALIFIED INSTITUTIONAL BUYER)

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - Merrill Lynch First Franklin
           Mortgage Loan Trust, Series 2007-5

     Re: Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5,
         Mortgage Loan Asset-Backed Certificates

Ladies and Gentlemen:

     ______________ (the "Purchaser") intends to purchase from ________________
(the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Merrill Lynch First Franklin Mortgage Loan Trust, Mortgage Loan Asset-Backed Certificates, Series 2007-5, Class [____] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), LaSalle Bank National Association, as trustee (the "Trustee"), Home Loan Services, Inc., as servicer (the "Servicer"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

     In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) solely in the case of a Certificate other than an ERISA Restricted Certificate or Class R Certificate, either (i) we are not, and are not acquiring the Certificate for, on behalf of or with any assets of, any employee benefit plan or other arrangement subject to Title I of ERISA or any plan subject to Section 4975 of the Code, or (ii) until the termination of the Swap Agreement, our acquisition and holding of the Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, (e)solely with respect to ERISA Restricted Certificates, (A) we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), a plan subject to any state, local, federal, non-U.S. or other law substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law"), or Persons directly or indirectly acting on behalf of or using any assets of any such plan, or (B), if the Certificate has been the subject of an ERISA-Qualifying Underwriting, we are an insurance company that is acquiring the Certificate with assets of an "insurance company general account," as defined in
Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the event the Certificate is a Definitive Certificate, we will herewith deliver an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee and the NIMs Insurer shall be entitled to rely, to the effect that the acquisition and holding of the Certificate will not constitute or result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Servicer, the NIMs Insurer or the Depositor to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Depositor, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (g) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

     We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

Very truly yours,

[PURCHASER]


By:
Name:
Title:

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

     2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________ * in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

          [ ] Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          [ ] Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          [ ] Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

          [ ]  Broker-dealer. The Buyer is a dealer registered pursuant to
               Section 15 of

----------
* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

               the Securities Exchange Act of 1934, as amended.

          [ ] Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

          [ ] State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          [ ] ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

          [ ] Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

          [ ] Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

          [ ] Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

     3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

     6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                        By:
                                        Name:
                                        Title:

                                        Date:

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

     The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

     1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

     2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

          [ ] The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          [ ] The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

     6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        By:
                                        Name:
                                        Title:

                                        IF AN ADVISER:

                                        Print Name of Buyer

                                        Date:

                                    EXHIBIT I

                           FORM OF REQUEST FOR RELEASE

                                     [DATE]

To: LaSalle Bank National Association
    135 South LaSalle Street
    Suite 1511
    Chicago, Illinois 60603
    Attention: Account Manager--FFMER 2007-5

Re: Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage
    Loan Asset-Backed Certificates

     In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the Pooling and Servicing Agreement, dated as of September 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, LaSalle Bank National Association, as Trustee, Home Loan Services, Inc., as servicer (the "Pooling and Servicing Agreement"), we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

[ ]  1. Mortgage Paid in Full

[ ]  2. Foreclosure

[ ]  3. Substitution

[ ]  4. Other Liquidation (Repurchases, etc.)

[ ]  5. Nonliquidation

[ ]  6. Other Reason:

Address to which the Trustee should deliver the Mortgage File:


                                        By:
                                            (authorized signer)
                                        Address:
                                        Date:

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Please acknowledge the execution of the above request by your signature and date below:

LASALLE BANK NATIONAL ASSOCIATION
as Trustee


By:

Signature                               Date

Documents returned to Trustee:


By:

Signature                               Date

                                    EXHIBIT J

                                   [RESERVED]

                                    EXHIBIT K

                    FORM OF BACK-UP CERTIFICATION OF TRUSTEE

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Home Loan Services, Inc.
150 Allegheny Center Mall
Pittsburgh, Pennsylvania 15212

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of September 1,
    2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Home Loan Services, Inc., as servicer, and LaSalle Bank National Association, as trustee, relating to Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage Loan Asset-Backed Certificates

     The Trustee hereby certifies to the Depositor, the Servicer and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     (1) I have reviewed the annual report on Form 10-K for the fiscal year [2007] (the "Annual Report"), and all reports on Form 8-K (if any) and on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Issuing Entity;

     (2) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the information in the Reports relating to the trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report;

     (3) To the best of my knowledge, and assuming the accuracy of the statements required to be made or data required to be delivered by the Servicer and Depositor (to the extent that such statements or data were received by the Trustee and are relevant to the statements made by the Trustee in this Back-Up Certification), the distribution and any other information required to be provided by the Trustee (other than information provided by or on behalf of the Servicer, the Depositor or other third party) to the Depositor and each Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports; and

     (4) The report on assessment of compliance with servicing criteria for asset-backed securities of the Trustee and its related attestation report on assessment of compliance with servicing criteria required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

LaSalle Bank National Association,
as Trustee


By:
Name:
Title:

                                    EXHIBIT L

                    FORM OF OFFICER'S CERTIFICATE OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage
    Loan Asset-Backed Certificates

     Home Loan Services, Inc. (the "Servicer") certifies to the Depositor and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

     (1) I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and I have reviewed, or persons under my supervision have reviewed, the servicer compliance statement of the Servicer and the compliance statements of each Subservicer, if any, engaged by the Servicer provided to the Depositor and the Trustee for the Issuing Entity's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") and reports on assessment of compliance with servicing criteria for asset-backed securities of the Servicer and of each Subservicer [or Subcontractor], if any, engaged or utilized by the Servicer provided to the Depositor and the Trustee for the Issuing Entity's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each a "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

     (2) Based on my knowledge, and assuming the accuracy of the information provided to the Servicer by third parties in connection with the performance of the Servicer's duties under the Pooling and Servicing Agreement, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

     (3) Based on my knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

     (4) Based on my knowledge and the compliance review conducted in preparing each Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Subservicer, if any, engaged by the Servicer, and except as disclosed in such Compliance Statement[(s)], the Servicer [(directly and through its Subservicers, if any)] has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

     (5) Each Servicing Assessment of the Servicer and of each Subservicer [or Subcontractor], if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:

Home Loan Services, Inc.,
as Servicer


By:
Name:
Title:

                                   EXHIBIT M-1

                     FORM OF CLASS 1-A CAP CORRIDOR CONTRACT

                                                     (THE BANK OF NEW YORK LOGO)

                                                         Dated: October 10, 2007

                              RATE CAP TRANSACTION

                           RE: BNY REFERENCE NO. 39955

Ladies and Gentlemen:

     The purpose of this letter agreement ("AGREEMENT") is to confirm the terms and conditions of the rate Cap Transaction entered into on the Trade Date specified below (the "TRANSACTION") between The Bank of New York ("PARTY A"), a trust company duly organized and existing under the laws of the State of New York, and the Trust relating to the Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 (the "PARTY B"), as represented by LaSalle Bank National Association, not in its individual capacity, but solely as Trustee under the Pooling and Servicing Agreement, dated and effective September 1, 2007, among Merrill Lynch Mortgage Investments, Inc., as Depositor, Home Loan Services, Inc., as Servicer, and LaSalle Bank National Association, as Trustee (the "POOLING AND SERVICING AGREEMENT"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "CONFIRMATION" as referred to in the "ISDA FORM MASTER AGREEMENT" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

     1. FORM OF AGREEMENT. This Agreement is subject to the 2000 ISDA Definitions (the "DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). Any reference to a "Swap Transaction" in the Definitions is deemed to be a reference to a "Transaction" for purposes of this Agreement, and any reference to a "Transaction" in this Agreement is deemed to be a reference to a "Swap Transaction" for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA FORM MASTER AGREEMENT"). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the "MASTER AGREEMENT"), shall be deemed to have been executed by you and us on the date we entered into the Transaction. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. Each party hereto agrees that the Master Agreement deemed to have been executed by the parties hereto shall be the same Master Agreement referred to in the agreement setting forth the terms of transaction reference number 39956 and 39957. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

     2. CERTAIN TERMS. The terms of the particular Transaction to which this Confirmation relates are as follows:

   Type of Transaction:         Rate Cap

   Notional Amount:             With respect to any Calculation Period, the
                                lesser of: (i) the amount set forth on Schedule
                                I attached hereto for such Calculation Period
                                and (ii) the aggregate Certificate Principal
                                Balance of the Class 1-A and Class R
                                Certificates (as defined in the Pooling and
                                Servicing Agreement) for such Floating Rate
                                Payer Payment Date.

                                The Trustee under the Pooling and Servicing
                                Agreement shall provide at least two (2) business days notice prior to each


                                      M1-1

                                Floating Rate Payer Payment Date for each
                                Calculation Period to The Bank of New York if the aggregate Certificate Principal Balance of Class 1-A and Class R Certificates is less than the Schedule I attached hereto

   Trade Date:                  October 5, 2007

   Effective Date:              October 10, 2007

   Termination Date:            June 25, 2014, subject to adjustment in
                                accordance with the Modified Following Business
                                Day Convention.

FIXED AMOUNTS

   Fixed Amount Payer:          Party B has directed Merrill Lynch Mortgage
                                Lending, Inc. to make payment of the Fixed
                                Payment Amount on its behalf.

   Fixed Amount:                USD [___]

   Fixed Amount Payer
   Payment Date:                October 10, 2007

FLOATING AMOUNTS

   Floating Rate Payer:         Party A

   Cap Rate:                    For each Calculation Period, as set forth for
                                such period on Schedule I attached hereto.

   Ceiling Rate:                For each Calculation Period, as set forth for
                                such period on Schedule I attached hereto.

   Floating Rate for initial
   Calculation Period:          To be determined

   Floating Rate Day Count
   Fraction:                    Actual/360

   Floating Rate Option:        USD-LIBOR-BBA, provided, however, if the
                                Floating Rate Option for a Calculation Period is
                                greater than the Ceiling Rate then the Floating
                                Rate Option for such Calculation Period shall be
                                deemed equal to the Ceiling Rate.

   Designated Maturity:         One month

   Spread:                      Inapplicable

   Floating Rate Payer
   Period End Dates:            The 25th day of each month, beginning on October
                                25, 2007 and ending on the Termination Date,
                                subject to adjustment in accordance with the
                                Modified Following Business Day Convention.

   Floating Rate Payer
   Payment Dates:               Early Payment shall be applicable. The Floating
                                Rate Payer Payment Date shall be one (1)
                                Business Day preceding each Floating Rate Payer
                                Period End Date.

   Reset Dates:                 The first day of each Calculation Period

   Compounding:                 Inapplicable

   Business Days for Payments


                                      M1-2

   By both parties:             New York and Illinois

   Calculation Agent:           Party A

     3. ADDITIONAL PROVISIONS:

     1) RELIANCE. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

     4. PROVISIONS DEEMED INCORPORATED IN A SCHEDULE TO THE MASTER AGREEMENT:

RATING AGENCY AND RELATED DEFINITIONS. When more than one Rating Agency rates the Certificates, such terms refer to each Rating Agency and its criteria separately rather than collectively.

"RATING AGENCY" .means, so long as it rates the Certificates, each of:

     (1) "MOODY'S": Moody's Investors Service Inc.

     (2) "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     (3) "FITCH": Fitch, Inc., Fitch Ratings, Ltd., Derivative Fitch, Inc., or Derivative Fitch Ltd., or any subsidiary, or successor thereof.

"RATING AGENCY CONDITION", "QUALIFYING RATINGS", "LIMITED QUALIFYING RATINGS", and "DISQUALIFYING RATINGS" have the meanings assigned in Part 5(i)(i).

The use of the name of a Rating Agency or its use prior to such terms in a provision indicates that such provision (or the applicable portion thereof) applies only with respect to the requirements of such Rating Agency, and excludes reference to the other Rating Agencies.

DEFINITIONS INCORPORATED BY REFERENCE. Capitalized terms used in this Agreement that are not defined herein and are defined in the Pooling and Servicing Agreement have the meanings assigned therein. In the event of any inconsistency between the terms of this Agreement and the terms of the Pooling and Servicing Agreement, this Agreement will govern.

Part 1. TERMINATION PROVISIONS.

(a) "SPECIFIED ENTITY" in relation to Party A or Party B shall mean: none.

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

(c) APPLICABILITY. The following provisions apply or do not apply to the parties as specified below:

     (i) Section 5(a)(i) (FAILURE TO PAY OR DELIVER):

          (A) will apply to Party A; and

          (B) will apply to Party B.

     (ii) Section 5(a)(ii) (BREACH OF AGREEMENT):

          (A) will apply to Party A; and

          (B) will not apply to Party B.


                                      M1-3

     (iii) Section 5(a)(iii) (CREDIT SUPPORT DEFAULT):

          (A) will apply to Party A; and

          (B) will not apply to Party B;

          provided, that, with respect to Moody's Limited Qualifying Ratings and Moody's Disqualifying Ratings, (x) this will apply only to Moody's Disqualifying Ratings that have continued for at least 30 Local Business Days, and (y) at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction.

     (iv) Section 5(a)(iv) (MISREPRESENTATION):

          (A) will apply to Party A; and

          (B) will not apply to Party B.

     (v) Section 5(a)(v) (DEFAULT UNDER SPECIFIED TRANSACTION):

          (A) will not apply to Party A; and

          (B) will not apply to Party B.

     (vi) Section 5(a)(vi) (CROSS DEFAULT):

          (A) will apply to Party A; and

          (B) will not apply to Party B.

          For the purposes of Section 5(a)(vi):

          "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section 14, except that it shall not include indebtedness in respect of deposits received.

          "THRESHOLD AMOUNT" means, 3% of consolidated shareholders equity of Party A (or any guarantor under a Qualified Guaranty) and its subsidiaries determined in accordance with generally accepted accounting principles in the jurisdiction of its organization consistently applied as of the last day of the fiscal year ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi).

     (vii) Section 5(a)(vii) (BANKRUPTCY):

          (A) will apply to Party A; and

          (B) will not apply to Party B with respect to subclauses (2), (4) (but only if the proceeding or petition is instituted or presented by Party A or its affiliates), (7), (8) (but subclause (8) will not apply to Party B only to the extent that subclauses (2), (4) and (7) do not apply to Party B) and (9) of Section 5(a)(vii), and the remaining provisions of Section 5(a)(vii) will apply to Party B; and in subclause (6) the words "trustee" and "custodian" will not include the Trustee and the words "seeks or" will be deleted.

     (viii) Section 5(a)(viii) (MERGER WITHOUT ASSUMPTION):

          (A) will apply to Party A; and

          (B) will apply to Party B.

     (ix) Section 5(b)(i) (ILLEGALITY):

          (A) will apply to Party A; and

          (B) will apply to Party B.


                                      M1-4

     (x) Section 5(b)(ii) (TAX EVENT):

          (A) will apply to Party A; and

          (B) will apply to Party B;

          provided that the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)" shall be deleted.

     (xi) Section 5(b)(iii) (TAX EVENT UPON MERGER):

          (A) will apply to Party A; and

          (B) will apply to Party B,

          provided, that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

     (xii) Section 5(b)(iv) (CREDIT EVENT UPON MERGER):

          (A) will not apply to Party A; and

          (B) will not apply to Party B.

     (xiii) Section 5(b)(v) (ADDITIONAL TERMINATION EVENT):

          (A) will apply to Party A with respect to Part 1(g)(iv) and (v); and

          (B) will apply to Party B with respect to Parts 1(g)(i), (ii), and
          (iii).

(d) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a):

          (A) will not apply to Party A; and

          (B) will not apply to Party B.

(e) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, if Party A is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

     (i) The definitions of "Market Quotation" and "Settlement Amount" are amended in their entirety to read as follows:

          "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, an offer capable when made of becoming legally binding upon acceptance made by a Qualified Transferee for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Qualified Transferee to enter into a transaction with commercial terms substantially the same as and that are, in all material respects, no less beneficial for Party B than, those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by Party B, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for Party B of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (such transaction, a "REPLACEMENT TRANSACTION"). For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

          "SETTLEMENT AMOUNT" means, with respect to any Early Termination Date:


                                      M1-5

          (1) if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding:

               the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

          (2) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B:

               the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations

                    (for the avoidance of doubt, (x) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (y) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

          (3) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B:

               Party B's Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions."

     (ii) At any time on or before the Early Termination Date at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations. (For the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value.)

     (iii) if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

     (iv) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

          "SECOND METHOD AND MARKET QUOTATION. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under
          (1)."

(f) "TERMINATION CURRENCY" means United States Dollars.

(g) "ADDITIONAL TERMINATION EVENT" will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:--

     (i) TERMINATION OF TRUST FUND. The Trust, Supplemental Interest Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement (including, without limitation, by exercise of the option to purchase and giving of notice under Sections 9.01 and 10.01 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust and the Supplemental Interest Trust or Trust Fund is terminated and final payment is made in respect of


                                      M1-6
     the Certificates. Party B shall be the sole Affected Party. However, each of Party A and Party B may designate an Early Termination Date in respect of this Additional Termination Event.

     (ii) INABILITY TO PAY CERTIFICATES. The Trust is unable to pay or fails or admits in writing its inability to pay (i) on any Distribution Date, any Current Interest with respect to the Class A Certificates or (ii) by the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date, [the ultimate payment of principal with respect to the Class A Certificates, in either case to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Class A Certificates. Party B shall be the sole Affected Party.

     (iii) AMENDMENT OF POOLING AND SERVICING AGREEMENT. The amendment of the Pooling and Servicing Agreement in a manner which could have a material adverse effect on Party A without first obtaining the prior written consent of Party A (such consent not to be unreasonably withheld), where such consent is required under the Pooling and Servicing Agreement. Party B shall be the sole Affected Party.

     (iv) RATINGS DOWNGRADE. Party A or any guarantor under a Qualified Guaranty
     (1) has Limited Qualifying Ratings or Disqualifying Ratings, and Party A fails to take the actions provided in Part 5(i)(ii)(Posting of Collateral), within the time periods set out therein, or (2) has Disqualifying Ratings and Party A fails to take the actions provided in Part 5(i)(iii)(Replacement or Guaranty), within the time periods set out therein;

     provided, that, with respect to Moody's Disqualifying Ratings, (1) such failure to comply with Part 5(i)(ii) will be treated as an Event of Default subject to the provisions of Part 1(c)(iii), and not as an Additional Termination Event, and (2) an Additional Termination Event with respect to Moody's will not be constituted with respect to Part 5(i)(iii) unless and until at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction.

     Party A shall be the sole Affected Party.

     (v) REGULATION AB. Party A shall fail to comply with the provisions of Part 5 (j) within the time provided for therein. Party A shall be the sole Affected Party.

Party B shall not effectively designate an Early Termination Date unless and until it has given prior written notice thereof to each Rating Agency.

Part 2. TAX REPRESENTATIONS AND CERTAIN TAX-RELATED PROVISIONS.

     (a) PAYER REPRESENTATIONS. For the purpose of Section 3(e), Party A and Party B make the following representations:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

     (i) the accuracy of any representations made by the other party pursuant to
     Section 3(f);

     (ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

     (iii) the satisfaction of the agreement of the other party contained in
     Section 4(d),

provided, that, it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f), Party A and Party B make the following representations.

     (i)  The following representation will apply to Party A:


                                      M1-7

          (x) It is a "U.S. person" (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations ("TREAS. REG.")) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (z) its U.S. taxpayer identification number is 135160382.

     (ii) The following representation will apply to Party B:

          None.

(c) ADDITIONAL AMOUNTS NOT PAYABLE BY PARTY B. Party B shall not be required to pay any additional amounts pursuant to Section 2(d)(i)(4).

(d) INDEMNIFIABLE TAX. The definition of "Indemnifiable Tax" in Section 14 is amended in its entirety to read as follows:

     "INDEMNIFIABLE TAX" means in relation to payments by Party A any Tax and in relation to payments by Party B no Tax.

Part 3. AGREEMENT TO DELIVER DOCUMENTS. For the purpose of Section 4(a):

(a) Tax forms, documents or certificates to be delivered are:

PARTY REQUIRED TO
DELIVER DOCUMENT               FORM/DOCUMENT/ CERTIFICATE               DATE BY WHICH TO BE DELIVERED
-----------------     ------------------------------------------   -----------------------------------
Party A and Party B   A correct, complete and executed Internal    (i) Prior to the first scheduled
                      Revenue Service Form W-9, with respect to    Distribution Date; (ii) in the case
                      Party A, and W-9, W-8BEN, W-8ECI, or         of a U.S. Internal Revenue Service
                      W-8IMY, with appropriate attachments, as     Form W-8ECI, W-8IMY, and W-8BEN that
                      applicable, with respect to Party B, or      does not include a U.S. taxpayer
                      any other or successor form, in each case    identification number in line 6,
                      that establishes an exemption from           before December 31 of each third
                      deduction or withholding obligations, and    succeeding calendar year, (iii)
                      any other document reasonably requested      promptly upon reasonable demand by
                      to allow the other party to make payments    the other party; and (iv) promptly
                      under this Agreement without any             upon learning that any form
                      deduction or withholding for or on the       previously provided by to the other
                      account of any tax.                          party has become obsolete or
                                                                   incorrect.

(b) Other documents to be delivered are:

                                                                                           COVERED BY
PARTY REQUIRED TO                   FORM/DOCUMENT/                 DATE BY WHICH TO BE    SECTION 3(D)
DELIVER DOCUMENT                      CERTIFICATE                       DELIVERED        REPRESENTATION
-------------------   ------------------------------------------   -------------------   --------------
Party A               A certificate of an authorized officer of    Upon the execution    Yes
                      the party, as to the incumbency and          and delivery of
                      authority of the respective officers of      this Agreement
                      the party signing this Agreement, any
                      relevant Credit Support Document, or any
                      Confirmation, as the case may be.

Party B               (i) a copy of the executed Pooling and       With respect to (i)   Yes
                      Servicing Agreement, (ii) an incumbency      upon the execution
                      certificate verifying the true signatures    and delivery of the
                      and authority of the person or persons       Pooling and
                      signing this Agreement on behalf of Party    Servicing
                      B , and (iii) a certified copy of the        Agreement, and
                      authorizing resolution (or equivalent        with respect to
                      authorizing documentation) of Trustee        (ii) and (iii) upon
                      which sets forth the authority of each       the execution and
                      signatory to the                             delivery of this


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                      Confirmation signing on its behalf and       Agreement
                      the authority of such party to enter into
                      Transactions contemplated and performance
                      of its obligations hereunder.

Party A and Party B   A legal opinion as to enforceability of      Upon the execution    No
                      this Agreement and any Confirmation          and delivery of
                      evidencing a Transaction hereunder.          this Agreement and
                                                                   such Confirmation

Part 4. MISCELLANEOUS.

(a) ADDRESSES FOR NOTICES. For the purpose of Section 12(a):

     ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY A:

          The Bank of New York
          Swaps and Derivative Products Group
          Global Market Division
          32 Old Slip 15th Floor
          New York, New York 10286
          Attention: Steve Lawler

     with a copy to:

          The Bank of New York
          Swaps and Derivative Products Group
          32 Old Slip 16th Floor
          New York, New York 10286
          Attention: Andrew Schwartz
          Tele: 212-804-5103
          Fax: 212-804-5818/5837

          (For all purposes)

     A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

          The Bank of New York
          Legal Department
          One Wall Street - 10th Floor
          New York, New York 10286
          Attention: General Counsel

     ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY B:

          Global Securities and Trust Services
          135 S. LaSalle Street, Suite 1511
          Chicago, Illinois 60603
          Attn: Ken Lo
          Tel: 312-992-0668
          Fax: 312-904-1368

          With a copy to:

          Merrill Lynch Mortgage Investors, Inc.
          250 Vesey St.
          4 World Financial Center, 10th floor
          New York, NY 10080
          Attention: Alan Chan
          Telephone: 212-449-1441
          Facsimile:  212-738-1110
          (For all purposes.)


                                      M1-9

(b) PROCESS AGENT. For the purpose of Section 13(c):

     Party A appoints as its Process Agent:-- not applicable.

     Party B appoints as its Process Agent:-- not applicable.

(c) OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d) MULTIBRANCH PARTY. For the purpose of Section 10(c):

     Party A is a Multibranch Party and will enter into each Transaction only through the following Office:- New York (for all Transactions).

     Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A.

(f) "CREDIT SUPPORT DOCUMENT" Credit Support Document means in relation to:--

     Party A:  The Credit Support Annex hereto and any Qualified Guaranty.

     Party B:  Not applicable.

(g) "CREDIT SUPPORT PROVIDER" means in relation to:

     Party A:  The guarantor under any Qualified Guaranty.

     Party B:  Not Applicable.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) NETTING OF PAYMENTS; MODIFICATION OF SECTION 2(A)(III)(1). Subparagraph (ii) of Section 2(c) will apply. Section 2(a)(iii)(1) is amended by deleting "or Potential Event of Default".

(j) "AFFILIATE" will have the meaning specified in Section 14, provided, that, Party B shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) hereof.

(k) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding after
Section 3(f) the following subsections:

     "(g) RELATIONSHIP BETWEEN PARTIES.

          (1) NONRELIANCE. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2) EVALUATION AND UNDERSTANDING.

               (i) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

               (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

          (3) PRINCIPAL. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.


                                     M1-10

     (h) EXCLUSION FROM COMMODITY EXCHANGE ACT. (1) It is an "eligible contract participant" within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (2) this Agreement and each Transaction is subject to individual negotiation by such party; and (3) neither this Agreement nor any Transaction will be executed or traded on a "trading facility" within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

     (i) SWAP AGREEMENT. Each Transaction is a "swap agreement" as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a "covered swap agreement" as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1))."

(l) RECORDING OF CONVERSATIONS. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

Part 5. OTHER PROVISIONS.

(a) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(b) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(c) SET-OFF. All payments under this Agreement shall be made without set-off or counterclaim, except as provided in Section 2(c), Section 6 or the provisions hereof relating to Market Quotation and Loss, or Paragraph 8 of the Credit Support Annex. Section 6(e) is amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to Section 6 (as modified hereby).

(d) FAILURE TO PAY OR DELIVER. Section 5(a)(i) is hereby amended by replacing the word "third" by the word "second" in the third line thereof.

(e) NON-RECOURSE. Notwithstanding any provision herein or in this Agreement to the contrary, the obligations of the Trust hereunder are limited recourse obligations of the Trust, payable solely from amounts on deposit in the Corridor Account . In the event that the Corridor Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Corridor Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Trust under this Agreement or any confirmation hereunder still outstanding shall be extinguished and thereafter not revive. This provision shall survive the termination of this Agreement.

(f) LIMITATION ON INSTITUTION OF BANKRUPTCY PROCEEDINGS. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B, the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any of the laws of the United States or any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the termination of this Agreement.

(g) TRANSFER, ASSIGNMENT. Notwithstanding the provisions of Sections 6(b)(ii) and 7, no novation, assignment or transfer of any Transaction shall be permitted by either party, unless the Rating Agency Condition with respect to each Rating Agency is satisfied with respect thereto, except that Party A may, if


                                     M1-11
each Rating Agency and the non-assigning party has received prior written notice thereof (1) transfer all or any part of its interest in any amount payable to it if Party B is a Defaulting Party under Section 6(e) or (2) effect a Permitted Transfer of this Agreement to any other entity at any time (A) Party A or any guarantor under a Qualified Guaranty has Limited Qualifying Ratings or Disqualifying Ratings, (B) pursuant to Section 6(b)(ii), (C) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity, (D) to another of its offices or branches; or (E) to an Affiliate. The consent of Party B shall not be required for a novation, assignment or transfer by Party A in accordance with clauses (1) and (2) of the preceding sentence and Party B shall take all steps reasonably requested by Party A (at the expense of Party A) to effect a Permitted Transfer. A "PERMITTED TRANSFER" means a novation or assignment to or entry into another form of Replacement Transaction pursuant to which a Qualified Transferee acquires and assumes or enters into a Replacement Transaction by a written instrument in respect of all the Transactions and the rights, liabilities, duties and obligations of Party A hereunder and with respect to which (1) there is no adverse effect on netting or set-off rights, (2) neither Party A nor the transferee will be required to withhold or deduct on account of any Tax from any payments under this Agreement in excess of what would have been required to be withheld or deducted in the absence of such transfer, (3) an Event of Default or Termination Event would not occur as a result, and (4) (x) with respect to any Rating Agency, the terms of the Transactions are not modified other than parties, effective date of said transfer, and tax payee representations of Party A (and in such case, it shall not be a condition of such Replacement Transaction that it preserve for Party B the economic equivalent of all payment and delivery obligations hereunder and be in all material respects no less beneficial for Party B than those of the Transactions), or (y) with respect to Moody's, the terms of the Transactions are modified to a greater extent than provided in (x) but the definition of Replacement Transaction is otherwise complied with.

(h) AMENDMENT. Notwithstanding the provisions of Section 9(b), each amendment, modification or waiver in respect of this Agreement shall be subject to the Rating Agency Condition with respect to each Rating Agency.

(i) RATINGS DOWNGRADE.

     (i)DEFINITIONS. For purposes of each Transaction:

          (A) "RATING AGENCY CONDITION" means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when the relevant Rating Agency has confirmed in writing to the Trustee that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by the Rating Agency of the Certificates.

          (B) RATINGS: The ratings assigned or withdrawn by a Rating Agency with respect to the unsecured and unguaranteed debt of Party A or any guarantor under a Qualified Guaranty, in the cases when such debt has both short-term and long-term debt ratings and when such debt has only long-term ratings, will be "QUALIFYING RATINGS", "LIMITED QUALIFYING RATINGS" and "DISQUALIFYING RATINGS", as identified below:


                                     M1-12

                                                               RATINGS OF PARTY A OR
                                                            GUARANTOR UNDER A QUALIFIED
                  RATING AGENCY:                                     GUARANTY:
                  --------------                     -----------------------------------------
                                                     HAS LONG-TERM AND      HAS ONLY LONG-TERM
                                                     SHORT-TERM RATINGS     RATINGS

                                                             "QUALIFYING RATINGS":
MOODY'S:                                             P-1 and A2 or above    A1 or above
S&P:                                                 A-1 or above           A+ or above
FITCH:                                               F1 and A or above      A or above

                                                           "LIMITED QUALIFYING RATINGS":
MOODY'S:                                             P-2 or A3              A2 or A3
S&P:  If Party A or guarantor under a Qualified      A-2                    A, A- or BBB+
Guaranty is a Financial Institution:
FITCH:                                               F2 or A-               A-

                                                             "DISQUALIFYING RATINGS":*
MOODY'S:                                             P-3 or Baa1 or below   Baa1 or below
S&P:
If Party A or guarantor under a Qualified Guaranty   A-3 or below           BBB or below
is a Financial Institution:(Financial Institution)

If neither Party A nor guarantor under a Qualified   A-2 or below           A or below
Guaranty is a Financial Institution:(Other)
FITCH:                                               F3 or BBB or below     BBB or below

* The withdrawal by Moody's of the short-term rating, or, if there is no short-term rating, the long-term rating, and the withdrawal by any other Rating Agency of all ratings will be treated as a Disqualifying Rating unless the Rating Agency Condition is satisfied with respect thereto.

          (C) "FINANCIAL INSTITUTION" means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

          (D) "QUALIFIED TRANSFEREE" means a transferee of a novation or assignment or a party (other than Party B) that enters into another form of Replacement Transaction that is a Reference Market-maker ("dealer" in the definition thereof meaning a "dealer in notional principal contracts" as defined in Treas. Reg. Section 1.1001-4) that has Qualifying Ratings or Limited Qualifying Ratings assigned by each Rating Agency, or whose present and future obligations owing to Party B are guaranteed pursuant to a Qualified Guaranty.

          (E) "QUALIFIED GUARANTY" means an unconditional and irrevocable guaranty of payment (and not of collection) and the performance of the other obligations of Party A (or a Qualified Transferee, as applicable) hereunder by a third party that has Qualifying Ratings or Limited Qualifying Ratings assigned by each Rating Agency ("QUALIFIED GUARANTOR") in a form that satisfies the S&P Rating Condition and that provides, inter alia, that payment thereunder shall be made as provided and on the conditions set forth in Section 2(d) as modified hereunder (substituting references to Party A as "X" with the guarantor as "X" and "this Agreement" with such guaranty, respectively) (or, in lieu of such provisions relating to tax, a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guaranty will be subject to withholding for Tax).

     (ii) POSTING OF COLLATERAL. If Party A or any guarantor under a Qualified Guaranty is assigned Limited Qualifying Ratings or Disqualifying Ratings by a Rating Agency, then, within, with respect to:


                                     M1-13

          (1) MOODY'S: thirty (30) Local Business Days

          (2) S&P: ten (10) Local Business Days

          (3) FITCH: thirty (30) calendar days

     thereafter (or if such ratings exist from the time Party A becomes a party hereto or the guarantor under a Qualified Guaranty becomes such guarantor, from such time), and for so long as such Limited Qualifying Ratings or Disqualifying Ratings continue, Party A shall, at its own expense, post collateral in accordance with the Credit Support Annex.

     (iii) REPLACEMENT OR GUARANTY. If Party A or any guarantor under a Qualified Guaranty is assigned Disqualifying Ratings by a Rating Agency, then, within, with respect to:

          (1) MOODY'S: thirty (30) Local Business Days

          (2) S&P: sixty (60) calendar days

          (3) FITCH: thirty (30) calendar days

     thereafter, Party A shall, at its own expense, (x) novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee, or (y) obtain a Qualified Guaranty.

(j) REGULATION AB.

     (a) If the Depositor under the Pooling and Servicing Agreement still has a reporting obligation with respect to this Transaction pursuant to Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended ("REGULATION AB") and Party A has not, within 30 days after receipt of a Swap Disclosure Request complied with the provisions set forth below in this Part 5(j) (provided that if the significance percentage reaches 10% after a Swap Disclosure Request has been made to Party A, Party A must comply with the provisions set forth below in this Part 5(j) within 10 calendar days of Party A being informed of the significance percentage reaching 10%), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

     (b) Party A acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB, the Depositor is required under Regulation AB to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and the Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

     (c) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to eight (8) percent, then the Depositor may request on a Business Day after the date of such determination from Party A the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact increased to ten (10) percent (such request, a "SWAP DISCLOSURE REQUEST" and such requested information, subject to the last sentence of this paragraph, is the "SWAP FINANCIAL DISCLOSURE"). The Party B or the Depositor shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor's determination that led to the Swap Disclosure Request. The parties hereto further agree that the Swap Financial Disclosure provided to meet the Swap Disclosure Request may be, solely at Party A's option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

     (d) Upon the occurrence of a Swap Disclosure Request, Party A, at its own expense, shall (x) provide the Depositor with the Swap Financial Disclosure in an Edgar-compatible format, or (y) subject to Rating Agency Condition with respect to each Rating Agency, secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to provide the Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.


                                     M1-14

     (e) Party A's obligation to comply with this Paragraph 4(9) shall be suspended as of January 1, 2008 unless, at any time, Party A receives notification from the Depositor or the Party B that the Trust Fund's obligation to file periodic reports under the Exchange Act shall continue; provided, however, that such obligations shall not be suspended in respect of any Exchange Act Report or amendment to an Exchange Act Report in such fiscal year which relates to any fiscal year in which the Trust Fund was subject to the reporting requirements of the Exchange Act. This obligation shall continue to be suspended unless the Depositor or the Party B notifies Party A that the Trust Fund's obligations to file reports under the Exchange Act has resumed.

(k) TRUSTEE 'S CAPACITY. It is expressly understood and agreed by the parties hereto that, insofar as this Agreement and any confirmation evidencing a Transaction hereunder is executed by LaSalle Bank National Association, (i) this Agreement and such confirmation are executed and delivered by LaSalle Bank National Association, not in its individual capacity but solely as Trustee of the Trust pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred upon and vested in it thereunder, and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein or therein made on behalf of the Trust is made and intended not as a personal representation, undertaking or agreement of LaSalle Bank National Association but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances will LaSalle Bank National Association, in its individual capacity, be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement or any such confirmation

(l) TRUSTEE'S REPRESENTATION. LaSalle Bank National Association, as Trustee of the Trust, represents and warrants that:

     It has been directed under the Pooling and Servicing Agreement to enter into this Agreement and each confirmation evidencing a Transaction hereunder as Trustee on behalf of the Trust.

(m) ADDITIONAL PROVISIONS. Notwithstanding the terms of Sections 5 and 6, if Party B has satisfied its payment obligations under Section 2(a)(i), and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and
(b) Party A shall be entitled to designate an Early Termination Date pursuant to
Section 6 only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) with respect to Party A as the Affected Party or
Section 5(b)(iii) with respect to Party A as the Burdened Party or Part 1(g) with Party B as the Affected Party.

(n) RETURN OF AMOUNTS RECEIVED BY MLML OR ITS AFFILIATES. Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of Certificates rated by any Rating Agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Trustee, whereupon such Trustee will promptly remit such amounts to Party A. MLML further agrees to provide notice to Party A upon any remittance to the Trustee.


                                     M1-15

5. ACCOUNT DETAILS AND SETTLEMENT INFORMATION:

     PAYMENTS TO Party A:

          The Bank of New York
          Derivative Products Support Department
          32 Old Slip, 16th Floor
          New York, New York 10286
          Attention: Renee Etheart
          ABA #021000018
          Account #890-0068-175
          Reference: Interest Rate Swap

     PAYMENTS TO PARTY B:

          LaSalle Bank
          ABA# 071000505
          LaSalle CHGO/CTR/BNF:/LASALLE TRUST
          A/C# 725059.2

     6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.


                                     M1-16

     We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK


A. BY:
       ------------------------------
Name:
Title:


                                     M1-17

     The Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LASALLE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR THE MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5


B. BY:
       ------------------------------
Name:
Title:

Solely with respect to Part 5(n)

II.MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
Title:


                                     M1-18

                                   SCHEDULE I

(all such dates subject adjustment in accordance with the Modified Following Business Day Convention)

                          Notional
From and      To but       Amount     Cap Rate   Ceiling Rate
including   excluding     (in USD)       (%)         (%)
---------   ---------   -----------   --------   ------------
10/10/07     10/25/07   241,175,000     10.150      10.150
10/25/07     11/25/07   238,997,799      7.081      10.150
11/25/07     12/25/07   236,388,721      7.345      10.150
12/25/07     01/25/08   233,351,196      7.081      10.150
01/25/08     02/25/08   229,887,572      7.081      10.150
02/25/08     03/25/08   226,006,147      7.628      10.150
03/25/08     04/25/08   221,712,867      7.081      10.150
04/25/08     05/25/08   217,019,593      7.345      10.150
05/25/08     06/25/08   211,940,469      7.080      10.150
06/25/08     07/25/08   206,562,404      7.345      10.150
07/25/08     08/25/08   200,954,372      7.080      10.150
08/25/08     09/25/08   195,430,460      7.080      10.150
09/25/08     10/25/08             0      0.000       0.000
10/25/08     11/25/08             0      0.000       0.000
11/25/08     12/25/08             0      0.000       0.000
12/25/08     01/25/09             0      0.000       0.000
01/25/09     02/25/09             0      0.000       0.000
02/25/09     03/25/09             0      0.000       0.000
03/25/09     04/25/09             0      0.000       0.000
04/25/09     05/25/09             0      0.000       0.000
05/25/09     06/25/09             0      0.000       0.000
06/25/09     07/25/09             0      0.000       0.000
07/25/09     08/25/09             0      0.000       0.000
08/25/09     09/25/09             0      0.000       0.000
09/25/09     10/25/09             0      0.000       0.000
10/25/09     11/25/09             0      0.000       0.000
11/25/09     12/25/09             0      0.000       0.000
12/25/09     01/25/10             0      0.000       0.000
01/25/10     02/25/10             0      0.000       0.000
02/25/10     03/25/10             0      0.000       0.000
03/25/10     04/25/10             0      0.000       0.000
04/25/10     05/25/10             0      0.000       0.000
05/25/10     06/25/10             0      0.000       0.000
06/25/10     07/25/10             0      0.000       0.000
07/25/10     08/25/10             0      0.000       0.000
08/25/10     09/25/10             0      0.000       0.000
09/25/10     10/25/10             0      0.000       0.000
10/25/10     11/25/10             0      0.000       0.000
11/25/10     12/25/10             0      0.000       0.000
12/25/10     01/25/11             0      0.000       0.000
01/25/11     02/25/11             0      0.000       0.000


                                     M1-19

02/25/11     03/25/11             0      0.000       0.000
03/25/11     04/25/11             0      0.000       0.000
04/25/11     05/25/11             0      0.000       0.000
05/25/11     06/25/11             0      0.000       0.000
06/25/11     07/25/11             0      0.000       0.000
07/25/11     08/25/11    54,166,151     10.864      12.000
08/25/11     09/25/11    52,917,358     10.638      12.000
09/25/11     10/25/11    51,697,172     10.655      12.000
10/25/11     11/25/11    50,504,937     10.223      12.000
11/25/11     12/25/11    49,340,008     10.282      12.000
12/25/11     01/25/12    48,201,758      9.862      12.000
01/25/12     02/25/12    47,089,572      9.688      12.000
02/25/12     03/25/12    46,002,850     10.046      12.000
03/25/12     04/25/12    44,941,008      9.374      12.000
04/25/12     05/25/12    43,903,473      9.476      12.000
05/25/12     06/25/12    42,861,824      9.082      12.000
06/25/12     07/25/12    40,875,659      9.422      12.000
07/25/12     08/25/12    38,930,205      9.693      12.000
08/25/12     09/25/12    37,086,420      9.629      12.000
09/25/12     10/25/12    35,339,416      9.165      12.000
10/25/12     11/25/12    33,704,527      8.862      12.000
11/25/12     12/25/12    32,879,669      9.155      12.000
12/25/12     01/25/13    32,123,711      9.006      12.000
01/25/13     02/25/13    31,385,444      9.506      12.000
02/25/13     03/25/13    30,664,737     10.569      12.000
03/25/13     04/25/13    29,960,420      9.544      12.000
04/25/13     05/25/13    29,272,045      9.861      12.000
05/25/13     06/25/13    28,599,249      9.541      12.000
06/25/13     07/25/13    27,941,676     10.007      12.000
07/25/13     08/25/13    27,299,399     10.179      12.000
08/25/13     09/25/13    26,672,225     10.218      12.000
09/25/13     10/25/13    26,059,274     10.556      12.000
10/25/13     11/25/13    25,460,165     10.213      12.000
11/25/13     12/25/13    24,874,586     10.550      12.000
12/25/13     01/25/14    24,302,229     10.351      12.000
01/25/14     02/25/14    23,743,114     10.841      12.000
02/25/14     03/25/14    23,197,026     12.000      12.000
03/25/14     04/25/14    22,663,290     10.875      12.000
04/25/14     05/25/14    22,141,585     11.233      12.000
05/25/14     06/25/14    21,631,639     10.867      12.000


                                     M1-20

                       Exhibit A to Confirmation No. 39955

                   [Credit Support Annex to follow this page]


                                     M1-21

                                   EXHIBIT M-2

                     FORM OF CLASS 2-A CAP CORRIDOR CONTRACT

                                                     (THE BANK OF NEW YORK LOGO)

                                                         Dated: October 10, 2007

                              RATE CAP TRANSACTION

                           RE: BNY REFERENCE NO. 39956

Ladies and Gentlemen:

     The purpose of this letter agreement ("AGREEMENT") is to confirm the terms and conditions of the rate Cap Transaction entered into on the Trade Date specified below (the "TRANSACTION") between The Bank of New York ("PARTY A"), a trust company duly organized and existing under the laws of the State of New York, and the Trust relating to the Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 (the "PARTY B"), as represented by LaSalle Bank National Association, not in its individual capacity, but solely as Trustee under the Pooling and Servicing Agreement, dated and effective September 1, 2007, among Merrill Lynch Mortgage Investments, Inc., as Depositor, Home Loan Services, Inc., as Servicer and LaSalle Bank National Association, as Trustee (the "POOLING AND SERVICING AGREEMENT"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "CONFIRMATION" as referred to in the "ISDA FORM MASTER AGREEMENT" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

     1. FORM OF AGREEMENT. This Agreement is subject to the 2000 ISDA Definitions (the "DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). Any reference to a "Swap Transaction" in the Definitions is deemed to be a reference to a "Transaction" for purposes of this Agreement, and any reference to a "Transaction" in this Agreement is deemed to be a reference to a "Swap Transaction" for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA FORM MASTER AGREEMENT"). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the "MASTER AGREEMENT"), shall be deemed to have been executed by you and us on the date we entered into the Transaction. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. Each party hereto agrees that the Master Agreement deemed to have been executed by the parties hereto shall be the same Master Agreement referred to in the agreement setting forth the terms of transaction reference number 39955 and 39957. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

     2. CERTAIN TERMS. The terms of the particular Transaction to which this Confirmation relates are as follows:

   Type of Transaction:         Rate Cap

   Notional Amount:             With respect to any Calculation Period, the
                                lesser of: (i) the amount set forth on Schedule
                                I attached hereto for such Calculation Period
                                and (ii) the aggregate Certificate Principal
                                Balance of the Class 2-A Certificates (as
                                defined in the Pooling and Servicing Agreement)
                                for such Floating Rate Payer Payment Date.

                                The Trustee under the Pooling and Servicing
                                Agreement shall provide at least two (2) business days notice prior to each Floating Rate
                                Payer Payment Date for each Calculation Period to The Bank of New York if the aggregate
                                Certificate Principal


                                      M2-1

                                Balance of Class 2-A Certificates is less than the Schedule I attached hereto

   Trade Date:                  October 5, 2007

   Effective Date:              October 10, 2007

   Termination Date:            February 25, 2014, subject to adjustment in
                                accordance with the Modified Following Business
                                Day Convention.

FIXED AMOUNTS

   Fixed Amount Payer:          Party B has directed Merrill Lynch Mortgage
                                Lending, Inc. to make payment of the Fixed
                                Payment Amount on its behalf.

   Fixed Amount:                USD [_]

   Fixed Amount Payer
   Payment Date:                October 10, 2007

FLOATING AMOUNTS

   Floating Rate Payer:         Party A

   Cap Rate:                    For each Calculation Period, as set forth for
                                such period on Schedule I attached hereto.

   Ceiling Rate:                For each Calculation Period, as set forth for
                                such period on Schedule I attached hereto.

   Floating Rate for initial
   Calculation Period:          To be determined

   Floating Rate Day Count
   Fraction:                    Actual/360

   Floating Rate Option:        USD-LIBOR-BBA, provided, however, if the
                                Floating Rate Option for a Calculation Period is
                                greater than the Ceiling Rate then the Floating
                                Rate Option for such Calculation Period shall be
                                deemed equal to the Ceiling Rate.

   Designated Maturity:         One month

   Spread:                      Inapplicable

   Floating Rate Payer
   Period End Dates:            The 25th day of each month, beginning on October
                                25, 2007 and ending on the Termination Date,
                                subject to adjustment in accordance with the
                                Modified Following Business Day Convention.

   Floating Rate Payer

   Payment Dates:               Early Payment shall be applicable. The Floating
                                Rate Payer Payment Date shall be one (1)
                                Business Day preceding each Floating Rate Payer
                                Period End Date.

   Reset Dates:                 The first day of each Calculation Period

   Compounding:                 Inapplicable

   Business Days for Payments


                                      M2-2

   By both parties:             New York and Illinois

   Calculation Agent:           Party A

     3. ADDITIONAL PROVISIONS:

     1) RELIANCE. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

     4. PROVISIONS DEEMED INCORPORATED IN A SCHEDULE TO THE MASTER AGREEMENT:

RATING AGENCY AND RELATED DEFINITIONS. When more than one Rating Agency rates the Certificates, such terms refer to each Rating Agency and its criteria separately rather than collectively.

"RATING AGENCY" .means, so long as it rates the Certificates, each of:

     (1) "MOODY'S": Moody's Investors Service Inc.

     (2) "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     (3) "FITCH": Fitch, Inc., Fitch Ratings, Ltd., Derivative Fitch, Inc., or Derivative Fitch Ltd., or any subsidiary, or successor thereof.

"RATING AGENCY CONDITION", "QUALIFYING RATINGS", "LIMITED QUALIFYING RATINGS", and "DISQUALIFYING RATINGS" have the meanings assigned in Part 5(i)(i).

The use of the name of a Rating Agency or its use prior to such terms in a provision indicates that such provision (or the applicable portion thereof) applies only with respect to the requirements of such Rating Agency, and excludes reference to the other Rating Agencies.

DEFINITIONS INCORPORATED BY REFERENCE. Capitalized terms used in this Agreement that are not defined herein and are defined in the Pooling and Servicing Agreementhave the meanings assigned therein. In the event of any inconsistency between the terms of this Agreement and the terms of the Pooling and Servicing Agreement, this Agreement will govern.

Part 1. TERMINATION PROVISIONS.

(a)  "SPECIFIED ENTITY" in relation to Party A or Party B shall mean: none.

(b)  "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

(c) APPLICABILITY. The following provisions apply or do not apply to the parties as specified below:

     (i)  Section 5(a)(i) (FAILURE TO PAY OR DELIVER):

          (A)  will apply to Party A; and

          (B)  will apply to Party B.

     (ii) Section 5(a)(ii) (BREACH OF AGREEMENT):

          (A)  will apply to Party A; and

          (B)  will not apply to Party B.

     (iii) Section 5(a)(iii) (CREDIT SUPPORT DEFAULT):

          (A)  will apply to Party A; and

          (B)  will not apply to Party B;

          provided, that, with respect to Moody's Limited Qualifying Ratings and Moody's Disqualifying Ratings, (x) this will apply only to Moody's Disqualifying Ratings that have continued for at least 30 Local Business Days, and (y) at least one Qualified


                                      M2-3

          Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction.

     (iv) Section 5(a)(iv) (MISREPRESENTATION):

          (A)  will apply to Party A; and

          (B)  will not apply to Party B.

     (v)  Section 5(a)(v) (DEFAULT UNDER SPECIFIED TRANSACTION):

          (A)  will not apply to Party A; and

          (B)  will not apply to Party B.

     (vi) Section 5(a)(vi) (CROSS DEFAULT):

          (A)  will apply to Party A; and

          (B)  will not apply to Party B.

          For the purposes of Section 5(a)(vi):

          "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section 14, except that it shall not include indebtedness in respect of deposits received.

          "THRESHOLD AMOUNT" means, 3% of consolidated shareholders equity of Party A (or any guarantor under a Qualified Guaranty) and its subsidiaries determined in accordance with generally accepted accounting principles in the jurisdiction of its organization consistently applied as of the last day of the fiscal year ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi).

     (vii) Section 5(a)(vii) (BANKRUPTCY):

          (A)  will apply to Party A; and

          (B) will not apply to Party B with respect to subclauses (2), (4) (but only if the proceeding or petition is instituted or presented by Party A or its affiliates), (7), (8) (but subclause
               (8) will not apply to Party B only to the extent that subclauses
               (2), (4) and (7) do not apply to Party B) and (9) of Section 5(a)(vii), and the remaining provisions of Section 5(a)(vii) will apply to Party B; and in subclause (6) the words "trustee" and "custodian" will not include the Trustee and the words "seeks or" will be deleted.

     (viii) Section 5(a)(viii) (MERGER WITHOUT ASSUMPTION):

          (A)  will apply to Party A; and

          (B)  will apply to Party B.

     (ix) Section 5(b)(i) (ILLEGALITY):

          (A)  will apply to Party A; and

          (B)  will apply to Party B.

     (x)  Section 5(b)(ii) (TAX EVENT):

          (A)  will apply to Party A; and

          (B)  will apply to Party B;

          provided that the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)" shall be deleted.

     (xi) Section 5(b)(iii) (TAX EVENT UPON MERGER):

          (A)  will apply to Party A; and

          (B)  will apply to Party B,


                                      M2-4
          provided, that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

     (xii) Section 5(b)(iv) (CREDIT EVENT UPON MERGER):

          (A)  will not apply to Party A; and

          (B)  will not apply to Party B.

     (xiii) Section 5(b)(v) (ADDITIONAL TERMINATION EVENT):

          (A)  will apply to Party A with respect to Part 1(g)(iv) and (v); and

          (B)  will apply to Party B with respect to Parts 1(g)(i), (ii), and
               (iii).

(d) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a):

          (A)  will not apply to Party A; and

          (B)  will not apply to Party B.

(e) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, if Party A is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

     (i) The definitions of "Market Quotation" and "Settlement Amount" are amended in their entirety to read as follows:

          "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, an offer capable when made of becoming legally binding upon acceptance made by a Qualified Transferee for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Qualified Transferee to enter into a transaction with commercial terms substantially the same as and are, in all material respects, no less beneficial for Party B than, those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by Party B, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for Party B of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (such transaction, a "REPLACEMENT TRANSACTION"). For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

          "SETTLEMENT AMOUNT" means, with respect to any Early Termination Date:

          (1) if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding:

               the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

          (2) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B:

               the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations


                                      M2-5

                    (for the avoidance of doubt, (x) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (y) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

          (3) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B:

               Party B's Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions."

     (ii) At any time on or before the Early Termination Date at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations. (For the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value.)

     (iii) if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

     (iv) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

          "SECOND METHOD AND MARKET QUOTATION. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under
          (1)."

(f) "TERMINATION CURRENCY" means United States Dollars.

(g) "ADDITIONAL TERMINATION EVENT" will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:--

     (i) TERMINATION OF TRUST FUND. The Trust, Supplemental Interest Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement (including, without limitation, by exercise of the option to purchase and giving of notice under Sections 9.01 and 10.01 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust and the Supplemental Interest Trust or Trust Fund is terminated and final payment is made in respect of the Certificates. Party B shall be the sole Affected Party. However, each of Party A and Party B may designate an Early Termination Date in respect of this Additional Termination Event.

     (ii) INABILITY TO PAY CERTIFICATES. The Trust is unable to pay or fails or admits in writing its inability to pay (i) on any Distribution Date, any Current Interest with respect to the Class A Certificates or (ii) by the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date, [the ultimate payment of principal with respect to the Class A Certificates, in either case to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Class A Certificates. Party B shall be the sole Affected Party.

     (iii) AMENDMENT OF POOLING AND SERVICING AGREEMENT. The amendment of the Pooling and Servicing Agreement in a manner which could have a material adverse effect on Party A without first obtaining the prior written consent of Party A (such consent not to be unreasonably


                                      M2-6
     withheld), where such consent is required under the Pooling and Servicing Agreement. Party B shall be the sole Affected Party.

     (iv) RATINGS DOWNGRADE. Party A or any guarantor under a Qualified Guaranty
     (1) has Limited Qualifying Ratings or Disqualifying Ratings, and Party A fails to take the actions provided in Part 5(i)(ii)(Posting of Collateral), within the time periods set out therein, or (2) has Disqualifying Ratings and Party A fails to take the actions provided in Part 5(i)(iii)(Replacement or Guaranty), within the time periods set out therein;

     provided, that, with respect to Moody's Disqualifying Ratings, (1) such failure to comply with Part 5(i)(ii) will be treated as an Event of Default subject to the provisions of Part 1(c)(iii), and not as an Additional Termination Event, and (2) an Additional Termination Event with respect to Moody's will not be constituted with respect to Part 5(i)(iii) unless and until at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction.

Party A shall be the sole Affected Party.

     (v) REGULATION AB. Party A shall fail to comply with the provisions of Part 5 (j) within the time provided for therein. Party A shall be the sole Affected Party.

Party B shall not effectively designate an Early Termination Date unless and until it has given prior written notice thereof to each Rating Agency.

Part 2. TAX REPRESENTATIONS AND CERTAIN TAX-RELATED PROVISIONS.

     (a) PAYER REPRESENTATIONS. For the purpose of Section 3(e), Party A and Party B make the following representations:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

     (i) the accuracy of any representations made by the other party pursuant to
     Section 3(f);

     (ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

     (iii) the satisfaction of the agreement of the other party contained in
     Section 4(d),

provided, that, it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

(b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f), Party A and Party B make the following representations.

     (i) The following representation will apply to Party A:

          (x) It is a "U.S. person" (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations ("TREAS. REG.")) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (z) its U.S. taxpayer identification number is 135160382.

     (ii) The following representation will apply to Party B:

          None.

(c) ADDITIONAL AMOUNTS NOT PAYABLE BY PARTY B. Party B shall not be required to pay any additional amounts pursuant to Section 2(d)(i)(4).


                                      M2-7

(d) INDEMNIFIABLE TAX. The definition of "Indemnifiable Tax" in Section 14 is amended in its entirety to read as follows:

     "INDEMNIFIABLE TAX" means in relation to payments by Party A any Tax and in relation to payments by Party B no Tax.

Part 3. AGREEMENT TO DELIVER DOCUMENTS. For the purpose of Section 4(a):

(a) Tax forms, documents or certificates to be delivered are:

 PARTY REQUIRED TO
  DELIVER DOCUMENT             FORM/DOCUMENT/ CERTIFICATE                  DATE BY WHICH TO BE DELIVERED
  ----------------    -------------------------------------------   -------------------------------------------
Party A and Party B   A correct, complete and executed Internal     (i) Prior to the first scheduled
                      Revenue Service Form W-9, with respect to     Distribution Date; (ii) in the case of a
                      Party A, and W-9, W-8BEN, W-8ECI, or          U.S. Internal Revenue Service Form W-8ECI,
                      W-8IMY, with appropriate attachments, as      W-8IMY, and W-8BEN that does not include a
                      applicable, with respect to Party B, or any   U.S. taxpayer identification number in line
                      other or successor form, in each case that    6, before December 31 of each third
                      establishes an exemption from deduction or    succeeding calendar year, (iii) promptly
                      withholding obligations, and any other        upon reasonable demand by the other party;
                      document reasonably requested to allow the    and (iv) promptly upon learning that any
                      other party to make payments under this       form previously provided by to the other
                      Agreement without any deduction or            party has become obsolete or incorrect.
                      withholding for or on the account of any
                      tax.

(b) Other documents to be delivered are:

PARTY REQUIRED TO                                                      DATE BY WHICH TO BE      COVERED BY SECTION
 DELIVER DOCUMENT             FORM/DOCUMENT/ CERTIFICATE                    DELIVERED          3(D) REPRESENTATION
-----------------   ----------------------------------------------   -----------------------   -------------------
Party A             A certificate of an authorized officer of the    Upon the execution and    Yes
                    party, as to the incumbency and authority of     delivery of this
                    the respective officers of the party signing     Agreement
                    this Agreement, any relevant Credit Support
                    Document, or any Confirmation, as the case may
                    be.
                                                                     With respect to (i)       Yes
Party B             (i) a copy of the executed Pooling and           upon the execution and
                    Servicing Agreement, (ii) an incumbency          delivery of the Pooling
                    certificate verifying the true signatures and    and Servicing
                    authority of the person or persons signing       Agreement, and with
                    this Agreement on behalf of Party B , and        respect to (ii) and
                    (iii) a certified copy of the authorizing        (iii) upon the
                    resolution (or equivalent authorizing            execution and delivery
                    documentation) of Trustee which sets forth the   of this Agreement
                    authority of each signatory to the
                    Confirmation signing on its behalf and the
                    authority of such party to enter into
                    Transactions contemplated and performance of
                    its obligations hereunder.

Party A and         A legal opinion as to enforceability of this     Upon the execution and    No
Party B             Agreement and any Confirmation evidencing a      delivery of this
                    Transaction hereunder.                           Agreement and such
                                                                     Confirmationf

Part 4. MISCELLANEOUS.

(a) ADDRESSES FOR NOTICES. For the purpose of Section 12(a):


                              M2-8

          ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY A:

               The Bank of New York
               Swaps and Derivative Products Group
               Global Market Division
               32 Old Slip 15th Floor
               New York, New York 10286
               Attention: Steve Lawler

          with a copy to:

               The Bank of New York
               Swaps and Derivative Products Group
               32 Old Slip 16th Floor
               New York, New York 10286
               Attention: Andrew Schwartz
               Tele: 212-804-5103
               Fax: 212-804-5818/5837

               (For all purposes)

          A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

               The Bank of New York
               Legal Department
               One Wall Street - 10th Floor
               New York, New York 10286
               Attention: General Counsel

          ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY B:

               Global Securities and Trust Services
               135 S. LaSalle Street, Suite 1511
               Chicago, Illinois 60603
               Attn: Ken Lo
               Tel: 312-992-0668
               Fax: 312-904-1368

               With a copy to:

               Merrill Lynch Mortgage Investors, Inc.
               250 Vesey St.
               4 World Financial Center, 10th floor
               New York, NY 10080
               Attention: Alan Chan
               Telephone: 212-449-1441
               Facsimile: 212-738-1110

               (For all purposes.)

     (b)  PROCESS AGENT. For the purpose of Section 13(c):

          Party A appoints as its Process Agent:-- not applicable.

          Party B appoints as its Process Agent:-- not applicable.

     (c)  OFFICES. The provisions of Section 10(a) will apply to this Agreement.

     (d)  MULTIBRANCH PARTY. For the purpose of Section 10(c):

          Party A is a Multibranch Party and will enter into each Transaction only through the following Office:- New York (for all Transactions).

          Party B is not a Multibranch Party.

     (e)  CALCULATION AGENT. The Calculation Agent is Party A.


                                      M2-9

(f) "CREDIT SUPPORT DOCUMENT" Credit Support Document means in relation to:--

     Party A: The Credit Support Annex hereto and any Qualified Guaranty.

     Party B: Not applicable.

(g) "CREDIT SUPPORT PROVIDER" means in relation to:

     Party A: The guarantor under any Qualified Guaranty.

     Party B: Not Applicable.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) NETTING OF PAYMENTS; MODIFICATION OF SECTION 2(A)(III)(1). Subparagraph (ii) of Section 2(c) will apply. Section 2(a)(iii)(1) is amended by deleting "or Potential Event of Default".

(j) "AFFILIATE" will have the meaning specified in Section 14, provided, that, Party B shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) hereof.

(k) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding after
Section 3(f) the following subsections:

     "(g) RELATIONSHIP BETWEEN PARTIES.

          (1) NONRELIANCE. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2) EVALUATION AND UNDERSTANDING.

               (i) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

               (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

          (3) PRINCIPAL. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

     (h) EXCLUSION FROM COMMODITY EXCHANGE ACT. (1) It is an "eligible contract participant" within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (2) this Agreement and each Transaction is subject to individual negotiation by such party; and (3) neither this Agreement nor any Transaction will be executed or traded on a "trading facility" within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

     (i) SWAP AGREEMENT. Each Transaction is a "swap agreement" as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a "covered swap agreement" as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1))."

(l) RECORDING OF CONVERSATIONS. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.


                                     M2-10

Part 5. OTHER PROVISIONS.

(a) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(b) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(c) SET-OFF. All payments under this Agreement shall be made without set-off or counterclaim, except as provided in Section 2(c), Section 6 or the provisions hereof relating to Market Quotation and Loss, or Paragraph 8 of the Credit Support Annex. Section 6(e) is amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to Section 6 (as modified hereby).

(d) FAILURE TO PAY OR DELIVER. Section 5(a)(i) is hereby amended by replacing the word "third" by the word "second" in the third line thereof.

(e) NON-RECOURSE. Notwithstanding any provision herein or in this Agreement to the contrary, the obligations of the Trust hereunder are limited recourse obligations of the Trust, payable solely from amounts on deposit in the Corridor Account . In the event that the Corridor Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Corridor Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Trust under this Agreement or any confirmation hereunder still outstanding shall be extinguished and thereafter not revive. This provision shall survive the termination of this Agreement.

(f) LIMITATION ON INSTITUTION OF BANKRUPTCY PROCEEDINGS. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B, the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any of the laws of the United States or any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the termination of this Agreement.

(g) TRANSFER, ASSIGNMENT. Notwithstanding the provisions of Sections 6(b)(ii) and 7, no novation, assignment or transfer of any Transaction shall be permitted by either party, unless the Rating Agency Condition with respect to each Rating Agency is satisfied with respect thereto, except that Party A may, if each Rating Agency and the non-assigning party has received prior written notice thereof (1) transfer all or any part of its interest in any amount payable to it if Party B is a Defaulting Party under Section 6(e) or (2) effect a Permitted Transfer of this Agreement to any other entity at any time (A) Party A or any guarantor under a Qualified Guaranty has Limited Qualifying Ratings or Disqualifying Ratings, (B) pursuant to Section 6(b)(ii), (C) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity, (D) to another of its offices or branches; or (E) to an Affiliate. The consent of Party B shall not be required for a novation, assignment or transfer by Party A in accordance with clauses (1) and (2) of the preceding sentence and Party B shall take all steps reasonably requested by Party A (at the expense of Party A) to effect a Permitted Transfer. A "PERMITTED TRANSFER" means a novation or assignment to or entry into another form of Replacement Transaction pursuant to which a Qualified Transferee acquires and assumes or enters into a Replacement Transaction by a written instrument in respect of all the Transactions and the rights, liabilities, duties and obligations of Party A hereunder and with respect to which (1) there is no adverse effect on netting or set-off rights, (2) neither Party A nor the transferee will be required to withhold or deduct on account of any Tax from any payments under this Agreement in excess of what would have been required to be withheld


                                     M2-11
or deducted in the absence of such transfer, (3) an Event of Default or Termination Event would not occur as a result, and (4) (x) with respect to any Rating Agency, the terms of the Transactions are not modified other than parties, effective date of said transfer, and tax payee representations of Party A (and in such case, it shall not be a condition of such Replacement Transaction that it preserve for Party B the economic equivalent of all payment and delivery obligations hereunder and be in all material respects no less beneficial for Party B than those of the Transactions), or (y) with respect to Moody's, the terms of the Transactions are modified to a greater extent than provided in (x) but the definition of Replacement Transaction is otherwise complied with.

(h) AMENDMENT. Notwithstanding the provisions of Section 9(b), each amendment, modification or waiver in respect of this Agreement shall be subject to the Rating Agency Condition with respect to each Rating Agency.

(i) RATINGS DOWNGRADE.

     (i) DEFINITIONS. For purposes of each Transaction:

          (A) "RATING AGENCY CONDITION" means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when the relevant Rating Agency has confirmed in writing to the Trustee that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by the Rating Agency of the Certificates.

          (B) RATINGS: The ratings assigned or withdrawn by a Rating Agency with respect to the unsecured and unguaranteed debt of Party A or any guarantor under a Qualified Guaranty, in the cases when such debt has both short-term and long-term debt ratings and when such debt has only long-term ratings, will be "QUALIFYING RATINGS", "LIMITED QUALIFYING RATINGS" and "DISQUALIFYING RATINGS", as identified below:


                                     M2-12

                                                                      RATINGS OF PARTY A OR GUARANTOR
                                                                        UNDER A QUALIFIED GUARANTY:
                                                                 -----------------------------------------
                                                                   HAS LONG-TERM AND    HAS ONLY LONG-TERM
                        RATING AGENCY:                            SHORT-TERM RATINGS          RATINGS
                        --------------                           --------------------   ------------------
                                                                           "QUALIFYING RATINGS":
MOODY'S:                                                         P-1 and A2 or above    A1 or above
S&P:                                                             A-1 or above           A+ or above
FITCH:                                                           F1 and A or above      A or above

                                                                       "LIMITED QUALIFYING RATINGS":
MOODY'S:                                                         P-2 or A3              A2 or A3
S&P: If Party A or guarantor under a Qualified Guaranty is a     A-2                    A, A- or BBB+
Financial Institution:
FITCH:                                                           F2 or A-               A-

                                                                         "DISQUALIFYING RATINGS":*
MOODY'S:                                                         P-3 or Baa1 or below   Baa1 or below
S&P:
If Party A or guarantor under a Qualified Guaranty is a          A-3 or below           BBB or below
Financial Institution:(Financial Institution)
If neither Party A nor guarantor under a Qualified Guaranty is   A-2 or below           A or below
a Financial Institution:(Other)
FITCH:                                                           F3 or BBB or below     BBB or below

* The withdrawal by Moody's of the short-term rating, or, if there is no short-term rating, the long-term rating, and the withdrawal by any other Rating Agency of all ratings will be treated as a Disqualifying Rating unless the Rating Agency Condition is satisfied with respect thereto.

          (C) "FINANCIAL INSTITUTION" means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

          (D) "QUALIFIED TRANSFEREE" means a transferee of a novation or assignment or a party (other than Party B) that enters into another form of Replacement Transaction that is a Reference Market-maker ("dealer" in the definition thereof meaning a "dealer in notional principal contracts" as defined in Treas. Reg. Section 1.1001-4) that has Qualifying Ratings or Limited Qualifying Ratings assigned by each Rating Agency, or whose present and future obligations owing to Party B are guaranteed pursuant to a Qualified Guaranty.

          (E) "QUALIFIED GUARANTY" means an unconditional and irrevocable guaranty of payment (and not of collection) and the performance of the other obligations of Party A (or a Qualified Transferee, as applicable) hereunder by a third party that has Qualifying Ratings or Limited Qualifying Ratings assigned by each Rating Agency ("QUALIFIED GUARANTOR") in a form that satisfies the S&P Rating Condition and that provides, inter alia, that payment thereunder shall be made as provided and on the conditions set forth in Section 2(d) as modified hereunder (substituting references to Party A as "X" with the guarantor as "X" and "this Agreement" with such guaranty, respectively) (or, in lieu of such provisions relating to tax, a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guaranty will be subject to withholding for Tax).

     (ii) POSTING OF COLLATERAL. If Party A or any guarantor under a Qualified Guaranty is assigned Limited Qualifying Ratings or Disqualifying Ratings by a Rating Agency, then, within, with respect to:


                                     M2-13

               (1)  MOODY'S: thirty (30) Local Business Days

               (2)  S&P: ten (10) Local Business Days

               (3)  FITCH: thirty (30) calendar days

     thereafter (or if such ratings exist from the time Party A becomes a party hereto or the guarantor under a Qualified Guaranty becomes such guarantor, from such time), and for so long as such Limited Qualifying Ratings or Disqualifying Ratings continue, Party A shall, at its own expense, post collateral in accordance with the Credit Support Annex.

     (iii) REPLACEMENT OR GUARANTY. If Party A or any guarantor under a Qualified Guaranty is assigned Disqualifying Ratings by a Rating Agency, then, within, with respect to:

               (1)  MOODY'S: thirty (30) Local Business Days

               (2)  S&P: sixty (60) calendar days

               (3)  FITCH: thirty (30) calendar days

     thereafter, Party A shall, at its own expense, (x) novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee, or (y) obtain a Qualified Guaranty.

     (j) REGULATION AB.

          (a) If the Depositor under the Pooling and Servicing Agreement still has a reporting obligation with respect to this Transaction pursuant to Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended ("REGULATION AB") and Party A has not, within 30 days after receipt of a Swap Disclosure Request complied with the provisions set forth below in this Part 5(j) (provided that if the significance percentage reaches 10% after a Swap Disclosure Request has been made to Party A, Party A must comply with the provisions set forth below in this Part 5(j) within 10 calendar days of Party A being informed of the significance percentage reaching 10%), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

          (b) Party A acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB, the Depositor is required under Regulation AB to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and the Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

          (c) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to eight
          (8) percent, then the Depositor may request on a Business Day after the date of such determination from Party A the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact increased to ten (10) percent (such request, a "SWAP DISCLOSURE REQUEST" and such requested information, subject to the last sentence of this paragraph, is the "SWAP FINANCIAL DISCLOSURE"). The Party B or the Depositor shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor's determination that led to the Swap Disclosure Request. The parties hereto further agree that the Swap Financial Disclosure provided to meet the Swap Disclosure Request may be, solely at Party A's option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

          (d) Upon the occurrence of a Swap Disclosure Request, Party A, at its own expense, shall (x) provide the Depositor with the Swap Financial Disclosure in an Edgar-compatible format, or (y) subject to Rating Agency Condition with respect to each Rating Agency, secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to provide the Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.


                                     M2-14

          (e) Party A's obligation to comply with this Paragraph 4(9) shall be suspended as of January 1, 2008 unless, at any time, Party A receives notification from the Depositor or the Party B that the Trust Fund's obligation to file periodic reports under the Exchange Act shall continue; provided, however, that such obligations shall not be suspended in respect of any Exchange Act Report or amendment to an Exchange Act Report in such fiscal year which relates to any fiscal year in which the Trust Fund was subject to the reporting requirements of the Exchange Act. This obligation shall continue to be suspended unless the Depositor or the Party B notifies Party A that the Trust Fund's obligations to file reports under the Exchange Act has resumed.

     (k) TRUSTEE'S CAPACITY. It is expressly understood and agreed by the parties hereto that, insofar as this Agreement and any confirmation evidencing a Transaction hereunder is executed by LaSalle Bank National Association, (i) this Agreement and such confirmation are executed and delivered by LaSalle Bank National Association, not in its individual capacity but solely as Trustee of the Trust pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred upon and vested in it thereunder, and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein or therein made on behalf of the Trust is made and intended not as a personal representation, undertaking or agreement of LaSalle Bank National Association but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances will LaSalle Bank National Association, in its individual capacity, be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement or any such confirmation

     (l) TRUSTEE'S REPRESENTATION. LaSalle Bank National Association, as Trustee of the Trust, represents and warrants that:

          It has been directed under the Pooling and Servicing Agreement to enter into this Agreement and each confirmation evidencing a Transaction hereunder as Trustee on behalf of the Trust.

     (m) ADDITIONAL PROVISIONS. Notwithstanding the terms of Sections 5 and 6, if Party B has satisfied its payment obligations under Section 2(a)(i), and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) with respect to Party A as the Affected Party or Section 5(b)(iii) with respect to Party A as the Burdened Party or Part 1(g) with Party B as the Affected Party.

     (n) RETURN OF AMOUNTS RECEIVED BY MLML OR ITS AFFILIATES. Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of Certificates rated by any Rating Agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Trustee, whereupon such Trustee will promptly remit such amounts to Party A. MLML further agrees to provide notice to Party A upon any remittance to the Trustee.


                                     M2-15

     5. ACCOUNT DETAILS AND SETTLEMENT INFORMATION:

          PAYMENTS TO Party A:

               The Bank of New York
               Derivative Products Support Department
               32 Old Slip, 16th Floor
               New York, New York 10286
               Attention: Renee Etheart
               ABA #021000018
               Account #890-0068-175
               Reference: Interest Rate Swap

          PAYMENTS TO PARTY B:

               LaSalle Bank
               ABA# 071000505
               LaSalle CHGO/CTR/BNF:/LASALLE TRUST
               A/C# 725059.2

     6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.


                                     M2-16

     We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK


A. BY:
       -------------------------------
Name:
Title:


                                     M2-17

     The Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LASALLE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR THE MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5


B. BY:
       -------------------------------
Name:
Title:


Solely with respect to Part 5(n)
III.  MERRILL LYNCH MORTGAGE LENDING, INC.


By:
       -------------------------------
Name:
Title:


                                     M2-18

                                   SCHEDULE I

(all such dates subject adjustment in accordance with the Modified Following Business Day Convention)

                          Notional
 From and     To but       Amount        Cap      Ceiling
including   excluding     (in USD)    Rate (%)   Rate (%)
---------   ---------   -----------   --------   --------
 10/10/07    10/25/07   330,750,000     9.490      9.490
 10/25/07    11/25/07   327,975,502     6.803      9.490
 11/25/07    12/25/07   324,607,900     7.063      9.490
 12/25/07    01/25/08   320,652,335     6.803      9.490
 01/25/08    02/25/08   316,112,386     6.803      9.490
 02/25/08    03/25/08   310,996,312     7.341      9.490
 03/25/08    04/25/08   305,313,811     6.802      9.490
 04/25/08    05/25/08   299,077,955     7.063      9.490
 05/25/08    06/25/08   292,306,706     6.802      9.490
 06/25/08    07/25/08   285,096,717     7.062      9.490
 07/25/08    08/25/08   277,555,543     6.802      9.490
 08/25/08    09/25/08   269,956,596     6.802      9.490
 09/25/08    10/25/08             0     0.000      0.000
 10/25/08    11/25/08             0     0.000      0.000
 11/25/08    12/25/08             0     0.000      0.000
 12/25/08    01/25/09             0     0.000      0.000
 01/25/09    02/25/09             0     0.000      0.000
 02/25/09    03/25/09             0     0.000      0.000
 03/25/09    04/25/09             0     0.000      0.000
 04/25/09    05/25/09             0     0.000      0.000
 05/25/09    06/25/09             0     0.000      0.000
 06/25/09    07/25/09             0     0.000      0.000
 07/25/09    08/25/09             0     0.000      0.000
 08/25/09    09/25/09             0     0.000      0.000
 09/25/09    10/25/09             0     0.000      0.000
 10/25/09    11/25/09             0     0.000      0.000
 11/25/09    12/25/09             0     0.000      0.000
 12/25/09    01/25/10             0     0.000      0.000
 01/25/10    02/25/10             0     0.000      0.000
 02/25/10    03/25/10             0     0.000      0.000
 03/25/10    04/25/10             0     0.000      0.000
 04/25/10    05/25/10             0     0.000      0.000
 05/25/10    06/25/10             0     0.000      0.000
 06/25/10    07/25/10             0     0.000      0.000
 07/25/10    08/25/10             0     0.000      0.000
 08/25/10    09/25/10             0     0.000      0.000
 09/25/10    10/25/10             0     0.000      0.000
 10/25/10    11/25/10             0     0.000      0.000
 11/25/10    12/25/10             0     0.000      0.000
 12/25/10    01/25/11             0     0.000      0.000
 01/25/11    02/25/11             0     0.000      0.000
 02/25/11    03/25/11             0     0.000      0.000


                                     M2-19

 03/25/11    04/25/11             0     0.000      0.000
 04/25/11    05/25/11             0     0.000      0.000
 05/25/11    06/25/11             0     0.000      0.000
 06/25/11    07/25/11             0     0.000      0.000
 07/25/11    08/25/11    76,096,085    10.742     12.000
 08/25/11    09/25/11    74,372,619    10.515     12.000
 09/25/11    10/25/11    72,688,608    10.528     12.000
 10/25/11    11/25/11    71,043,145    10.100     12.000
 11/25/11    12/25/11    69,435,342    10.155     12.000
 12/25/11    01/25/12    67,864,335     9.739     12.000
 01/25/12    02/25/12    66,329,276     9.565     12.000
 02/25/12    03/25/12    64,829,340     9.915     12.000
 03/25/12    04/25/12    63,363,718     9.251     12.000
 04/25/12    05/25/12    61,931,623     9.349     12.000
 05/25/12    06/25/12    60,520,896     8.958     12.000
 06/25/12    07/25/12    58,316,013     9.097     12.000
 07/25/12    08/25/12    55,596,711     9.271     12.000
 08/25/12    09/25/12    53,011,939     9.813     12.000
 09/25/12    10/25/12    50,564,192     9.363     12.000
 10/25/12    11/25/12    48,253,022     9.050     12.000
 11/25/12    12/25/12    46,680,972     9.341     12.000
 12/25/12    01/25/13    45,631,464     9.043     12.000
 01/25/13    02/25/13    44,611,169     9.431     12.000
 02/25/13    03/25/13    43,614,972    10.766     12.000
 03/25/13    04/25/13    42,642,041     9.725     12.000
 04/25/13    05/25/13    41,691,136    10.047     12.000
 05/25/13    06/25/13    40,761,755     9.721     12.000
 06/25/13    07/25/13    39,853,409    10.048     12.000
 07/25/13    08/25/13    38,965,633    10.108     12.000
 08/25/13    09/25/13    38,098,635    10.398     12.000
 09/25/13    10/25/13    37,251,754    10.744     12.000
 10/25/13    11/25/13    36,424,009    10.394     12.000
 11/25/13    12/25/13    35,614,964    10.738     12.000
 12/25/13    01/25/14    34,824,194    10.393     12.000
 01/25/14    02/25/14    34,051,297    10.773     12.000


                                     M2-20

                       Exhibit A to Confirmation No. 39956

                   [Credit Support Annex to follow this page]

                                     M2-21

                                   EXHIBIT M-3

              FORM OF SUBORDINATE CERTIFICATE CAP CORRIDOR CONTRACT

                                                     (THE BANK OF NEW YORK LOGO)

                                                         Dated: October 10, 2007

                              RATE CAP TRANSACTION

                           RE: BNY REFERENCE NO. 39957

Ladies and Gentlemen:

     The purpose of this letter agreement ("AGREEMENT") is to confirm the terms and conditions of the rate Cap Transaction entered into on the Trade Date specified below (the "TRANSACTION") between The Bank of New York ("PARTY A"), a trust company duly organized and existing under the laws of the State of New York, and the Trust relating to the Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 (the "PARTY B"), as represented by LaSalle Bank National Association, not in its individual capacity, but solely as Trustee under the Pooling and Servicing Agreement, dated and effective September 1, 2007, among Merrill Lynch Mortgage Investments, Inc., as Depositor, Home Loan Services, Inc., as Servicer, and LaSalle Bank National Association, as Trustee (the "POOLING AND SERVICING AGREEMENT"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "CONFIRMATION" as referred to in the "ISDA FORM MASTER AGREEMENT" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

     1. FORM OF AGREEMENT. This Agreement is subject to the 2000 ISDA Definitions (the "DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). Any reference to a "Swap Transaction" in the Definitions is deemed to be a reference to a "Transaction" for purposes of this Agreement, and any reference to a "Transaction" in this Agreement is deemed to be a reference to a "Swap Transaction" for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA FORM MASTER AGREEMENT"). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the "MASTER AGREEMENT"), shall be deemed to have been executed by you and us on the date we entered into the Transaction. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. Each party hereto agrees that the Master Agreement deemed to have been executed by the parties hereto shall be the same Master Agreement referred to in the agreement setting forth the terms of transaction reference number 39955 and 39956. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

     2. CERTAIN TERMS. The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:            Rate Cap
--------------------            --------
   Notional Amount:             With respect to any Calculation Period, the
                                lesser of: (i) the amount set forth on Schedule
                                I attached hereto for such Calculation Period
                                and (ii) the aggregate Certificate Principal
                                Balance of the Subordinate Certificates (as
                                defined in the Pooling and Servicing Agreement)
                                for such Floating Rate Payer Payment Date.

                                The Trustee under the Pooling and Servicing
                                Agreement shall provide at least two (2) business days notice prior to each Floating Rate
                                Payer Payment Date for each Calculation Period to


                                      M3-1

                                The Bank of New York if the aggregate
                                Certificate Principal Balance of Subordinate
                                Certificates is less than the Schedule I attached hereto

   Trade Date:                  October 5, 2007

   Effective Date:              October 10, 2007

   Termination Date:            June 25, 2013, subject to adjustment in
                                accordance with the Modified Following Business
                                Day Convention.

FIXED AMOUNTS

   Fixed Amount Payer:          Party B has directed Merrill Lynch Mortgage
                                Lending, Inc. to make payment of the Fixed
                                Payment Amount on its behalf.

   Fixed Amount:                USD [_]

   Fixed Amount Payer
   Payment Date:                October 10, 2007

FLOATING AMOUNTS

   Floating Rate Payer:         Party A

   Cap Rate:                    For each Calculation Period, as set forth for
                                such period on Schedule I attached hereto.

   Ceiling Rate:                For each Calculation Period, as set forth for
                                such period on Schedule I attached hereto.

   Floating Rate for initial
   Calculation Period:          To be determined

   Floating Rate Day Count
   Fraction:                    Actual/360

   Floating Rate Option:        USD-LIBOR-BBA, provided, however, if the
                                Floating Rate Option for a Calculation Period is
                                greater than the Ceiling Rate then the Floating
                                Rate Option for such Calculation Period shall be
                                deemed equal to the Ceiling Rate.

   Designated Maturity:         One month

   Spread:                      Inapplicable

   Floating Rate Payer
   Period End Dates:            The 25th day of each month, beginning on October
                                25, 2007 and ending on the Termination Date,
                                subject to adjustment in accordance with the
                                Modified Following Business Day Convention.

   Floating Rate Payer
   Payment Dates:               Early Payment shall be applicable. The Floating
                                Rate Payer Payment Date shall be one (1)
                                Business Day preceding each Floating Rate Payer
                                Period End Date.

   Reset Dates:                 The first day of each Calculation Period

   Compounding:                 Inapplicable


                                      M3-2

   Business Days for Payments
   By both parties:             New York and Illinois

   Calculation Agent:           Party A

     3. ADDITIONAL PROVISIONS:

     1) RELIANCE. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

     4. PROVISIONS DEEMED INCORPORATED IN A SCHEDULE TO THE MASTER AGREEMENT:

RATING AGENCY AND RELATED DEFINITIONS. When more than one Rating Agency rates the Certificates, such terms refer to each Rating Agency and its criteria separately rather than collectively.

"RATING AGENCY" .means, so long as it rates the Certificates, each of:

     (1) "MOODY'S": Moody's Investors Service Inc.

     (2) "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     (3) "FITCH": Fitch, Inc., Fitch Ratings, Ltd., Derivative Fitch, Inc., or Derivative Fitch Ltd., or any subsidiary, or successor thereof.

"RATING AGENCY CONDITION", "QUALIFYING RATINGS", "LIMITED QUALIFYING RATINGS", and "DISQUALIFYING RATINGS" have the meanings assigned in Part 5(i)(i).

The use of the name of a Rating Agency or its use prior to such terms in a provision indicates that such provision (or the applicable portion thereof) applies only with respect to the requirements of such Rating Agency, and excludes reference to the other Rating Agencies.

DEFINITIONS INCORPORATED BY REFERENCE. Capitalized terms used in this Agreement that are not defined herein and are defined in the Pooling and Servicing Agreement have the meanings assigned therein. In the event of any inconsistency between the terms of this Agreement and the terms of the Pooling and Servicing Agreement, this Agreement will govern.

Part 1. TERMINATION PROVISIONS.

(a) "SPECIFIED ENTITY" in relation to Party A or Party B shall mean: none.

(b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

(c) APPLICABILITY. The following provisions apply or do not apply to the parties as specified below:

     (i)  Section 5(a)(i) (FAILURE TO PAY OR DELIVER):

          (A) will apply to Party A; and

          (B) will apply to Party B.

     (ii) Section 5(a)(ii) (BREACH OF AGREEMENT):

          (A) will apply to Party A; and

          (B) will not apply to Party B.


                                      M3-3

     (iii) Section 5(a)(iii) (CREDIT SUPPORT DEFAULT):

          (A) will apply to Party A; and

          (B) will not apply to Party B;

          provided, that, with respect to Moody's Limited Qualifying Ratings and Moody's Disqualifying Ratings, (x) this will apply only to Moody's Disqualifying Ratings that have continued for at least 30 Local Business Days, and (y) at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction.

     (iv) Section 5(a)(iv) (MISREPRESENTATION):

          (A) will apply to Party A; and

          (B) will not apply to Party B.

     (v)  Section 5(a)(v) (DEFAULT UNDER SPECIFIED TRANSACTION):

          (A) will not apply to Party A; and

          (B) will not apply to Party B.

     (vi) Section 5(a)(vi) (CROSS DEFAULT):

          (A) will apply to Party A; and

          (B) will not apply to Party B.

          For the purposes of Section 5(a)(vi):

          "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section 14, except that it shall not include indebtedness in respect of deposits received.

          "THRESHOLD AMOUNT" means, 3% of consolidated shareholders equity of Party A (or any guarantor under a Qualified Guaranty) and its subsidiaries determined in accordance with generally accepted accounting principles in the jurisdiction of its organization consistently applied as of the last day of the fiscal year ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi).

     (vii) Section 5(a)(vii) (BANKRUPTCY):

          (A) will apply to Party A; and

          (B) will not apply to Party B with respect to subclauses (2), (4) (but only if the proceeding or petition is instituted or presented by Party A or its affiliates), (7), (8) (but subclause (8) will not apply to Party B only to the extent that subclauses (2), (4) and (7) do not apply to Party B) and (9) of Section 5(a)(vii), and the remaining provisions of Section 5(a)(vii) will apply to Party B; and in subclause (6) the words "trustee" and "custodian" will not include the Trustee and the words "seeks or" will be deleted.

     (viii) Section 5(a)(viii) (MERGER WITHOUT ASSUMPTION):

          (A) will apply to Party A; and

          (B) will apply to Party B.

     (ix) Section 5(b)(i) (ILLEGALITY):

          (A) will apply to Party A; and

          (B) will apply to Party B.


                                      M3-4

     (x)  Section 5(b)(ii) (TAX EVENT):

          (A) will apply to Party A; and

          (B) will apply to Party B;

          provided that the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)" shall be deleted.

     (xi) Section 5(b)(iii) (TAX EVENT UPON MERGER):

          (A) will apply to Party A; and

          (B) will apply to Party B,

          provided, that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

     (xii) Section 5(b)(iv) (CREDIT EVENT UPON MERGER):

          (A) will not apply to Party A; and

          (B) will not apply to Party B.

     (xiii) Section 5(b)(v) (ADDITIONAL TERMINATION EVENT):

          (A) will apply to Party A with respect to Part 1(g)(iv) and (v); and

          (B) will apply to Party B with respect to Parts 1(g)(i), (ii), and
          (iii).

(d) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a):

          (A) will not apply to Party A; and

          (B) will not apply to Party B.

(e) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, if Party A is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

     (i) The definitions of "Market Quotation" and "Settlement Amount" are amended in their entirety to read as follows:

          "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, an offer capable when made of becoming legally binding upon acceptance made by a Qualified Transferee for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Qualified Transferee to enter into a transaction with commercial terms substantially the same as and that are, in all material respects, no less beneficial for Party B than, those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by Party B, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for Party B of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (such transaction, a "REPLACEMENT TRANSACTION"). For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

          "SETTLEMENT AMOUNT" means, with respect to any Early Termination Date:


                                      M3-5

          (1) if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding:

               the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

          (2) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B:

               the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations

                    (for the avoidance of doubt, (x) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (y) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

          (3) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B:

               Party B's Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions."

     (ii) At any time on or before the Early Termination Date at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations. (For the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value.)

     (iii) if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

     (iv) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

          "SECOND METHOD AND MARKET QUOTATION. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under
          (1)."

(f) "TERMINATION CURRENCY" means United States Dollars.

(g) "ADDITIONAL TERMINATION EVENT" will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:--

     (i) TERMINATION OF TRUST FUND. The Trust, Supplemental Interest Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement (including, without limitation, by exercise of the option to purchase and giving of notice under Sections 9.01 and 10.01 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust and the Supplemental Interest Trust or Trust Fund is terminated and final payment is made in respect of


                                      M3-6
     the Certificates. Party B shall be the sole Affected Party. However, each of Party A and Party B may designate an Early Termination Date in respect of this Additional Termination Event.

     (ii) INABILITY TO PAY CERTIFICATES. The Trust is unable to pay or fails or admits in writing its inability to pay (i) on any Distribution Date, any Current Interest with respect to the Class A Certificates or (ii) by the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date, [the ultimate payment of principal with respect to the Class A Certificates, in either case to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Class A Certificates. Party B shall be the sole Affected Party.

     (iii) AMENDMENT OF POOLING AND SERVICING AGREEMENT. The amendment of the Pooling and Servicing Agreement in a manner which could have a material adverse effect on Party A without first obtaining the prior written consent of Party A (such consent not to be unreasonably withheld), where such consent is required under the Pooling and Servicing Agreement. Party B shall be the sole Affected Party.

     (iv) RATINGS DOWNGRADE. Party A or any guarantor under a Qualified Guaranty
     (1) has Limited Qualifying Ratings or Disqualifying Ratings, and Party A fails to take the actions provided in Part 5(i)(ii)(Posting of Collateral), within the time periods set out therein, or (2) has Disqualifying Ratings and Party A fails to take the actions provided in Part 5(i)(iii)(Replacement or Guaranty), within the time periods set out therein;

     provided, that, with respect to Moody's Disqualifying Ratings, (1) such failure to comply with Part 5(i)(ii) will be treated as an Event of Default subject to the provisions of Part 1(c)(iii), and not as an Additional Termination Event, and (2) an Additional Termination Event with respect to Moody's will not be constituted with respect to Part 5(i)(iii) unless and until at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction.

Party A shall be the sole Affected Party.

     (v) REGULATION AB. Party A shall fail to comply with the provisions of Part 5 (j) within the time provided for therein. Party A shall be the sole Affected Party.

Party B shall not effectively designate an Early Termination Date unless and until it has given prior written notice thereof to each Rating Agency.

Part 2. TAX REPRESENTATIONS AND CERTAIN TAX-RELATED PROVISIONS.

     (a) PAYER REPRESENTATIONS. For the purpose of Section 3(e), Party A and Party B make the following representations:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

     (i) the accuracy of any representations made by the other party pursuant to
     Section 3(f);

     (ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

     (iii) the satisfaction of the agreement of the other party contained in
     Section 4(d),

provided, that, it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

     (b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f), Party A and Party B make the following representations.

     (i)  The following representation will apply to Party A:


                                      M3-7

          (x) It is a "U.S. person" (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations ("TREAS. REG.")) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (z) its U.S. taxpayer identification number is 135160382.

     (ii) The following representation will apply to Party B:

          None.

(c) ADDITIONAL AMOUNTS NOT PAYABLE BY PARTY B. Party B shall not be required to pay any additional amounts pursuant to Section 2(d)(i)(4).

(d) INDEMNIFIABLE TAX. The definition of "Indemnifiable Tax" in Section 14 is amended in its entirety to read as follows:

     "INDEMNIFIABLE TAX" means in relation to payments by Party A any Tax and in relation to payments by Party B no Tax.

Part 3. AGREEMENT TO DELIVER DOCUMENTS. For the purpose of Section 4(a):

(a) Tax forms, documents or certificates to be delivered are:

PARTY REQUIRED TO
DELIVER DOCUMENT                FORM/DOCUMENT/ CERTIFICATE                  DATE BY WHICH TO BE DELIVERED
-----------------     ---------------------------------------------   ----------------------------------------
Party A and Party B   A correct, complete and executed Internal       (i) Prior to the first scheduled
                      Revenue Service Form W-9, with respect to       Distribution Date; (ii) in the case of a
                      Party A, and W-9, W-8BEN, W-8ECI, or W-8IMY,    U.S. Internal Revenue Service Form
                      with appropriate attachments, as applicable,    W-8ECI, W-8IMY, and W-8BEN that does not
                      with respect to Party B, or any other or        include a U.S. taxpayer identification
                      successor form, in each case that establishes   number in line 6, before December 31 of
                      an exemption from deduction or withholding      each third succeeding calendar year,
                      obligations, and any other document             (iii) promptly upon reasonable demand by
                      reasonably requested to allow the other party   the other party; and (iv) promptly upon
                      to make payments under this Agreement without   learning that any form previously
                      any deduction or withholding for or on the      provided by to the other party has
                      account of any tax.                             become obsolete or incorrect.

(b) Other documents to be delivered are:

PARTY REQUIRED TO                                                                              COVERED BY SECTION
DELIVER DOCUMENT         FORM/DOCUMENT/ CERTIFICATE          DATE BY WHICH TO BE DELIVERED    3(D) REPRESENTATION
-----------------   ------------------------------------   --------------------------------   -------------------
Party A             A certificate of an authorized         Upon the execution and delivery    Yes
                    officer of the party, as to the        of this Agreement
                    incumbency and authority of the
                    respective officers of the party
                    signing this Agreement, any relevant
                    Credit Support Document, or any
                    Confirmation, as the case may be.

Party B             (i) a copy of the executed Pooling     With respect to (i) upon the       Yes
                    and Servicing Agreement, (ii) an       execution and delivery of the
                    incumbency certificate verifying the   Pooling and Servicing Agreement,
                    true signatures and authority of the   and with respect to (ii) and
                    person or persons signing this         (iii) upon the execution and
                    Agreement on behalf of Party B , and   delivery of this
                    (iii) a certified copy of the
                    authorizing resolution (or
                    equivalent authorizing
                    documentation) of Trustee which sets
                    forth the authority of each
                    signatory to the Confirmation
                    signing on its behalf and the
                    authority of such party to enter
                    into


                                           M3-8

                    Transactions contemplated and          Agreement
                    performance of its obligations
                    hereunder.

Party A and Party   A legal opinion as to enforceability   Upon the execution and delivery    No
B                   of this Agreement and any              of this Agreement and such
                    Confirmation evidencing a              Confirmation
                    Transaction hereunder.

Part 4. MISCELLANEOUS.

(a) ADDRESSES FOR NOTICES. For the purpose of Section 12(a):

     ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY A:

          The Bank of New York
          Swaps and Derivative Products Group
          Global Market Division
          32 Old Slip 15th Floor
          New York, New York 10286
          Attention: Steve Lawler

     with a copy to:

          The Bank of New York
          Swaps and Derivative Products Group
          32 Old Slip 16th Floor
          New York, New York 10286
          Attention: Andrew Schwartz
          Tele: 212-804-5103
          Fax: 212-804-5818/5837

          (For all purposes)

     A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

          The Bank of New York
          Legal Department
          One Wall Street - 10th Floor
          New York, New York 10286
          Attention: General Counsel

     ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY B:

          Global Securities and Trust Services
          135 S. LaSalle Street, Suite 1511
          Chicago, Illinois 60603
          Attn: Ken Lo
          Tel: 312-992-0668
          Fax: 312-904-1368

     With a copy to:

          Merrill Lynch Mortgage Investors, Inc.
          250 Vesey St.
          4 World Financial Center, 10th floor
          New York, NY 10080
          Attention: Alan Chan
          Telephone: 212-449-1441
          Facsimile:  212-738-1110
          (For all purposes.)

(b) PROCESS AGENT. For the purpose of Section 13(c):

     Party A appoints as its Process Agent:-- not applicable.


                                      M3-9

     Party B appoints as its Process Agent:-- not applicable.

(c) OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d) MULTIBRANCH PARTY. For the purpose of Section 10(c):

     Party A is a Multibranch Party and will enter into each Transaction only through the following Office:- New York (for all Transactions).

     Party B is not a Multibranch Party.

(e) CALCULATION AGENT. The Calculation Agent is Party A.

(f) "CREDIT SUPPORT DOCUMENT" Credit Support Document means in relation to:--

     Party A: The Credit Support Annex hereto and any Qualified Guaranty.

     Party B: Not applicable.

(g) "CREDIT SUPPORT PROVIDER" means in relation to:

     Party A: The guarantor under any Qualified Guaranty.

     Party B: Not Applicable.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) NETTING OF PAYMENTS; MODIFICATION OF SECTION 2(A)(III)(1). Subparagraph (ii) of Section 2(c) will apply. Section 2(a)(iii)(1) is amended by deleting "or Potential Event of Default".

(j) "AFFILIATE" will have the meaning specified in Section 14, provided, that, Party B shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) hereof.

(k) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding after
Section 3(f) the following subsections:

     "(g) RELATIONSHIP BETWEEN PARTIES.

          (1) NONRELIANCE. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2) EVALUATION AND UNDERSTANDING.

               (i) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

               (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

          (3) PRINCIPAL. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

     (h) EXCLUSION FROM COMMODITY EXCHANGE ACT. (1) It is an "eligible contract participant" within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (2) this Agreement and each Transaction is subject to individual negotiation by such party; and (3) neither


                                     M3-10
     this Agreement nor any Transaction will be executed or traded on a "trading facility" within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

     (i) SWAP AGREEMENT. Each Transaction is a "swap agreement" as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a "covered swap agreement" as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1))."

(l) RECORDING OF CONVERSATIONS. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

Part 5. OTHER PROVISIONS.

(a) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(b) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(c) SET-OFF. All payments under this Agreement shall be made without set-off or counterclaim, except as provided in Section 2(c), Section 6 or the provisions hereof relating to Market Quotation and Loss, or Paragraph 8 of the Credit Support Annex. Section 6(e) is amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to Section 6 (as modified hereby).

(d) FAILURE TO PAY OR DELIVER. Section 5(a)(i) is hereby amended by replacing the word "third" by the word "second" in the third line thereof.

(e) NON-RECOURSE. Notwithstanding any provision herein or in this Agreement to the contrary, the obligations of the Trust hereunder are limited recourse obligations of the Trust, payable solely from amounts on deposit in the Corridor Account. In the event that the Corridor Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Corridor Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Trust under this Agreement or any confirmation hereunder still outstanding shall be extinguished and thereafter not revive. This provision shall survive the termination of this Agreement.

(f) LIMITATION ON INSTITUTION OF BANKRUPTCY PROCEEDINGS. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B, the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any of the laws of the United States or any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the termination of this Agreement.

(g) TRANSFER, ASSIGNMENT. Notwithstanding the provisions of Sections 6(b)(ii) and 7, no novation, assignment or transfer of any Transaction shall be permitted by either party, unless the Rating Agency Condition with respect to each Rating Agency is satisfied with respect thereto, except that Party A may, if each Rating Agency and the non-assigning party has received prior written notice thereof (1) transfer all or any part of its interest in any amount payable to it if Party B is a Defaulting Party under Section 6(e) or (2) effect a Permitted Transfer of this Agreement to any other entity at any time (A) Party A or any


                                     M3-11
guarantor under a Qualified Guaranty has Limited Qualifying Ratings or Disqualifying Ratings, (B) pursuant to Section 6(b)(ii), (C) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity, (D) to another of its offices or branches; or (E) to an Affiliate. The consent of Party B shall not be required for a novation, assignment or transfer by Party A in accordance with clauses (1) and (2) of the preceding sentence and Party B shall take all steps reasonably requested by Party A (at the expense of Party A) to effect a Permitted Transfer. A "PERMITTED TRANSFER" means a novation or assignment to or entry into another form of Replacement Transaction pursuant to which a Qualified Transferee acquires and assumes or enters into a Replacement Transaction by a written instrument in respect of all the Transactions and the rights, liabilities, duties and obligations of Party A hereunder and with respect to which (1) there is no adverse effect on netting or set-off rights, (2) neither Party A nor the transferee will be required to withhold or deduct on account of any Tax from any payments under this Agreement in excess of what would have been required to be withheld or deducted in the absence of such transfer, (3) an Event of Default or Termination Event would not occur as a result, and (4) (x) with respect to any Rating Agency, the terms of the Transactions are not modified other than parties, effective date of said transfer, and tax payee representations of Party A (and in such case, it shall not be a condition of such Replacement Transaction that it preserve for Party B the economic equivalent of all payment and delivery obligations hereunder and be in all material respects no less beneficial for Party B than those of the Transactions), or (y) with respect to Moody's, the terms of the Transactions are modified to a greater extent than provided in (x) but the definition of Replacement Transaction is otherwise complied with.

(h) AMENDMENT. Notwithstanding the provisions of Section 9(b), each amendment, modification or waiver in respect of this Agreement shall be subject to the Rating Agency Condition with respect to each Rating Agency.

(i) RATINGS DOWNGRADE.

     (i)DEFINITIONS. For purposes of each Transaction:

          (A) "RATING AGENCY CONDITION" means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when the relevant Rating Agency has confirmed in writing to the Trustee that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by the Rating Agency of the Certificates.

          (B) RATINGS: The ratings assigned or withdrawn by a Rating Agency with respect to the unsecured and unguaranteed debt of Party A or any guarantor under a Qualified Guaranty, in the cases when such debt has both short-term and long-term debt ratings and when such debt has only long-term ratings, will be "QUALIFYING RATINGS", "LIMITED QUALIFYING RATINGS" and "DISQUALIFYING RATINGS", as identified below:


                                     M3-12

                                              RATINGS OF PARTY A OR GUARANTOR
                                                UNDER A QUALIFIED GUARANTY:
                                         ----------------------------------------
                                           HAS LONG-TERM AND         HAS ONLY
            RATING AGENCY:                SHORT-TERM RATINGS    LONG-TERM RATINGS
            --------------               --------------------   -----------------
                                                   "QUALIFYING RATINGS":
MOODY'S:                                 P-1 and A2 or above    A1 or above
S&P:                                     A-1 or above           A+ or above
FITCH:                                   F1 and A or above      A or above

                                               "LIMITED QUALIFYING RATINGS":
MOODY'S:                                 P-2 or A3              A2 or A3
S&P: If Party A or guarantor under a     A-2                    A, A- or BBB+
Qualified Guaranty is a Financial
Institution:
FITCH:                                   F2 or A-               A-

                                                 "DISQUALIFYING RATINGS":*
MOODY'S:                                 P-3 or Baa1 or below   Baa1 or below
S&P:
If Party A or guarantor under a          A-3 or below           BBB or below
Qualified Guaranty is a Financial
Institution:(Financial Institution)
If neither Party A nor guarantor under   A-2 or below           A or below
a Qualified Guaranty is a Financial
Institution:(Other)
FITCH:                                   F3 or BBB or below     BBB or below

* The withdrawal by Moody's of the short-term rating, or, if there is no short-term rating, the long-term rating, and the withdrawal by any other Rating Agency of all ratings will be treated as a Disqualifying Rating unless the Rating Agency Condition is satisfied with respect thereto.

          (C) "FINANCIAL INSTITUTION" means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

          (D) "QUALIFIED TRANSFEREE" means a transferee of a novation or assignment or a party (other than Party B) that enters into another form of Replacement Transaction that is a Reference Market-maker ("dealer" in the definition thereof meaning a "dealer in notional principal contracts" as defined in Treas. Reg. Section 1.1001-4) that has Qualifying Ratings or Limited Qualifying Ratings assigned by each Rating Agency, or whose present and future obligations owing to Party B are guaranteed pursuant to a Qualified Guaranty.

          (E) "QUALIFIED GUARANTY" means an unconditional and irrevocable guaranty of payment (and not of collection) and the performance of the other obligations of Party A (or a Qualified Transferee, as applicable) hereunder by a third party that has Qualifying Ratings or Limited Qualifying Ratings assigned by each Rating Agency ("QUALIFIED GUARANTOR") in a form that satisfies the S&P Rating Condition and that provides, inter alia, that payment thereunder shall be made as provided and on the conditions set forth in Section 2(d) as modified hereunder (substituting references to Party A as "X" with the guarantor as "X" and "this Agreement" with such guaranty, respectively) (or, in lieu of such provisions relating to tax, a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guaranty will be subject to withholding for Tax).

     (ii) POSTING OF COLLATERAL. If Party A or any guarantor under a Qualified Guaranty is assigned Limited Qualifying Ratings or Disqualifying Ratings by a Rating Agency, then, within, with respect to:


                                     M3-13

          (1) MOODY'S: thirty (30) Local Business Days

          (2) S&P: ten (10) Local Business Days

          (3) FITCH: thirty (30) calendar days

     thereafter (or if such ratings exist from the time Party A becomes a party hereto or the guarantor under a Qualified Guaranty becomes such guarantor, from such time), and for so long as such Limited Qualifying Ratings or Disqualifying Ratings continue, Party A shall, at its own expense, post collateral in accordance with the Credit Support Annex.

     (iii) REPLACEMENT OR GUARANTY. If Party A or any guarantor under a Qualified Guaranty is assigned Disqualifying Ratings by a Rating Agency, then, within, with respect to:

          (1) MOODY'S: thirty (30) Local Business Days

          (2) S&P: sixty (60) calendar days

          (3) FITCH: thirty (30) calendar days

     thereafter, Party A shall, at its own expense, (x) novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee, or (y) obtain a Qualified Guaranty.

     (j)REGULATION AB.

          (a) If the Depositor under the Pooling and Servicing Agreement still has a reporting obligation with respect to this Transaction pursuant to Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended ("REGULATION AB") and Party A has not, within 30 days after receipt of a Swap Disclosure Request complied with the provisions set forth below in this Part 5(j) (provided that if the significance percentage reaches 10% after a Swap Disclosure Request has been made to Party A, Party A must comply with the provisions set forth below in this Part 5(j) within 10 calendar days of Party A being informed of the significance percentage reaching 10%), then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

          (b) Party A acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB, the Depositor is required under Regulation AB to disclose certain information set forth in Regulation AB regarding Party A or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between Party A or its group of affiliated entities, if applicable, and the Party B, as calculated from time to time in accordance with Item 1115 of Regulation AB.

          (c) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to eight
          (8) percent, then the Depositor may request on a Business Day after the date of such determination from Party A the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact increased to ten (10) percent (such request, a "SWAP DISCLOSURE REQUEST" and such requested information, subject to the last sentence of this paragraph, is the "SWAP FINANCIAL DISCLOSURE"). The Party B or the Depositor shall provide Party A with the calculations and any other information reasonably requested by Party A with respect to the Depositor's determination that led to the Swap Disclosure Request. The parties hereto further agree that the Swap Financial Disclosure provided to meet the Swap Disclosure Request may be, solely at Party A's option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

          (d) Upon the occurrence of a Swap Disclosure Request, Party A, at its own expense, shall (x) provide the Depositor with the Swap Financial Disclosure in an Edgar-compatible format, or (y) subject to Rating Agency Condition with respect to each Rating Agency, secure another entity to replace Party A as party to this Agreement on terms substantially similar to this Agreement which entity is able to provide the Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.


                                     M3-14

          (e) Party A's obligation to comply with this Paragraph 4(9) shall be suspended as of January 1, 2008 unless, at any time, Party A receives notification from the Depositor or the Party B that the Trust Fund's obligation to file periodic reports under the Exchange Act shall continue; provided, however, that such obligations shall not be suspended in respect of any Exchange Act Report or amendment to an Exchange Act Report in such fiscal year which relates to any fiscal year in which the Trust Fund was subject to the reporting requirements of the Exchange Act. This obligation shall continue to be suspended unless the Depositor or the Party B notifies Party A that the Trust Fund's obligations to file reports under the Exchange Act has resumed.

     (k) TRUSTEE 'S CAPACITY. It is expressly understood and agreed by the parties hereto that, insofar as this Agreement and any confirmation evidencing a Transaction hereunder is executed by LaSalle Bank National Association, (i) this Agreement and such confirmation are executed and delivered by LaSalle Bank National Association, not in its individual capacity but solely as Trustee of the Trust pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred upon and vested in it thereunder, and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein or therein made on behalf of the Trust is made and intended not as a personal representation, undertaking or agreement of LaSalle Bank National Association but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances will LaSalle Bank National Association, in its individual capacity, be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement or any such confirmation

     (l) TRUSTEE'S REPRESENTATION. LaSalle Bank National Association, Trustee of the Trust, represents and warrants that:

          It has been directed under the Pooling and Servicing Agreement to enter into this Agreement and each confirmation evidencing a Transaction hereunder as Trustee on behalf of the Trust.

     (m) ADDITIONAL PROVISIONS. Notwithstanding the terms of Sections 5 and 6, if Party B has satisfied its payment obligations under Section 2(a)(i), and shall, at the time, have no future payment or delivery obligation, whether absolute or contingent, then unless Party A is required pursuant to appropriate proceedings to return to Party B or otherwise returns to Party B upon demand of Party B any portion of such payment, (a) the occurrence of an event described in Section 5(a) with respect to Party B shall not constitute an Event of Default or Potential Event of Default with respect to Party B as the Defaulting Party and (b) Party A shall be entitled to designate an Early Termination Date pursuant to Section 6 only as a result of a Termination Event set forth in either Section 5(b)(i) or Section 5(b)(ii) with respect to Party A as the Affected Party or Section 5(b)(iii) with respect to Party A as the Burdened Party or Part 1(g) with Party B as the Affected Party.

     (n) RETURN OF AMOUNTS RECEIVED BY MLML OR ITS AFFILIATES. Merrill Lynch Mortgage Lending, Inc. ("MLML") agrees and acknowledges that amounts paid hereunder are not intended to benefit the holder of any class of Certificates rated by any Rating Agency if such holder is MLML or any of its affiliates. If MLML or any of its affiliates receives any such amounts, it will promptly remit (or, if such amounts are received by an affiliate of MLML, MLML hereby agrees that it will cause such affiliate to promptly remit) such amounts to the Trustee, whereupon such Trustee will promptly remit such amounts to Party A. MLML further agrees to provide notice to Party A upon any remittance to the Trustee.


                                     M3-15

5. ACCOUNT DETAILS AND SETTLEMENT INFORMATION:

     PAYMENTS TO Party A:

           The Bank of New York
           Derivative Products Support Department
           32 Old Slip, 16th Floor
           New York, New York 10286
           Attention: Renee Etheart
           ABA #021000018
           Account #890-0068-175
           Reference: Interest Rate Swap

     PAYMENTS TO PARTY B:

           LaSalle Bank
           ABA# 071000505
           LaSalle CHGO/CTR/BNF:/LASALLE TRUST
           A/C# 725059.2

     6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.


                                     M3-16

     We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,

THE BANK OF NEW YORK


A. BY:
       ------------------------------
Name:
Title:


                                     M3-17

     The Party B, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LASALLE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR THE MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5


B. BY:
       ------------------------------
Name:
Title:


Solely with respect to Part 5(n)
IV. MERRILL LYNCH MORTGAGE LENDING, INC.


By:
    ---------------------------------
Name:
Title:


                                     M3-18

                                   SCHEDULE I

  (all such dates subject adjustment in accordance with the Modified Following
                            Business Day Convention)

                          Notional
 From and     To but       Amount     Cap Rate   Ceiling Rate
including   excluding     (in USD)       (%)          (%)
---------   ---------   -----------   --------   ------------
 10/10/07    10/25/07   167,440,000     7.110        7.110
 10/25/07    11/25/07   167,440,000     5.472        7.110
 11/25/07    12/25/07   167,440,000     5.735        7.110
 12/25/07    01/25/08   167,440,000     5.472        7.110
 01/25/08    02/25/08   167,440,000     5.472        7.110
 02/25/08    03/25/08   167,440,000     6.015        7.110
 03/25/08    04/25/08   167,440,000     5.472        7.110
 04/25/08    05/25/08   167,440,000     5.734        7.110
 05/25/08    06/25/08   167,440,000     5.472        7.110
 06/25/08    07/25/08   167,440,000     5.734        7.110
 07/25/08    08/25/08   167,440,000     5.472        7.110
 08/25/08    09/25/08   167,440,000     5.472        7.110
 09/25/08    10/25/08             0     0.000        0.000
 10/25/08    11/25/08             0     0.000        0.000
 11/25/08    12/25/08             0     0.000        0.000
 12/25/08    01/25/09             0     0.000        0.000
 01/25/09    02/25/09             0     0.000        0.000
 02/25/09    03/25/09             0     0.000        0.000
 03/25/09    04/25/09             0     0.000        0.000
 04/25/09    05/25/09             0     0.000        0.000
 05/25/09    06/25/09             0     0.000        0.000
 06/25/09    07/25/09             0     0.000        0.000
 07/25/09    08/25/09             0     0.000        0.000
 08/25/09    09/25/09             0     0.000        0.000
 09/25/09    10/25/09             0     0.000        0.000
 10/25/09    11/25/09             0     0.000        0.000
 11/25/09    12/25/09             0     0.000        0.000
 12/25/09    01/25/10             0     0.000        0.000
 01/25/10    02/25/10             0     0.000        0.000
 02/25/10    03/25/10             0     0.000        0.000
 03/25/10    04/25/10             0     0.000        0.000
 04/25/10    05/25/10             0     0.000        0.000
 05/25/10    06/25/10             0     0.000        0.000
 06/25/10    07/25/10             0     0.000        0.000
 07/25/10    08/25/10             0     0.000        0.000
 08/25/10    09/25/10             0     0.000        0.000
 09/25/10    10/25/10             0     0.000        0.000
 10/25/10    11/25/10             0     0.000        0.000
 11/25/10    12/25/10             0     0.000        0.000
 12/25/10    01/25/11             0     0.000        0.000
 01/25/11    02/25/11             0     0.000        0.000
 02/25/11    03/25/11             0     0.000        0.000


                                     M3-19

 03/25/11    04/25/11             0     0.000        0.000
 04/25/11    05/25/11             0     0.000        0.000
 05/25/11    06/25/11             0     0.000        0.000
 06/25/11    07/25/11             0     0.000        0.000
 07/25/11    08/25/11             0     0.000        0.000
 08/25/11    09/25/11             0     0.000        0.000
 09/25/11    10/25/11             0     0.000        0.000
 10/25/11    11/25/11             0     0.000        0.000
 11/25/11    12/25/11             0     0.000        0.000
 12/25/11    01/25/12   111,561,244     9.791       12.000
 01/25/12    02/25/12   109,016,746     9.617       12.000
 02/25/12    03/25/12   106,530,484     9.970       12.000
 03/25/12    04/25/12   104,101,119     9.303       12.000
 04/25/12    05/25/12   101,727,342     9.403       12.000
 05/25/12    06/25/12    99,370,148     9.010       12.000
 06/25/12    07/25/12    95,341,766     9.234       12.000
 07/25/12    08/25/12    90,858,063     9.449       12.000
 08/25/12    09/25/12    86,601,391     9.735       12.000
 09/25/12    10/25/12    82,569,450     9.279       12.000
 10/25/12    11/25/12    78,776,549     8.970       12.000
 11/25/12    12/25/12    76,472,671     9.262       12.000
 12/25/12    01/25/13    74,737,280     9.027       12.000
 01/25/13    02/25/13    73,046,973     9.463       12.000
 02/25/13    03/25/13    71,396,707    10.682       12.000
 03/25/13    04/25/13    69,784,557     9.648       12.000
 04/25/13    05/25/13    68,208,903     9.968       12.000
 05/25/13    06/25/13    66,668,910     9.644       12.000


                                     M3-20

                       Exhibit A to Confirmation No. 39957

                   [Credit Support Annex to follow this page]


                                     M3-21

                                   EXHIBIT M-4

       FORM OF CREDIT SUPPORT ANNEX RELATED TO THE CAP CORRIDOR CONTRACTS

(BILATERAL FORM)                  (ISDA AGREEMENTS SUBJECT TO NEW YORK LAW ONLY)

                                     ISDA(R)
              International Swaps and Derivatives Association, Inc.

                              CREDIT SUPPORT ANNEX
                             to the Schedule to the

                              ISDA MASTER AGREEMENT

                          Dated as of October 10, 2007

                                     between

          THE BANK OF NEW YORK            and   LASALLE BANK NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY, BUT SOLELY
                                                AS TRUSTEE FOR THE MERRILL LYNCH
                                                FIRST FRANKLIN MORTGAGE LOAN
                                                TRUST, SERIES 2007-5

established as a banking organization           The Trust is a common law trust
under the laws of the State of New York         established under the laws of
                                                the State of New York.

              ("PARTY A")                                  ("PARTY B")

---------------------------------------         --------------------------------

     This Annex supplements, forms part of, and is subject to, the Master Agreement specified in the Confirmation(s) (BNY Ref. No. 39955, 39956 and 39957), dated even date herewith (the "AGREEMENT"), is part of the Schedule deemed incorporated therein and is a Credit Support Document under the Master Agreement with respect to Party A.

Accordingly, the parties agree as follows:--

PARAGRAPHS 1 - 12. INCORPORATION. Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law
Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof.

PARAGRAPH 13.

AMENDED AND ADDITIONAL DEFINITIONS. As used in this Annex:--


                                      M-4-1

     (i) SECURED PARTY, PLEDGOR. Notwithstanding anything contained in this Annex to the contrary, (a) the term "SECURED PARTY" as used in this Annex means only Party B, (b) the term "PLEDGOR" as used in this Annex means only Party A, and (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

     (ii) RATING AGENCY AND RELATED DEFINITIONS. When more than one Rating Agency rates the Certificates, such terms refer to each Rating Agency and its criteria separately rather than collectively.


     "RATING AGENCY" means, so long as it rates the Certificates, each of:

          (1) "MOODY'S": Moody's Investors Service Inc.

          (2) "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          (3) "FITCH": Fitch, Inc., Fitch Ratings, Ltd., Derivative Fitch, Inc., or Derivative Fitch Ltd., or any subsidiary, or successor thereof.

     "RATING AGENCY CONDITION", "QUALIFYING RATINGS", "LIMITED QUALIFYING RATINGS", and "DISQUALIFYING RATINGS" have the same meanings as assigned in
     Part 5(i)(i), notwithstanding restatement herein.

     The use of the name of a Rating Agency or its use prior to such terms in a provision indicates that such provision (or the applicable portion thereof) applies only with respect to the requirements of such Rating Agency, and excludes reference to the other Rating Agencies.

     (iii) RATINGS: The ratings assigned or withdrawn by a Rating Agency with respect to the unsecured and unguaranteed debt of Party A or any guarantor under a Qualified Guaranty, in the cases when such debt has both short-term and long-term debt ratings and when such debt has only long-term ratings, will be "LIMITED QUALIFYING RATINGS" and "DISQUALIFYING RATINGS", as identified below:

                                              RATINGS OF PARTY A OR GUARANTOR
                                                UNDER A QUALIFIED GUARANTY:
                                           -------------------------------------
                                             HAS LONG-TERM AND    HAS ONLY LONG-
             RATING AGENCY:                 SHORT-TERM RATINGS     TERM RATINGS
             --------------                --------------------   --------------
                                               "LIMITED QUALIFYING RATINGS":
MOODY'S:                                   P-2 or A3              A2 or A3
S&P: If Party A or guarantor under a       A-2                    A, A- or BBB+
Qualified Guaranty is a Financial
Institution:
FITCH:                                     F2 or A-               A-

                                                 "DISQUALIFYING RATINGS"*:
MOODY'S:                                   P-3 or Baa1 or below   Baa1 or below
S&P:
If Party A or guarantor under a            A-3 or below           BBB or below
Qualified Guaranty is a Financial
Institution:
If neither Party A nor guarantor under a   A-2 or below           A or below
Qualified Guaranty is a Financial
Institution:
FITCH:                                     F3 or BBB or below     BBB or below

* The withdrawal by Moody's of the short-term rating, or, if there is no short-term rating, the long-term rating, and the withdrawal by any other Rating Agency of all ratings, will be treated as a Disqualifying Rating unless the Rating Agency Condition is satisfied with respect thereto.


                                      M-4-2

     (iv) "FINANCIAL INSTITUTION" means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

     (v) "LOCAL BUSINESS DAY" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree).

     (vi) "CREDIT SUPPORT DELIVERY PERIOD" means, with respect to the assignment of Limited Qualifying Ratings or Disqualifying Ratings, as the case may be, by a Rating Agency, the period beginning within, with respect to:

          (1) MOODY'S: thirty (30) Local Business Days

          (2) S&P: ten (10) Local Business Days

          (3) FITCH: thirty (30) calendar days

     thereafter (or, in each case, if such ratings exist from the time the Pledgor becomes a party hereto or the guarantor under a Qualified Guaranty becomes a guarantor, from such time), and continuing for so long as such Limited Qualifying Ratings or Disqualifying Ratings continue.

     If Disqualifying Ratings are assigned after Limited Qualifying Ratings have been assigned, collateral shall be posted in accordance with the requirements applicable to Limited Qualifying Ratings until the Credit Support Delivery Period with respect to the Disqualifying Ratings has commenced.

(a) SECURITY INTEREST FOR "OBLIGATIONS." The term "OBLIGATIONS" as used in this Annex includes the following additional obligations: Not applicable.

(b) CREDIT SUPPORT OBLIGATIONS. During the Credit Support Delivery Period, Credit Support Amount, Value, Delivery Amount and Return Amount will be calculated separately for each Rating Agency then rating the Certificates in accordance with the provisions relating to such Rating Agency set forth in this Paragraph 13(b), and the Pledgor will Transfer the highest Delivery Amount and the Secured Party will Transfer the lowest Return Amount so calculated, provided, that the Return Amount will be reduced to such amount as necessary so that Transfer of a Delivery Amount will not be required immediately after the Transfer of such Return Amount.

     (i)DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

          (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a) except that the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" shall be deleted and replaced by the words "on each Valuation Date during the Credit Support Delivery Period."

          (B) "RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

          (C) "CREDIT SUPPORT AMOUNT" in Paragraph 3(b), shall be amended in its entirety to read as follows:


                                      M-4-3

          "'CREDIT SUPPORT AMOUNT' means, (x) for any Valuation Date during the Credit Support Delivery Period, (i) the Secured Party's Exposure for that Valuation Date, plus (ii) the Independent Amount applicable to the Pledgor (with respect to all Affected Transactions), if any, minus
          (iii) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of the Credit Support Amount yields a number less than zero, and shall not be less than the Credit Support Minimum; and (y) at any other time, None."

     The calculation of the Credit Support Amount during the Credit Support Delivery Period may be expressed in the following formula (which summarizes but does not supersede said provisions):

     Credit Support Amount = max [E + IA, 0, m]

     Where:

          max = the greater of; min = the lesser of

          E= Exposure (i.e., the market value of the Affected Transactions)

          IA = Independent Amount =

               * Moody's: min [DV01 x 15 % (daily); % in Schedule 2 x N]

               * Fitch: % in Schedule 3 (i.e., Volatility Cushion) x N

               * S&P: 25% x E (Disqualifying Ratings only)

          N = the aggregate notional amount of the Affected Transactions.

          m = Credit Support Minimum (Moody's (Disqualifying Ratings only))

     (ii) ELIGIBLE COLLATERAL AND VALUATION PERCENTAGE. The items and Valuation Percentages with respect to each Rating Agency set forth in Schedule 1 will be "ELIGIBLE COLLATERAL" and the applicable "VALUATION PERCENTAGE" for such Rating Agency. Sub-paragraph (i)(A) of the definition of "Value" is amended to read as follows: "(A) Cash, the face amount thereof multiplied by the applicable Valuation Percentage; and".

     (iii) OTHER ELIGIBLE SUPPORT. The following items will qualify as "OTHER ELIGIBLE SUPPORT" for the party specified: Not Applicable.

     (iv) THRESHOLDS.

          (A) "INDEPENDENT AMOUNT" means with respect to the Secured Party:
          Zero; and, with respect to the Pledgor for any Valuation Date: an amount (identified separately for each Rating Agency) equal to:

               (1) MOODY'S: the lesser of (x) the product of (I) if each Local Business Day is a Valuation Date, 15, and, otherwise, 25, and
               (II) with respect to each Transaction and any date of determination, the estimated change in the mid-market value with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner in accordance with the relevant methodology customarily used by the Valuation Agent for such Transaction (such estimate, the "DVO1" of the Pledgor), and (y) the product of (I) the Notional


                                      M-4-4

               Amount for each Transaction for the Calculation Period which includes such Valuation Date and (II) the applicable percentage set forth in Schedule 2.

               (2) S&P: (x) if S&P Limited Qualifying Ratings have been assigned, zero, and (y) if S&P Disqualifying Ratings have been assigned, the product of (I) the Secured Party's Exposure for that Valuation Date and (II) 25%.

               (3) FITCH: the product of the aggregate Notional Amount outstanding at the beginning of the related Calculation Period under the applicable Affected Transactions and the Fitch Volatility Cushion determined using the table set forth in
               Schedule 3.

          As used herein, "INDEPENDENT AMOUNT" means the additional amount to be added to the Secured Party's Exposure pursuant to the calculation of Credit Support Amount at the time the Delivery Amount is required to be delivered or transferred hereunder and does not imply or require that a separate amount be delivered or transferred on the execution of this Agreement or on any Trade Date or at any other time.

          (B) "THRESHOLD" means for the Pledgor: zero during the Credit Support Delivery Period and at any other time an infinite number.

          (C) "CREDIT SUPPORT MINIMUM" means, with respect to each Rating Agency, the amount identified below:

               (1) MOODY'S: if Moody's Disqualifying Ratings,have been assigned, the greater of zero and the aggregate amount of the net payments (each such net payment ("NET PAYMENT") being the greater of zero and the amount of the payment due to be made by the Pledgor under
               Section 2(a) on a Payment date less the amount of any payment due to be made by the Secured Party under Section 2(a) on the same Payment Date after giving effect to any applicable netting under
               Section 2(c)) with respect to all Affected Transactions due from the Pledgor in respect of all following scheduled Payments.

               (2) S&P: Zero.

               (3) FITCH: Zero.

          (D) "MINIMUM TRANSFER AMOUNT" means with respect to the Pledgor and the Secured Party: $100,000; provided, that the Minimum Transfer Amount for such party shall be $50,000 if the aggregate principal balance of the rated Certificates is $50,000,000 or less on the applicable Valuation Date, and upon the occurrence and during the continuance of an Event of Default, Termination Event, Additional Termination Event, or Specified Condition shall be zero.

          (E) ROUNDING. The Delivery Amount will be rounded up to the nearest integral multiple of $10,000 and the Return Amount will be rounded down to the nearest integral multiple of $10,000.

(c) VALUATION AND TIMING.

     (i) "VALUATION AGENT" means, the Pledgor in all circumstances.

     (ii) "VALUATION DATE" means:.

          [X]  each Local Business Day, or


                                      M-4-5

          [ ] any Local Business Day in each calendar week, which shall be the same calendar day each week to the extent practicable, on a reasonably consistent basis.

     provided, that, upon any assignment, transfer or novation of this Agreement by Party A, either a daily or weekly Valuation Date may be elected by the transferee.

     (iii) "VALUATION TIME" means:

          [ ] the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

          [X] the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

     provided, that (x) the calculations of Value and Exposure will be made as of approximately the same time on the same date, and (y) upon any assignment, transfer or novation of this Agreement by Party A, either same day or prior day Valuation Time may be elected by the transferee.

     (iv) "NOTIFICATION TIME" means 1:00 p.m., New York time, on a Local Business Day.

(d) CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES. (i) Illegality and (ii) Additional Termination Events will be a "SPECIFIED CONDITION" for the Pledgor (as the Affected Party) (but not for purposes of Paragraph 8(d)), and
(iii) Tax Event and (iv) Tax Event Upon Merger will not be a "SPECIFIED CONDITION for the Pledgor.

(e) SUBSTITUTION.

     (i) "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

     (ii) CONSENT. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Applicable.

(f) DISPUTE RESOLUTION.

     (i) "RESOLUTION TIME" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

     (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: as set forth for other purposes in Paragraph 12.

     (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply, except to the following extent: (A) pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in Paragraph 5 if the demand is given by the Notification Time, but will be due on the second Local Business Day after the demand if the demand is given after the Notification Time; and (B) the Disputing Party need not comply with the provisions of Paragraph 5(II)(2) if the amount to be Transferred does not exceed the Disputing Party's Minimum Transfer Amount.

(g) HOLDING AND USING POSTED COLLATERAL.

     (i) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS. The Secured Party will not be entitled to hold Posted Collateral itself, but will hold Posted Collateral in an identifiable segregated account through a Custodian (which may be the Trustee and which shall at all


                                      M-4-6
     times be a financial institution as specified inthe Pooling and Servicing Agreement). If not so specified, the Custodian shall be a commercial bank or trust company which is unaffiliated with Party B organized under the laws of the United States or any state thereof, having assets of at least $10 billion and a long term debt or a deposit rating of at least Baa2 from Moody's and A from S&P. For so long as the Certificates are rated by S&P, any Custodian other than the Trustee shall have a short-term debt or deposit rating of at least A-1, or, if it has no short-term rating, a long-term debt or deposit rating of at least A+, from S&P and shall be replaced by the Trustee within sixty (60) calendar days after it ceases to have such ratings.

     Initially, the Custodian for Party B is: LaSalle Bank National Association

     (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will not apply to the Secured Party; therefore, the Secured Party will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii) except that the Secured Party may register any Posted Collateral in the name of the Custodian or its nominee under Paragraph 6(c)(ii).

(h) DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) INTEREST RATE. The "INTEREST RATE", with respect to Eligible Collateral in the form of Cash will be the actual rate of interest earned by the Counterparty or the Custodian if the Cash is invested at the direction of the Pledgor in accordance with Paragraph 13(1)(vi); otherwise the "Interest Rate" will be, for any day, the rate opposite the caption "Federal Funds (Effective)" for such day as published for such day in Federal Reserve Publication H.15(519) or any successor publication as published by the Board of Governors of the Federal Reserve System or such other rate as agreed by the parties.

     (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b), subject to the receipt and availability of such funds.

     (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply.

(i) OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

     (i) "VALUE" with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

     (ii) "TRANSFER" with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

(j) DEMANDS AND NOTICES. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

     (i) Party A: Not applicable.

     (ii) Party B: Not applicable.

(k) ADDRESSES FOR TRANSFERS.

     Party A: For Cash: To be provided

              For Eligible Collateral: To be provided

     Party B: To be provided


                                      M-4-7

(l) OTHER PROVISIONS.

     (i) TRANSFER TIMING.

          (A) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph: "Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

          (B) Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

     (ii) NO COUNTERCLAIM. A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

     (iii) HOLDING COLLATERAL. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account (the "SWAP COLLATERAL ACCOUNT") and to hold, record and identify all the Posted Collateral therein and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

     (iv) INVESTMENT OF CASH POSTED COLLATERAL. Posted Collateral in the form of Cash shall be invested in Permitted Investments as directed by the Pledgor, with gains and losses incurred in respect of such investments to be for the account of the Pledgor, subject to the following parameters: the Posted Collateral in the form of Cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) investments meeting at least two of the following ratings requirements by the respective Rating Agencies (of which one shall be S&P if the Certificates are rated by S&P)
     (x) AAAm or AAAm-G by S&P, (y) Prime -1 or Aaa by Moody's, and (z) 'AAA'/'F1' by Fitch, as directed by the Pledgor (provided, that such investment shall be held uninvested or invested at the direction of the Secured Party if an Event of Default or an Additional Termination Event has occurred with respect to which the Pledgor is the defaulting or sole Affected Party and the Secured Party has designated an Early Termination Date with respect thereto). Such instructions may be delivered as standing instructions.

     (v) RETURN OF POSTED COLLATERAL. At any time the Pledgor is required to post collateral pursuant to Part 5(i)(ii) of the Schedule, the Pledgor shall be obligated to transfer Eligible Collateral in accordance with the terms of this Annex. If the Pledgor is so required to post collateral, and thereafter ceases to be required to post collateral, under Part 5(i)(ii) of the Schedule (and provided that no Event of Default exists with respect to the Pledgor) or the Pledgor has made a transfer, assignment or novation of this Agreement and all the Transactions, then the Pledgor's obligations to transfer Eligible Collateral under this Annex will immediately cease, and the Secured Party will, upon demand by the Pledgor, return to the Pledgor, or cause its Custodian to return, all Posted Collateral held under this Annex. Without prejudice to the provisions of Paragraph 8, the Secured Party is authorized to liquidate any Posted Collateral pursuant to written instructions from the Pledgor.


                                      M-4-8

     (vi) EXPENSES. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer and maintenance of Eligible Collateral.

     (vii) LIMIT ON SECURED PARTY'S LIABILITY. The Secured Party will not be liable for any losses or damages that the Pledgor may suffer as a result of any failure by the Secured Party to perform, or any delay by it in performing, any of its obligations under this Annex if the failure or delay results from circumstances beyond the reasonable control of the Secured Party or its Custodian, such as interruption or loss of computer or communication services, labor disturbance, natural disaster or local or national emergency.

     (viii) EXTERNAL VERIFICATION OF MARK-TO-MARKET VALUATIONS. If the long-term or short-term senior unsecured debt of the Pledgor is rated BBB or F3 or below by Fitch, once every month, the Pledgor will at its own expense verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers (provided, that a Reference Market-maker may not be used more than four times within each 12 month period) for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the high quotation for a Reference Market-maker, if applicable for the next Valuation Date and cure any deficiency in collateral value within three Local Business Days. The Pledgor shall provide the quotations of such Reference Market-makers to Fitch.

                      [Signature page immediately follows]


                                      M-4-9

     IN WITNESS WHEREOF the parties have executed this Credit Support Annex on the respective dates specified below with effect from the date on the first page.

THE BANK OF NEW YORK                    LASALLE BANK NATIONAL ASSOCIATION, NOT
                                        IN ITS INDIVIDUAL CAPACITY, BUT SOLELY
                                        AS TRUSTEE FOR THE MERRILL LYNCH FIRST
                                        FRANKLIN MORTGAGE LOAN TRUST, SERIES
                                        2007-5


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
Title:                                  Title:
Date:                                   Date:


                                     M-4-10

                                   SCHEDULE 1A
                               ELIGIBLE COLLATERAL
                                     MOODY'S

Valuation Date (and Valuation Percentage column): Daily

Denomination of Credit Support Amount: USD

Moody's Valuation Percentage columns:

     * Column A sets out the percentage applicable when Moody's Limited Qualifying Ratings have been assigned.

     * Column B sets out the percentage applicable when Moody's Disqualifying Ratings have been assigned.

              ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S)

                                                   REMAINING
                                                     YEARS
                                                  TO MATURITY     VALUATION    VALUATION
                                                 -------------   PERCENTAGE   PERCENTAGE
                                                          NOT      (DAILY)     (WEEKLY)
                ELIGIBLE COLLATERAL               MORE    MORE   ----------   ----------
               (CASH OR SECURITIES)              THAN:   THAN:    A     B      A     B
               --------------------              -----   -----   ---   ----   ---   ----
A.  U.S. Dollars (USD) Cash                       n/a     n/a    100%  100%   100%  100%
B.  Euro Cash                                     n/a     n/a     98%   94%    97%   93%
C.  Sterling (GBP) Cash                           n/a     n/a     98%   95%    97%   94%
D.  Floating-rate negotiable debt obligations
    issued by the U.S. Treasury Department
    after July 18, 1984 ("TREASURIES") of all
    maturities                                    n/a     n/a    100%   99%    99%   99%
E.  Fixed-rate US Treasuries                        0       1    100%  100%   100%  100%
F.  Fixed-rate Treasuries                           1       2    100%   99%   100%   99%
G.  Fixed-rate Treasuries                           2       3    100%   98%   100%   98%
H.  Fixed-rate Treasuries                           3       5    100%   97%   100%   97%
I.  Fixed-rate Treasuries                           5       7    100%   96%   100%   95%
J.  Fixed-rate Treasuries                           7      10    100%   94%   100%   94%
K.  Fixed-rate Treasuries                          10      20    100%   90%   100%   89%
L.  Fixed-rate Treasuries                          20      30    100%   88%   100%   87%
M.  Floating-rate negotiable debt obligations
    of the Federal National Mortgage
    Association (FNMA), Federal Home Loan
    Mortgage Corporation (FHLMC), Federal Home
    Loan Banks (FHLB), Federal Farm Credit
    Banks (FFCB), Tennessee Valley Authority
    (TVA) (collectively, "AGENCY SECURITIES")
    of all maturities                             n/a     n/a    100%   99%   100%   98%
N.  Fixed-rate Agency Securities                    0       1    100%   99%   100%   99%
O.  Fixed-rate Agency Securities                    1       2    100%   99%   100%   98%
P.  Fixed-rate Agency Securities                    2       3    100%   98%   100%   97%
Q.  Fixed-rate Agency Securities                    3       5    100%   96%   100%   96%


                                    M-4-1A-1

              ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S)

R.  Fixed-rate Agency Securities                    5       7    100%   93%   100%   94%
S.  Fixed-rate Agency Securities                    7      10    100%   93%   100%   93%
T.  Fixed-rate Agency Securities                   10      20    100%   89%   100%   88%
U.  Fixed-rate Agency Securities                   20      30    100%   87%   100%   86%
V.  FHLMC Certificates. Mortgage participation
    certificates issued by FHLMC evidencing
    undivided interests or participations in
    pools of first lien conventional or FHA/VA
    residential mortgages or deeds of trust,
    guaranteed by FHLMC, issued after July 18,
    1984 and having a remaining maturity of
    not more than 1 year and
    [1-2][2-3][3-5][5-7][7-10][10-20][20-] and
    not more than 30 years                          *       *      *     *      *     *
W.  FNMA Certificates. Mortgage-backed
    pass-through certificates issued by FNMA
    evidencing undivided interests in pools of
    first lien mortgages or deeds of trust on
    residential properties, guaranteed by
    FNMA, issued after July 18, 1984 and
    having a remaining maturity of not more
    than 1 year and
    [1-2][2-3][3-5][5-7][7-10][10-20][20-]
    and not more than 30 years.                     *       *      *     *      *     *
X.  GNMA Certificates. Mortgage-backed
    pass-through certificates issued by
    private entities, evidencing undivided
    interests in pools of first lien mortgages
    or deeds of trust on single family
    residences, guaranteed by the Government
    National Mortgage Association (GNMA) with
    the full faith and credit of the United
    States, issued after July 18, 1984 and
    having a remaining maturity of not more
    than 1 year and
    [1-2][2-3][3-5][5-7][7-10][10-20][20-] and
    not more than 30 years.                         *       *      *     *      *     *
Y.  Floating rate commercial mortgage-backed
    securities rated AAA by two major rating
    agencies (including S&P if S&P is a Rating
    Agency hereunder) with a minimum par or
    face amount of $250 million (excluding
    securities issued under Rule 144A)
    ("COMMERCIAL MORTGAGE-BACKED SECURITIES")
    having a remaining maturity of not more
    than 1 year and
    [1-2][2-3][3-5][5-7][7-10][10-20][20-] and
    not more than 30 years.                         *       *      *     *      *     *
Z.  Commercial Paper with a rating of at least
    P-1 by Moody's and at least


                                    M-4-1A-2

              ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S)

    A-1+ by S&P (if S&P is a Rating Agency
    hereunder) and having a remaining
    maturity of not more than 30 days.            n/a     n/a      *     *      *     *
AA. Floating Rate Euro-denominated negotiable
    debt obligations rated Aa3 and above by
    Moody's issued or guaranteed by (a) the
    Bank of England on behalf of the Treasury
    of the United Kingdom; (b) the government
    of France; (c) the government of Germany;
    and (d) the government of Belgium ("EURO
    GOVERNMENT SECURITIES") of all maturities     n/a     n/a     98%   93%    97%   92%
BB. Fixed-Rate Euro Government Securities           0       1     98%   94%    97%   93%
CC. Fixed-Rate Euro Government Securities           1       2     98%   93%    97%   92%
DD. Fixed-Rate Euro Government Securities           2       3     98%   92%    97%   91%
EE. Fixed-Rate Euro Government Securities           3       5     98%   90%    97%   89%
FF. Fixed-Rate Euro Government Securities           5       7     98%   89%    97%   87%
GG. Fixed-Rate Euro Government Securities           7      10     98%   88%    97%   86%
HH. Fixed-Rate Euro Government Securities          10      20     98%   84%    97%   82%
II. Fixed-Rate Euro Government Securities          20      30     98%   82%    97%   80%
JJ. Floating-Rate Sterling Pound-denominated
    negotiable debt obligations rated Aa3 and
    above by Moody's issued by the Bank of
    England on behalf of the Treasury of the
    United Kingdom ("GILTS") of all maturities    n/a     n/a     98%   93%    97%   93%
KK. Fixed-Rate Gilts                                0       1     98%   94%    97%   93%
LL. Fixed-Rate Gilts                                1       2     98%   93%    97%   92%
MM. Fixed-Rate Gilts                                2       3     98%   92%    97%   91%
NN. Fixed-Rate Gilts                                3       5     98%   91%    97%   90%
OO. Fixed-Rate Gilts                                5       7     98%   90%    97%   89%
PP. Fixed-Rate Gilts                                7      10     98%   89%    97%   88%
QQ. Fixed-Rate Gilts                               10      20     98%   86%    97%   84%


                                    M-4-1A-3

              ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S)

RR. Fixed-Rate Gilts                               20      30     98%   84%    97%   82%
SS. Other Items of Credit Support approved by
    the Rating Agency to the extent any Notes
    are rated.                                      *       *      *     *      *     *

* Zero, or such other valuation percentages as supplied or published by Moody's, in respect of which Moody's has delivered a ratings confirmation.


                                    M-4-1A-4

                                   SCHEDULE 1B
                               ELIGIBLE COLLATERAL
                                       S&P

Valuation Date (and Valuation Percentage column): Daily
Denomination of Credit Support Amount: USD

S&P Valuation Percentage columns:

* Column A sets out the percentage to be used when S&P Limited Qualifying Ratings have been assigned.

* Column B sets out the percentage to be used when S&P Disqualifying Ratings have been assigned.

                ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)

                                                       REMAINING
                                                         YEARS
                                                      TO MATURITY    VALUATION      VALUATION
                                                    -------------    PERCENTAGE    PERCENTAGE
                                                             NOT      (DAILY)       (WEEKLY)
                  ELIGIBLE COLLATERAL                MORE    MORE   -----------   ------------
                 (CASH OR SECURITIES)               THAN:   THAN:     A      B      A       B
                 --------------------               -----   -----   ----   ----   -----   ----
A.  U.S. Dollars (USD) Cash                          n/a     n/a     100%  80.0%    100%    80%
B.  EUR Cash                                         n/a     n/a    95.1%  76.1%   92.6%  74.1%
C.  Sterling (GBP) Cash                              n/a     n/a    96.1%  76.9%   94.1%  75.3%
D.  Floating-rate negotiable debt obligations        n/a     n/a     n/a    n/a     n/a    n/a
    issued by the U.S. Treasury Department after
    July 18, 1984 ("FLOATING RATE TREASURIES") of
    all maturities
E.  Fixed-rate negotiable debt obligations issued      0       1    98.9%  79.1%   98.0%  78.4%
    by the U.S. Treasury Department after July
    18, 1984 ("FIXED-RATE TREASURIES")
F.  Fixed-rate Treasuries                              1       2    98.0%  78.4%   98.0%  78.4%
G.  Fixed-rate Treasuries                              2       3    98.0%  78.4%   98.0%  78.4%
H.  Fixed-rate Treasuries                              3       5    98.0%  78.4%   98.0%  78.4%
I.  Fixed-rate Treasuries                              5       7    93.7%  75.0%   92.6%  74.1%
J.  Fixed-rate Treasuries                              7      10    92.6%  74.1%   92.6%  74.1%
K.  Fixed-rate Treasuries                             10      20    91.1%  72.9%   87.9%  70.3%
L.  Fixed-rate Treasuries                             20      30    88.6%  70.9%   84.6%  67.7%
M.  Floating-rate negotiable debt obligations of     n/a     n/a       *      *       *      *
    the Federal National Mortgage Association
    (FNMA), Federal Home Loan Mortgage
    Corporation (FHLMC), Federal Home Loan Banks
    (FHLB), Federal Farm Credit Banks (FFCB),
    Tennessee Valley Authority (TVA)
    (collectively, "FLOATING-RATE AGENCY
    SECURITIES") (all maturities)


                                    M-4-1B-1

                ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)

N.  Fixed-rate negotiable debt obligations of the      0       1    98.5%  78.8%   98.0%  78.4%
    Federal National Mortgage Association (FNMA),
    Federal Home Loan Mortgage Corporation
    (FHLMC), Federal Home Loan Banks (FHLB),
    Federal Farm Credit Banks (FFCB), Tennessee
    Valley Authority issued after July 18, 1984
    (TVA) (collectively, "FIXED-RATE AGENCY
    SECURITIES")
O.  Fixed-rate Agency Securities                       1       2    98.0%  78.4%   98.0%  78.4%
P.  Fixed-rate Agency Securities                       2       3    98.0%  78.4%   98.0%  78.4%
Q.  Fixed-rate Agency Securities                       3       5    98.0%  78.4%   98.0%  78.4%
R.  Fixed-rate Agency Securities                       5       7    92.6%  74.1%   92.6%  74.1%
S.  Fixed-rate Agency Securities                       7      10    92.6%  74.1%   92.6%  74.1%
T.  Fixed-rate Agency Securities                      10      20    87.7%  70.2%   82.6%  66.1%
U.  Fixed-rate Agency Securities                      20      30    84.4%  67.5%   77.9%  62.3%
V.  FHLMC Certificates. Mortgage participation         *       *       *      *       *      *
    certificates issued by FHLMC evidencing
    undivided interests or participations in
    pools of first lien conventional or FHA/VA
    residential mortgages or deeds of trust,
    guaranteed by FHLMC, issued after July 18,
    1984 and having a remaining maturity of not
    more than 1 year and
    [1-2][2-3][3-5][5-7][7-10][10-20][20-] and
    not more than 30 years
W.  FNMA Certificates. Mortgage-backed                 *       *       *      *       *      *
    pass-through certificates issued by FNMA
    evidencing undivided interests in pools of
    first lien mortgages or deeds of trust on
    residential properties, guaranteed by FNMA,
    issued after July 18, 1984 and having a
    remaining maturity of not more than 1 year
    and [1-2][2-3][3-5][5-7][7-10][10-20][20-]
    and not more than 30 years
X.  GNMA Certificates. Mortgage-backed                 *       *       *      *       *      *
    pass-through certificates issued by private
    entities, evidencing undivided interests in
    pools of first lien mortgages or deeds of
    trust on single family residences, guaranteed
    by the Government National Mortgage
    Association (GNMA) with the full faith and
    credit of the United States, issued after
    July 18, 1984 and having a remaining maturity
    of not more than 1 year and
    [1-2][2-3][3-5][5-7][7-10][10-20][20-] and
    not more than 30 years


                                    M-4-1B-2

                ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)

Y.  Floating rate commercial mortgage-backed           *       *       *      *       *      *
    securities rated AAA by two major rating
    agencies (including S&P if S&P is a Rating
    Agency hereunder) with a minimum par or face
    amount of $250 million (excluding securities
    issued under Rule 144A) ("COMMERCIAL MORTGAGE
    - BACKED SECURITIES") having a remaining
    maturity of not more than 1 year and
    [1-2][2-3][3-5][5-7][7-10][10-20][20-] and
    not more than 30 years
Z.  Commercial Paper with a rating of at least       n/a     n/a       *      *       *      *
    P-1 by Moody's and at least A-1+ by S&P and
    having a remaining maturity of not more than
    30 days
AA. Floating Rate Euro-denominated negotiable          0       5       *      *       *      *
    debt obligations rated AAA by S&P issued or
    guaranteed by (a) the Bank of England on
    behalf of the Treasury of the United Kingdom;
    (b) the government of France; (c) the
    government of Germany; and (d) the government
    of Belgium ("EURO GOVERNMENT SECURITIES")
BB. Floating-Rate Euro Government Securities           5      10       *      *       *      *
CC. Fixed-Rate Euro Government Securities              0       1    98.8%  79.0%   95.2%  76.2%
DD. Fixed-Rate Euro Government Securities              1       2    97.9%  78.3%   95.2%  76.2%
EE. Fixed-Rate Euro Government Securities              2       3    96.9%  77.5%   95.2%  76.2%
FF. Fixed-Rate Euro Government Securities              3       5    95.2%  76.2%   95.2%  76.2%
GG. Fixed-Rate Euro Government Securities              5       7    88.7%  71.0%   87.0%  69.6%
HH. Fixed-Rate Euro Government Securities              7      10    87.0%  69.6%   87.0%  69.6%
II. Fixed-Rate Euro Government Securities             10      20    75.5%  60.4%   72.5%  58.0%
JJ. Fixed-Rate Euro Government Securities             20      30       *      *       *      *
KK. Floating-Rate Sterling Pound-denominated           0       5       *      *       *      *
    negotiable debt obligations rated AAA by S&P
    issued by the Bank of England on behalf of
    the Treasury of the United Kingdom ("GILTS")
LL. Floating-Rate Gilts                                5      10       *      *       *      *
MM. Fixed-Rate Gilts                                   0       1       *      *       *      *
NN. Fixed-Rate Gilts                                   1       2       *      *       *      *


                                    M-4-1B-3

                ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)

OO. Fixed-Rate Gilts                                   2       3       *      *       *      *
PP. Fixed-Rate Gilts                                   3       5       *      *       *      *
QQ. Fixed-Rate Gilts                                   5       7       *      *       *      *
RR. Fixed-Rate Gilts                                   7      10       *      *       *      *
SS. Fixed-Rate Gilts                                  10      20       *      *       *      *
TT. Fixed-Rate Gilts                                  20      30       *      *       *      *
UU. Other Items of Credit Support approved by the                      *      *       *      *
    Rating Agency to the extent any Certificates
    are rated

* Zero, or such other valuation percentages as supplied or published by S&P, in respect of which the S&P Rating Agency Condition has been satisfied.


                                    M-4-1B-4

                                   SCHEDULE 1C
                               ELIGIBLE COLLATERAL
                                      FITCH

Valuation Date: Weekly (Percentages for Daily to be substituted on publication or communication by Fitch.) Denomination of Credit Support Amount: USD

               ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (FITCH)

                                                            REMAINING
                                                             YEARS TO      VALUATION    VALUATION
                                                             MATURITY     PERCENTAGE   PERCENTAGE
                                                          -------------     (DAILY)     (WEEKLY)
                                                                   NOT    -----------------------
                                                           MORE    MORE       (AAA        (AAA
          ELIGIBLE COLLATERAL (CASH OR SECURITIES)        THAN:   THAN:      RATED)      RATED)
          ----------------------------------------        -----   -----   ----------   ----------
A.   U.S. Dollars (USD) Cash                               n/a     n/a       100%
B.   EUR Cash
C.   Sterling (GBP) Cash
D.   Floating-rate negotiable debt obligations issued      n/a     n/a          *
     by the U.S. Treasury Department after July 18,
     1984 ("FLOATING-RATE TREASURIES") of all
     maturities
E.   Fixed-rate negotiable debt obligations issued by        0       1       99.5%
     the U.S. Treasury Department after July 18, 1984
     ("FIXED-RATE TREASURIES")
F.   Fixed-rate Treasuries                                   1       2       97.6%
G.   Fixed-rate Treasuries                                   2       3       97.6%
H.   Fixed-rate Treasuries                                   3       5       96.3%
I.   Fixed-rate Treasuries                                   5       7       95.3%
J.   Fixed-rate Treasuries                                   7      10       93.9%
K.   Fixed-rate Treasuries                                  10      15       92.6%
L.   Fixed-rate Treasuries                                  15      30          *           *
M.   Floating-rate negotiable debt obligations of the      n/a     n/a          *           *
     Federal National Mortgage Association (FNMA),
     Federal Home Loan Mortgage Corporation (FHLMC),
     Federal Home Loan Banks (FHLB), Federal Farm
     Credit Banks (FFCB), Tennessee Valley Authority
     (TVA) (collectively, "FLOATING-RATE AGENCY
     SECURITIES") of all maturities
N.   Fixed-Rate negotiable debt obligations of the           0       1          *           *
     Federal National Mortgage Association (FNMA),
     Federal Home Loan Mortgage Corporation (FHLMC),
     Federal Home Loan Banks (FHLB), Federal Farm
     Credit Banks (FFCB), Tennessee Valley Authority
     (TVA) issued after July 18, 1984. (collectively,
     "FIXED-RATE AGENCY SECURITIES")
O.   Fixed-rate Agency Securities                            1       2          *           *
P.   Fixed-rate Agency Securities                            2       3          *           *


                                    M-4-1C-1

               ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (FITCH)

Q.   Fixed-rate Agency Securities                            3       5          *           *
R.   Fixed-rate Agency Securities                            5       7          *           *
S.   Fixed-rate Agency Securities                            7      10          *           *
T.   Fixed-rate Agency Securities                           10      15          *           *
U.   Fixed-rate Agency Securities                           20      30          *           *
V.   FHLMC Certificates. Mortgage participation                                 *           *
     certificates issued by FHLMC evidencing undivided
     interests or participations in pools of first lien
     conventional or FHA/VA residential mortgages or
     deeds of trust, guaranteed by FHLMC, issued after
     July 18, 1984 and having a remaining maturity of
     not more than 1 year and
     [1-2][2-3][3-5][5-7][7-10][10-20][20-30] years
W.   FNMA Certificates. Mortgage-backed pass-through                            *           *
     certificates issued by FNMA evidencing undivided
     interests in pools of first lien mortgages or
     deeds of trust on residential properties,
     guaranteed by FNMA, issued after July 18, 1984 and
     having a remaining maturity of not more than 1
     year and [1-2][2-3][3-5][5-7][7-10][10-20][20-30]
     years
X.   GNMA Certificates. Mortgage-backed pass-through                            *           *
     certificates issued by private entities,
     evidencing undivided interests in pools of first
     lien mortgages or deeds of trust on single family
     residences, guaranteed by the Government National
     Mortgage Association (GNMA) with the full faith
     and credit of the United States, issued after July
     18, 1984 and having a remaining maturity of not
     more than 1 year and
     [1-2][2-3][3-5][5-7][7-10][10-20][20-30] years
Y.   Floating rate commercial mortgage-backed                                   *           *
     securities rated AAA by two major rating agencies
     with a minimum par or face amount of $250 million
     (excluding securities issued under Rule 144A)
     ("COMMERCIAL MORTGAGE-BACKED SECURITIES") having a
     remaining maturity of
     [1-2][2-3][3-5][5-7][7-10][10-20][20- 30] years
Z.   Commercial Paper with a rating of at least F-1+ by                      99.5%
     Fitch and having a remaining maturity of not more
     than 1 year denominated in USD, EUR or GBP
AA.  Floating-Rate Sterling Pound-denominated                *       *          *           *
     negotiable debt obligations issued by the Bank of
     England on behalf of the Treasury of the United
     Kingdom ("GILTS") of all maturities
BB.  Fixed-Rate Gilts                                        0       1       99.3%


                                    M-4-1C-2

               ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (FITCH)

CC.  Fixed-Rate Gilts                                        1       2       97.8%
DD.  Fixed-Rate Gilts                                        2       3       97.8%
EE.  Fixed-Rate Gilts                                        3       5       96.6%
FF.  Fixed-Rate Gilts                                        5       7       95.7%
GG.  Fixed-Rate Gilts                                        7      10       94.0%
HH.  Fixed-Rate Gilts                                       10      15       92.8%
II.  Fixed-Rate Gilts                                       15      30          *           *
JJ.  Floating-Rate Euro-denominated negotiable debt        n/a     n/a          *           *
     obligations rated Aa3 and above by Moody's issued
     or guaranteed by the government of France ("OATS")
     of all maturities
KK.  Fixed-Rate Oats                                         0       1       98.8%
LL.  Fixed-Rate Oats                                         1       2
MM.  Fixed-Rate Oats                                         2       3       98.2%
NN.  Fixed-Rate Oats                                         3       5       98.2%
OO.  Fixed-Rate Oats                                         5       7       97.0%
PP.  Fixed-Rate Oats                                         7      10       96.0%
QQ.  Fixed-Rate Oats                                        10      15       94.7%
RR.  Fixed-Rate Oats                                        15      30         *            *
SS.  Floating-Rate Euro-denominated negotiable debt        n/a     n/a         *            *
     obligations rated Aa3 and above by Moody's issued
     or guaranteed by the government of Germany
     ("BUNDS") of all maturities
TT.  Fixed-Rate Bunds                                        0       1       99.3%
UU.  Fixed-Rate Bunds                                        1       2       98.1%
VV.  Fixed-Rate Bunds                                        2       3       98.1%
WW.  Fixed-Rate Bunds                                        3       5       96.9%
XX.  Fixed-Rate Bunds                                        5       7       96.2%
YY.  Fixed-Rate Bunds                                        7      10       95.1%
ZZ.  Fixed-Rate Bunds                                       10      15       94.2%
AAA. Fixed-Rate Bunds                                       15      30          *           *
BBB. Floating-Rate Euro-denominated negotiable debt        n/a     n/a
     obligations rated Aa3 and above by Moody's issued
     or guaranteed by the government of Belgium
     ("OLOS") of all maturities
CCC. Fixed-Rate Olos                                         0       1       99.3%
DDD. Fixed-Rate Olos                                         1       2       98.1%
EEE. Fixed-Rate Olos                                         2       3       98.1%
FFF. Fixed-Rate Olos                                         3       5       96.9%
GGG. Fixed-Rate Olos                                         5       7       96.2%
HHH. Fixed-Rate Olos                                         7      10       95.1%


                                    M-4-1C-3

               ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (FITCH)

III. Fixed-Rate Olos                                        10      15       94.2%
JJJ. Fixed-Rate Olos                                        15      30          *           *
KKK. Other Items of Credit Support approved by the                              *           *
     Rating Agency to the extent any Certificates are
     rated

* Zero, or such other valuation percentages as supplied or published by Fitch, in respect of which Fitch has delivered a ratings confirmation.

In addition to (and if not set forth in) the foregoing table, the following items will constitute Eligible Collateral, at the valuation percentages indicated (weekly valuation basis) or to be supplied or as published by Fitch (daily valuation basis) (assuming the notes to be denominated in the currency indicated):

               VALUATION PERCENTAGES FOR GOVERNMENT BONDS (FITCH)

                     (Assuming Weekly Posting of Collateral)

                      REMAINING
                        YEARS
                     TO MATURITY
                    -------------
                             NOT         NOTES' RATING (%)
                     MORE    MORE   ---------------------------
REGION   CURRENCY   THAN:   THAN:   'AAA'   'AA'    'A'   'BBB'
------   --------   -----   -----   -----   ----   ----   -----
Europe      EUR        0       1     99.6   99.7   99.8    99.8
Europe      EUR        1       3     98.7   99.1   99.3    99.4
Europe      EUR        3       5     98.0   98.6   98.9    99.1
Europe      EUR        5       7     97.5   98.2   98.6    98.9
Europe      EUR        7      10     96.8   97.7   98.2    98.6
Europe      EUR       10      15     95.9   97.1   97.7    98.2
U.K.        GBP        0       1     99.6   99.7   99.8    99.8
U.K.        GBP        1       3     98.5   99.1   99.3    99.4
U.K.        GBP        3       5     97.9   98.6   98.9    99.1
U.K.        GBP        5       7     97.2   98.2   98.6    98.9
U.K.        GBP        7      10     96.7   97.7   98.2    98.5
U.K.        GBP       10      15     95.7   97.0   97.6    98.1


                                    M-4-1C-4

U.S.        USD        0       1     99.5   99.6   99.7    99.8
U.S.        USD        1       3     98.2   98.7   99.0    99.2
U.S.        USD        3       5     96.6   97.9   98.4    98.7
U.S.        USD        5       7     95.3   97.3   97.9    98.3
U.S.        USD        7      10     93.9   96.4   97.2    97.7
U.S.        USD       10      15     92.7   95.5   96.5    97.1


                                    M-4-1C-5

                                   SCHEDULE 2

                     MOODY'S INDEPENDENT AMOUNT PERCENTAGES

Valuation Date (and Valuation Percentage column): Daily
Denomination of Credit Support Amount: USD

The following percentages shall be used in the calculation of the Moody's Independent Amount:

*    Column A: LIMITED QUALIFYING RATINGS INDEPENDENT AMOUNT PERCENTAGE:

     Percentage to be used when Moody's Limited Qualifying Ratings have been assigned.

     Applies to any Transaction.

* Column B: DISQUALIFYING RATINGS INDEPENDENT AMOUNT PERCENTAGE (TRANSACTION SPECIFIC HEDGES):

     Percentage to be used when Moody's Disqualifying Ratings have been assigned.

     Applies to any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or that is an interest rate swap the notional amount of which is "balance guaranteed" or, for any Calculation Period, otherwise is not a specific dollar amount that is fixed at the inception of the Transaction (a "TRANSACTION-SPECIFIC HEDGE").

* Column C: DISQUALIFYING RATINGS INDEPENDENT AMOUNT PERCENTAGE (NON-TRANSACTION SPECIFIC HEDGES):

     Percentage to be used when Moody's Disqualifying Ratings have been assigned.

     Applies to any Transaction that is not a Transaction-Specific Hedge.

 WEIGHTED AVERAGE LIFE OF   MOODY'S INDEPENDENT
   TRANSACTION IN YEARS      AMOUNT PERCENTAGES
-------------------------   -------------------
MORE THAN   NOT MORE THAN     A       B      C
    0             1         0.15%   0.65%  0.50%
    1             2         0.30%   1.30%  1.00%
    2             3         0.40%   1.90%  1.50%
    3             4         0.60%   2.50%  1.90%
    4             5         0.70%   3.10%  2.40%
    5             6         0.80%   3.60%  2.80%
    6             7         1.00%   4.20%  3.20%
    7             8         1.10%   4.70%  3.60%
    8             9         1.20%   5.20%  4.00%
    9            10         1.30%   5.70%  4.40%
   10            11         1.40%   6.10%  4.70%
   11            12         1.50%   6.50%  5.00%
   12            13         1.60%   7.00%  5.40%
   13            14         1.70%   7.40%  5.70%
   14            15         1.80%   7.80%  6.00%
   15            16         1.90%   8.20%  6.30%
   16            17         2.00%   8.60%  6.60%
   17            18         2.00%   9.00%  6.90%


                                     M-4-2-1

   18            19         2.00%   9.40%  7.20%
   19            20         2.00%   9.70%  7.50%
   20            21         2.00%  10.00%  7.80%
   21            22         2.00%  10.00%  8.00%
   22            30         2.00%  10.00%


                                     M-4-2-2

                                   SCHEDULE 3
                            FITCH VOLATILITY CUSHION

Valuation: Daily
Denomination of Credit Support Amount: USD

The Fitch Volatility Cushion will be determined using the following tables (provided that percentages assuming daily posting of collateral, based on assumptions in effect on the date hereof, are to be substituted on publication or communication by Fitch.):

             VOLATILITY CUSHIONS FOR INTEREST RATE SWAPS AND COLLARS

                   (%, Assuming Weekly Posting of Collateral)

                                                   WEIGHTED AVERAGE LIFE (YEARS)
                             BASIS   ---------------------------------------------------------
CURRENCY    NOTES' RATHING    SWAP    1     2     3     4     5     6     7     8     9     10
--------   ---------------   -----   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
USD        'AA-' or Better    0.19   0.6   1.6   2.6   3.4   4.2   4.8   5.5   5.9   6.4   7.0
USD        'A+/A'             0.10   0.3   0.8   1.3   1.7   2.1   2.4   2.8   3.0   3.3   3.6
USD        'A-/BBB+'          0.07   0.2   0.6   1.0   1.3   1.6   1.9   2.1   2.3   2.5   2.7
EUR        'AA-' or Better    0.11   0.4   1.0   1.6   2.1   2.5   2.8   3.1   3.4   3.6   3.9
EUR        'A+/A'             0.07   0.2   0.6   1.0   1.3   1.5   1.7   1.9   2.1   2.2   2.4
EUR        'A-/BBB+'          0.05   0.2   0.5   0.7   1.0   1.1   1.3   1.4   1.6   1.7   1.8
GBP        'AA-' or Better    0.12   0.4   1.1   1.6   2.0   2.4   2.7   3.0   3.2   3.5   4.0
GBP        'A+/A'             0.07   0.3   0.6   0.9   1.2   1.4   1.5   1.8   1.9   2.0   2.3
GBP        'A-/BBB+'          0.05   0.2   0.5   0.7   0.9   1.1   1.2   1.4   1.5   1.6   1.8

                   VOLATILITY CUSHIONS FOR INTEREST RATE CAPS

                   (%, Assuming Weekly Posting of Collateral)

                                           WEIGHTED AVERAGE LIFE (YEARS)
                             ---------------------------------------------------------
CURRENCY    NOTES' RATING     1     2     3     4     5     6     7     8     9     10
--------   ---------------   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
USD        'AA-' or Better   0.4   1.3   2.1   2.8   3.3   4.0   4.0   4.3   4.5   5.0
USD        'A+/A'            0.3   0.8   1.3   1.7   1.8   2.4   2.4   2.4   2.5   2.5
USD        'A-/BBB+'         0.2   0.6   0.9   1.2   1.2   1.6   1.6   1.8   1.8   1.9
EUR        'AA-' or Better   0.3   0.8   1.3   1.5   1.9   1.9   2.1   2.2   2.4   2.4


                                     M-4-3-1

EUR         A+/A             0.2   0.6   0.9   1.2   1.3   1.4   1.6   1.6   1.7   1.7
EUR        'A-/BBB+'         0.2   0.5   0.7   0.9   1.1   1.2   1.2   1.3   1.3   1.3
GBP        'AA-' or Better   0.4   1.0   1.3   1.7   1.7   1.7   2.0   2.2   2.2   2.2
GBP        'A+/A'            0.2   0.6   0.8   1.0   1.1   1.1   1.3   1.5   1.5   1.5
GBP        'A-/BBB+'         0.2   0.4   0.6   0.8   0.9   0.9   1.0   1.2   1.2   1.2

                  VOLATILITY CUSHIONS FOR CROSS-CURRENCY SWAPS

                   (%, Assuming Weekly Posting of Collateral)

                                                   WEIGHTED AVERAGE LIFE (YEARS)
                             BASIS   ---------------------------------------------------------
CURRENCY    NOTES' RATING     SWAP    1     2     3     4     5     6     7     8     9     10
--------   ---------------   -----   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
EUR/GBP    'AA-' or Better    4.6    4.7   4.8   4.9   5.1   5.3   5.4   5.6   5.7   5.8   6.0
EUR/GBP    'A+/A'             3.7    3.8   3.8   4.0   4.1   4.2   4.4   4.5   4.6   4.7   4.9
EUR/GBP    'A-/BBB+'          3.0    3.0   3.1   3.2   3.3   3.4   3.5   3.6   3.7   3.8   3.9
EUR/USD    'AA-' or Better    8.0    8.1   8.3   8.6   8.8   9.0   9.1   9.3   9.4   9.5   9.7
EUR/USD    'A+/A'             5.1    5.2   5.3   5.5   5.6   5.8   5.9   6.0   6.0   6.1   6.2
EUR/USD    'A-/BBB+'          4.3    4.4   4.5   4.7   4.8   4.9   5.0   5.1   5.1   5.2   5.3
GBP/USD    'AA-' or Better    6.4    6.4   6.5   6.6   6.7   6.8   6.9   7.1   7.2   7.3   7.5
GBP/USD    'A+/A'             4.2    4.2   4.3   4.3   4.4   4.5   4.5   4.6   4.7   4.8   4.9
GBP/USD    'A-/BBB+'          3.4    3.4   3.5   3.5   3.6   3.6   3.7   3.8   3.8   3.9   4.0


                                     M-4-3-2

                                    EXHIBIT N

                                   [RESERVED]

                                    EXHIBIT O

                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER TO REGULATION S BOOK-ENTRY CERTIFICATE
  FROM A HOLDER OF A RULE 144A BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5

RE: Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage Loan Asset-Backed Certificates

Ladies and Gentlemen:

          In connection with our disposition of the Class ___ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Rule 144A Book-Entry Certificate and to effect the transfer pursuant to Regulation S under the Securities Act of 1933, as amended ("Regulation S") of the above Certificates in exchange for an equivalent beneficial interest in a Regulation S Book-Entry Certificate, we hereby certify that such transfer has been effected in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of September 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, LaSalle Bank National Association, as Trustee, Home Loan Services, Inc., as Servicer, and in the Certificates and (ii) in accordance with Regulation S, and that:

          a. the offer of the Certificates was not made to a person in the United States;

          b. at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

          d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

          e. the transferee is not a U.S. Person (as defined by Regulation S).

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

Print Name of Transferor


By
Authorized Officer

                                    EXHIBIT P

                    FORM OF TRANSFEROR REPRESENTATION LETTER
               FOR TRANSFER PURSUANT TO RULE 144A FROM A HOLDER OF
         A REGULATION S BOOK-ENTRY CERTIFICATE OR DEFINITIVE CERTIFICATE

                                     [DATE]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603
Attention: Global Securities and Trust Services - Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5

RE: Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage Loan Asset-Backed Certificates

Ladies and Gentlemen:

          In connection with our disposition of the Class __ Certificates which are held in the form of Definitive Certificates or in the form of a beneficial interest in a Regulation S Book-Entry Certificate and to effect the transfer pursuant to Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") of the above Certificates in exchange for an equivalent beneficial interest in a Rule 144A Book-Entry Certificate or a Definitive Note, we hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement, dated as of September 1, 2007, among Merrill Lynch Mortgage Investors, Inc., as Depositor, La Salle Bank National Association, as Trustee, Home Loan Services, Inc., as Servicer, and in the Certificates and (ii) Rule 144A under the Securities Act of 1933, as amended, to a transferee that we reasonably believe is purchasing the Certificates for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

          You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal Proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

Print Name of Transferor


By:
Authorized Officer

                                    EXHIBIT Q

                             FORM OF SWAP AGREEMENT

                                                     (THE BANK OF NEW YORK LOGO)

                                                         Dated: October 10, 2007

                              RATE SWAP TRANSACTION

                           RE: BNY REFERENCE NO. 39954

Ladies and Gentlemen:

     The purpose of this letter agreement ("AGREEMENT") is to confirm the terms and conditions of the rate Swap Transaction entered into on the Trade Date specified below (the "TRANSACTION") between The Bank of New York ("PARTY A"), a trust company duly organized and existing under the laws of the State of New York, and the Supplemental Interest Trust relating to the Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5 (the "PARTY B"), as represented by LaSalle Bank National Association, not in its individual capacity, but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement, dated and effective September 1, 2007, among Merrill Lynch Mortgage Investments, Inc., as Depositor, Home Loan Services, Inc., as Servicer, and LaSalle Bank National Association, as Trustee (the "POOLING AND SERVICING AGREEMENT"). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "CONFIRMATION" as referred to in the "ISDA FORM MASTER AGREEMENT" (as defined below), as well as a "Schedule" as referred to in the ISDA Form Master Agreement.

     1. FORM OF AGREEMENT. This Agreement is subject to the 2000 ISDA Definitions (the "DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"). Any reference to a "Swap Transaction" in the Definitions is deemed to be a reference to a "Transaction" for purposes of this Agreement, and any reference to a "Transaction" in this Agreement is deemed to be a reference to a "Swap Transaction" for purposes of the Definitions. You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency--Cross Border) form (the "ISDA FORM MASTER AGREEMENT"). An ISDA Form Master Agreement, as modified by the Schedule terms in Paragraph 4 of this Confirmation (the "MASTER AGREEMENT"), shall be deemed to have been executed by you and us on the date we entered into the Transaction. For the avoidance of doubt, the Transaction described herein shall be the sole Transaction governed by such ISDA Form Master Agreement. Except as otherwise specified, references herein to Sections shall be to Sections of the Master Agreement, and references to Paragraphs shall be to paragraphs of this Agreement. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the Master Agreement, this Agreement shall prevail for purposes of the Transaction. Capitalized terms not otherwise defined herein or in the Definitions or the Master Agreement shall have the meaning defined for such term in the Pooling and Servicing Agreement.

     2. CERTAIN TERMS. The terms of the particular Transaction to which this Confirmation relates are as follows:

   Type of Transaction:         Rate Swap

   Notional Amount:             With respect to any Calculation Period the
                                amount set forth for such period on Schedule I
                                attached hereto.

   Trade Date:                  October 5, 2007

   Effective Date:              September 25, 2008

   Termination Date:            September 25, 2012, subject to adjustment in
                                accordance with the Following Business Day
                                Convention; provided, however, that for the
                                purpose of determining the final Fixed Rate
                                Payer Period End Date, Termination Date shall be
                                subject to No Adjustment.

FIXED AMOUNTS

   Fixed Rate Payer:            Party B

   Fixed Rate:                  4.700%

   Fixed Rate Day Count
   Fraction:                    30/360

   Fixed Rate Payer
   Period End Dates:            The 25th day of each month, beginning on October
                                25, 2008 and ending on the Termination Date,
                                with No Adjustment.

   Fixed Rate Payer
   Payment Dates:               Early Payment shall be applicable. The Fixed
                                Rate Payer Payment Date shall be one (1)
                                Business Day preceding each Fixed Rate Payer
                                Period End Date.

FLOATING AMOUNTS

   Floating Rate Payer:         Party A

   Floating Rate for initial
   Calculation Period:          To be determined

   Floating Rate Day Count
   Fraction:                    Actual/360

   Floating Rate Option:        USD-LIBOR-BBA

   Designated Maturity:         One month

   Spread:                      Inapplicable

   Floating Rate Payer
   Period End Dates:            The 25th day of each month, beginning on October
                                25, 2008 and ending on the Termination Date,
                                subject to adjustment in accordance with the
                                Following Business Day Convention.

   Floating Rate Payer
   Payment Dates:               Early Payment shall be applicable. The Floating
                                Rate Payer Payment Date shall be one (1)
                                Business Day preceding each Floating Rate Payer
                                Period End Date.

   Reset Dates:                 The first day of each Calculation Period

   Compounding:                 Inapplicable

   Business Days for Payments
   By both parties:             New York and Illinois

   Calculation Agent:           BNY

   Additional Payment:          Party B has directed Merrill Lynch Mortgage
                                Lending, Inc. to make a payment of USD [_] to
                                Party A on October 10, 2007.

     3. ADDITIONAL PROVISIONS:

     1) RELIANCE. Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein.

     4. PROVISIONS DEEMED INCORPORATED IN A SCHEDULE TO THE MASTER AGREEMENT:

RATING AGENCY AND RELATED DEFINITIONS. When more than one Rating Agency rates the Certificates, such terms refer to each Rating Agency and its criteria separately rather than collectively.

"RATING AGENCY" .means, so long as it rates the Certificates, each of:

     (1) "MOODY'S": Moody's Investors Service Inc.

     (2) "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     (3) "FITCH": Fitch, Inc., Fitch Ratings, Ltd., Derivative Fitch, Inc., or Derivative Fitch Ltd., or any subsidiary, or successor thereof.

The use of the name of a Rating Agency or its use prior to such terms in a provision indicates that such provision (or the applicable portion thereof) applies only with respect to the requirements of such Rating Agency, and excludes reference to the other Rating Agencies.

"RATING AGENCY CONDITION", "QUALIFYING RATINGS", "LIMITED QUALIFYING RATINGS", and "DISQUALIFYING RATINGS" have the meanings assigned in Part 5(i)(i).

DEFINITIONS INCORPORATED BY REFERENCE. Capitalized terms used in this Agreement that are not defined herein and are defined in the Pooling and Servicing Agreement, have the meanings assigned therein. In the event of any inconsistency between the terms of this Agreement and the terms of the Pooling and Servicing Agreement, this Agreement will govern.

Part 1. TERMINATION PROVISIONS.

(a)  "SPECIFIED ENTITY" in relation to Party A or Party B shall mean: none.

(b)  "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

(c) APPLICABILITY. The following provisions apply or do not apply to the parties as specified below:

     (i)  Section 5(a)(i) (FAILURE TO PAY OR DELIVER):

          (A)  will apply to Party A; and

          (B)  will apply to Party B.

     (ii) Section 5(a)(ii) (BREACH OF AGREEMENT):

          (A)  will apply to Party A; and

          (B)  will not apply to Party B.

     (iii) Section 5(a)(iii) (CREDIT SUPPORT DEFAULT):

          (A)  will apply to Party A; and

          (B)  will not apply to Party B;

          provided, that, with respect to Moody's Limited Qualifying Ratings and Moody's Disqualifying Ratings, (x) this will apply only to Moody's Disqualifying Ratings that have continued for at least 30 Local Business Days, and (y) at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction.

     (iv) Section 5(a)(iv) (MISREPRESENTATION):

          (A)  will apply to Party A; and

          (B)  will not apply to Party B.

     (v)  Section 5(a)(v) (DEFAULT UNDER SPECIFIED TRANSACTION):

          (A)  will not apply to Party A; and

          (B)  will not apply to Party B.

     (vi) Section 5(a)(vi) (CROSS DEFAULT):

          (A)  will apply to Party A; and

          (B)  will not apply to Party B.

          For the purposes of Section 5(a)(vi):

          "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section 14, except that it shall not include indebtedness in respect of deposits received.

          "THRESHOLD AMOUNT" means, 3% of consolidated shareholders equity of Party A (or any guarantor under a Qualified Guaranty) and its subsidiaries determined in accordance with generally accepted accounting principles in the jurisdiction of its organization consistently applied as of the last day of the fiscal year ended immediately prior to the occurrence or existence of an event for which a Threshold Amount is applicable under Section 5(a)(vi).

     (vii) Section 5(a)(vii) (BANKRUPTCY):

          (A)  will apply to Party A; and

          (B) will not apply to Party B with respect to subclauses (2), (4) (but only if the proceeding or petition is instituted or presented by Party A or its affiliates), (7), (8) (but subclause (8) will not apply to Party B only to the extent that subclauses (2), (4) and (7) do not apply to Party B) and (9) of Section 5(a)(vii), and the remaining provisions of Section 5(a)(vii) will apply to Party B; and in subclause (6) the words "trustee" and "custodian" will not include the Supplemental Interest Trust Trustee and the words "seeks or" will be deleted.

     (viii) Section 5(a)(viii) (MERGER WITHOUT ASSUMPTION):

          (A)  will apply to Party A; and

          (B)  will apply to Party B.

     (ix) Section 5(b)(i) (ILLEGALITY):

          (A)  will apply to Party A; and

          (B)  will apply to Party B.

     (x)  Section 5(b)(ii) (TAX EVENT):

          (A)  will apply to Party A; and

          (B)  will apply to Party B;

          provided that the words "(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)" shall be deleted.

     (xi) Section 5(b)(iii) (TAX EVENT UPON MERGER):

          (A)  will apply to Party A; and

          (B)  will apply to Party B,

          provided, that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

     (xii) Section 5(b)(iv) (CREDIT EVENT UPON MERGER):

          (A)  will not apply to Party A; and

          (B)  will not apply to Party B.

     (xiii) Section 5(b)(v) (ADDITIONAL TERMINATION EVENT):

          (A)  will apply to Party A with respect to Part 1(g)(iv) and (v); and

          (B) will apply to Party B with respect to Parts 1(g)(i), (ii), and
          (iii).

(d)  The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a):

          (A)  will not apply to Party A; and

          (B)  will not apply to Party B.

(e) PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e), the Second Method and Market Quotation will apply. For such purpose, if Party A is the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger or the Defaulting Party in respect of any Event of Default (but not, in any case, in respect of a Termination Event arising from an Illegality or Tax Event), the following provisions shall apply:

     (i) The definitions of "Market Quotation" and "Settlement Amount" are amended in their entirety to read as follows:

          "MARKET QUOTATION" means, with respect to one or more Terminated Transactions, an offer capable when made of becoming legally binding upon acceptance made by a Qualified Transferee for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Qualified Transferee to enter into a transaction with commercial terms substantially the same as and that are, in all material respects, no less beneficial for Party B than, those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) (which shall be determined by Party B, acting in a commercially reasonable manner), that would have the effect of preserving the economic equivalent for Party B of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date (such transaction, a "REPLACEMENT TRANSACTION"). For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

          "SETTLEMENT AMOUNT" means, with respect to any Early Termination Date:

          (1) if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding:

               the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

          (2) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B:

               the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations

                    (for the avoidance of doubt, (x) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (y) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

          (3) if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B:

               Party B's Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions."

     (ii) At any time on or before the Early Termination Date at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations. (For the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value.)

     (iii) if Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

     (iv) If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

          "SECOND METHOD AND MARKET QUOTATION. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, Provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under
          (1)."

(f) "TERMINATION CURRENCY" means United States Dollars.

(g) "ADDITIONAL TERMINATION EVENT" will apply. The following shall constitute Additional Termination Events, and the party specified shall be the Affected Party with respect thereto:--

     (i) TERMINATION OF TRUST FUND. The Trust, Supplemental Interest Trust or Trust Fund shall be terminated pursuant to any provision of the Pooling and Servicing Agreement (including, without limitation, by exercise of the option to purchase and giving of notice under Sections 9.01 and 10.01 of the Pooling and Servicing Agreement). The Early Termination Date with respect to such Additional Termination Event shall be the Distribution Date upon which the Trust and the Supplemental Interest Trust or Trust Fund is terminated and final payment is made in respect of the Certificates. Party B shall be the sole Affected Party. However, each of Party A and Party B may designate an Early Termination Date in respect of this Additional Termination Event.

     (ii) INABILITY TO PAY CERTIFICATES. The Trust is unable to pay or fails or admits in writing its inability to pay (i) on any Distribution Date, any Current Interest with respect to the Class A Certificates or (ii) by the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date, the ultimate payment of principal with respect to the Class A Certificates, in either case to the extent required pursuant to the terms of the Pooling and Servicing Agreement to be paid to the Class A Certificates. Party B shall be the sole Affected Party.

     (iii) AMENDMENT OF POOLING AND SERVICING AGREEMENT. The amendment of the Pooling and Servicing Agreement in a manner which could have a material adverse effect on Party A without first obtaining the prior written consent of Party A (such consent not to be unreasonably withheld), where such consent is required under the Pooling and Servicing Agreement. Party B shall be the sole Affected Party.

     (iv) RATINGS DOWNGRADE. Party A or any guarantor under a Qualified Guaranty
     (1) has Limited Qualifying Ratings or Disqualifying Ratings, and Party A fails to take the actions provided in Part 5(i)(ii)(Posting of Collateral), within the time periods set out therein, or (2) has Disqualifying Ratings and Party A fails to take the actions provided in Part 5(i)(iii)(Replacement or Guaranty), within the time periods set out therein;

     provided, that, with respect to Moody's Disqualifying Ratings, (1) such failure to comply with Part 5(i)(ii) will be treated as an Event of Default subject to the provisions of Part 1(c)(iii), and not as an Additional Termination Event, and (2) an Additional Termination Event with respect to Moody's will not be constituted with respect to Part 5(i)(iii) unless and until at least one Qualified Transferee has made an offer which remains capable of becoming legally binding upon acceptance to enter into a Permitted Transfer or other Replacement Transaction.

     Party A shall be the sole Affected Party.

     (v) REGULATION AB. Party A shall fail to comply with the provisions of
     Part 5 (j) within the time provided for therein. Party A shall be the sole Affected Party.

Party B shall not effectively designate an Early Termination Date unless and until it has given prior written notice thereof to each Rating Agency.

Part 2. TAX REPRESENTATIONS AND CERTAIN TAX-RELATED PROVISIONS.

     (a) PAYER REPRESENTATIONS. For the purpose of Section 3(e), Party A and Party B make the following representations:

     It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e)) to be made by it to the other party under this Agreement. In making this representation, it may rely on:

     (i) the accuracy of any representations made by the other party pursuant to
     Section 3(f);

     (ii) the satisfaction of the agreement contained in Section 4 (a)(i) or 4(a)(iii) and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4 (a)(i) or 4(a)(iii); and

     (iii) the satisfaction of the agreement of the other party contained in
     Section 4(d),

provided, that, it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

     (b) PAYEE REPRESENTATIONS. For the purpose of Section 3(f), Party A and Party B make the following representations.

     (i)  The following representation will apply to Party A:

          (x) It is a "U.S. person" (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations ("TREAS. REG.")) for United States federal income tax purposes, (y) it is a trust company duly organized and existing under the laws of the State of New York, and (z) its U.S. taxpayer identification number is 135160382.

     (ii) The following representation will apply to Party B:

          None.

(c) ADDITIONAL AMOUNTS NOT PAYABLE BY PARTY B. Party B shall not be required to pay any additional amounts pursuant to Section 2(d)(i)(4).

(d) INDEMNIFIABLE TAX. The definition of "Indemnifiable Tax" in Section 14 is amended in its entirety to read as follows:

     "INDEMNIFIABLE TAX" means in relation to payments by Party A any Tax and in relation to payments by Party B no Tax.

Part 3. AGREEMENT TO DELIVER DOCUMENTS. For the purpose of Section 4(a):

(a)  Tax forms, documents or certificates to be delivered are:

PARTY REQUIRED TO DELIVER
         DOCUMENT                   FORM/DOCUMENT/ CERTIFICATE                DATE BY WHICH TO BE DELIVERED
-------------------------   -------------------------------------------
Party A and Party B         A correct, complete and executed Internal     (i) Prior to the first scheduled
                            Revenue Service Form W-9, with respect to     Distribution Date; (ii) in the case of
                            Party A, and W-9, W-8BEN, W-8ECI, or          a U.S. Internal Revenue Service Form
                            W-8IMY, with appropriate attachments, as      W-8ECI, W-8IMY, and W-8BEN that does
                            applicable, with respect to Party B, or any   not include a U.S. taxpayer
                            other or successor form, in each case that    identification number in line 6,
                            establishes an exemption from deduction or    before December 31 of each third
                            withholding obligations, and any other        succeeding calendar year, (iii)
                            document reasonably requested to allow the    promptly upon reasonable demand by the
                            other party to make payments under this       other party; and (iv) promptly upon
                            Agreement without any deduction or            learning that any form previously
                            withholding for or on the account of any      provided by to the other party has
                            tax.                                          become obsolete or incorrect.

(b)  Other documents to be delivered are:

PARTY REQUIRED TO                                           DATE BY WHICH TO BE            COVERED BY SECTION
DELIVER DOCUMENT         FORM/DOCUMENT/CERTIFICATE               DELIVERED                3(D) REPRESENTATION
-----------------   ------------------------------------   ----------------------------  --------------------
Party A             A certificate of an authorized         Upon the execution and        Yes
                    officer of the party, as to the        delivery of this Agreement
                    incumbency and authority of the
                    respective officers of the party
                    signing this Agreement, any relevant
                    Credit Support Document, or any
                    Confirmation, as the case may be.

Party B             (i) a copy of the executed Pooling     With respect to (i) upon      Yes
                    and Servicing Agreement, (ii) an       the execution and delivery
                    incumbency certificate verifying the   of the Pooling and
                    true signatures and authority of the   Servicing Agreement, and
                    person or persons signing this         with respect to (ii) and
                    Agreement on behalf of Party B , and   (iii) upon the execution
                    (iii) a certified copy of the          and delivery of this
                    authorizing resolution (or             Agreement
                    equivalent authorizing
                    documentation) of Trustee which sets
                    forth the authority of each
                    signatory to the Confirmation
                    signing on its behalf and the
                    authority of such party to enter
                    into Transactions contemplated and
                    performance of its obligations
                    hereunder.

Party A and         A legal opinion as to enforceability   Upon the execution and        No
Party B             of this Agreement and any              delivery of this Agreement
                    Confirmation evidencing a              and such Confirmation
                    Transaction hereunder.

Part 4. MISCELLANEOUS.

(a)  ADDRESSES FOR NOTICES. For the purpose of Section 12(a):

     ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY A:

        The Bank of New York
        Swaps and Derivative Products Group
        Global Market Division
        32 Old Slip 15th Floor
        New York, New York 10286
        Attention: Steve Lawler

     with a copy to:

        The Bank of New York
        Swaps and Derivative Products Group
        32 Old Slip 16th Floor
        New York, New York 10286
        Attention: Andrew Schwartz
        Tele: 212-804-5103
        Fax: 212-804-5818/5837
        (For all purposes)

     A copy of any notice or other communication with respect to Sections 5 or 6 should also be sent to the addresses set out below:

        The Bank of New York
        Legal Department
        One Wall Street - 10th Floor
        New York, New York 10286
        Attention: General Counsel

     ADDRESS FOR NOTICES OR COMMUNICATIONS TO PARTY B:

        Global Securities and Trust Services
        135 S. LaSalle Street, Suite 1511
        Chicago, Illinois 60603
        Attn: Ken Lo
        Tel: 312-992-0668
        Fax: 312-904-1368

     With a copy to:

        Merrill Lynch Mortgage Investors, Inc.
        250 Vesey St.
        4 World Financial Center, 10th floor
        New York, NY 10080
        Attention: Alan Chan
        Telephone: 212-449-1441
        Facsimile: 212-738-1110
        (For all purposes.)

(b)  PROCESS AGENT. For the purpose of Section 13(c):

     Party A appoints as its Process Agent:-- not applicable.

     Party B appoints as its Process Agent:-- not applicable.

(c)  OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)  MULTIBRANCH PARTY. For the purpose of Section 10(c):

     Party A is a Multibranch Party and will enter into each Transaction only through the following Office:- New York (for all Transactions).

     Party B is not a Multibranch Party.

(e)  CALCULATION AGENT. The Calculation Agent is Party A.

(f)  "CREDIT SUPPORT DOCUMENT" Credit Support Document means in relation to:--

     Party A: The Credit Support Annex hereto and any Qualified Guaranty.

     Party B: Not applicable.

(g)  "CREDIT SUPPORT PROVIDER" means in relation to:

     Party A: The guarantor under any Qualified Guaranty.

     Party B: Not Applicable.

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) NETTING OF PAYMENTS; MODIFICATION OF SECTION 2(A)(III)(1). Subparagraph (ii) of Section 2(c) will apply. Section 2(a)(iii)(1) is amended by deleting "or Potential Event of Default".

(j) "AFFILIATE" will have the meaning specified in Section 14, provided, that, Party B shall not be deemed to have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii) hereof.

(k) ADDITIONAL REPRESENTATIONS. Section 3 is hereby amended by adding after
Section 3(f) the following subsections:

     "(g) RELATIONSHIP BETWEEN PARTIES.


          (1)NONRELIANCE. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

          (2)EVALUATION AND UNDERSTANDING.

               (i) It is acting for its own account and has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction; it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into such transaction; it being understood that information and explanations related to the terms and conditions of such transaction shall not be considered investment advice or a recommendation to enter into such transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction; and

               (ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume (and does, in fact assume) those risks, financially and otherwise.

          (3) PRINCIPAL. The other party is not acting as a fiduciary or an advisor for it in respect of this Transaction.

     (h) EXCLUSION FROM COMMODITY EXCHANGE ACT. (1) It is an "eligible contract participant" within the meaning of Section 1a(12) of the Commodity Exchange Act, as amended; (2) this Agreement and each Transaction is subject to individual negotiation by such party; and (3) neither this Agreement nor any Transaction will be executed or traded on a "trading facility" within the meaning of Section 1a(33) of the Commodity Exchange Act, as amended.

     (i) SWAP AGREEMENT. Each Transaction is a "swap agreement" as defined in 12 U.S.C. Section 1821(e)(8)(D)(vi) and a "covered swap agreement" as defined in the Commodity Exchange Act (7 U.S.C. Section 27(d)(1))."

(l) RECORDING OF CONVERSATIONS. Each party (i) consents to the recording of telephone conversations between the trading, marketing and other relevant personnel of the parties in connection with this Agreement or any potential Transaction, (ii) agrees to obtain any necessary consent of, and give any necessary notice of such recording to, its relevant personnel and (iii) agrees, to the extent permitted by applicable law, that recordings may be submitted in evidence in any Proceedings.

Part 5. OTHER PROVISIONS.

(a) WAIVER OF JURY TRIAL. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(b) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties. The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(c) SET-OFF. All payments under this Agreement shall be made without set-off or counterclaim, except as provided in Section 2(c), Section 6 or the provisions hereof relating to Market Quotation and Loss, or Paragraph 8 of the Credit Support Annex. Section 6(e) is amended by deleting the following sentence: "The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off." For the avoidance of doubt, if more than one Transaction is entered into under this Agreement, nothing herein is intended to prevent the determination of a Settlement Amount with respect to all such Transactions pursuant to Section 6 (as modified hereby).

(d) FAILURE TO PAY OR DELIVER. Section 5(a)(i) is hereby amended by replacing the word "third" by the word "second" in the third line thereof.

(e) NON-RECOURSE. Notwithstanding any provision herein or in this Agreement to the contrary, the obligations of the Supplemental Interest Trust hereunder are limited recourse obligations of the Supplemental Interest Trust, payable solely from the amounts on deposit in the Swap Account. In the event that the Swap Account and proceeds thereof should be insufficient to satisfy all claims outstanding and following the realization of the Swap Account and the distribution of the proceeds thereof in accordance with the Pooling and Servicing Agreement, any claims against or obligations of the Supplemental Interest Trust under this Agreement or any confirmation hereunder still outstanding shall be extinguished and thereafter not revive. This provision shall survive the termination of this Agreement.

(f) LIMITATION ON INSTITUTION OF BANKRUPTCY PROCEEDINGS. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B, the Depositor or the Trust, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, under any of the laws of the United States or any other jurisdiction, for a period of one year and one day (or, if longer, the applicable preference period) following indefeasible payment in full of the Certificates. This provision shall survive the termination of this Agreement.

(g) TRANSFER, ASSIGNMENT. Notwithstanding the provisions of Sections 6(b)(ii) and 7, no novation, assignment or transfer of any Transaction shall be permitted by either party, unless the Rating Agency Condition with respect to each Rating Agency is satisfied with respect thereto, except that Party A may, if each Rating Agency and the non-assigning party has received prior written notice thereof (1) transfer all or any part of its interest in any amount payable to it if Party B is a Defaulting Party under Section 6(e) or (2) effect a Permitted Transfer of this Agreement to any other entity at any time (A) Party A or any guarantor under a Qualified Guaranty has Limited Qualifying Ratings or Disqualifying Ratings, (B) pursuant to Section 6(b)(ii), (C) pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity, (D) to another of its offices or branches; or (E) to an Affiliate. The consent of Party B shall not be required for a novation, assignment or transfer by Party A in accordance with clauses (1) and (2) of the preceding sentence and Party B shall take all steps reasonably requested by Party A (at the expense of Party A) to effect a Permitted Transfer. A "PERMITTED TRANSFER" means a novation or assignment to or entry into another form of Replacement Transaction pursuant to which a Qualified Transferee acquires and assumes or enters into a Replacement Transaction by a written instrument in respect of all the Transactions and the rights, liabilities, duties and obligations of Party A hereunder and with respect to which (1) there is no adverse effect on netting or set-off rights, (2) neither Party A nor the transferee will be required to withhold or deduct on account of any Tax from any payments under this Agreement in excess of what would have been required to be withheld or deducted in the absence of such transfer, (3) an Event of Default or Termination Event would not occur as a result, and (4) (x) with respect to any Rating Agency, the terms of the Transactions are not modified other than parties, effective date of said transfer, and tax payee representations of Party A (and in such case, it shall not be a condition of such Replacement Transaction that it preserve for Party B the economic equivalent of all payment and delivery obligations hereunder and be in all material respects no less beneficial for Party B than those of the Transactions), or (y) with respect to Moody's, the terms of the Transactions are modified to a greater extent than provided in (x) but the definition of Replacement Transaction is otherwise complied with.

(h) AMENDMENT. Notwithstanding the provisions of Section 9(b), each amendment, modification or waiver in respect of this Agreement shall be subject to the Rating Agency Condition with respect to each Rating Agency.

(i) RATINGS DOWNGRADE.

     (i)DEFINITIONS. For purposes of each Transaction:

          (A) "RATING AGENCY CONDITION" means, with respect to any action taken or to be taken hereunder, a condition that is satisfied when the relevant Rating Agency has confirmed in writing to the Supplemental Interest Trust Trustee that such action will not result in withdrawal, reduction or other adverse action with respect to any then-current rating by the Rating Agency of the Certificates.

          (B) RATINGS: The ratings assigned or withdrawn by a Rating Agency with respect to the unsecured and unguaranteed debt of Party A or any guarantor under a Qualified Guaranty, in the cases when such debt has both short-term and long-term debt ratings and when such debt has only long-term ratings, will be "QUALIFYING RATINGS", "LIMITED QUALIFYING RATINGS" and "DISQUALIFYING RATINGS", as identified below:

                                                                             RATINGS OF PARTY A OR
                                                                     GUARANTOR UNDER A QUALIFIED GUARANTY:
                                                                 ---------------------------------------------
                                                                   HAS LONG-TERM AND      HAS ONLY LONG-TERM
                         RATING AGENCY:                           SHORT-TERM RATINGS          RATINGS
                         --------------                          --------------------   ----------------------
                                                                             "QUALIFYING RATINGS":
MOODY'S:                                                         P-1 and A2 or above    A1 or above
S&P:                                                             A-1 or above           A+ or above
FITCH:                                                           F1 and A or above      A or above

                                                                         "LIMITED QUALIFYING RATINGS":
MOODY'S:                                                         P-2 or A3              A2 or A3
S&P:  If Party A or guarantor under a Qualified Guaranty is a    A-2                    A, A- or BBB+
Financial Institution:
FITCH:                                                           F2 or A-               A-

                                                                           "DISQUALIFYING RATINGS":*
MOODY'S:                                                         P-3 or Baa1 or below   Baa1 or below
S&P:
If Party A or guarantor under a Qualified Guaranty is a          A-3 or below           BBB or below
Financial Institution:(Financial Institution)
If neither Party A nor guarantor under a Qualified Guaranty is   A-2 or below           A or below
a Financial Institution:(Other)
FITCH:                                                           F3 or BBB or below     BBB or below

     * The withdrawal by Moody's of the short-term rating, or, if there is no short-term rating, the long-term rating, and the withdrawal by any other Rating Agency of all ratings will be treated as a Disqualifying Rating unless the Rating Agency Condition is satisfied with respect thereto.

     (C) "FINANCIAL INSTITUTION" means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

     (D) "QUALIFIED TRANSFEREE" means a transferee of a novation or assignment or a party (other than Party B) that enters into another form of Replacement Transaction that is a Reference Market-maker ("dealer" in the definition thereof meaning a "dealer in notional principal contracts" as defined in Treas. Reg. Section 1.1001-4) that has Qualifying Ratings or Limited Qualifying Ratings assigned by each Rating Agency, or whose present and future obligations owing to Party B are guaranteed pursuant to a Qualified Guaranty.

     (E) "QUALIFIED GUARANTY" means an unconditional and irrevocable guaranty of payment (and not of collection) and the performance of the other obligations of Party A (or a Qualified Transferee, as applicable) hereunder by a third party that has Qualifying Ratings or Limited Qualifying Ratings assigned by each Rating Agency ("QUALIFIED GUARANTOR") in a form that satisfies the S&P Rating Condition and that provides, inter alia, that payment thereunder shall be made as provided and on the conditions set forth in Section 2(d) as modified hereunder (substituting references to Party A as "X" with the guarantor as "X" and "this Agreement" with such guaranty, respectively) (or, in lieu of such provisions relating to tax, a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guaranty will be subject to withholding for
     Tax).

(ii) POSTING OF COLLATERAL. If Party A or any guarantor under a Qualified Guaranty is assigned Limited Qualifying Ratings or Disqualifying Ratings by a Rating Agency, then, within, with respect to:

          (1) MOODY'S: thirty (30) Local Business Days
          (2) S&P: ten (10) Local Business Days
          (3) FITCH: thirty (30) calendar days

thereafter (or if such ratings exist from the time Party A becomes a party hereto or the guarantor under a Qualified Guaranty becomes such guarantor, from such time), and for so long as such Limited Qualifying Ratings or Disqualifying Ratings continue, Party A shall, at its own expense, post collateral in accordance with the Credit Support Annex.

(iii) REPLACEMENT OR GUARANTY. If Party A or any guarantor under a Qualified Guaranty is assigned Disqualifying Ratings by a Rating Agency, then, within, with respect to:

          (1) MOODY'S: thirty (30) Local Business Days
          (2) S&P: sixty (60) calendar days
          (3) FITCH: thirty (30) calendar days

thereafter, Party A shall, at its own expense, (x) novate, assign or transfer the Transactions to or replace the Transactions with Replacement Transactions with a Qualified Transferee, or (y) obtain a Qualified Guaranty.

(j)REGULATION AB.

     (a) If the Depositor under the Pooling and Servicing Agreement still has a reporting obligation with respect to this Transaction pursuant to Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended ("REGULATION AB") and BNY has not, within 30 days after receipt of a Swap Disclosure Request complied with the provisions set forth below in this Part 5(j) (provided that if the significance percentage reaches 10% after a Swap Disclosure Request has been made to BNY, BNY must comply with the provisions set forth below in this Part 5(j) within 10 calendar days of BNY being informed of the significance percentage reaching 10%), then an Additional Termination Event shall have occurred with respect to BNY and BNY shall be the sole Affected Party with respect to such Additional Termination Event.

     (b) BNY acknowledges that for so long as there are reporting obligations with respect to this Transaction under Regulation AB, the Depositor is required under Regulation AB to disclose certain information set forth in Regulation AB regarding BNY or its group of affiliated entities, if applicable, depending on the aggregate "significance percentage" of this Agreement and any other derivative contracts between BNY or its group of affiliated entities, if applicable, and the Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

     (c) If the Depositor determines, reasonably and in good faith, that the significance percentage of this Agreement has increased to eight (8) percent, then the Depositor may request on a Business Day after the date of such determination from BNY the same information set forth in Item 1115(b) of Regulation AB that would have been required if the significance percentage had in fact increased to ten (10) percent (such request, a "SWAP DISCLOSURE REQUEST" and such requested information, subject to the last sentence of this paragraph, is the "SWAP FINANCIAL DISCLOSURE"). The Counterparty or the Depositor shall provide BNY with the calculations and any other information reasonably requested by BNY with respect to the Depositor's determination that led to the Swap Disclosure Request. The parties hereto further agree that the Swap Financial Disclosure provided to meet the Swap Disclosure Request may be, solely at BNY's option, either the information set forth in Item 1115(b)(1) or Item 1115(b)(2) of Regulation AB.

     (d) Upon the occurrence of a Swap Disclosure Request, BNY, at its own expense, shall (x) provide the Depositor with the Swap Financial Disclosure in an Edgar-compatible format, or (y) subject to Rating Agency Condition, secure another entity to replace BNY as party to this Agreement on terms substantially similar to this Agreement which entity is able to provide the Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Securities Exchange Act.

     (e) BNY's obligation to comply with this Paragraph 4(9) shall be suspended as of January 1, 2008 unless, at any time, BNY receives notification from the Depositor or the Counterparty that the Trust Fund's obligation to file periodic reports under the Exchange Act shall continue; provided, however, that such obligations shall not be suspended in respect of any Exchange Act Report or amendment to an Exchange Act Report in such fiscal year which relates to any fiscal year in which the Trust Fund was subject to the reporting requirements of the Exchange Act. This obligation shall continue to be suspended unless the Depositor or the Counterparty notifies BNY that the Trust Fund's obligations to file reports under the Exchange Act has resumed.

(k) SUPPLEMENTAL INTEREST TRUST TRUSTEE 'S CAPACITY. It is expressly understood and agreed by the parties hereto that, insofar as this Agreement and any confirmation evidencing a Transaction hereunder is executed by LaSalle Bank National Association, (i) this Agreement and such confirmation are executed and delivered by LaSalle Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust Trustee of the Supplemental Interest Trust pursuant to the Pooling and Servicing Agreement in the exercise of the powers and authority conferred upon and vested in it thereunder, and pursuant to instruction set forth therein, (ii) each of the representations, undertakings and agreements herein or therein made on behalf of the Supplemental Interest Trust is made and intended not as a personal representation, undertaking or agreement of LaSalle Bank National Association but is made and intended for the purpose of binding only the Supplemental Interest Trust, and (iii) under no circumstances will LaSalle Bank National Association, in its individual capacity, be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement or any such confirmation

(l) SUPPLEMENTAL INTEREST TRUST TRUSTEE'S REPRESENTATION. LaSalle Bank National Association, as Supplemental Interest Trust Trustee of the Supplemental Interest Trust, represents and warrants that:

     It has been directed under the Pooling and Servicing Agreement to enter into this Agreement and each confirmation evidencing a Transaction hereunder as Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust.

(m)  [RESERVED.]

(n)  [RESERVED.]

5.   ACCOUNT DETAILS AND SETTLEMENT INFORMATION:

     PAYMENTS TO BNY:

        The Bank of New York
        Derivative Products Support Department
        32 Old Slip, 16th Floor
        New York, New York 10286
        Attention: Renee Etheart
        ABA #021000018
        Account #890-0068-175
        Reference: Interest Rate Swap

     PAYMENTS TO COUNTERPARTY:

        LaSalle Bank
        ABA# 071000505
        LaSalle CHGO/CTR/BNF:/LASALLE TRUST
        A/C# 725059.3

     6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this agreement and returning it via facsimile to Derivative Products Support Dept., Attn: Kenny Au-Yeung at 212-804-5818/5837. Once we receive this we will send you two original confirmations for execution.

     We are very pleased to have executed this Transaction with you and we look forward to completing other transactions with you in the near future.

Very truly yours,
THE BANK OF NEW YORK


A. BY:
       ------------------------------
Name:
Title:

The Counterparty, acting through its duly authorized signatory, hereby agrees to, accepts and confirms the terms of the foregoing as of the Trade Date.

LASALLE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS SUPPLEMENTAL INTEREST TRUST TRUSTEE FOR THE SUPPLEMENTAL INTEREST TRUST RELATING TO THE MERRILL LYNCH FIRST FRANKLIN MORTGAGE LOAN TRUST, SERIES 2007-5


B. BY:
       ------------------------------
Name:
Title:

                                      SCHEDULE I

    (all such dates subject to No Adjustment with respect to Fixed Rate Payer Period End Dates and adjustment in accordance with the Following Business
      Day Convention with respect to Floating Rate Payer Period End Dates)

From and including   To but excluding   Notional Amount (in USD)
------------------   ----------------   ------------------------
     09/25/08            10/25/08              543,587,493
     10/25/08            11/25/08              523,620,237
     11/25/08            12/25/08              504,319,330
     12/25/08            01/25/09              485,815,015
     01/25/09            02/25/09              468,290,690
     02/25/09            03/25/09              451,383,524
     03/25/09            04/25/09              435,017,731
     04/25/09            05/25/09              419,157,455
     05/25/09            06/25/09              403,735,174
     06/25/09            07/25/09              387,874,320
     07/25/09            08/25/09              371,391,389
     08/25/09            09/25/09              355,638,261
     09/25/09            10/25/09              341,808,670
     10/25/09            11/25/09              329,104,485
     11/25/09            12/25/09              317,436,044
     12/25/09            01/25/10              306,766,824
     01/25/10            02/25/10              296,956,828
     02/25/10            03/25/10              287,832,127
     03/25/10            04/25/10              279,226,734
     04/25/10            05/25/10              271,197,029
     05/25/10            06/25/10              263,563,932
     06/25/10            07/25/10              247,364,487
     07/25/10            08/25/10              211,213,759
     08/25/10            09/25/10              175,563,791
     09/25/10            10/25/10              150,875,949
     10/25/10            11/25/10              133,437,332
     11/25/10            12/25/10              120,254,346
     12/25/10            01/25/11              108,946,421
     01/25/11            02/25/11               98,881,404
     02/25/11            03/25/11               89,855,529
     03/25/11            04/25/11               81,842,371
     04/25/11            05/25/11               74,805,966
     05/25/11            06/25/11               68,529,374
     06/25/11            07/25/11               62,371,328
     07/25/11            08/25/11               56,261,425
     08/25/11            09/25/11               50,705,493
     09/25/11            10/25/11               45,439,834
     10/25/11            11/25/11               40,957,155
     11/25/11            12/25/11               36,766,490
     12/25/11            01/25/12               32,909,755
     01/25/12            02/25/12               29,245,691

     02/25/12            03/25/12               25,991,237
     03/25/12            04/25/12               22,885,433
     04/25/12            05/25/12               20,020,499
     05/25/12            06/25/12               17,373,400
     06/25/12            07/25/12               14,921,468
     07/25/12            08/25/12               12,511,045
     08/25/12            09/25/12               10,018,245

                       Exhibit A to Confirmation No. 39954

                   [Credit Support Annex to follow this page]

(BILATERAL FORM)                  (ISDA AGREEMENTS SUBJECT TO NEW YORK LAW ONLY)

                                 (ISDA(R) LOGO)
              International Swaps and Derivatives Association, Inc.

                              CREDIT SUPPORT ANNEX
                             to the Schedule to the

                              ISDA MASTER AGREEMENT

                          Dated as of October 10, 2007

                                     between

          THE BANK OF NEW YORK            and   LASALLE BANK NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY, BUT SOLELY
                                                AS SUPPLEMENTAL INTEREST TRUST
                                                TRUSTEE WITH RESPECT TO THE
                                                SUPPLEMENTAL INTEREST TRUST
                                                RELATING TO THE MERRILL LYNCH
                                                FIRST FRANKLIN MORTGAGE LOAN
                                                TRUST, SERIES 2007-5

established as a banking organization           The Supplemental Interest Trust
under the laws of the State of New York         is a common law trust
                                                established under the laws of
                                                the State of New York .

              ("PARTY A")                                  ("PARTY B")

---------------------------------------         --------------------------------

     This Annex supplements, forms part of, and is subject to, the Master Agreement specified in the Confirmation(s) (BNY Ref. No. 39954), dated even date herewith (the "AGREEMENT"), is part of the Schedule deemed incorporated therein and is a Credit Support Document under the Master Agreement with respect to Party A. Accordingly, the parties agree as follows:--

PARAGRAPHS 1 - 12. INCORPORATION. Paragraphs 1 through 12 inclusive of the ISDA Credit Support Annex (Bilateral Form) (ISDA Agreements Subject to New York Law
Only) published in 1994 by the International Swaps and Derivatives Association, Inc. are incorporated herein by reference and made a part hereof.

PARAGRAPH 13.

AMENDED AND ADDITIONAL DEFINITIONS. As used in this Annex:--

     (i) SECURED PARTY, PLEDGOR. Notwithstanding anything contained in this Annex to the contrary, (a) the term "SECURED PARTY" as used in this Annex means only Party B, (b) the term "PLEDGOR" as used in this Annex means only Party A, and (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

     (ii) RATING AGENCY AND RELATED DEFINITIONS. When more than one Rating Agency rates the Certificates, such terms refer to each Rating Agency and its criteria separately rather than collectively.


     "RATING AGENCY" means, so long as it rates the Certificates, each of:

          (1) "MOODY'S": Moody's Investors Service Inc.

          (2) "S&P": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          (3) "FITCH": Fitch, Inc., Fitch Ratings, Ltd., Derivative Fitch, Inc., or Derivative Fitch Ltd., or any subsidiary, or successor thereof.

     "RATING AGENCY CONDITION", "QUALIFYING RATINGS", "LIMITED QUALIFYING RATINGS", and "DISQUALIFYING RATINGS" have the same meanings as assigned in
     Part 5(i)(i), notwithstanding restatement herein.

     The use of the name of a Rating Agency or its use prior to such terms in a provision indicates that such provision (or the applicable portion thereof) applies only with respect to the requirements of such Rating Agency, and excludes reference to the other Rating Agencies.

     (iii) RATINGS: The ratings assigned or withdrawn by a Rating Agency with respect to the unsecured and unguaranteed debt of Party A or any guarantor under a Qualified Guaranty, in the cases when such debt has both short-term and long-term debt ratings and when such debt has only long-term ratings, will be "LIMITED QUALIFYING RATINGS" and "DISQUALIFYING RATINGS", as identified below:

                                              RATINGS OF PARTY A OR GUARANTOR
                                                UNDER A QUALIFIED GUARANTY:
                                           -------------------------------------
                                             HAS LONG-TERM AND    HAS ONLY LONG-
             RATING AGENCY:               SHORT-TERM RATINGS     TERM RATINGS
             --------------                --------------------   --------------
                                               "LIMITED QUALIFYING RATINGS":
MOODY'S:                                   P-2 or A3              A2 or A3
S&P: If Party A or guarantor under a
Qualified Guaranty is a Financial
Institution:                               A-2                    A, A- or BBB+
FITCH:                                     F2 or A-               A-
                                                 "DISQUALIFYING RATINGS"*:
MOODY'S:                                   P-3 or Baa1 or below   Baa1 or below
S&P:
If Party A or guarantor under a
Qualified Guaranty is a Financial
Institution:                               A-3 or below           BBB or below
If neither Party A nor guarantor under a
Qualified Guaranty is a Financial
Institution:                               A-2 or below           A or below
FITCH:                                     F3 or BBB or below     BBB or below

* The withdrawal by by Moody's of the short-term rating, or, if there is no short-term rating, the long-term rating, and the withdrawal by any other Rating Agency of all ratings, will be treated as a Disqualifying Rating unless the Rating Agency Condition is satisfied with respect thereto.

     (iv) "FINANCIAL INSTITUTION" means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

     (v) "LOCAL BUSINESS DAY" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree).

     (vi) "CREDIT SUPPORT DELIVERY PERIOD" means, with respect to the assignment of Limited Qualifying Ratings or Disqualifying Ratings, as the case may be, by a Rating Agency, the period beginning within, with respect to:

          (1) MOODY'S: thirty (30) Local Business Days

          (2) S&P: ten (10) Local Business Days

          (3) FITCH: thirty (30) calendar days

     thereafter (or, in each case, if such ratings exist from the time the Pledgor becomes a party hereto or the guarantor under a Qualified Guaranty becomes a guarantor, from such time), and continuing for so long as such Limited Qualifying Ratings or Disqualifying Ratings continue.

     If Disqualifying Ratings are assigned after Limited Qualifying Ratings have been assigned, collateral shall be posted in accordance with the requirements applicable to Limited Qualifying Ratings until the Credit Support Delivery Period with respect to the Disqualifying Ratings has commenced.

(a) SECURITY INTEREST FOR "OBLIGATIONS." The term "OBLIGATIONS" as used in this Annex includes the following additional obligations: Not applicable.

(b) CREDIT SUPPORT OBLIGATIONS. During the Credit Support Delivery Period, Credit Support Amount, Value, Delivery Amount and Return Amount will be calculated separately for each Rating Agency then rating the Certificates in accordance with the provisions relating to such Rating Agency set forth in this Paragraph 13(b), and the Pledgor will Transfer the highest Delivery Amount and the Secured Party will Transfer the lowest Return Amount so calculated, provided, that the Return Amount will be reduced to such amount as necessary so that Transfer of a Delivery Amount will not be required immediately after the Transfer of such Return Amount.

     (i)DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

          (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a) except that the words "upon a demand made by the Secured Party on or promptly following a Valuation Date" shall be deleted and replaced by the words "on each Valuation Date during the Credit Support Delivery Period."

          (B) "RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

          (C) "CREDIT SUPPORT AMOUNT" in Paragraph 3(b), shall be amended in its entirety to read as follows:

               "'CREDIT SUPPORT AMOUNT' means, (x) for any Valuation Date during the Credit Support Delivery Period, (i) the Secured Party's Exposure for that Valuation Date, plus (ii) the Independent Amount applicable to the Pledgor (with respect to all

               Affected Transactions), if any, minus (iii) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of the Credit Support Amount yields a number less than zero, and shall not be less than the Credit Support Minimum; and (y) at any other time, None."

          The calculation of the Credit Support Amount during the Credit Support Delivery Period may be expressed in the following formula (which summarizes but does not supersede said provisions):

          Credit Support Amount = max [E + IA, 0, m]

          Where:

              max = the greater of; min = the lesser of

              E = Exposure (i.e., the market value of the Affected Transactions)

               IA = Independent Amount =

                    * Moody's: min [DV01 x 15 % (daily); % in Schedule 2 x N]

                    * Fitch: % in Schedule 3 (i.e., Volatility Cushion) x N

                    * S&P: 25% x E (Disqualifying Ratings only)

               N = the aggregate notional amount of the Affected Transactions.

               m = Credit Support Minimum (Moody's (Disqualifying Ratings only))

     (ii) ELIGIBLE COLLATERAL AND VALUATION PERCENTAGE. The items and Valuation Percentages with respect to each Rating Agency set forth in Schedule 1 will be "ELIGIBLE COLLATERAL" and the applicable "VALUATION PERCENTAGE" for such Rating Agency. Sub-paragraph (i)(A) of the definition of "Value" is amended to read as follows: "(A) Cash, the face amount thereof multiplied by the applicable Valuation Percentage; and".

     (iii) OTHER ELIGIBLE SUPPORT. The following items will qualify as "OTHER ELIGIBLE SUPPORT" for the party specified: Not Applicable.

     (iv) THRESHOLDS.

          (A) "INDEPENDENT AMOUNT" means with respect to the Secured Party:
          Zero; and, with respect to the Pledgor for any Valuation Date: an amount (identified separately for each Rating Agency) equal to:

               (1) MOODY'S: the lesser of (x) the product of (I) if each Local Business Day is a Valuation Date, 15, and, otherwise, 25, and
               (II) with respect to each Transaction and any date of determination, the estimated change in the mid-market value with respect to such Transaction that would result from a one basis point change in the relevant swap curve on such date, as determined by the Valuation Agent in good faith and in a commercially reasonable manner in accordance with the relevant methodology customarily used by the Valuation Agent for such Transaction (such estimate, the "DVO1" of the Pledgor), and (y) the product of (I) the Notional Amount for each Transaction for the Calculation Period which includes such Valuation Date and
               (II) the applicable percentage set forth in Schedule 2.

               (2) S&P: (x) if S&P Limited Qualifying Ratings have been assigned, zero, and (y) if S&P Disqualifying Ratings have been assigned, the product of (I) the Secured Party's Exposure for that Valuation Date and (II) 25%.

               (3) FITCH: the product of the aggregate Notional Amount outstanding at the beginning of the related Calculation Period under the applicable Affected Transactions and the Fitch Volatility Cushion determined using the table set forth in
               Schedule 3.

          As used herein, "INDEPENDENT AMOUNT" means the additional amount to be added to the Secured Party's Exposure pursuant to the calculation of Credit Support Amount at the time the Delivery Amount is required to be delivered or transferred hereunder and does not imply or require that a separate amount be delivered or transferred on the execution of this Agreement or on any Trade Date or at any other time.

          (B) "THRESHOLD" means for the Pledgor: zero during the Credit Support Delivery Period and at any other time an infinite number.

          (C) "CREDIT SUPPORT MINIMUM" means, with respect to each Rating Agency, the amount identified below:

               (1) MOODY'S: if Moody's Disqualifying Ratings,have been assigned, the greater of zero and the aggregate amount of the net payments (each such net payment ("NET PAYMENT") being the greater of zero and the amount of the payment due to be made by the Pledgor under
               Section 2(a) on a Payment date less the amount of any payment due to be made by the Secured Party under Section 2(a) on the same Payment Date after giving effect to any applicable netting under
               Section 2(c)) with respect to all Affected Transactions due from the Pledgor in respect of all following scheduled Payments.

               (2) S&P: Zero.

               (3) FITCH: Zero.

          (D) "MINIMUM TRANSFER AMOUNT" means with respect to the Pledgor and the Secured Party: $100,000; provided, that the Minimum Transfer Amount shall be $50,000 if the aggregate principal balance of the rated Certificates is $50,000,000 or less on the applicable Valuation Date, and upon the occurrence and during the continuance of an Event of Default, Termination Event, Additional Termination Event, or Specified Condition with respect to such party shall be zero.

          (E) ROUNDING. The Delivery Amount will be rounded up to the nearest integral multiple of $10,000 and the Return Amount will be rounded down to the nearest integral multiple of $10,000.

(c) VALUATION AND TIMING.

     (i) "VALUATION AGENT" means, the Pledgor in all circumstances.

     (ii) "VALUATION DATE" means:.

          [X] each Local Business Day, or

          [ ] any Local Business Day in each calendar week, which shall be the same calendar day each week to the extent practicable, on a reasonably consistent basis.

     provided, that, upon any assignment, transfer or novation of this Agreement by Party A, either a daily or weekly Valuation Date may be elected by the transferee.

     (iii) "VALUATION TIME" means:

          [ ] the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable;

          [X] the close of business on the Local Business Day before the Valuation Date or date of calculation, as applicable;

     provided, that (x) the calculations of Value and Exposure will be made as of approximately the same time on the same date, and (y) upon any assignment, transfer or novation of this Agreement by Party A, either same day or prior day Valuation Time may be elected by the transferee.

     (iv) "NOTIFICATION TIME" means 1:00 p.m., New York time, on a Local Business Day.

(d) CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES. (i) Illegality and (ii) Additional Termination Events will be a "SPECIFIED CONDITION" for the Pledgor (as the Affected Party) (but not for purposes of Paragraph 8(d)), and
(iii) Tax Event and (iv) Tax Event Upon Merger will not be a "SPECIFIED CONDITION for the Pledgor.

(e) SUBSTITUTION.

     (i) "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

     (ii) CONSENT. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Applicable.

(f) DISPUTE RESOLUTION.

     (i) "RESOLUTION TIME" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

     (ii) VALUE. For the purpose of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support will be calculated as follows: as set forth for other purposes in Paragraph 12.

     (iii) ALTERNATIVE. The provisions of Paragraph 5 will apply, except to the following extent: (A) pending the resolution of a dispute, Transfer of the undisputed Value of Eligible Credit Support or Posted Credit Support involved in the relevant demand will be due as provided in Paragraph 5 if the demand is given by the Notification Time, but will be due on the second Local Business Day after the demand if the demand is given after the Notification Time; and (B) the Disputing Party need not comply with the provisions of Paragraph 5(II)(2) if the amount to be Transferred does not exceed the Disputing Party's Minimum Transfer Amount.

(g) HOLDING AND USING POSTED COLLATERAL.

     (i) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS. The Secured Party will not be entitled to hold Posted Collateral itself, but will hold Posted Collateral in an identifiable segregated account through a Custodian (which may be the Supplemental Interest Trust Trustee and which shall at all times be a financial institution as specified in the Pooling and Servicing Agreement). If not so specified, the Custodian shall be a commercial bank or trust company which is unaffiliated with Party B organized under the laws of the

     United States or any state thereof, having assets of at least $10 billion and a long term debt or a deposit rating of at least Baa2 from Moody's and A from S&P. For so long as the Certificates are rated by S&P, any Custodian other than the Supplemental Interest Trust Trustee shall have a short-term debt or deposit rating of at least A-1, or, if it has no short-term rating, a long-term debt or deposit rating of at least A+, from S&P and shall be replaced by the Trustee within sixty (60) calendar days after it ceases to have such ratings.

     Initially, the Custodian for Party B is: LaSalle Bank National Association

     (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will not apply to the Secured Party; therefore, the Secured Party will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii) except that the Secured Party may register any Posted Collateral in the name of the Custodian or its nominee under Paragraph 6(c)(ii).

(h) DISTRIBUTIONS AND INTEREST AMOUNT.

     (i) INTEREST RATE. The "INTEREST RATE", with respect to Eligible Collateral in the form of Cash will be the actual rate of interest earned by the Counterparty or the Custodian if the Cash is invested at the direction of the Pledgor in accordance with Paragraph 13(1)(iv); otherwise the "Interest Rate" will be, for any day, the rate opposite the caption "Federal Funds (Effective)" for such day as published for such day in Federal Reserve Publication H.15(519) or any successor publication as published by the Board of Governors of the Federal Reserve System or such other rate as agreed by the parties.

     (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month and on any Local Business Day that Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b), subject to the receipt and availability of such funds.

     (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply.

(i) OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

     (i) "VALUE" with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

     (ii) "TRANSFER" with respect to Other Eligible Support and Other Posted Support means: Inapplicable.

(j) DEMANDS AND NOTICES. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

     (i) Party A: Not applicable.

     (ii) Party B: Not applicable.

(k) ADDRESSES FOR TRANSFERS.

     Party A: For Cash: To be provided

              For Eligible Collateral: To be provided

     Party B: To be provided

(l) OTHER PROVISIONS.

     (i) TRANSFER TIMING.

          (A) Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph: "Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

          (B) Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

     (ii) NO COUNTERCLAIM. A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

     (iii) HOLDING COLLATERAL. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account (the "SWAP COLLATERAL ACCOUNT") and to hold, record and identify all the Posted Collateral therein and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

     (iv) INVESTMENT OF CASH POSTED COLLATERAL. Posted Collateral in the form of cash shall be invested in Permitted Investments as directed by the Pledgor, with gains and losses incurred in respect of such investments to be for the account of the Pledgor, subject to the following parameters: the Posted Collateral in the form of cash shall be invested in such overnight (or redeemable within two Local Business Days of demand) investments meeting at least two of the following ratings requirements by the respective Rating Agencies (of which one shall be S&P if the Certificates are rated by S&P)
     (x) AAAm or AAAm-G by S&P, (y) Prime -1 or Aaa by Moody's, and (z) 'AAA'/'F1' by Fitch, as directed by the Pledgor (provided, that such investment shall be held uninvested or invested at the direction of the Secured Party if an Event of Default or an Additional Termination Event has occurred with respect to which the Pledgor is the defaulting or sole Affected Party and the Secured Party has designated an Early Termination Date with respect thereto). Such instructions may be delivered as standing instructions.

     (v) RETURN OF POSTED COLLATERAL. At any time the Pledgor is required to post collateral pursuant to Part 5(i)(ii) of the Schedule, the Pledgor shall be obligated to transfer Eligible Collateral in accordance with the terms of this Annex. If the Pledgor is so required to post collateral, and thereafter ceases to be required to post collateral, under Part 5(i)(ii) of the Schedule (and provided that no Event of Default exists with respect to the Pledgor) or the Pledgor has made a transfer, assignment or novation of this Agreement and all the Transactions, then the Pledgor's obligations to transfer Eligible Collateral under this Annex will immediately cease, and the Secured Party will, upon demand by the Pledgor, return to the Pledgor, or cause its Custodian to return, all Posted Collateral held under this Annex. Without prejudice to the provisions of Paragraph 8, the Secured Party is authorized to liquidate any Posted Collateral pursuant to written instructions from the Pledgor.

     (vi) EXPENSES. Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer and maintenance of Eligible Collateral.

     (vii) LIMIT ON SECURED PARTY'S LIABILITY. The Secured Party will not be liable for any losses or damages that the Pledgor may suffer as a result of any failure by the Secured Party to perform, or any delay by it in performing, any of its obligations under this Annex if the failure or delay results from circumstances beyond the reasonable control of the Secured Party or its Custodian, such as interruption or loss of computer or communication services, labor disturbance, natural disaster or local or national emergency.

     (viii) EXTERNAL VERIFICATION OF MARK-TO-MARKET VALUATIONS. If the long-term or short-term senior unsecured debt of the Pledgor is rated BBB or F3 or below by Fitch, once every month, the Pledgor will at its own expense verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers (provided, that a Reference Market-maker may not be used more than four times within each 12 month period) for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the high quotation for a Reference Market-maker, if applicable for the next Valuation Date and cure any deficiency in collateral value within three Local Business Days. The Pledgor shall provide the quotations of such Reference Market-makers to Fitch.

                      [Signature page immediately follows]

     IN WITNESS WHEREOF the parties have executed this Credit Support Annex on the respective dates specified below with effect from the date on the first page.

THE BANK OF NEW YORK                    LASALLE BANK NATIONAL ASSOCIATION, NOT
                                        IN ITS INDIVIDUAL CAPACITY, BUT SOLELY
                                        AS SUPPLEMENTAL INTEREST TRUST TRUSTEE
                                        WITH RESPECT TO THE SUPPLEMENTAL
                                        INTEREST TRUST RELATING TO THE MERRILL
                                        LYNCH FIRST FRANKLIN MORTGAGE LOAN
                                        TRUST, SERIES 2007-5


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
Title:                                  Title:
Date:                                   Date:

                                   SCHEDULE 1A
                               ELIGIBLE COLLATERAL
                                     MOODY'S

Valuation Date (and Valuation Percentage column): Daily
Denomination of Credit Support Amount: USD

Moody's Valuation Percentage columns:

* Column A sets out the percentage applicable when Moody's Limited Qualifying Ratings have been assigned.

* Column B sets out the percentage applicable when Moody's Disqualifying Ratings have been assigned.

             ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S )

                                                     REMAINING      VALUATION    VALUATION
                                                       YEARS       PERCENTAGE   PERCENTAGE
                                                    TO MATURITY      (DAILY)     (WEEKLY)
                                                   -------------   ----------   ----------
                                                    NOT
                   ELIGIBLE COLLATERAL              MORE   MORE
                  (CASH OR SECURITIES)             THAN:   THAN:    A      B     A      B
                  --------------------             -----   -----   ---   ----   ---   ----
TT.    U.S. Dollars (USD) Cash                      n/a     n/a    100%  100%   100%  100%
UU.    Euro Cash                                    n/a     n/a     98%   94%    97%   93%
VV.    Sterling (GBP) Cash                          n/a     n/a     98%   95%    97%   94%
WW.    Floating-rate negotiable debt obligations    n/a     n/a    100%   99%    99%   99%
       issued by the U.S. Treasury Department
       after July 18, 1984 ("TREASURIES") of all
       maturities
XX.    Fixed-rate US Treasuries                       0       1    100%  100%   100%  100%
YY.    Fixed-rate Treasuries                          1       2    100%   99%   100%   99%
ZZ.    Fixed-rate Treasuries                          2       3    100%   98%   100%   98%
AAA.   Fixed-rate Treasuries                          3       5    100%   97%   100%   97%
BBB.   Fixed-rate Treasuries                          5       7    100%   96%   100%   95%
CCC.   Fixed-rate Treasuries                          7      10    100%   94%   100%   94%
DDD.   Fixed-rate Treasuries                         10      20    100%   90%   100%   89%
EEE.   Fixed-rate Treasuries                         20      30    100%   88%   100%   87%
FFF.   Floating-rate negotiable debt obligations    n/a     n/a    100%   98%%  100%   98%
       of the Federal National Mortgage
       Association (FNMA), Federal Home Loan
       Mortgage Corporation (FHLMC), Federal
       Home Loan Banks (FHLB), Federal Farm
       Credit Banks (FFCB), Tennessee Valley
       Authority (TVA) (collectively, "AGENCY
       SECURITIES") of all maturities
GGG.   Fixed-rate Agency Securities                   0       1    100%   99%   100%   99%
HHH.   Fixed-rate Agency Securities                   1       2    100%   99%   100%   98%
III.   Fixed-rate Agency Securities                   2       3    100%   98%   100%   97%
JJJ.   Fixed-rate Agency Securities                   3       5    100%   96%   100%   96%


                                     Q-1A-1

             ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S )

KKK.   Fixed-rate Agency Securities                   5       7    100%   93%   100%   94%
LLL.   Fixed-rate Agency Securities                   7      10    100%   93%   100%   93%
MMM.   Fixed-rate Agency Securities                  10      20    100%   89%   100%   88%
NNN.   Fixed-rate Agency Securities                  20      30    100%   87%   100%   86%
OOO.   FHLMC Certificates. Mortgage                   *       *      *     *      *     *
       participation certificates issued by
       FHLMC evidencing undivided interests or
       participations in pools of first lien
       conventional or FHA/VA residential
       mortgages or deeds of trust, guaranteed
       by FHLMC, issued after July 18, 1984 and
       having a remaining maturity of not more
       than 1 year and
       [1-2][2-3][3-5][5-7][7-10][10-20][20-]
       and not more than 30 years
PPP.   FNMA Certificates. Mortgage-backed             *       *      *     *      *     *
       pass-through certificates issued by FNMA
       evidencing undivided interests in pools
       of first lien mortgages or deeds of trust
       on residential properties, guaranteed by
       FNMA, issued after July 18, 1984 and
       having a remaining maturity of not more
       than 1 year and
       [1-2][2-3][3-5][5-7][7-10][10-20][20-]
       and not more than 30 years.
QQQ.   GNMA Certificates. Mortgage-backed             *       *      *     *      *     *
       pass-through certificates issued by
       private entities, evidencing undivided
       interests in pools of first lien
       mortgages or deeds of trust on single
       family residences, guaranteed by the
       Government National Mortgage Association
       (GNMA) with the full faith and credit of
       the United States, issued after July 18,
       1984 and having a remaining maturity of
       not more than 1 year and
       [1-2][2-3][3-5][5-7][7-10][10-20][20-]
       and not more than 30 years.
RRR.   Floating rate commercial mortgage-backed       *       *      *     *      *     *
       securities rated AAA by two major rating
       agencies (including S&P if S&P is a
       Rating Agency hereunder) with a minimum
       par or face amount of $250 million
       (excluding securities issued under Rule
       144A) ("COMMERCIAL MORTGAGE-BACKED
       SECURITIES") having a remaining maturity
       of not more than 1 year and
       [1-2][2-3][3-5][5-7][7-10][10-20][20-]
       and not more than 30 years.
SSS.   Commercial Paper with a rating of at         n/a     n/a      *     *      *     *
       least P-1 by Moody's and at least


                                     Q-1A-2

             ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S )

       A-1+ by S&P (if S&P is a Rating Agency
       hereunder) and having a remaining
       maturity of not more than 30 days.
TTT.   Floating Rate Euro-denominated negotiable    n/a     n/a     98%   93%    97%   92%
       debt obligations rated Aa3 and above by
       Moody's issued or guaranteed by (a) the
       Bank of England on behalf of the Treasury
       of the United Kingdom; (b) the government
       of France; (c) the government of Germany;
       and (d) the government of Belgium ("EURO
       GOVERNMENT SECURITIES") of all maturities
UUU.   Fixed-Rate Euro Government Securities          0       1     98%   94%    97%   93%
VVV.   Fixed-Rate Euro Government Securities          1       2     98%   93%    97%   92%
WWW.   Fixed-Rate Euro Government Securities          2       3     98%   92%    97%   91%
XXX.   Fixed-Rate Euro Government Securities          3       5     98%   90%    97%   89%
YYY.   Fixed-Rate Euro Government Securities          5       7     98%   89%    97%   87%
ZZZ.   Fixed-Rate Euro Government Securities          7      10     98%   88%    97%   86%
AAAA.  Fixed-Rate Euro Government Securities         10      20     98%   84%    97%   82%
BBBB.  Fixed-Rate Euro Government Securities         20      30     98%   82%    97%   80%
CCCC.  Floating-Rate Sterling Pound-denominated     n/a     n/a     98%   93%    97%   93%
       negotiable debt obligations rated Aa3 and
       above by Moody's issued by the Bank of
       England on behalf of the Treasury of the
       United Kingdom ("GILTS") of all
       maturities
DDDD.  Fixed-Rate Gilts                               0       1     98%   94%    97%   93%
EEEE.  Fixed-Rate Gilts                               1       2     98%   93%    97%   92%
FFFF.  Fixed-Rate Gilts                               2       3     98%   92%    97%   91%
GGGG.  Fixed-Rate Gilts                               3       5     98%   91%    97%   90%
HHHH.  Fixed-Rate Gilts                               5       7     98%   90%    97%   89%
IIII.  Fixed-Rate Gilts                               7      10     98%   89%    97%   88%
JJJJ.  Fixed-Rate Gilts                              10      20     98%   86%    97%   84%


                                     Q-1A-3

             ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (MOODY'S )

KKKK.  Fixed-Rate Gilts                              20      30     98%   84%    97%   82%
LLLL.  Other Items of Credit Support approved by      *       *      *     *      *     *
       the Rating Agency to the extent any Notes
       are rated.

* Zero, or such other valuation percentages as supplied or published by Moody's, in respect of which Moody's has delivered a ratings confirmation.


                                     Q-1A-4

                                   SCHEDULE 1B
                               ELIGIBLE COLLATERAL
                                       S&P

Valuation Date (and Valuation Percentage column): Daily
Denomination of Credit Support Amount: USD

S&P Valuation Percentage columns:

     * Column A sets out the percentage to be used when S&P Limited Qualifying Ratings have been assigned.

     * Column B sets out the percentage to be used when S&P Disqualifying Ratings have been assigned.

                ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)

                                                         REMAINING
                                                           YEARS
                                                        TO MATURITY     VALUATION      VALUATION
                                                       -------------    PERCENTAGE    PERCENTAGE
                                                                NOT      (DAILY)       (WEEKLY)
                 ELIGIBLE COLLATERAL                    MORE    MORE   -----------   ------------
                (CASH OR SECURITIES)                   THAN:   THAN:     A      B      A       B
                --------------------                   -----   -----   ----   ----   -----   ----
VV.   U.S. Dollars (USD) Cash                           n/a     n/a     100%  80.0%    100%    80%
WW.   EUR Cash                                          n/a     n/a    95.1%  76.1%   92.6%  74.1%
XX.   Sterling (GBP) Cash                               n/a     n/a    96.1%  76.9%   94.1%  75.3%
YY.   Floating-rate negotiable debt obligations         n/a     n/a     n/a    n/a     n/a    n/a
      issued by the U.S. Treasury Department after
      July 18, 1984 ("FLOATING RATE TREASURIES") of
      all maturities
ZZ.   Fixed-rate negotiable debt obligations issued       0       1    98.9%  79.1%   98.0%  78.4%
      by the U.S. Treasury Department after July
      18, 1984 ("FIXED-RATE TREASURIES")
AAA.  Fixed-rate Treasuries                               1       2    98.0%  78.4%   98.0%  78.4%
BBB.  Fixed-rate Treasuries                               2       3    98.0%  78.4%   98.0%  78.4%
CCC.  Fixed-rate Treasuries                               3       5    98.0%  78.4%   98.0%  78.4%
DDD.  Fixed-rate Treasuries                               5       7    93.7%  75.0%   92.6%  74.1%
EEE.  Fixed-rate Treasuries                               7      10    92.6%  74.1%   92.6%  74.1%
FFF.  Fixed-rate Treasuries                              10      20    91.1%  72.9%   87.9%  70.3%
GGG.  Fixed-rate Treasuries                              20      30    88.6%  70.9%   84.6%  67.7%
HHH.  Floating-rate negotiable debt obligations of      n/a     n/a       *      *       *      *
      the Federal National Mortgage Association
      (FNMA), Federal Home Loan Mortgage
      Corporation (FHLMC), Federal Home Loan Banks
      (FHLB), Federal Farm Credit Banks (FFCB),
      Tennessee Valley Authority (TVA)
      (collectively, "FLOATING-RATE AGENCY
      SECURITIES") (all maturities)


                                     Q-1B-1

                ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)

III.  Fixed-rate negotiable debt obligations of the       0       1    98.5%  78.8%   98.0%  78.4%
      Federal National Mortgage Association (FNMA),
      Federal Home Loan Mortgage Corporation
      (FHLMC), Federal Home Loan Banks (FHLB),
      Federal Farm Credit Banks (FFCB), Tennessee
      Valley Authority issued after July 18, 1984
      (TVA) (collectively, "FIXED-RATE AGENCY
      SECURITIES")
JJJ.  Fixed-rate Agency Securities                        1       2    98.0%  78.4%   98.0%  78.4%
KKK.  Fixed-rate Agency Securities                        2       3    98.0%  78.4%   98.0%  78.4%
LLL.  Fixed-rate Agency Securities                        3       5    98.0%  78.4%   98.0%  78.4%
MMM.  Fixed-rate Agency Securities                        5       7    92.6%  74.1%   92.6%  74.1%
NNN.  Fixed-rate Agency Securities                        7      10    92.6%  74.1%  92..6%  74.1%
OOO.  Fixed-rate Agency Securities                       10      20    87.7%  70.2%   82.6%  66.1%
PPP.  Fixed-rate Agency Securities                       20      30    84.4%  67.5%   77.9%  62.3%
QQQ.  FHLMC Certificates. Mortgage participation          *       *       *      *       *      *
      certificates issued by FHLMC evidencing
      undivided interests or participations in
      pools of first lien conventional or FHA/VA
      residential mortgages or deeds of trust,
      guaranteed by FHLMC, issued after July 18,
      1984 and having a remaining maturity of not
      more than 1 year and
      [1-2][2-3][3-5][5-7][7-10][10-20][20-] and
      not more than 30 years
RRR.  FNMA Certificates. Mortgage-backed                  *       *       *      *       *      *
      pass-through certificates issued by FNMA
      evidencing undivided interests in pools of
      first lien mortgages or deeds of trust on
      residential properties, guaranteed by FNMA,
      issued after July 18, 1984 and having a
      remaining maturity of not more than 1 year
      and [1-2][2-3][3-5][5-7][7-10][10-20][20-]
      and not more than 30 years
SSS.  GNMA Certificates. Mortgage-backed                  *       *       *      *       *      *
      pass-through certificates issued by private
      entities, evidencing undivided interests in
      pools of first lien mortgages or deeds of
      trust on single family residences, guaranteed
      by the Government National Mortgage
      Association (GNMA) with the full faith and
      credit of the United States, issued after
      July 18, 1984 and having a remaining maturity
      of not more than 1 year and
      [1-2][2-3][3-5][5-7][7-10][10-20][20-] and
      not more than 30 years


                                     Q-1B-2

                ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)

TTT.  Floating rate commercial mortgage-backed            *       *       *      *       *      *
      securities rated AAA by two major rating
      agencies (including S&P if S&P is a Rating
      Agency hereunder) with a minimum par or face
      amount of $250 million (excluding securities
      issued under Rule 144A) ("COMMERCIAL MORTGAGE
      - BACKED SECURITIES") having a remaining
      maturity of not more than 1 year and
      [1-2][2-3][3-5][5-7][7-10][10-20][20-] and
      not more than 30 years
UUU.  Commercial Paper with a rating of at least        n/a     n/a       *      *       *      *
      P-1 by Moody's and at least A-1+ by S&P and
      having a remaining maturity of not more than
      30 days
VVV.  Floating Rate Euro-denominated negotiable           0       5       *      *       *      *
      debt obligations rated AAA by S&P issued or
      guaranteed by (a) the Bank of England on
      behalf of the Treasury of the United Kingdom;
      (b) the government of France; (c) the
      government of Germany; and (d) the government
      of Belgium ("EURO GOVERNMENT SECURITIES")
WWW.  Floating-Rate Euro Government Securities            5      10       *      *       *      *
XXX.  Fixed-Rate Euro Government Securities               0       1    98.8%  79.0%   95.2%  76.2%
YYY.  Fixed-Rate Euro Government Securities               1       2    97.9%  78.3%   95.2%  76.2%
ZZZ.  Fixed-Rate Euro Government Securities               2       3    96.9%  77.5%   95.2%  76.2%
AAAA. Fixed-Rate Euro Government Securities               3       5    95.2%  76.2%   95.2%  76.2%
BBBB. Fixed-Rate Euro Government Securities               5       7    88.7%  71.0%   87.0%  69.6%
CCCC. Fixed-Rate Euro Government Securities               7      10    87.0%  69.6%   87.0%  69.6%
DDDD. Fixed-Rate Euro Government Securities              10      20    75.5%  60.4%   72.5%  58.0%
EEEE. Fixed-Rate Euro Government Securities              20      30       *      *       *      *
FFFF. Floating-Rate Sterling Pound-denominated            0       5       *      *       *      *
      negotiable debt obligations rated AAA by S&P
      issued by the Bank of England on behalf of
      the Treasury of the United Kingdom ("GILTS")
GGGG. Floating-Rate Gilts                                 5      10       *      *       *      *
HHHH. Fixed-Rate Gilts                                    0       1       *      *       *      *
IIII. Fixed-Rate Gilts                                    1       2       *      *       *      *


                                     Q-1B-3

                ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (S&P)

JJJJ. Fixed-Rate Gilts                                    2       3       *      *       *      *
KKKK. Fixed-Rate Gilts                                    3       5       *      *       *      *
LLLL. Fixed-Rate Gilts                                    5       7       *      *       *      *
MMMM. Fixed-Rate Gilts                                    7      10       *      *       *      *
NNNN. Fixed-Rate Gilts                                   10      20       *      *       *      *
OOOO. Fixed-Rate Gilts                                   20      30       *      *       *      *
PPPP. Other Items of Credit Support approved by the                       *      *       *      *
      Rating Agency to the extent any Certificates
      are rated

* Zero, or such other valuation percentages as supplied or published by S&P, in respect of which the S&P Rating Agency Condition has been satisfied.


                                     Q-1B-4

                                   SCHEDULE 1C
                               ELIGIBLE COLLATERAL
                                      FITCH

Valuation Date: Weekly (Percentages for Daily to be substituted on publication or communication by Fitch.)

Denomination of Credit Support Amount: USD

               ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (FITCH)

                                                          REMAINING
                                                            YEARS
                                                         TO MATURITY
                                                        -------------    VALUATION     VALUATION
                                                                 NOT     PERCENTAGE    PERCENTAGE
                                                         MORE    MORE     (DAILY)       (WEEKLY)
          ELIGIBLE COLLATERAL (CASH OR SECURITIES)      THAN:   THAN:   (AAA RATED)   (AAA RATED)
          ----------------------------------------      -----   -----   -----------   -----------
LLL.   U.S. Dollars (USD) Cash                           n/a     n/a        100%
MMM.   EUR Cash
NNN.   Sterling (GBP) Cash
OOO.   Floating-rate negotiable debt obligations
       issued by the U.S. Treasury Department
       after July 18, 1984 ("FLOATING-RATE
       TREASURIES") of all maturities                    n/a     n/a          *
PPP.   Fixed-rate negotiable debt obligations
       issued by the U.S. Treasury Department
       after July 18, 1984 ("FIXED-RATE
       TREASURIES")                                        0       1       99.5%
QQQ.   Fixed-rate Treasuries                               1       2       97.6%
RRR.   Fixed-rate Treasuries                               2       3       97.6%
SSS.   Fixed-rate Treasuries                               3       5       96.3%
TTT.   Fixed-rate Treasuries                               5       7       95.3%
UUU.   Fixed-rate Treasuries                               7      10       93.9%
VVV.   Fixed-rate Treasuries                              10      15       92.6%
WWW.   Fixed-rate Treasuries                              15      30          *            *
XXX.   Floating-rate negotiable debt obligations of
       the Federal National Mortgage Association
       (FNMA), Federal Home Loan Mortgage Corporation
       (FHLMC), Federal Home Loan Banks (FHLB),
       Federal Farm Credit Banks (FFCB), Tennessee
       Valley Authority (TVA) (collectively,
       "FLOATING-RATE AGENCY SECURITIES") of all
       maturities                                        n/a     n/a          *            *
YYY.   Fixed-Rate negotiable debt obligations of the
       Federal National Mortgage Association (FNMA),
       Federal Home Loan Mortgage Corporation
       (FHLMC), Federal Home Loan Banks (FHLB),
       Federal Farm Credit Banks (FFCB), Tennessee
       Valley Authority (TVA) issued after July 18,
       1984. (collectively, "FIXED-RATE AGENCY
       SECURITIES")                                        0       1          *            *
ZZZ.   Fixed-rate Agency Securities                        1       2          *            *
AAAA.  Fixed-rate Agency Securities                        2       3          *            *


                                     Q-1C-1

               ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (FITCH)

BBBB.  Fixed-rate Agency Securities                        3       5          *            *
CCCC.  Fixed-rate Agency Securities                        5       7          *            *
DDDD.  Fixed-rate Agency Securities                        7      10          *            *
EEEE.  Fixed-rate Agency Securities                       10      15          *            *
FFFF.  Fixed-rate Agency Securities                       20      30          *            *
GGGG.  FHLMC Certificates. Mortgage participation
       certificates issued by FHLMC evidencing
       undivided interests or participations in pools
       of first lien conventional or FHA/VA
       residential mortgages or deeds of trust,
       guaranteed by FHLMC, issued after July 18,
       1984 and having a remaining maturity of not
       more than 1 year and
       [1-2][2-3][3-5][5-7][7-10][10-20][20-30] years                         *            *
HHHH.  FNMA Certificates. Mortgage-backed
       pass-through certificates issued by FNMA
       evidencing undivided interests in pools of
       first lien mortgages or deeds of trust on
       residential properties, guaranteed by FNMA,
       issued after July 18, 1984 and having a
       remaining maturity of not more than 1 year and
       [1-2][2-3][3-5][5-7][7-10][10-20][20-30] years                         *            *
IIII.  GNMA Certificates. Mortgage-backed
       pass-through certificates issued by private
       entities, evidencing undivided interests in
       pools of first lien mortgages or deeds of
       trust on single family residences,
       guaranteed by the Government National
       Mortgage Association (GNMA) with the full
       faith and credit of the United States, issued
       after July 18, 1984 and having a remaining
       maturity of not more than 1 year and
       [1-2][2-3][3-5][5-7][7-10][10-20][20-30] years                         *            *
JJJJ.  Floating rate commercial mortgage-backed
       securities rated AAA by two major rating
       agencies with a minimum par or face amount of
       $250 million (excluding securities issued
       under Rule 144A) ("COMMERCIAL MORTGAGE-BACKED
       SECURITIES") having a remaining maturity of
       [1-2][2-3][3-5][5-7][7-10][10-20][20- 30]
       years                                                                  *            *
KKKK.  Commercial Paper with a rating of at least
       F-1+ by Fitch and having a remaining maturity
       of not more than 1 year denominated in USD,
       EUR or GBP                                                          99.5%
LLLL.  Floating-Rate Sterling Pound-denominated
       negotiable debt obligations issued by the Bank
       of England on behalf of the Treasury of the
       United Kingdom ("GILTS") of all maturities          *       *          *            *
MMMM.  Fixed-Rate Gilts                                    0       1       99.3%


                                     Q-1C-2

               ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (FITCH)

NNNN.  Fixed-Rate Gilts                                    1       2       97.8%
OOOO.  Fixed-Rate Gilts                                    2       3       97.8%
PPPP.  Fixed-Rate Gilts                                    3       5       96.6%
QQQQ.  Fixed-Rate Gilts                                    5       7       95.7%
RRRR.  Fixed-Rate Gilts                                    7      10       94.0%
SSSS.  Fixed-Rate Gilts                                   10      15       92.8%
TTTT.  Fixed-Rate Gilts                                   15      30          *            *
UUUU.  Floating-Rate Euro-denominated negotiable debt
       obligations rated Aa3 and above by Moody's
       issued or guaranteed by the government of
       France ("OATS") of all maturities                 n/a     n/a          *            *
VVVV.  Fixed-Rate Oats                                     0       1       98.8%
WWWW.  Fixed-Rate Oats                                     1       2
XXXX.  Fixed-Rate Oats                                     2       3       98.2%
YYYY.  Fixed-Rate Oats                                     3       5       98.2%
ZZZZ.  Fixed-Rate Oats                                     5       7       97.0%
AAAAA. Fixed-Rate Oats                                     7      10       96.0%
BBBBB. Fixed-Rate Oats                                    10      15       94.7%
CCCCC. Fixed-Rate Oats                                    15      30          *            *
DDDDD. Floating-Rate Euro-denominated negotiable debt
       obligations rated Aa3 and above by Moody's
       issued or guaranteed by the government of
       Germany ("Bunds") of all maturities               n/a     n/a          *            *
EEEEE. Fixed-Rate Bunds                                    0       1       99.3%
FFFFF. Fixed-Rate Bunds                                    1       2       98.1%
GGGGG. Fixed-Rate Bunds                                    2       3       98.1%
HHHHH. Fixed-Rate Bunds                                    3       5       96.9%
IIIII. Fixed-Rate Bunds                                    5       7       96.2%
JJJJJ. Fixed-Rate Bunds                                    7      10       95.1%
KKKKK. Fixed-Rate Bunds                                   10      15       94.2%
LLLLL. Fixed-Rate Bunds                                   15      30          *            *
MMMMM. Floating-Rate Euro-denominated negotiable debt
       obligations rated Aa3 and above by Moody's
       issued or guaranteed by the government of
       Belgium ("Olos") of all maturities                n/a     n/a
NNNNN. Fixed-Rate Olos                                     0       1       99.3%
OOOOO. Fixed-Rate Olos                                     1       2       98.1%
PPPPP. Fixed-Rate Olos                                     2       3       98.1%
QQQQQ. Fixed-Rate Olos                                     3       5       96.9%
RRRRR. Fixed-Rate Olos                                     5       7       96.2%
SSSSS. Fixed-Rate Olos                                     7      10       95.1%


                                     Q-1C-3

               ELIGIBLE COLLATERAL & VALUATION PERCENTAGES (FITCH)

TTTTT. Fixed-Rate Olos                                    10      15       94.2%
UUUUU. Fixed-Rate Olos                                    15      30          *            *
VVVVV. Other Items of Credit Support approved by the
       Rating Agency to the extent any Certificates
       are rated                                                              *            *

* Zero, or such other valuation percentages as supplied or published by Fitch, in respect of which Fitch has delivered a ratings confirmation.

In addition to (and if not set forth in) the foregoing table, the following items will constitute Eligible Collateral, at the valuation percentages indicated (weekly valuation basis) or to be supplied or as published by Fitch (daily valuation basis) (assuming the notes to be denominated in the currency indicated):

               VALUATION PERCENTAGES FOR GOVERNMENT BONDS (FITCH)

                     (Assuming Weekly Posting of Collateral)

                     REMAINING YEARS
                       TO MATURITY
                    ----------------        NOTES' RATING (%)
                     MORE   NOT MORE   ---------------------------
REGION   CURRENCY   THAN:     THAN:    'AAA'   'AA'    'A'   'BBB'
------   --------   -----   --------   -----   ----   ----   -----
Europe      EUR        0        1       99.6   99.7   99.8    99.8
Europe      EUR        1        3       98.7   99.1   99.3    99.4
Europe      EUR        3        5       98.0   98.6   98.9    99.1
Europe      EUR        5        7       97.5   98.2   98.6    98.9
Europe      EUR        7       10       96.8   97.7   98.2    98.6
Europe      EUR       10       15       95.9   97.1   97.7    98.2
U.K.        GBP        0        1       99.6   99.7   99.8    99.8
U.K.        GBP        1        3       98.5   99.1   99.3    99.4
U.K.        GBP        3        5       97.9   98.6   98.9    99.1
U.K.        GBP        5        7       97.2   98.2   98.6    98.9
U.K.        GBP        7       10       96.7   97.7   98.2    98.5
U.K.        GBP       10       15       95.7   97.0   97.6    98.1


                                     Q-1C-4

U.S.        USD        0        1       99.5   99.6   99.7    99.8
U.S.        USD        1        3       98.2   98.7   99.0    99.2
U.S.        USD        3        5       96.6   97.9   98.4    98.7
U.S.        USD        5        7       95.3   97.3   97.9    98.3
U.S.        USD        7       10       93.9   96.4   97.2    97.7
U.S.        USD       10       15       92.7   95.5   96.5    97.1


                                     Q-1C-5

                                   SCHEDULE 2
                     MOODY'S INDEPENDENT AMOUNT PERCENTAGES

Valuation Date (and Valuation Percentage column): Daily
Denomination of Credit Support Amount: USD

The following percentages shall be used in the calculation of the Moody's Independent Amount:

*    Column A: LIMITED QUALIFYING RATINGS INDEPENDENT AMOUNT PERCENTAGE:

          Percentage to be used when Moody's Limited Qualifying Ratings have been assigned. Applies to any Transaction.

* Column B: DISQUALIFYING RATINGS INDEPENDENT AMOUNT PERCENTAGE (TRANSACTION SPECIFIC HEDGES):

          Percentage to be used when Moody's Disqualifying Ratings have been assigned. Applies to any Transaction that is an interest rate cap, interest rate floor or interest rate swaption, or that is an interest rate swap the notional amount of which is "balance guaranteed" or, for any Calculation Period, otherwise is not a specific dollar amount that is fixed at the inception of the Transaction (a "TRANSACTION-SPECIFIC HEDGE").

* Column C: DISQUALIFYING RATINGS INDEPENDENT AMOUNT PERCENTAGE (NON-TRANSACTION SPECIFIC HEDGES):

          Percentage to be used when Moody's Disqualifying Ratings have been assigned.

          Applies to any Transaction that is not a Transaction-Specific Hedge.

 WEIGHTED AVERAGE LIFE OF   MOODY'S INDEPENDENT
   TRANSACTION IN YEARS      AMOUNT PERCENTAGES
-------------------------   -------------------
MORE THAN   NOT MORE THAN     A      B       C
---------   -------------   ----   -----   ----
    0             1         0.15%   0.65%  0.50%
    1             2         0.30%   1.30%  1.00%
    2             3         0.40%   1.90%  1.50%
    3             4         0.60%   2.50%  1.90%
    4             5         0.70%   3.10%  2.40%
    5             6         0.80%   3.60%  2.80%
    6             7         1.00%   4.20%  3.20%
    7             8         1.10%   4.70%  3.60%
    8             9         1.20%   5.20%  4.00%
    9            10         1.30%   5.70%  4.40%
   10            11         1.40%   6.10%  4.70%
   11            12         1.50%   6.50%  5.00%
   12            13         1.60%   7.00%  5.40%
   13            14         1.70%   7.40%  5.70%
   14            15         1.80%   7.80%  6.00%
   15            16         1.90%   8.20%  6.30%
   16            17         2.00%   8.60%  6.60%
   17            18         2.00%   9.00%  6.90%


                                      Q-2-1

   18            19         2.00%   9.40%  7.20%
   19            20         2.00%   9.70%  7.50%
   20            21         2.00%  10.00%  7.80%
   21            22         2.00%  10.00%  8.00%
   22            30         2.00%  10.00%


                                      Q-2-2

                                   SCHEDULE 3
                            FITCH VOLATILITY CUSHION

Valuation: Daily
Denomination of Credit Support Amount: USD

The Fitch Volatility Cushion will be determined using the following tables (provided that percentages assuming daily posting of collateral, based on assumptions in effect on the date hereof, are to be substituted on publication or communication by Fitch.):

             VOLATILITY CUSHIONS FOR INTEREST RATE SWAPS AND COLLARS

                   (%, Assuming Weekly Posting of Collateral)

                                                   WEIGHTED AVERAGE LIFE (YEARS)
                             BASIS   ---------------------------------------------------------
CURRENCY    NOTES' RATHING    SWAP    1     2     3     4     5     6     7     8     9     10
--------   ---------------   -----   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
USD        'AA-' or Better    0.19   0.6   1.6   2.6   3.4   4.2   4.8   5.5   5.9   6.4   7.0
USD        'A+/A'             0.10   0.3   0.8   1.3   1.7   2.1   2.4   2.8   3.0   3.3   3.6
USD        'A-/BBB+'          0.07   0.2   0.6   1.0   1.3   1.6   1.9   2.1   2.3   2.5   2.7
EUR        'AA-' or Better    0.11   0.4   1.0   1.6   2.1   2.5   2.8   3.1   3.4   3.6   3.9
EUR        'A+/A'             0.07   0.2   0.6   1.0   1.3   1.5   1.7   1.9   2.1   2.2   2.4
EUR        'A-/BBB+'          0.05   0.2   0.5   0.7   1.0   1.1   1.3   1.4   1.6   1.7   1.8
GBP        'AA-' or Better    0.12   0.4   1.1   1.6   2.0   2.4   2.7   3.0   3.2   3.5   4.0
GBP        'A+/A'             0.07   0.3   0.6   0.9   1.2   1.4   1.5   1.8   1.9   2.0   2.3
GBP        'A-/BBB+'          0.05   0.2   0.5   0.7   0.9   1.1   1.2   1.4   1.5   1.6   1.8

                   VOLATILITY CUSHIONS FOR INTEREST RATE CAPS

                   (%, Assuming Weekly Posting of Collateral)

                                           WEIGHTED AVERAGE LIFE (YEARS)
                             ---------------------------------------------------------
CURRENCY   NOTES' RATING      1     2     3     4     5     6     7     8     9     10
--------   ---------------   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
USD        'AA-' or Better   0.4   1.3   2.1   2.8   3.3   4.0   4.0   4.3   4.5   5.0
USD        'A+/A'            0.3   0.8   1.3   1.7   1.8   2.4   2.4   2.4   2.5   2.5


                                      Q-3-2

USD        'A-/BBB+'         0.2   0.6   0.9   1.2   1.2   1.6   1.6   1.8   1.8   1.9
EUR        'AA-' or Better   0.3   0.8   1.3   1.5   1.9   1.9   2.1   2.2   2.4   2.4
EUR         A+/A             0.2   0.6   0.9   1.2   1.3   1.4   1.6   1.6   1.7   1.7
EUR        'A-/BBB+'         0.2   0.5   0.7   0.9   1.1   1.2   1.2   1.3   1.3   1.3
GBP        'AA-' or Better   0.4   1.0   1.3   1.7   1.7   1.7   2.0   2.2   2.2   2.2
GBP        'A+/A'            0.2   0.6   0.8   1.0   1.1   1.1   1.3   1.5   1.5   1.5
GBP        'A-/BBB+'         0.2   0.4   0.6   0.8   0.9   0.9   1.0   1.2   1.2   1.2

                  VOLATILITY CUSHIONS FOR CROSS-CURRENCY SWAPS

                   (%, Assuming Weekly Posting of Collateral)

                                                   WEIGHTED AVERAGE LIFE (YEARS)
                             BASIS   ---------------------------------------------------------
CURRENCY    NOTES' RATING     SWAP    1     2     3     4     5     6     7     8     9     10
--------   ---------------   -----   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
EUR/GBP    'AA-' or Better    4.6    4.7   4.8   4.9   5.1   5.3   5.4   5.6   5.7   5.8   6.0
EUR/GBP    'A+/A'             3.7    3.8   3.8   4.0   4.1   4.2   4.4   4.5   4.6   4.7   4.9
EUR/GBP    'A-/BBB+'          3.0    3.0   3.1   3.2   3.3   3.4   3.5   3.6   3.7   3.8   3.9
EUR/USD    'AA-' or Better    8.0    8.1   8.3   8.6   8.8   9.0   9.1   9.3   9.4   9.5   9.7
EUR/USD    'A+/A'             5.1    5.2   5.3   5.5   5.6   5.8   5.9   6.0   6.0   6.1   6.2
EUR/USD    'A-/BBB+'          4.3    4.4   4.5   4.7   4.8   4.9   5.0   5.1   5.1   5.2   5.3
GBP/USD    'AA-' or Better    6.4    6.4   6.5   6.6   6.7   6.8   6.9   7.1   7.2   7.3   7.5
GBP/USD    'A+/A'             4.2    4.2   4.3   4.3   4.4   4.5   4.5   4.6   4.7   4.8   4.9
GBP/USD    'A-/BBB+'          3.4    3.4   3.5   3.5   3.6   3.6   3.7   3.8   3.8   3.9   4.0


                                      Q-3-2

                                    EXHIBIT R

                        FORM OF ASSESSMENT OF COMPLIANCE

1. [Name of Servicing Entity] ("XYZ") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending [December 31, _____] (the "Reporting Period"), as set forth in Appendix ____ hereto. The transactions covered by this report are attached hereto as Appendix B and include asset-backed securities transactions for which the undersigned servicing entity has acted as a servicer involving residential mortgage loans (the "Platform").The transactions covered by this report include asset-backed securities transactions [for which XYZ acted as [master servicer, servicer, trustee, securities administrator, custodian] (the "Platform");

2. XYZ has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and XYZ elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix ___ hereto;

3. Except as set forth in paragraph 4 below, XYZ used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

4. The criteria referred to as "inapplicable servicing criteria" on Appendix ___ hereto are inapplicable to XYZ based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5. XYZ has complied, in all material respects, with the applicable servicing criteria as of [December 31, _____] and for the Reporting Period with respect to the Platform taken as a whole[, except as described on Appendix B hereto];

6. XYZ has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of [December 31, _____] and for the Reporting Period with respect to the Platform taken as a whole [, except as described on Appendix ____ hereto];

7. XYZ has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of [December 31, ______] and for the Reporting Period with respect to the Platform taken as a whole [, except as described on Appendix B hereto]; and

8. [_____________], a registered public accounting firm, has issued an attestation report on XYZ's assessment of compliance with the applicable servicing criteria for the Reporting Period.

[Date of Certification]                 [Name of Servicing Entity]


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT S

                       SERVICING CRITERIA TO BE ADDRESSED
                           IN ASSESSMENT OF COMPLIANCE
                          (RMBS UNLESS OTHERWISE NOTED)

DEFINITIONS                                             KEY:

PRIMARY SERVICER - transaction party having borrower contact X - obligation TRUSTEE - fiduciary of the transaction and safe keeper of certain pool assets CUSTODIAN - safe keeper of certain pool assets

WHERE THERE ARE MULTIPLE CHECKS FOR CRITERIA THE ATTESTING PARTY WILL IDENTIFY IN THEIR MANAGEMENT ASSERTION THAT THEY ARE ATTESTING ONLY TO THE PORTION OF THE DISTRIBUTION CHAIN THEY ARE RESPONSIBLE FOR IN THE RELATED TRANSACTION AGREEMENTS.

                                                          HOME LOAN
                                                          SERVICES,       LASALLE
REGULATION AB                                                INC.           BANK            ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)     (TRUSTEE)         INFORMATION
----------------   ----------------------------------   -------------   -----------   ---------------------
                   GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are                X              X        Servicer and
                   instituted to monitor any                                          Trustee each
                   performance or other triggers and                                  responsible only to
                   events of default in accordance                                    the extent that
                   with the transaction agreements.                                   each party, as
                                                                                      applicable, has
                                                                                      actual knowledge or
                                                                                      written notice with
                                                                                      respect to parties
                                                                                      other than itself.

1122(d)(1)(ii)     If any material servicing            IF APPLICABLE       IF
                   activities are outsourced to third       FOR A       APPLICABLE
                   parties, policies and procedures      TRANSACTION       FOR A
                   are instituted to monitor the         PARTICIPANT    TRANSACTION
                   third party's performance and                        PARTICIPANT
                   compliance with such servicing
                   activities.

1122(d)(1)(iii)    Any requirements in the                   N/A            N/A
                   transaction agreements to maintain
                   a back-up servicer for the Pool
                   Assets are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and             X
                   omissions policy is in effect on
                   the party participating in the
                   servicing function throughout the
                   reporting period in the amount of
                   coverage required by and otherwise
                   in accordance with the terms of
                   the transaction agreements.

                   CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on pool assets are                X              X        Servicer and
                   deposited into the appropriate                                     Trustee each
                   custodial bank accounts and                                        responsible only
                   related bank clearing accounts no                                  for deposits into
                   more than two business                                             the accounts held
                                                                                      by it.

                                                          HOME LOAN
                                                          SERVICES,       LASALLE
REGULATION AB                                                INC.           BANK            ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)     (TRUSTEE)         INFORMATION
----------------   ----------------------------------   -------------   -----------   ---------------------
                   days following receipt, or such
                   other number of days specified in
                   the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire                X              X        Servicer disburses
                   transfer on behalf of an obligor                                   funds to trustee.
                   or to an investor are made only by                                 Trustee disburses
                   authorized personnel.                                              funds to
                                                                                      certificateholders.

1122(d)(2)(iii)    Advances of funds or guarantees            X
                   regarding collections, cash flows
                   or distributions, and any interest
                   or other fees charged for such
                   advances, are made, reviewed and
                   approved as specified in the
                   transaction agreements.

1122(d)(2)(iv)     The related accounts for the               X              X        Servicer needs to
                   transaction, such as cash reserve                                  provide only if it
                   accounts or accounts established                                   is deemed that the
                   as a form of over                                                  related collection
                   collateralization, are separately                                  account is subject
                   maintained (e.g., with respect to                                  to this criteria.
                   commingling of cash) as set forth
                   in the transaction agreements.

1122(d)(2)(v)      Each custodial account is                  X              X
                   maintained at a federally insured
                   depository institution as set
                   forth in the transaction
                   agreements. For purposes of this
                   criterion, "federally insured
                   depository institution" with
                   respect to a foreign financial
                   institution means a foreign
                   financial institution that meets
                   the requirements of Rule
                   13k-1(b)(1) of the Securities
                   Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so         X              X
                   as to prevent unauthorized access.

1122(d)(2)(vii)    Reconciliations are prepared on a          X              X
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and
                   related bank clearing accounts.
                   These reconciliations are (A)
                   mathematically accurate; (B)
                   prepared within 30 calendar days
                   after the bank statement cutoff
                   date, or such other number of days
                   specified in the transaction
                   agreements; (C) reviewed and
                   approved by someone other than the
                   person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling
                   items. These reconciling items are
                   resolved within 90 calendar days
                   of their original identification,
                   or such other number of days
                   specified in the transaction
                   agreements.

                   INVESTOR REMITTANCES AND REPORTING

                                                          HOME LOAN
                                                          SERVICES,       LASALLE
REGULATION AB                                                INC.           BANK            ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)     (TRUSTEE)         INFORMATION
----------------   ----------------------------------   -------------   -----------   ---------------------
1122(d)(3)(i)      Reports to investors, including        (A), (B) &         X
                   those to be filed with the              (D) ONLY
                   Commission, are maintained in
                   accordance with the transaction
                   agreements and applicable
                   Commission requirements.
                   Specifically, such reports (A) are
                   prepared in accordance with
                   timeframes and other terms set
                   forth in the transaction
                   agreements; (B) provide
                   information calculated in
                   accordance with the terms
                   specified in the transaction
                   agreements; (C) are filed with the
                   Commission as required by its
                   rules and regulations; and (D)
                   agree with investors' or the
                   trustee's records as to the total
                   unpaid principal balance and
                   number of Pool Assets serviced by
                   the Servicer.

1122(d)(3)(ii)     Amounts due to investors are               X              X        Servicer remits
                   allocated and remitted in                                          cash and loan level
                   accordance with timeframes,                                        data to Trustee
                   distribution priority and other                                    based on timelines
                   terms set forth in the transaction                                 established in the
                   agreements.                                                        Pooling and
                                                                                      Servicing
                                                                                      Agreement.  The
                                                                                      Trustee is
                                                                                      responsible for the
                                                                                      allocation of funds
                                                                                      to
                                                                                      Certificateholders
                                                                                      using the
                                                                                      appropriate
                                                                                      distribution
                                                                                      priority as
                                                                                      established by the
                                                                                      Pooling and
                                                                                      Servicing Agreement.

1122(d)(3)(iii)    Disbursements made to an investor          X              X        Trustee disburses
                   are posted within two business                                     funds to
                   days to the Servicer's investor                                    Certificateholders.
                   records, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(3)(iv)     Amounts remitted to investors per          X              X        Servicer remits
                   the investor reports agree with                                    funds and provides
                   cancelled checks, or other form of                                 certain investor
                   payment, or custodial bank                                         reports to Trustee
                   statements.                                                        within guidelines
                                                                                      and timeframes
                                                                                      established in
                                                                                      Pooling and
                                                                                      Servicing
                                                                                      Agreement.
                                                                                      Trustee disburses
                                                                                      funds to
                                                                                      certificateholders.

                   POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on pool             X              X        Servicer shall not
                   assets is maintained as required                                   attest to
                   by the transaction agreements or                                   performance of
                   related pool                                                       obligations of the


                                                          HOME LOAN
                                                          SERVICES,       LASALLE
REGULATION AB                                                INC.           BANK            ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)     (TRUSTEE)         INFORMATION
----------------   ----------------------------------   -------------   -----------   ---------------------
                   asset documents.                                                   Custodian under the
                                                                                      transaction
                                                                                      agreements.

1122(d)(4)(ii)     Pool assets and related documents          X              X        Custodian
                   are safeguarded as required by the                                 responsibility with
                   transaction agreements.                                            respect to the
                                                                                      Mortgage Files

1122(d)(4)(iii)    Any additions, removals or                 X              X        Trustee shall only
                   substitutions to the asset pool                                    review, not
                   are made, reviewed and approved in                                 approve, such
                   accordance with any conditions or                                  additions, removals
                   requirements in the transaction                                    or substitutions in
                   agreements.                                                        accordance with the
                                                                                      transaction
                                                                                      agreements.

1122(d)(4)(iv)     Payments on pool assets, including         X
                   any payoffs, made in accordance
                   with the related pool asset
                   documents are posted to the
                   Servicer's obligor records
                   maintained no more than two
                   business days after receipt, or
                   such other number of days
                   specified in the transaction
                   agreements, and allocated to
                   principal, interest or other items
                   (e.g., escrow) in accordance with
                   the related pool asset documents.

1122(d)(4)(v)      The Servicer's records regarding           X
                   the pool assets agree with the
                   Servicer's records with respect to
                   an obligor's unpaid principal
                   balance.

1122(d)(4)(vi)     Changes with respect to the terms          X
                   or status of an obligor's pool
                   assets (e.g., loan modifications
                   or re-agings) are made, reviewed
                   and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related
                   pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery                X
                   actions (e.g., forbearance plans,
                   modifications and deeds in lieu of
                   foreclosure, foreclosures and
                   repossessions, as applicable) are
                   initiated, conducted and concluded
                   in accordance with the timeframes
                   or other requirements established
                   by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection             X
                   efforts are maintained during the
                   period a pool asset is delinquent
                   in accordance with the transaction

                                                          HOME LOAN
                                                          SERVICES,       LASALLE
REGULATION AB                                                INC.           BANK            ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)     (TRUSTEE)         INFORMATION
----------------   ----------------------------------   -------------   -----------   ---------------------
                   agreements. Such records are
                   maintained on at least a monthly
                   basis, or such other period
                   specified in the transaction
                   agreements, and describe the
                   entity's activities in monitoring
                   delinquent pool assets including,
                   for example, phone calls, letters
                   and payment rescheduling plans in
                   cases where delinquency is deemed
                   temporary (e.g., illness or
                   unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or           X
                   rates of return for pool assets
                   with variable rates are computed
                   based on the related pool asset
                   documents.

1122(d)(4)(x)      Regarding any funds held in trust          X
                   for an obligor (such as escrow
                   accounts): (A) such funds are
                   analyzed, in accordance with the
                   obligor's pool asset documents, on
                   at least an annual basis, or such
                   other period specified in the
                   transaction agreements; (B)
                   interest on such funds is paid, or
                   credited, to obligors in
                   accordance with applicable pool
                   asset documents and state laws;
                   and (C) such funds are returned to
                   the obligor within 30 calendar
                   days of full repayment of the
                   related pool assets, or such other
                   number of days specified in the
                   transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an              X                       Servicing function
                   obligor (such as tax or insurance                                  participant
                   payments) are made on or before                                    responsibility
                   the related penalty or expiration
                   dates, as indicated on the
                   appropriate bills or notices for
                   such payments, provided that such
                   support has been received by the
                   servicer at least 30 calendar days
                   prior to these dates, or such
                   other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in              X                       Servicing function
                   connection with any payment to be                                  participant
                   made on behalf of an obligor are                                   responsibility
                   paid from the Servicer's funds and
                   not charged to the obligor, unless
                   the late payment was due to the
                   obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an         X
                   obligor are posted within two
                   business days to the obligor's
                   records maintained by the
                   servicer, or such other number of
                   days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and             X

                                                          HOME LOAN
                                                          SERVICES,       LASALLE
REGULATION AB                                                INC.           BANK            ADDITIONAL
REFERENCE                  SERVICING CRITERIA             (SERVICER)     (TRUSTEE)         INFORMATION
----------------   ----------------------------------   -------------   -----------   ---------------------
                   uncollectible accounts are
                   recognized and recorded in
                   accordance with the transaction
                   agreements.

1122(d)(4)(xv)     Any external enhancement or other                         X
                   support, identified in Item
                   1114(a)(1) through (3) or Item
                   1115 of Regulation AB, is
                   maintained as set forth in the
                   transaction agreements.

                                    EXHIBIT T

                      FORM OF SARBANES-OXLEY CERTIFICATIONS

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Home Loan Services, Inc.
150 Allegheny Center Mall
Pittsburgh, Pennsylvania 15212

     Re: Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5,
         Mortgage Loan Asset-Backed Certificates

     I, [identify the certifying individual], certify that:

     1. I have reviewed the report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of [identify the issuing entity] (the "Exchange Act periodic reports");

     2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

     3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

     4. [I am responsible for reviewing the activities performed by the servicer(s) and based on my knowledge and the compliance review(s) conducted in preparing the servicer compliance statement(s) required in this report under
Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer(s) [has/have] fulfilled [its/their] obligations under the servicing agreement(s); and]

     5. All of the reports on assessment of compliance with servicing criteria for ABS and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

     [In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties [name of servicer, subservicer, co-servicer, depositor or trustee].]

Date:
      --------------------------


--------------------------------
[Signature]
[Title]

                                    EXHIBIT U

                   FORM OF ITEM 1123 CERTIFICATION OF SERVICER

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street
Suite 1511
Chicago, Illinois 60603

Attention: Global Securities and Trust Services - Merrill Lynch First
           Franklin Mortgage Loan Trust, Series 2007-5

Re: Pooling and Servicing Agreement (the "Agreement"), dated as of September 1,
    2007, among Merrill Lynch Mortgage Investors, Inc., as depositor, Home Loan Services, Inc., as servicer, and LaSalle Bank National Association, as trustee, relating to Merrill Lynch First Franklin Mortgage Loan Trust, Series 2007-5, Mortgage Loan Asset-Backed Certificates

I, [identify name of certifying individual], [title of certifying individual] of Home Loan Services, Inc. (the "Servicer"), hereby certify that:

     (1) A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Agreement has been made under my supervision; and

     (2) To the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof[, or, if there has been a failure to fulfill any such obligation in any material respect, I have specified below each such failure known to me and the nature and status thereof].

Date:

Home Loan Services, Inc.,
as Servicer


By:
Name:
Title:

                                    EXHIBIT V

                           FORM OF DELINQUENCY REPORT

STANDARD FILE LAYOUT - DELINQUENCY REPORTING

      (1) COLUMN/HEADER NAME                             (2) DESCRIPTION                       (3) DECIMAL    (4) FORMAT COMMENT
      ----------------------       ----------------------------------------------------------  -----------  ----------------------
(5)   SERVICER_LOAN_NBR            (6)   A unique number assigned to a loan by the             (7)          (8)
                                         Servicer. This may be different than the
                                         LOAN_NBR
(9)   LOAN_NBR                     (10)  A unique identifier assigned to each loan by the      (11)         (12)
                                         originator.
(13)  CLIENT_NBR                   (14)  Servicer Client Number                                (15)         (16)
(17)  SERV_INVESTOR_NBR            (18)  Contains a unique number as assigned by an external   (19)         (20)
                                         servicer to identify a group of loans in
                                         their system.
(21)  BORROWER_FIRST_NAME          (22)  First Name of the Borrower.                           (23)         (24)
(25)  BORROWER_LAST_NAME           (26)  Last name of the borrower.                            (27)         (28)
(29)  PROP_ADDRESS                 (30)  Street Name and Number of Property                    (31)         (32)
(33)  PROP_STATE                   (34)  The state where the property located.                 (35)         (36)
(37)  PROP_ZIP                     (38)  Zip code where the property is located.               (39)         (40)
(41)  BORR_NEXT_PAY_DUE_DATE       (42)  The date that the borrower's next payment is due to   (43)         (44)  MM/DD/YYYY
                                         the servicer at the end of processing
                                         cycle, as reported by Servicer.
(45)  LOAN_TYPE                    (46)  Loan Type (i.e. FHA, VA, Conv)                        (47)         (48)
(49)  BANKRUPTCY_FILED_DATE        (50)  The date a particular bankruptcy claim was filed.     (51)         (52)  MM/DD/YYYY
(53)  BANKRUPTCY_CHAPTER_CODE      (54)  The chapter under which the bankruptcy was filed.     (55)         (56)
(57)  BANKRUPTCY_CASE_NBR          (58)  The case number assigned by the court to the          (59)         (60)
                                         bankruptcy filing.

(61)  POST_PETITION_DUE_DATE       (62)  The payment due date once the bankruptcy has been     (63)         (64)  MM/DD/YYYY
                                         approved by the courts
(65)  BANKRUPTCY_DCHRG_DISM_DATE   (66)  The Date The Loan Is Removed From Bankruptcy.         (67)         (68)  MM/DD/YYYY
                                         Either by Dismissal, Discharged and/or a
                                         Motion For Relief Was Granted.
(69)  LOSS_MIT_APPR_DATE           (70)  The Date The Loss Mitigation Was Approved By The      (71)         (72)  MM/DD/YYYY
                                         Servicer
(73)  LOSS_MIT_TYPE                (74)  The Type Of Loss Mitigation Approved For A Loan       (75)         (76)
                                         Such As;
(77)  LOSS_MIT_EST_COMP_DATE       (78)  The Date The Loss Mitigation /Plan Is Scheduled To    (79)         (80)  MM/DD/YYYY
                                         End/Close
(81)  LOSS_MIT_ACT_COMP_DATE       (82)  The Date The Loss Mitigation Is Actually Completed    (83)         (84)  MM/DD/YYYY
(85)  FRCLSR_APPROVED_DATE         (86)  The date DA Admin sends a letter to the servicer      (87)         (88)  MM/DD/YYYY
                                         with instructions to begin foreclosure
                                         proceedings.
(89)  ATTORNEY_REFERRAL_DATE       (90)  Date File Was Referred To Attorney to Pursue          (91)         (92)  MM/DD/YYYY
                                         Foreclosure
(93)  FIRST_LEGAL_DATE             (94)  Notice of 1st legal filed by an Attorney in a         (95)         (96)  MM/DD/YYYY
                                         Foreclosure Action
(97)  FRCLSR_SALE_EXPECTED_DATE    (98)  The date by which a foreclosure sale is expected to   (99)         (100) MM/DD/YYYY
                                         occur.
(101) FRCLSR_SALE_DATE             (102) The actual date of the foreclosure sale.              (103)        (104) MM/DD/YYYY
(105) EVICTION_START_DATE          (106) The date the servicer initiates eviction of the       (107)        (108) MM/DD/YYYY
                                         borrower.
(109) EVICTION_COMPLETED_DATE      (110) The date the court revokes legal possession of the    (111)        (112) MM/DD/YYYY
                                         property from the borrower.
(113) LIST_PRICE                   (114) The price at which an REO property is marketed.       (115)2       (116) No commas(,) or
                                                                                                                  dollar signs ($)

(117) LIST_DATE                    (118) The date an REO property is listed at a particular    (119)        (120) MM/DD/YYYY
                                         price.
(121) OFFER_AMT                    (122) The dollar value of an offer for an REO property.     (123)2       (124) No commas(,) or
                                                                                                                  dollar signs ($)
(125) OFFER_DATE_TIME              (126) The date an offer is received by DA Admin or by the   (127)        (128) MM/DD/YYYY
                                         Servicer.
(129) REO_CLOSING_DATE             (130) The date the REO sale of the property is scheduled    (131)        (132) MM/DD/YYYY
                                         to close.
(133) REO_ACTUAL_CLOSING_DATE      (134) Actual Date Of REO Sale                               (135)        (136) MM/DD/YYYY
(137) OCCUPANT_CODE                (138) Classification of how the property is occupied.       (139)        (140)
(141) PROP_CONDITION_CODE          (142) A code that indicates the condition of the property.  (143)        (144)
(145) PROP_INSPECTION_DATE         (146) The date a property inspection is performed.          (147)        (148) MM/DD/YYYY
(149) APPRAISAL_DATE               (150) The date the appraisal was done.                      (151)        (152) MM/DD/YYYY
(153) CURR_PROP_VAL                (154) The current "as is" value of the property based on    (155)2       (156)
                                         brokers price opinion or appraisal.
(157) IF APPLICABLE:               (158)                                                       (159)        (160)
(161) DELINQ_STATUS_CODE           (162) FNMA Code Describing Status of Loan                   (163)        (164)
(165) DELINQ_REASON_CODE           (166) The circumstances which caused a borrower to stop     (167)        (168)
                                         paying on a loan.  Code indicates the
                                         reason why the loan is in default for this
                                         cycle.
(169) MI_CLAIM_FILED_DATE          (170) Date Mortgage Insurance Claim Was Filed With          (171)        (172) MM/DD/YYYY
                                         Mortgage Insurance Company.
(173) MI_CLAIM_AMT                 (174) Amount of Mortgage Insurance Claim Filed              (175)        (176) No commas(,) or
                                                                                                                  dollar signs ($)

(177) MI_CLAIM_PAID_DATE           (178) Date Mortgage Insurance Company Disbursed Claim       (179)        (180) MM/DD/YYYY
                                         Payment
(181) MI_CLAIM_AMT_PAID            (182) Amount Mortgage Insurance Company Paid On Claim       (183)2       (184) No commas(,) or
                                                                                                                  dollar signs ($)
(185) POOL_CLAIM_FILED_DATE        (186) Date Claim Was Filed With Pool Insurance Company      (187)        (188) MM/DD/YYYY
(189) POOL_CLAIM_AMT               (190) Amount of Claim Filed With Pool Insurance Company     (191)2       (192) No commas(,) or
                                                                                                                  dollar signs ($)
(193) POOL_CLAIM_PAID_DATE         (194) Date Claim Was Settled and The Check Was Issued By    (195)        (196) MM/DD/YYYY
                                         The Pool Insurer
(197) POOL_CLAIM_AMT_PAID          (198) Amount Paid On Claim By Pool Insurance Company        (199)2       (200) No commas(,) or
                                                                                                                  dollar signs ($)
(201) FHA_PART_A_CLAIM_FILED_DATE  (202) Date FHA Part A Claim Was Filed With HUD              (203)        (204) MM/DD/YYYY
(205) FHA_PART_A_CLAIM_AMT         (206) Amount of FHA Part A Claim Filed                      (207)2       (208) No commas(,) or
                                                                                                                  dollar signs ($)
(209) FHA_PART_A_CLAIM_PAID_DATE   (210) Date HUD Disbursed Part A Claim Payment               (211)        (212) MM/DD/YYYY
(213) FHA_PART_A_CLAIM_PAID_AMT    (214) Amount HUD Paid on Part A Claim                       (215)2       (216) No commas(,) or
                                                                                                                  dollar signs ($)
(217) FHA_PART_B_CLAIM_FILED_DATE  (218) Date FHA Part B Claim Was Filed With HUD              (219)        (220) MM/DD/YYYY
(221) FHA_PART_B_CLAIM_AMT         (222) Amount of FHA Part B Claim Filed                      (223)2       (224) No commas(,) or
                                                                                                                  dollar signs ($)
(225) FHA_PART_B_CLAIM_PAID_DATE   (226) Date HUD Disbursed Part B Claim Payment               (227)        (228) MM/DD/YYYY
(229) FHA_PART_B_CLAIM_PAID_AMT    (230) Amount HUD Paid on Part B Claim                       (231)2       (232) No commas(,) or
                                                                                                                  dollar signs ($)

(233) VA_CLAIM_FILED_DATE          (234) Date VA Claim Was Filed With the Veterans Admin       (235)        (236) MM/DD/YYYY
(237) VA_CLAIM_PAID_DATE           (238) Date Veterans Admin.  Disbursed VA Claim Payment      (239)        (240) MM/DD/YYYY
(241) VA_CLAIM_PAID_AMT            (242) Amount Veterans Admin.  Paid on VA Claim              (243)2       (244) No commas(,) or
                                                                                                                  dollar signs ($)

STANDARD FILE CODES - DELINQUENCY REPORTING

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:
ASUM - Approved Assumption
BAP - Borrower Assistance Program
CO - Charge Off
DIL - Deed-in-Lieu
FFA - Formal Forbearance Agreement
MOD - Loan Modification
PRE - Pre-Sale
SS - Short Sale
MISC - Anything else approved by the PMI or Pool Insurer

NOTE: LaSalle Bank National Association will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply LaSalle Bank National Association with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:
Mortgagor
Tenant
Unknown
Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:
Damaged
Excellent
Fair
Gone
Good
Poor
Special Hazard
Unknown

                                    EXHIBIT W

                         MOODY'S MORTGAGE LOAN DATA FILE

Field Name   Start   Width        Format
----------   -----   -----   ----------------
LOAN NUM        1       10   00
ALT NUM        11       11   00
NEXT DUE       22        8   yyyymmdd
PMT            30       12   00.00
RTE            42       10   eg .075
BEG BAL        52       12   00.00
SCHED PRIN     64       12   00.00
CURTAIL        76       12   00.00
LIQUID         88       12   00.00
END BAL       100       12   00.00
SCHED INT     112       12   00.00
NET INT       124       12   00.00
NEG AM        136       12   00.00
NEXT RATE     160       10   eg .075
PREPAY DAT    170        8   yyyymmdd
STATUS        178        4   1=Fc 2=Bk, 3=REO
DEALID        182       10
LOSS          192       12   00.00
MOD           204        1   Y                  (Modification)

                                   SCHEDULE X

                     Item on Form 8-K                        Party Responsible
----------------------------------------------------------   -----------------
*Item 1.01- Entry into a Material Definitive Agreement       All parties
*Item 1.02- Termination of a Material Definitive Agreement   All parties
Item 1.03- Bankruptcy or Receivership                        Depositor
Item 2.04- Triggering Events that Accelerate or Increase a   Depositor
Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement
*Item 3.03- Material Modification to Rights of Security      Trustee
Holders
Item 5.03- Amendments of Articles of Incorporation or        Depositor
Bylaws; Change of Fiscal Year
Item 6.01- ABS Informational and Computational Material      Depositor
*Item 6.02- Change of Servicer or Trustee                    Servicer/Trustee
*Item 6.03- Change in Credit Enhancement or External         Depositor/Trustee
Support
*Item 6.04- Failure to Make a Required Distribution          Trustee
Item 6.05- Securities Act Updating Disclosure                Depositor
Item 7.01- Reg FD Disclosure                                 Depositor
Item 8.01                                                    Depositor
Item 9.01                                                    Depositor

                                   SCHEDULE Y

                  Item on Form 10-D                                      Party Responsible
-----------------------------------------------------   ---------------------------------------------------
Item 1: Distribution and Pool Performance Information   Trustee and Servicer (with respect to underlying
Plus any information required by 1121 which is NOT      Mortgage Loan data)
included on the monthly statement to
Certificateholders                                      Servicer and Trustee (to the extent required by
                                                        Regulation AB)
Item 2: Legal Proceedings per Item 1117 of              All parties to the Pooling and Servicing Agreement
Regulation AB                                           (as to themselves), the Depositor/Trustee/Servicer
                                                        (to the extent known) as to the Issuing entity, the
                                                        Sponsor, 1106(b) originator, any 1100(d)(1) party
Item 3:  Sale of Securities and Use of Proceeds         Depositor
Item 4:  Defaults Upon Senior Securities                Trustee
Item 5:  Submission of Matters to a Vote of Security    Trustee
Holders
Item 6:  Significant Obligors of Pool Assets            Depositor/Sponsor/Mortgage Loan Seller/ Servicer
Item 7:  Significant Enhancement Provider Information   Depositor/Sponsor
Item 8:  Other Information                              All parties to the Pooling and Servicing Agreement
                                                        (as to themselves) responsible for disclosure items
                                                        on Form 8-K
Item 9:  Exhibits                                       Trustee

                                   SCHEDULE Z

                    Item on Form 10-K                                          Party Responsible
---------------------------------------------------------   ------------------------------------------------------
Item 1B: Unresolved Staff Comments                          Depositor
*Item 9B:  Other Information                                Trustee and any other party responsible for disclosure
                                                            items on Form 8-K
*Item 15:  Exhibits, Financial Statement Schedules          Trustee/Servicer/subservicers/Depositor
*Additional Item:                                           All parties to the Pooling and Servicing Agreement (as
                                                            to themselves), the Depositor/Trustee/Servicer (to the
Disclosure per Item 1117 of Regulation AB                   extent known) as to the Issuing Entity, the Sponsor,
                                                            1106(b) originator, any 1100(d)(1) party
*Additional Item:                                           All parties to the Pooling and Servicing Agreement,
Disclosure per Item 1119 of Regulation AB                   the Sponsor, originator, significant obligor,
                                                            enhancement or support provider
Additional Item:                                            Depositor/Sponsor/Mortgage Loan Seller/Servicer
Disclosure per Item 1112(b) of Regulation AB
Additional Item:                                            Depositor/Sponsor
Disclosure per Items 1114(b) and 1115(b) of Regulation AB


                                       Z-1